AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1 , 2012

REGISTRATION NO. 333-180779

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

PRE-EFFECTIVE AMENDMENT NO.  4 TO

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MORGAN STANLEY CAPITAL I INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

13-3291626
(I.R.S. Employer Identification Number)

1585 Broadway
New York, New York 10036
(212) 761-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven S. Stern, President
Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York 10036
(212) 761-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

James Y. Lee, Executive Director Morgan Stanley & Co. LLC 1221 Avenue of the Americas, 34th Floor New York, New York 10020 Tel: (212) 762-6148	Kevin C. Blauch, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Tel: (212) 839-5548

From time to time on or after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(1)
Commercial Mortgage-Backed Securities	$1,000,000.00	100%	$1,000,000.00	$114.60

(1)	This Registration Statement relates to the offering from time to time of $1,000,000 aggregate principal amount of Mortgage Pass-Through Certificates.

(2)	Estimated for the purpose of calculating the registration fee.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED __________, ____ PROSPECTUS SUPPLEMENT
(To Prospectus dated _____, 201_)
$[_____](Approximate)
Morgan Stanley Capital I Trust 201_-__
as Issuing Entity
Morgan Stanley Capital I Inc.
as Depositor
Morgan Stanley Mortgage Capital Holdings LLC
[Additional Sponsors or Mortgage Loan Sellers]
as Sponsor[s]and/or Mortgage Loan Seller[s]

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 201_-__

Morgan Stanley Capital I Inc. is offering selected classes of its Series 201_-__ Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the issuing entity.  The issuing entity’s primary assets will be ___ [fixed rate] [adjustable rate] mortgage loans secured by [first liens, junior liens or first and junior] liens on ___ [multifamily] [commercial] properties, [commercial mortgage pass-through certificates, commercial mortgage-backed securities [and] [direct obligations of the United States or other governmental agencies].  Distributions on the certificates will be made on the__ day of each month, commencing _____, 201_ in accordance with the priorities described in this prospectus supplement under “Description of the Offered Certificates—Distributions.”  [Morgan Stanley Capital Services Inc.] [Name of Swap Counterparty] will provide an interest rate swap agreement with respect to the Class [A-3-1FL] certificates as described in this prospectus supplement under “Description of the Swap Contract.”  [Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] will provide an [identify credit enhancement, liquidity support or derivatives instrument] with respect to the Class [___] certificates, as described in this prospectus supplement under “Description of the [identify credit enhancement, liquidity support or derivatives instrument].”  Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Subordination; Allocation of Losses and Certain Expenses.”  The Series 201_-___ certificates represent interests in the issuing entity only and are not interests in or obligations of the depositor, the sponsor[s], the mortgage loan seller[s], or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.  The depositor will not list the certificates on any national securities exchange or any automated quotation system of any registered securities association, such as NASDAQ.

Investing in the certificates offered to you involves risks.  See “Risk Factors” beginning on page S-[●] of this prospectus supplement and page [●] of the accompanying prospectus.

Characteristics of the certificates offered to you include:
Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description(2)	Ratings(3) (_____/_____)
Class [A-1]			Fixed
Class [A-1A]			WAC Cap
Class [A-2]			Fixed
Class [A-3-1FL]			Floating
Class [A-3-1]			WAC Cap
Class [A-3-2]			WAC Cap
Class [A-AB]			WAC Cap
Class [A-4A]			WAC Cap
Class [A-4B]			WAC Cap
Class [X-2]			Variable IO
Class [A-J]			WAC
Class [B]			WAC
Class [C]			WAC
Class [D]			WAC
[Class [W]]			[____]%

(1)  The certificate balances are approximate and may vary by up to 5%.
(2)  For a more detailed description of the pass-through rates with respect to the offered certificates, see “Summary of Prospectus Supplement—Offered Certificates—Pass-Through Rates” in this prospectus supplement.
(3)  The ratings of the Class [A-3-1FL] certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a fixed rate.  See “Ratings” in this prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, _____ and _____, the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale.  The underwriters expect to deliver the certificates to purchasers on or about _____, 201_.  Morgan Stanley Capital I Inc. expects to receive from this offering approximately $_____, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Capital I Inc.

MORGAN STANLEY
[_____], 201__

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the certificates offered to you is contained in two (2) separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.  You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

The appendices attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this prospectus supplement, the terms “depositor,” “we,” “our” and “us” refer to Morgan Stanley Capital I Inc.

Until 90 days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

EXECUTIVE SUMMARY	S-5
SUMMARY OF PROSPECTUS SUPPLEMENT	S-8
RISK FACTORS	S-41
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT	S-85
FORWARD LOOKING STATEMENTS	S-85
TRANSACTION PARTIES	S-86
The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]	S-86
Morgan Stanley Mortgage Capital Holdings LLC.	S-86
[Name of Other Sponsor[s]]	S-95
[Additional Sellers]	S-95
Additional Originators	S-95
The Depositor	S-95
The Issuing Entity	S-95
The Trustee	S-97
Duties of the Trustee	S-97
Matters Regarding the Trustee	S-97
Resignation and Removal of the Trustee	S-98
Trustee Compensation	S-98
[The Paying Agent, Certificate Registrar and Authenticating Agent	S-98
The Fiscal Agent	S-98
Master Servicers	S-99
Primary Servicers	S-100
[Affiliated Sub-Servicers	S-100
[Significant Sub-Servicers	S-100
The Special Servicers	S-101
Special Servicers	S-101
[Certain Legal Proceedings]	S-101
[Certain Relationships and Related Transactions]	S-102
DESCRIPTION OF THE OFFERED CERTIFICATES	S-102
General	S-102
Certificate Balances	S-104
Pass-Through Rates	S-105
[Depositable and Exchangeable Certificates]	S-108
[General	S-108
Exchangeable Certificates Distribution Account	S-108
Exchange Examples and Limitations	S-109
Procedures	S-110
Distributions	S-110
General	S-110
The Available Distribution Amount	S-111
Application of the Available Distribution Amount	S-114
[Exchangeable Certificates]	S-119
[The Class [A-3-1FL] Certificates]	S-119
Class [A-AB] Planned Principal Balance	S-120
Distributions of Prepayment Premiums and Yield Maintenance Charges	S-120
Treatment of REO Properties	S-122
Appraisal Reductions	S-122
Subordination; Allocation of Losses and Certain Expenses	S-122
Prepayment Interest Shortfalls and Prepayment Interest Excesses	S-124
Optional Termination	S-124
Advances	S-125
P&I Advances	S-125
Servicing Advances	S-126
Reimbursement of Advances	S-127
Nonrecoverable Advances	S-127
Reports to Certificateholders; Available Information	S-128
Paying Agent Reports	S-128
Other Information	S-131
Book-Entry Certificates	S-132
Example of Distributions	S-132
Expected Final Distribution Date; Rated Final Distribution Date	S-133
Amendments to the Pooling and Servicing Agreement	S-133
[DESCRIPTION OF THE SWAP CONTRACT]	S-135
[General	S-135
The Swap Contract	S-136
Significance Percentage	S-138
Termination Payments	S-138
The Swap Counterparty	S-138
[THE CREDIT ENHANCEMENT, LIQUIDITY SUPPORT OR DERIVATIVES INSTRUMENT].	S-139
The Counterparty	S-139
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	S-139
General	S-139
Pass-Through Rates	S-140
Rate and Timing of Principal Payments	S-140
Unpaid Distributable Certificate Interest	S-142
Losses and Shortfalls	S-142
Relevant Factors	S-143
Weighted Average Life	S-143

Class [X-2] Certificates	S-144
DESCRIPTION OF THE MORTGAGE POOL	S-147
General	S-147
[The Commercial Mortgage Backed Securities (CMBS)]	S-148
[The Index]	S-148
Material Terms and Characteristics of the Mortgage Loans	S-149
Mortgage Rates; Calculations of Interest	S-149
Property Types	S-150
Property Location	S-151
Due Dates	S-151
Amortization	S-152
Prepayment Restrictions	S-152
Non-Recourse Obligations	S-154
“Due-on-Sale” and “Due-on-Encumbrance” Provisions	S-154
Subordinate and Other Financing	S-155
Loan Purpose	S-156
Additional Collateral	S-156
[Modified and Refinanced Mortgage Loans]	S-156
[Mortgaged Properties with Limited or No Operating History]	S-157
[Mortgage Loans with Material Lease Termination Options]	S-157
[The ARD Loans]	S-157
Assessments of Property Value and Condition	S-157
Appraisals	S-157
Environmental Assessments	S-158
Property Condition Assessments	S-158
Seismic Review Process	S-159
Zoning and Building Code Compliance	S-159
Additional Mortgage Loan Information	S-159
Standard Hazard Insurance	S-161
Significant Obligors	S-162
Sale of the Mortgage Loans	S-162
Representations and Warranties	S-162
Repurchases and Other Remedies	S-164
Changes In Mortgage Pool Characteristics	S-165
SERVICING OF THE MORTGAGE LOANS	S-166
General	S-166
Master Servicer Compensation	S-167
Servicer Termination Events	S-168
Special Servicer Compensation	S-169
Termination of Special Servicer	S-170
The Operating Adviser	S-170
Mortgage Loan Modifications	S-171
Sale of Defaulted Mortgage Loans	S-172
Foreclosures	S-173
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-174
General	S-174
Original Issue Discount and Premium	S-175
[Taxation of the Swap Contract]	S-176
[Taxation of the Exchangeable Certificates]	S-177
Additional Considerations	S-177
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS IN [STATE]	S-178
CERTAIN ERISA CONSIDERATIONS	S-178
Plan Assets	S-178
Special Exemption Applicable to the Offered Certificates	S-179
Insurance Company General Accounts	S-181
General Investment Considerations	S-181
LEGAL INVESTMENT	S-181
USE OF PROCEEDS	S-182
PLAN OF DISTRIBUTION	S-183
LEGAL MATTERS	S-184
RATINGS	S-184
GLOSSARY OF TERMS	S-186

EXECUTIVE SUMMARY

This Executive Summary highlights selected information regarding the Series 201_-__ certificates.  It does not contain all of the information you need to consider in making your investment decision.  To understand all of the terms of this offering and the underlying mortgage loans, you should read this entire prospectus supplement and the accompanying prospectus carefully.

Certificate Structure

Class	Approximate Credit Support	Approximate Initial Certificate Balance or Notional Amount	Approximate Initial Pass-Through Rate	Ratings (_____/ _____)	Approximate Percent of Total Certificates	Weighted Average Life (Yrs.)	Principal Window (months)
Offered Certificates
Class [A-1]
Class [A-1A]
Class [A-2]
Class [A-3-1FL]
Class [A-3-1]
Class [A-3-2]
Class [A-AB]
Class [A-4A]
Class [A-4B]
Class [X-2]
Class [A-J]
Class [B]
Class [C]
Class [D]
[Class [W]]
Non-Offered Certificates
Class [E]
Class [F]
Class [G]
Class [H]
Class [J]-[P]
Class [X-1]
Class [X-Y]

When reviewing the table above entitled “Certificate Structure”, please note the following:

•
The notional amount of the Class [X-1] certificates initially will be $_____, the notional amount of the Class [X-2] certificates initially will be $_____ and the notional amount of the Class [X-Y] certificates initially will be $_____.

•
The percentages indicated under the column “Approximate Credit Support” with respect to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] certificates represent the approximate credit support for the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] certificates in the aggregate.  Additionally, the credit support percentage set forth above for the Class [A-4A] certificates reflects the credit support provided by the Class [A-4B] certificates.  References in this prospectus supplement to the Class [A-4] certificates mean the Class [A-4A] certificates and the Class [A-4B] certificates in the aggregate.

•
We refer to the classes of Series 201_-__ certificates with certificate balances as the “principal balance certificates”.  The initial certificate balance of any class of principal balance certificates may vary by up to 5%.

•
[The Class [W] certificates (which are referred to herein as the “exchangeable certificates”) are exchangeable for the Class [_] and Class [_] certificates, and the Class [_] and Class [_] certificates (which are collectively referred to herein as the “depositable certificates”) are exchangeable for the Class [W] certificates, in each case in the proportions set forth on Appendix VII to this prospectus supplement and in the manner described under “Description of the Offered Certificates—Depositable and Exchangeable Certificates” in this prospectus supplement. See also “Risk Factors—The Depositable Certificates and the Exchangeable Certificates Are Subject to Additional Risks.”  [On the closing date, the aggregate outstanding [certificate balance][notional amount] of the Class [W] certificates will be $0.][On the closing date, the aggregate  outstanding [certificate balance][notional amount] of the Class [W] certificates will be $[_____].]  The maximum aggregate [certificate balance][notional amount] of the Class [W] certificates is set forth in the table but is not included in the aggregate [certificate balance][notional amount] of the certificates set forth on the cover page of this prospectus supplement.  On the closing date, the aggregate outstanding [certificate balance][notional amount] of the Class [_] and Class [_] certificates will be $[_____] and $[_____], respectively. The maximum aggregate [certificate balance][notional amount] of each of the Class [_] and Class [_] certificates is set forth in the table and is included in the aggregate [certificate balance][notional amount] of the certificates set forth on the cover page of this prospectus supplement.]

•
None of the Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O], Class [P], Class [X-1] or Class [X-Y] certificates are offered pursuant to this prospectus supplement.  We sometimes refer to these certificates collectively as the “privately offered certificates.”  We also refer to the Class [X-1] and the Class [X-Y] certificates as the “privately offered Class X certificates,” which together with the Class [X-2] certificates, we refer to as the “Class X certificates.”

•
The pass-through rate on the Class [A-3-1FL] certificates will be a floating rate based on [one-month LIBOR] + __% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial interest accrual period) subject to the limitations described in this prospectus supplement.

•
The ratings of the Class [A-3-1FL] certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a fixed rate.  See “Ratings” in this prospectus supplement.

•
The initial LIBOR (which will be an interpolated rate based on a [one-month LIBOR]) will be determined two banking days before the Closing Date.  Under certain circumstances described in this prospectus supplement, the interest rate for the Class [A-3-1FL] certificates may convert from a [one-month LIBOR] based rate to a rate equal to the lesser of __% per annum and the weighted average net mortgage rate.  See “Description of the Swap Contract—The Swap Contract” in this prospectus supplement.

•
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence.  The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans; (iii) payment in full on the “anticipated repayment date,” or stated maturity date of each mortgage loan and (iv) a 0% CPR.  See the assumptions set forth under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and under “Structuring Assumptions” in the “Glossary of Terms.”

•
For purposes of making distributions to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] certificates and the Class [A-3-1FL] regular interest, the pool of mortgage loans will be deemed to consist of two distinct loan groups, referred to as “loan group 1” and “loan group 2”.

•
Loan group 1 will consist of __ mortgage loans, representing approximately __% of the initial outstanding pool balance.  Loan group 2 will consist of __ mortgage loans, representing approximately __% of the initial outstanding pool balance, and approximately __% of the principal balance of all the mortgage loans secured by multifamily properties.

•
So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [X-1], Class [X-2] and Class [X-Y] certificates and Class [A-3-1FL] regular interest, interest distributions on the Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] certificates and Class [A-3-1FL] regular interest will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class [A-1A] certificates will be based upon amounts available relating to mortgage loans in loan group 2, and interest distributions on the Class [X-1], Class [X-2] and Class [X-Y] certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool.  However, if on any distribution date, funds are insufficient to make distributions of all interest on such distribution date to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4], Class [X-1], Class [X-2] and Class [X-Y] certificates and Class [A-3-1FL] regular interest, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for such distribution date, without regard to loan group, provided that interest distributed to the Class [A-4] certificates will be applied first to the Class [A-4A] certificates up to their interest entitlement and then to the Class [A-4B] certificates up to their interest entitlement.

•
Generally, the Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] certificates and Class [A-3-1FL] regular interest will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class [A-1A] certificates has been reduced to zero, and the Class [A-1A] certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class [A-4B] certificates has been reduced to zero.  However, on and after any distribution date on which the certificate principal balances of the Class [A-J] through Class [P] certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] certificates and Class [A-3-1FL] regular interest, pro rata, provided that distributions of principal to the Class [A-4] certificates will first be applied to the Class [A-4A] certificates until reduced to zero and then to the Class [A-4B] certificates until reduced to zero.

•
The Class [A-3-1FL] certificates will represent an undivided beneficial interest in a grantor trust for federal income tax purposes, which grantor trust is comprised of a swap contract, the related floating rate account and the Class [A-3-1FL] regular interest.  See “Description of the Swap Contract” and “Material Federal Income Tax Consequences” in this prospectus supplement.

•
The Class [EI] certificates represent beneficial ownership of certain excess interest in respect of mortgage loans having a hyper-amortization feature.  These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

•
The Class [R-I], Class [R-II] and Class [R-III] certificates also represent ownership interests in the trust.  These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

•	It is a condition to the issuance of the Series 201_-__ certificates offered to you that those Series 201_-__ certificates receive the ratings set forth above.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement.  It does not contain all of the information you need to consider in making your investment decision.  To understand all of the terms of the certificates offered pursuant to this prospectus supplement, which we generally refer to as the “offered certificates,” you should read this entire document and the accompanying prospectus carefully.

What You Will Own

General	Your certificates (along with the privately offered certificates) will represent beneficial interests in a trust created by Morgan Stanley Capital I Inc. on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust’s assets will primarily consist of:

	•	[ ] [fixed rate] [adjustable rate] mortgage loans secured by [first liens, junior liens or first and junior] liens on [__] [multifamily] [and] [__] [commercial] properties;

	•	[commercial mortgage pass-through certificates];

	•	[commercial mortgage-backed securities;]

	•	[direct obligations of the United States or other governmental agencies; and]

	•	[with respect to the Class [A-3-1FL] certificates, a swap contract with _____.]

[__% of the principal balance of the initial assets of the trust consists of commercial and multifamily mortgage loans, __% consists of commercial mortgage pass-through certificates, __% consists of commercial mortgage-backed securities and __% consists of direct obligations of the United States or other governmental agencies.]

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 201_-__.

Mortgage Pool
The mortgage pool consists of __ mortgage loans with an aggregate principal balance of all mortgage loans as of [insert Cut-off Date], of approximately $_____, which may vary by up to 5%.  Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly.  [For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.]

As of _____, 201__, the balances of the mortgage loans in the mortgage pool ranged from approximately $_____ to approximately $_____ and the mortgage loans had an approximate average balance of $_____.

For purposes of calculating distributions on certain classes of the Series 201_-__ certificates, the mortgage loans backing the offered certificates will be divided into a loan group 1 and a loan group 2.

Loan group 1 will consist of all of the mortgage loans that are secured by property types other than multifamily, together with __ mortgage loans secured by multifamily properties.  Loan group 1 will consist of __mortgage loans, with an initial outstanding loan group 1 balance of $_____, which may vary up to 5%.  Loan group 1 represents approximately __% of the initial outstanding pool balance.

Loan group 2 will consist of __ of the mortgage loans that are secured by multifamily properties and have an initial outstanding loan group 2 balance of $_____. Loan group 2 represents approximately __% of the initial outstanding pool balance and approximately __% of the principal balance of all the mortgage loans secured by multifamily properties.

As of _____, 201__, the balances of the mortgage loans in loan group 1 ranged from approximately $_____ to approximately $_____ and the mortgage loans in loan group 1 had an approximate average balance of $_____. As of _____, 201__, the balances of the mortgage loans in loan group 2 ranged from approximately $_____ to approximately $_____ and the mortgage loans in loan group 2 had an approximate average balance of $_____.

Relevant Parties, Dates and Periods

Issuing Entity
Morgan Stanley Capital I Trust 201_-__, a New York common law trust, will issue the Series 201_-__ certificates.  The trust will be formed pursuant to the pooling and servicing agreement among the depositor, the master servicer[s], the special servicer[s], the trustee, the paying agent and the fiscal agent.  See “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor
Morgan Stanley Capital I Inc., a Delaware corporation, is the depositor.  As depositor, Morgan Stanley Capital I Inc. will acquire the mortgage loans from the mortgage loan seller[s] and deposit them into the trust.  Morgan Stanley Capital I Inc. is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, [a] [the] sponsor of this transaction and a mortgage loan seller, and Morgan Stanley & Co. LLC, one of the underwriters [and of Morgan Stanley Capital Services Inc., the swap counterparty].  The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000.  See “Transaction Parties—The Depositor” in this prospectus supplement.

Master Servicers
__________, a __________ will act as master servicer with respect to all of the mortgage loans in the trust other than the mortgage loans sold to us by _____.  __________, a __________ will act as master servicer with respect to the mortgage loans sold to us by it.  See “Servicing of the Mortgage Loans—General” and “Transaction Parties—Master Servicers” in this prospectus supplement.  Each master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers, its related mortgage loans:  (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out.  In addition, the master servicer will be the primary party responsible for making principal and interest advances and servicing advances under the pooling and servicing agreement.

The master servicing fee is an amount equal to, with respect to any mortgage loan for any month, an interest strip at the per annum master servicing fee rate for the applicable master servicer, determined in the same manner and on the same balance as interest at the applicable mortgage rate is determined for that mortgage loan for such month. The master servicing fee rate for [name of master servicer] is __% per annum and for [name of other master servicer] is __% per annum. [The][A] master servicer’s right to receive master servicing fees for any mortgage loan out of related interest collections are senior to the right of the holders of the Series 201_-__ certificates to receive payments on their certificates. In addition, each master servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as additional servicing compensation.

Primary Servicer[s]
__________, a __________, will act as primary servicer with respect to those mortgage loans sold to us by __________.  __________, a __________, will act as primary servicer with respect to those mortgage loans sold to us by __________.  See “Servicing of the Mortgage Loans—General” and “Transaction Parties—Primary Servicers” in this prospectus supplement.  The master servicer will pay the fees of its related primary servicer or servicers.

[Affiliated Sub-Servicers	Each of the following entities will be or is expected to be a sub-servicer of mortgage loans and is affiliated with us, one of the sponsors, one of the [other] mortgage loan sellers or one of the underwriters:

	Sub-Servicer	Number of Mortgage Loans	% of Initial Mortgage Pool Balance	Affiliate
1.
2.
3.
4.

The master servicer will pay the fees of each sub-servicer.

See “Transaction Parties—Affiliated Sub-Servicers” in this prospectus supplement.]

[Significant Sub-Servicers	Each of the following entities will be or is expected to be a sub-servicer of 10% or more of the initial aggregate principal balance of the mortgage loans:

	Sub-Servicer	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
1.
2.
3.
4.

The master servicer will pay the fees of each sub-servicer.

See “Transaction Parties—Significant Sub-Servicers” in this prospectus supplement.]

Special Servicers
__________, a __________ will act as general special servicer with respect to all of the mortgage loans in the trust [other than the residential cooperative mortgage loans].  __________, a __________ will act as special servicer with respect to the [residential cooperative mortgage loans].  Generally, a special servicer will service a mortgage loan, as applicable, upon the occurrence of certain events that cause that mortgage loan to become a “specially serviced mortgage loan.”  The special servicer’s principal compensation for its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.  See “Servicing of the Mortgage Loans—General” and “Transaction Parties—The Special Servicers” in this prospectus supplement.

The special servicing fee is an amount equal to, with respect to any specially serviced mortgage loan for any month, an interest strip at [__]% per annum, determined in the same manner and on the same balance as interest at the applicable mortgage rate is determined for that specially serviced mortgage loan for such month. Special servicing fees are payable out of general collections on the mortgage pool prior to distributions on the Series 201_-__ certificates.

The liquidation fee means, generally, __% of the liquidation proceeds received in connection with a full or partial liquidation of a specially serviced mortgage loan or related mortgaged property and/or any condemnation proceeds or insurance proceeds received by the trust (other than liquidation proceeds received in connection with a repurchase by a mortgage loan seller or purchase by a mezzanine or subordinate lender within certain time periods specified in this prospectus supplement).

The workout fee is a fee payable with respect to any rehabilitated mortgage loan (which means a specially serviced mortgage loan as to which three consecutive scheduled payments have been made, there is no other event causing it to constitute a specially serviced mortgage loan, and certain other conditions have been met) equal to __% of the amount of each collection of interest and principal received on such mortgage loan.

Liquidation fees and workout fees are payable out of collections on the related mortgage loan prior to distributions on the Series 201_-__ certificates.

In addition, each special servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as additional servicing compensation.

Trustee	__________, a __________ will act as trustee of the trust on behalf of the Series 201__-__ certificateholders. See “Transaction Parties—The Trustee” in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust.

The trustee fee is an amount equal to, for any month, an interest strip at [__]% per annum accrued on the aggregate scheduled principal balance of the mortgage pool on the basis of [a 360-day year consisting of 12 30-day months].  Trustee fees are payable out of general collections on the mortgage pool prior to distributions on the Series 201_-__ certificates.

Paying Agent
__________ will act as the paying agent, certificate registrar and authenticating agent for the Series 201_-__ certificates.  See “Transaction Parties—The Paying Agent, Certificate Registrar and Authenticating Agent” in this prospectus supplement.

Fiscal Agent	[Upon initial issuance of the certificates, _________ will act as fiscal agent. The fiscal agent will be responsible for back-up advancing if the trustee fails to perform its back-up advancing obligations. See “Transaction Parties—The Trustee” and “—The Fiscal Agent” in this prospectus supplement.]

Operating Adviser
The holders of the Series 201_-__ certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of Series 201_-__ certificates (other than the Class [X-1], Class [X-2], Class [X-Y], Class [EI], Class [R-I], Class [R-II] and Class [R-III] certificates) outstanding at any time of determination, or, if the certificate balance of that class of Series 201_-__ certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of Series 201_-__ certificates (other than the Class [X-1], Class [X-2], Class [X-Y], Class [EI], Class [R-I], Class [R-II] and Class [R-III] certificates), may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement.  The initial operating adviser will be __________, an affiliate of __________, the initial general special servicer. [Note:  include description of trust advisor and related responsibilities, if applicable]

Sponsor[s]
Morgan Stanley Mortgage Capital Holdings LLC (successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.), a limited liability company organized under the laws of the State of Delaware, is [a] [the] sponsor of this transaction.  As sponsor, Morgan Stanley Mortgage Capital Holdings LLC organized and initiated the issuance of the Series 201_-__ certificates and will sell mortgage loans to the depositor.  The depositor will transfer the mortgage loans to the trust, and the trust will then issue the Series 201_-__ certificates.  Morgan Stanley Mortgage Capital Holdings LLC is an affiliate of the depositor and Morgan Stanley & Co. LLC, one of the underwriters [and of Morgan Stanley Capital Services Inc., the swap counterparty].  See “Transaction Parties—The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]” in this prospectus supplement and “The Sponsor” in the prospectus.

[Insert additional sponsors, if any]

Mortgage Loan Seller[s]
Morgan Stanley Mortgage Capital Holdings LLC will sell us __ mortgage loans (which include __ mortgage loans in loan group 1 and __ mortgage loans in loan group 2), representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance and __% of the initial outstanding loan group 2 balance).  See “Transaction Parties—The Sponsor[s],

Mortgage Loan Seller[s] and Originator[s]” in this prospectus supplement.

[Name of additional mortgage loan seller] will sell us __ mortgage loans (which include __ mortgage loans in loan group 1 and __ mortgage loans in loan group 2), representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance and __% of the initial outstanding loan group 2 balance).]

[Insert additional mortgage loan sellers, if any.]

Originator[s]	Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller[; except that ___% of the loans as to which ___ is acting as mortgage loan seller were originated by ___ and acquired from __ by such mortgage loan seller.] Morgan Stanley Mortgage Capital Holdings LLC and ____ each originated more than 10% of the mortgage loans in the trust fund. See “Transaction Parties—The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]” in this prospectus supplement.

[Significant Obligors]
The borrowers related to the mortgage loans identified on Appendix I to this prospectus supplement as ____________, _____________ and ____________, [are affiliated and] represent [__]% of the initial mortgage pool balance.  See “Description of the Mortgage Pool—[Significant Obligors]” in this prospectus supplement.

The mortgaged properties related to the underlying mortgage loans identified on Appendix I to this prospectus supplement as ____________, _____________ and ____________, [are related and] represent [__]% of the initial mortgage pool balance. See “Description of the Mortgage Pool—[Significant Obligors]” in this prospectus supplement.

Certain of the lessees occupying all or a portion of the mortgaged properties related to the underlying mortgage loans identified on Appendix I to this prospectus supplement as ____________, _____________ and ____________, [are affiliated and] and represent [__]% of the [cash flow of the] initial mortgage pool. See “Description of the Mortgage Pool—[Significant Obligors]” in this prospectus supplement.

[Swap Counterparty	[Morgan Stanley Capital Services Inc. (“MSCS”), a Delaware corporation. MSCS is an affiliate of the depositor, and of Morgan Stanley Mortgage Capital Holdings LLC, [one of] the sponsor[s], and Morgan Stanley & Co. LLC, one of the underwriters.] [__________, a __________.]

The [Credit Enhancement Facility] [Liquidity Facility]
[Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] will be providing a [identify credit enhancement, liquidity support or derivatives instrument] with respect to the Class _ certificates.  See “[The Credit Enhancement, Liquidity Support Or Derivatives Instrument].”

Underwriters	Morgan Stanley & Co. LLC, __________ and __________. Morgan Stanley & Co. LLC is an affiliate of Morgan Stanley Mortgage Capital

Holdings LLC [one of] the sponsor[s], and of the depositor [and of MSCS, the swap counterparty]. [Set forth any other affiliations between an underwriter and other transaction parties.]

Cut-off Date
_____, 201__.  [For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in _____ 201__ with respect to mortgage loans not having payment dates on the first of each month have been deemed received on _____, 201__, not the actual day on which such scheduled payments are due.]

Closing Date	On or about _____, 201__.

Distribution Date	The ___ day of each month, commencing in _____ 201__ (or if such ___ day is not a business day, the next succeeding business day).

Determination Date	With respect to any distribution date, the earlier of (i) the ___ day of the month in which that distribution date occurs (or if such ___ day is not a business day, the next preceding business day), and (ii) the ___ business day prior to that distribution date.

Collection Period
Amounts available for payment on the series 201_-____ certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the mortgage loans during the related collection period.  Each collection period:

• will relate to a particular distribution date;

• will be approximately one month long;

• will begin when the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date; and

• will end at the close of business on the determination date immediately preceding the related distribution date.

Interest Accrual Period	The amount of interest payable with respect to the offered certificates and the class A-3-1FL regular interest on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates (exclusive of the class A-3-1FL certificates) and the class A-3-1FL regular interest for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. The interest accrual period for the class A-3-1FL certificates for any distribution date will be the period from and including the distribution date in the month preceding the month in which the subject distribution date occurs (or, in the case of the first distribution date, from and including the date of initial issuance of the class A-3-1FL certificates) to, but excluding, the subject distribution date; except that, if there is a continuing payment default on the part of the swap counterparty under the related swap contract, or if the related swap contract is terminated and not replaced, then the interest accrual period with respect to the class A-3-1FL certificates for any distribution date will also be the calendar month immediately preceding the month in which that distribution date occurs.

Record Date
With respect to each distribution date, [except in the case of the Class [A-3-1FL] certificates,] the close of business on the [last] business day of the [preceding] calendar month.  [With respect to the [Class A-3-1FL certificates], the day prior to the related distribution date.]

Expected Final Distribution Dates	Class [A-1]

Class [A-1A]

Class [A-2]

Class [A-3-1FL]

Class [A-3-1]

Class [A-3-2]

Class [A-AB]

Class [A-4A]

Class [A-4B]

Class [X-2]

Class [A-J]

Class [B]

Class [C]

Class [D]

[Class [W]]

The expected final distribution date for each class of Series 201_-__ certificates is the date on which such class is expected to be paid in full, or in the case of the Class [X-2] certificates the last interest payment, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the Series 201_-__ certificates and according to the “Structuring Assumptions.” Mortgage loans with anticipated repayment dates are assumed to repay in full on such dates. The actual final distribution date for any class may be earlier or later (and could be substantially later) than the expected final distribution date.

Rated Final Distribution Date	The “rated final distribution date” of each class of the offered certificates will be _____________[, the first distribution date after the [ ]th month following the end of the amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term].

Offered Certificates

General	Morgan Stanley Capital I Inc. is offering the following __ classes of its Series 201_-__ Commercial Mortgage Pass-Through Certificates:

•	Class [A-l]

•	Class [A-1A]

•	Class [A-2]

•	Class [A-3-1FL]

•	Class [A-3-1]

•	Class [A-3-2]

•	Class [A-AB]

•	Class [A-4A]

•	Class [A-4B]

•	Class [X-2]

•	Class [A-J]

•	Class [B]

•	Class [C]

•	Class [D]

•	[Class [W]]

The entire series will consist of a total of __ classes, the following __ of which are not being offered by this prospectus supplement and the accompanying prospectus:  Class [X-1], Class [X-Y], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O], Class [P], Class [EI], Class [R-I], Class [R-II] and Class [R-III].

[The Class [_], Class [_] and Class [W] certificates are offered by this prospectus supplement and the accompanying prospectus and may be exchanged in the proportions described in Appendix VII to this prospectus supplement in the manner described under “Description of the Offered Certificates—Depositable and Exchangeable Certificates” in this prospectus supplement. [On the closing date, the aggregate outstanding [certificate balance][notional amount] of the Class [W] certificates will be $0.][On the closing date, the aggregate outstanding [certificate balance][notional amount] of the Class [W] certificates will be $[_____].] The maximum aggregate [certificate balance][notional amount] of the Class [W] certificates is not included in the aggregate [certificate balance][notional amount] of the certificates set forth on the cover page of this prospectus supplement. On the closing date, the aggregate outstanding [certificate balance][notional amount] of the Class [_] and Class [_] certificates will be $[_____] and $[_____], respectively. The maximum aggregate [certificate balance][notional amount] of each of the Class [_] and Class [_] certificates is included in the aggregate [certificate balance][notional amount] of the certificates set forth on the cover page of this prospectus supplement.]

Certificate Balance	Your Series 201_-__ certificates will have the approximate aggregate initial certificate balance, or with respect to the Class [X-2] certificates, initial notional amount, set forth on the cover page hereof, and this balance may vary by up to 5%.

The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to that class.

The certificate balance of the Class [A-3-1FL] certificates will be equal to the certificate balance of the Class [A-3-1FL] regular interest.

The privately offered Class [X-1] certificates, which are private certificates, and the Class [X-2] certificates will not have certificate balances. Each such class of Series 201_-__ certificates will instead represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount. The notional amount of the Class [X-1] certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than [the Class [W]], Class [X-1], Class [X-2], Class [X-Y], Class [EI], Class [R-I], Class [R-II] and Class [R-III] certificates) outstanding from time to time.

The notional amount of the Class [X-2] certificates at any time on or before the distribution date occurring in __________ will be an amount equal to all or a portion, as applicable, of the then outstanding aggregate balances of the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K] and Class [L] components. After the distribution date occurring in __________, the notional amount of the Class [X-2] certificates will be equal to zero.

The notional amount of the Class [X-Y] certificates, as of any date of determination, will be equal to the then total principal balance of the residential cooperative mortgage loans.

As of any distribution date, the balances of the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K] and Class [L] components used to determine the notional amount of the Class [X-2] certificates will, in each case, generally be equal to the lesser of (i) the certificate balance of the corresponding class of Series 201_-__ certificates as of such date (taking into account any distributions of principal made on, and any realized losses allocated to, such classes of Series 201_-__ certificates) and (ii) the amount specified for such component and such distribution date on Schedule B to this prospectus supplement.

The notional amount of the Class [X-1] certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to any class of Series 201_-__ certificates (other than the Class [X-1], Class [X-2], Class [X-Y], Class [EI], Class [R-I], Class [R-II] and Class [R-III] certificates) outstanding from time to time. The notional amount of the Class [X-2] certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to, any class of Series 201_-__ certificates whose principal balance is, in whole or in part, included in the calculation of the notional amount for the Class [X-2] certificates on such distribution date, as described above, to the extent that such distribution or allocation of losses reduces the principal balance of the subject class of Series 201_-__ certificates to a balance that is lower than the corresponding amount shown on Schedule B to this prospectus supplement.  Holders of the Class [X-2] certificates will not be entitled to distributions of interest at any time following the distribution date occurring in __________.

The notional amount of the Class [X-Y] certificates will be reduced on each distribution date by collections and advances of principal on the residential cooperative mortgage loans previously distributed to the Certificateholders and losses on the residential cooperative mortgage loans previously allocated to the Series 201_-__ certificateholders.

Upon initial issuance, the aggregate notional amount of the Class [X-1] certificates will be $_____, the aggregate notional amount of the Class [X-2] certificates will be $_____ and the aggregate notional amount of the Class [X-Y] certificates will be $_____, in each case, subject to a permitted variance of plus or minus 5%. The notional amount of each Class X certificate is used solely for the purpose of determining the amount of interest to be distributed on such certificate and does not represent the right to receive any distributions of principal.

Pass-Through Rates	Your Series 201_-__ certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rates for each class of offered certificates is set forth on the cover page hereof.

Interest on your Series 201_-__ certificates (other than the Class [A-3-1FL] certificates) and on the Class [A-3-1FL] regular interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis. Interest on the Class [A-3-1FL] certificates will be computed on the basis of the actual number of days elapsed during the related interest accrual period and a 360-day year.

The Class [A-1] and Class [A-2] certificates will accrue interest at a per annum rate equal to the fixed rate shown above. The Class [A-1A] certificates will accrue interest at a per annum rate equal to the lesser of __% and the weighted average net mortgage rate. The Class [A-3-1FL] regular interest will accrue interest at a per annum rate equal to the lesser of __% and the weighted average net mortgage rate. The Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] certificates will accrue interest at a per annum rate equal to the lesser of (a) the weighted average net mortgage rate and (b), __% in the case of the Class [A-3-1] certificates, __% in the case of the Class [A-3-2] certificates, __% in the case of the Class [A-AB] certificates, __% in the case of the Class [A-4A] certificates and __% in the case of the Class [A-4B] certificates.

The Class [A-J] and Class [B] certificates will accrue interest at a per annum rate equal to the weighted average net mortgage rate less __% and __%, respectively. The Class [C] and Class [D] certificates will accrue interest at a per annum rate equal to the weighted average net mortgage rate.

The Class [A-3-1FL] certificates will accrue interest at a floating rate based on [one-month LIBOR] + __% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage) subject to the limitations described in this prospectus supplement.

The initial pass-through rate for the Class [X-2] certificates is approximate.  The pass-through rate for the Class [X-2] certificates is variable and, subsequent to the initial distribution date, will be determined as described in this prospectus supplement.

The pass-through rate applicable to the Class [X-1] certificates for the initial distribution date will equal approximately __% per annum.

The pass-through rate applicable to the Class [X-1] certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective Class [X-1] strip rates at which interest accrues from time to time on the respective components of the total notional amount of the Class [X-1] certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of the principal balance certificates.

The pass-through rate applicable to the Class [X-2] certificates for the initial distribution date will equal approximately __% per annum. The pass-through rate applicable to the Class [X-2] certificates for each distribution date subsequent to the initial distribution date and on or before the distribution date in __________ will equal the weighted average of the respective strip rates at which interest accrues from time to time, referred to as “Class [X-2] strip rates”, on the respective components of the total notional amount of the Class [X-2] certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of principal balance certificates, or in the case of the Class [A-3-1FL] certificates, the certificate balance of the Class [A-3-1FL] regular interest. If all or a designated portion of the certificate balance of any class of principal balance certificates, or in the case of the Class [A-3-1FL] certificates, the certificate balance of the Class [A-3-1FL] regular interest, is identified on Schedule B to this prospectus supplement as being part of the total notional amount of the Class [X-2] certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the total notional amount of the Class [X-2] certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring in or before __________, and any particular component of the total notional amount of the Class [X-2] certificates immediately prior to the related distribution date, the applicable Class [X-2] strip rate will equal the excess, if any, of:

•
the lesser of (a) the rate per annum corresponding to such distribution date as set forth on Schedule A to this prospectus supplement and (b) the weighted average net mortgage rate for such distribution date, over

•	the pass-through rate for such distribution date for the class of principal balance certificates, or in the case of the Class [A-3-1FL] certificates, the pass-through rate on the Class [A-3-1FL] regular interest, whose certificate balance, or a designated portion thereof, comprises such component.

Under no circumstances will any Class [X-2] strip rate be less than zero.

The pass-through rate for the Class [X-Y] certificates for each distribution date will be a variable rate equal to the weighted average from time to time of various Class [X-Y] strip rates attributable to each of the residential cooperative mortgage loans. The “Class [X-Y] strip rate” for each residential cooperative mortgage loan will equal __% per annum; provided that, if the subject residential cooperative mortgage loan accrues interest on an actual/360 basis, then the foregoing __% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

The Class [E], Class [F], Class [G] and Class [H] certificates will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate. The Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] certificates will, at all times, accrue interest at a per annum rate equal to the lesser of __% and the weighted average net mortgage rate.

The “weighted average net mortgage rate” for a particular distribution date is a weighted average of the interest rates on the mortgage loans (which interest rates, with respect to the residential cooperative mortgage loans, are reduced by the Class [X-Y] strip rate) minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate and the trustee fee rate related to such mortgage loans. The relevant weighting is based upon the respective scheduled principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates of such mortgage loans will not reflect any default interest. The mortgage loan interest rates of such mortgage loans will also be determined without regard to any loan term modifications agreed to by the applicable special servicer or resulting from any borrower’s bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month and as further adjusted as described in this prospectus supplement.

With respect to the Class [A-3-1FL] certificates, in the case of a default under the swap contract, and until such default is cured or the swap contract is replaced, the Class [A-3-1FL] certificates will accrue interest at the pass-through rate of the Class [A-3-1FL] regular interest, which will be equal to the lesser of __% per annum and the weighted average net mortgage rate.  The Class [A-3-1FL] regular interest does not receive interest at a LIBOR-based rate.  In the event that after payment of the net swap payment due from or to the swap counterparty, as the case may be, there are insufficient funds in the floating rate account to make the full distribution of interest on the Class [A-3-1FL] certificates, the resulting interest shortfall will be borne by the holders of the Class [A-3-1FL] certificates.

Any prepayment interest shortfalls allocated to the Class [A-3-1FL] regular interest, reduction in the interest available to be distributed to the Class [A-3-1FL] regular interest for any other reason or the reduction of the weighted average net mortgage rate below __% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class [A-3-1FL] certificates.

Distributions

A.	Amount and Order of Distributions

On each distribution date, you will be entitled to receive interest and principal distributions from funds available for distribution from the mortgage loans, net of specified trust expenses, including all servicing fees, trustee fees and related compensation, in an amount equal to your certificate’s interest and principal entitlement, subject to:

		(i)	payment of the respective interest entitlement for any class of certificates bearing an earlier alphabetical designation (except in respect of the distribution of interest among the Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-4], Class [A-AB], Class [A-1A], Class [X-1], Class [X-2] and Class [X-Y] certificates and [Class A-3-1FL regular interest], which will have the same senior priority and except that distributions to the Class [A-J] certificates are paid after distributions to the foregoing classes, provided that if any interest is distributed to the Class [A-4] certificates it will be applied first to the Class [A-4A] certificates up to its interest entitlement and then to the Class [A-4B] certificates up to its interest entitlement),

		(ii)	if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of principal balance certificates having an earlier alphanumeric designation until the certificate balance of each such class has been reduced to zero; provided, however, that the Class [A-AB] certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement, and provided, that the Class [A-J] certificates receive distributions only after distributions are made to the Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-4], Class [A-AB] and Class [A-1A] certificates and [Class A-3-1FL regular interest]; and provided, further, that principal distributed to the Class [A-4] certificates will be applied first to the Class [A-4A] certificates until reduced to zero and then to the Class [A-4B] certificates until reduced to zero, and

(iii)	the discussion made under “—Offered Certificates—Distributions—Amortization, Liquidation and Payment Triggers” below.

The Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-4], and Class [A-AB] certificates and [Class A-3FL regular interest] will have priority to payments received in respect of mortgage loans included in Loan Group 1. The Class [A-1A] certificates will have priority to payments received in respect of mortgage loans included in Loan Group 2.

B.	Interest and Principal Entitlements

A description of the interest entitlement payable to each Class can be found in “Description of the Offered Certificates—Distributions” in this prospectus supplement.  As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal balance.  In addition, the right of each master servicer, each special servicer and the trustee to reimbursement for payment of non-recoverable Advances, payment of compensation and reimbursement of certain costs and expenses will be prior to your right to receive distributions of principal or interest.

The Class X certificates will not be entitled to principal distributions. The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of:

•
the principal portion of all scheduled payments, other than balloon payments, to the extent received or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) during the related collection period;

• all principal prepayments and the principal portion of balloon payments received during the related collection period;

•
the principal portion of other collections on the mortgage loans received during the related collection period, such as liquidation proceeds, condemnation proceeds, insurance proceeds and income on “real estate owned”; and

• the principal portion of proceeds of mortgage loan repurchases received during the related collection period;

subject, however, to the adjustments described in this prospectus supplement. See the definition of “Principal Distribution Amount” in the “Glossary of Terms.”

[On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts that would otherwise have been distributed as interest and principal payments on the related classes of depositable certificates, as set forth on Appendix VII to this prospectus supplement. Any such allocations of principal and interest as between classes of exchangeable certificates and depositable certificates will have no effect on the principal or interest entitlements of any other class of certificates.]

C.	Amortization, Liquidation and Payment Triggers

Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the Class A-MFL REMIC II regular interest and the Class [A-J] through Class [P] certificates could be reduced to zero at a time when the Class [A-1, A-1A, A-2, A-3-1FL, A-3-1, A-3-2, A-AB, A-4A and A-4B] certificates, or any two or more classes of those certificates, remain outstanding. Under those circumstances, any distributions of principal on the outstanding Class [A-1, A-1A, A-2, A-3-1, A-3-2, A-AB, A-4A and A-4B] certificates and the Class [A-3-1FL] regular interest will be made on a pro rata basis, rather than sequentially, in accordance with their respective total principal balances; provided that distributions of principal with respect to the Class [A-4] certificates will be applied first to reduce the principal balance of the Class [A-4A] certificates to zero before any distributions of principal are made with respect to the Class [A-4B] certificates.

Also, specified parties may terminate the issuing entity when [SUMMARIZE CONDITIONS], as described under “—Optional Termination” below.

[DESCRIBE ANY OTHER STRUCTURAL FEATURES THAT CAN TRIGGER LIQUIDATION OR AMORTIZATION OF THE ASSET POOL OR OTHER PERFORMANCE TRIGGERS OR ALTER THE TRANSACTION STRUCTURE OR FLOW OF FUNDS.]

D.	Prepayment Premiums/Yield Maintenance Charges

The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the Class [X-1], Class [X-2] and Class [X-Y] certificates, on the one hand, and the classes of principal balance certificates (other than the Class [A-3-1FL] certificates) and the Class [A-3-1FL] regular interest, on the other hand, is described in “Description of the Offered Certificates—Distributions” in this prospectus supplement.  The Class [A-3-1FL] certificates will not be entitled to receive any prepayment premiums or yield maintenance charges for so long as the swap contract remains in place.  See “Description of the Offered Certificates—Distributions—[The Class [A-3-1FL] Certificates]” herein.

Subordination

A.	General
The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes.  Entitlement to receive principal and interest (other than certain excess interest in connection with hyperamortizing loans) on any distribution date is depicted in descending order.  The manner in which mortgage loan losses (including interest other than certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with hyperamortizing loans) are allocated is depicted in ascending order.

[No other form of credit enhancement will be available to you as a holder of offered certificates.]  Losses allocated to the Class [A-4] certificates will be applied first to the Class [A-4B] certificates until reduced to zero and then to the Class [A-4A] certificates until reduced to zero.

* The Class [A-1A] certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] certificates and the Class [A-3-1FL] regular interest have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1, provided that amounts distributed as principal to the Class [A-4] certificates will first be applied to the Class [A-4A] certificates until reduced to zero and then to the Class [A-4B] certificates until reduced to zero. See “Description of the Offered Certificates—Distributions” in this prospectus supplement

** Interest only certificates. No principal payments or realized loan losses of principal will be allocated to the Class [X-1], Class [X-2] or Class [X-Y] certificates. However, any mortgage loan losses allocated to any class of principal balance certificates will reduce the notional amount of the Class [X-1] certificates, any mortgage loan losses allocated to any component included in the calculation of the notional amount of the Class [X-2] certificates in that period will reduce the notional amount of the Class [X-2] certificates and any realized loan losses of principal with respect to the residential cooperative mortgage loans in that period will reduce the notional amount of the Class [X-Y] certificates.

The Class [A-AB] certificates have priority with respect to receiving distributions of principal in respect of reducing such certificates to their planned principal balance, as described in this prospectus supplement.

[The principal balance of each class of exchangeable certificates will be reduced by a proportionate share of the amount of mortgage loan losses (including interest other than certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with hyperamortizing loans) allocated to the related classes of depositable certificates, as set forth on Appendix VII to this prospectus supplement.]

B.	Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses:

• shortfalls resulting from compensation which each special servicer is entitled to receive;

• shortfalls resulting from interest on advances made by each master servicer, each special servicer or the trustee, to the extent not covered by default interest and late payment charges paid by the borrower; and

•
shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the trust.

Reductions in distributions to the Class [A-3-1FL] regular interest will cause a corresponding reduction in distributions to the Class [A-3-1FL] certificates to the extent described in this prospectus supplement.

Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by each master servicer to offset such shortfalls) will be allocated to each class of Series 201_-__ certificates (and the Class [A-3-1FL] regular interest), pro rata, in accordance with their respective interest entitlements.

C.	[Form of Credit Enhancement]	The trust fund will include [a letter of credit, surety bond, insurance policy, guarantee and/or one or more reserve funds], provided by _____________________, as credit enhancement provider.

[PROVIDE BRIEF DESCRIPTION OF CREDIT ENHANCEMENT PURSUANT TO ITEM 1102(h) AND ITEM 1103(a)(3)(ix) OF REGULATION AB.]

[Exchanging Certificates through Combination and Recombination]

[If you own depositable certificates or exchangeable certificates, you will be able to exchange them for a proportionate interest in the related exchangeable certificates or classes of depositable certificates, respectively, as shown on Appendix VII to this prospectus supplement.  You can exchange your depositable or exchangeable certificates by notifying the paying agent and paying an exchange fee.  If exchangeable certificates are outstanding and held by certificateholders then those certificates will receive principal and interest that would otherwise have been payable on the same proportion of related depositable certificates if those certificates were outstanding and held by certificateholders.  Any such allocations of principal and interest as between classes of exchangeable certificates and depositable certificates will have no effect on the principal or interest entitlements of any other class of certificates.Appendix VII to this prospectus supplement lists the available combinations of the depositable certificates and exchangeable certificates eligible for exchange.

See “Description of the Offered Certificates—Depositable and Exchangeable Certificates” in this prospectus supplement and “Description of the Certificates—Depositable and Exchangeable Certificates” in the accompanying prospectus for a description of depositable certificates and exchangeable certificates and exchange procedures and fees. See also “Risk Factors—The Depositable Certificates and the Exchangeable Certificates Are Subject to Additional Risks” in this prospectus supplement.]

Information About The Mortgage Pool

Characteristics of the Mortgage Pool

A.	General
All numerical information in this prospectus supplement concerning the mortgage loans is approximate.  All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of the cut-off date.  [With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in [_____] 201[_] have been deemed received on [_____] 1, 201[_]].

B.	Principal Balances	The trust’s primary assets will be __ mortgage loans (which include __ mortgage loans in loan group 1 and __ mortgage loans in loan group 2) with an aggregate principal balance as of _____, 201__ of approximately $_____ (which includes $_____ in loan group 1 and $_____ in loan group 2). It is possible that the aggregate mortgage loan balance, the initial outstanding loan group 1 balance and the initial outstanding loan group 2 balance will vary by up to 5%. As of _____, 201__, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $_____ to approximately $_____ (and the balances of the mortgage loans ranged from approximately $_____ to approximately $_____ and from approximately $_____ to approximately $_____ in loan group 1 and loan group 2, respectively) and the mortgage loans had an approximate average balance of $_____ (and an approximate average balance of $_____ in loan group 1 and $_____ in loan group 2, respectively).

C.	Fee Simple/Leasehold	__ mortgaged properties, securing mortgage loans representing __% of the initial outstanding pool balance (which include __ mortgaged properties in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgaged properties in loan group 2, representing __% of the initial outstanding loan group 2 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. __ mortgaged properties, securing mortgage loans representing __% of the initial outstanding pool balance (which include __ mortgaged properties in loan group 1, representing __% of the initial outstanding loan group 1 balance, and 1 mortgaged property in loan group 2, representing __% of the initial outstanding loan group 2 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties. In addition, __ mortgaged property, securing a mortgage loan representing __% of the initial outstanding pool balance (which mortgage loan is in loan group 1, representing __% of the initial outstanding loan group 1 balance), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the mortgaged property and a leasehold interest in the remainder of the mortgaged property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest.

D.	Property Types	The following table shows how the mortgage loans are secured by collateral which is distributed among different types of properties.

Property Type	Percentage of Initial Outstanding Pool Balance	Number of Mortgaged Properties in the Mortgage Pool
[Office
Retail
Multifamily(1)
Mixed Use
Hospitality
Industrial
Manufactured Housing Communities
Other
Self Storage]

[(1)	Includes __ residential cooperative properties, representing __% of the initial outstanding pool balance.]

For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

E.	Property Location
The number of mortgaged properties, and the approximate percentage of the aggregate principal balance of the mortgage loans secured by mortgaged properties located in the __ states with the highest concentrations of mortgaged properties, are as described in the table below:

Property Location
State	Percentage of Initial Outstanding Pool Balance	Number of Mortgaged Properties in the Mortgage Pool

The remaining mortgaged properties are located throughout __ states.  None of these states has a concentration of mortgaged properties that represents security for more than __% of the initial outstanding pool balance.

For information regarding the location of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

F.	Other Mortgage Loan Features	As of _____, 201__, the mortgage loans had the following characteristics:

•	The most recent scheduled payment of principal and interest on any mortgage loan was not 30 days or more past due, and no mortgage loan has been 30 days or more past due in the past year.

•
__ groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed (which include __ groups of mortgage loans in loan group 1 and __ groups of mortgage loans in loan group 2).  The __ largest groups represent __%, __% and __%, respectively, of the initial outstanding pool balance (or __%, __% and __% of the initial outstanding loan group 1 balance or __%, __% and __% of the initial outstanding loan group 2 balance).  See Appendix II attached to this prospectus supplement.

•
__ of the mortgaged properties securing mortgage loans, representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance), are each leased to a single tenant.

•	[All of the mortgage loans bear interest at fixed rates.]

•
[No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of hyperamortizing loans after the applicable anticipated repayment date for such loans)].

G.	Balloon Loans/ARD Loans	As of _____, 201__, the mortgage loans had the following additional characteristics:

•
__ of the mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), are “balloon loans” (including the hyperamortizing loans).  For purposes of this prospectus supplement, we consider a mortgage loan to be a “balloon loan” if its principal balance is not scheduled to be fully or substantially amortized by the loan’s maturity date or anticipated repayment date, as applicable.  Of these __ mortgage loans, __of the mortgage loans, representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance), are hyperamortizing loans that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity.  These loans are structured to encourage the borrower to repay the loan in full by the specified date (which is prior to the loan’s stated maturity date) upon which these increases occur.

The remaining __ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), are fully amortizing and are expected to have less than __% of the original principal balance outstanding as of their related stated maturity dates.

H.	Interest Only Loans	As of _____, 201__, the mortgage loans had the following additional characteristics:

•
__ mortgage loans, representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance and representing __% of the initial outstanding loan group 2 balance), currently provide for monthly payments of interest only for a portion of its term and then provides for the monthly payment of principal and interest over its remaining term.

• __ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and 2 mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), provide for monthly payments of interest only for their entire term.

I.	Prepayment/Defeasance Provisions	As of _____, 201__, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

•
__ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the Series 201_-__ certificates, to defease the mortgage loan by pledging to the trust “government securities” as defined in the Investment Company Act of 1940, subject to rating agency approval, and obtaining the release of the mortgaged property from the lien of the mortgage.

•
__ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid set forth on Appendix II to this prospectus supplement.

•
__ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated in accordance with a yield maintenance formula.

•
__ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to a certain specified percentage set forth on Appendix II to this prospectus supplement.

•	__ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] mortgage loans are in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period and thereafter permit free prepayment.

Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See the footnotes to Appendix II for more details about the various yield maintenance formulas.

With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

•
__ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] are in loan group 1, representing __% of the initial outstanding loan group 1 balance), allow the release of a portion of the collateral for such mortgage loans through a partial defeasance provided that certain conditions are met, after an initial period of at least 2 years following the date of the issuance of the Series 201_-__ certificates, by pledging to the trust “government securities” as defined in the Investment Company Act of 1940 in a specified percentage of the portion of the collateral for such mortgage loan being released and obtaining the release of such portion of the mortgaged property from the lien of the mortgage.

•
__ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] are in loan group 1, representing __% of the initial outstanding loan group 1 balance), prior to the lockout release date, allow the release of a portion of the collateral for such mortgage loans (excluding any release in connection with a partial defeasance) if certain conditions are met, including the prepayment of a portion of the outstanding principal balance allocated to the released portion of the related mortgaged property and the payment of a prepayment premium based on a yield maintenance formula, and after the lockout release date, allow the release of a portion of the collateral for such mortgage loans through a partial defeasance if certain conditions are met.

In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

J.	Mortgage Loan Ranges and Weighted Averages		As of _____, 201__, the mortgage loans had the following additional characteristics:

	i.	Mortgage Interest Rates

Mortgage interest rates ranging from __% per annum to __% per annum (and ranging from __% per annum to __% per annum for loan group 1 and from __% per annum to __% per annum for loan group 2), and a weighted average mortgage interest rate of __% per annum (and __% per annum for loan group 1 and __% per annum for loan group 2).

	ii.	Original Terms	Original terms to scheduled maturity ranging from __months to __ months (and ranging from __ months to __ months for loan group 1 and from __ months to __ months for loan group 2), and a weighted average original term to scheduled maturity of __ months (and weighted average original term to scheduled maturity of __ months for loan group 1 and __ months for loan group 2).

	iii.	Remaining Terms	Remaining terms to scheduled maturity ranging from __months to __ months (and ranging from __ months to __ months for loan group 1 and from __ months to __ months for loan group 2), and a weighted average remaining term to scheduled maturity of __ months (and weighted average remaining term to scheduled maturity of __ months for loan group 1 and __ months for loan group 2).

	iv.	Remaining Amortization Terms

Remaining amortization terms ranging from __ months to __ months (and ranging from __ months to __ months for loan group 1 and from __ months to __ months for loan group 2), and a weighted average remaining amortization term of __ months (and __ months for loan group 1 and __ months for loan group 2).

	v.	Loan-to-Value Ratios
Loan-to-value ratios, calculated as described in this prospectus supplement, range from __% to __% (and ranging from __% to __% for loan group 1 and from __% to __% for loan group 2), and the weighted average loan-to-value ratio, calculated as described in this prospectus supplement, is __% (and __% for loan group 1 and __% for loan group 2).

Except as set forth below, for each of the mortgage loans, the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on the estimate of value from a third-party appraisal, which was generally conducted after _____, 201__. With respect to __ of the mortgage loans described in the previous sentence, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), which mortgage loans are secured by residential cooperative properties, such estimates of value were calculated based on the market value of the real property as if operated as a residential cooperative. [In connection with the mortgage loans sold to the trust by __________ (which includes __ mortgage loan in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), the seller arrived at the valuations of the mortgaged properties by applying a capitalization rate chosen from a range set forth in third party market studies to underwritten net operating income and adding in the remaining value of the outstanding tax credits. ]

For detailed methodologies, see “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement.

	vi.	Debt Service Coverage Ratios

Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement, range from __x to __x (and range from __x to __x for loan group 1 and from __x to __x for loan group 2), and the weighted average debt service coverage ratio, determined according to the methodology presented in this prospectus supplement, is __x (and __x for loan group 1 and __x for loan group 2).  Such calculations are based on underwritable cash flow and actual debt service of the related mortgage loans as described in this prospectus supplement.

	vii.	Debt Service Coverage Ratios (after IO Period)
Debt service coverage ratios (after IO Period), determined according to the methodology presented in this prospectus supplement, ranging from [__]x to [__]x and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of [__]x.

“Debt Service Coverage Ratio (after IO Period)” or “DSCR (after IO Period)” means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as debt service coverage ratios except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

K.	[Modified and Refinanced Mortgage Loans]

As of the cut-off date, _____ of the mortgage loans, representing approximately __% of the initial pool balance, have been modified due to previous delinquencies or impending delinquencies.  [Describe nature of modifications]

As of the cut-off date, _____ of the mortgage loans, identified on Appendix I to this prospectus supplement as _____, _____ and _____, representing approximately __%, __% and __% of the initial pool balance, respectively, are refinancings of other mortgage loans that were previously delinquent. For example, with respect to the mortgage loan identified on Appendix I to this prospectus supplement as _____, the proceeds of the related mortgage loan were used to refinance a prior mortgage loan [describe circumstances of refinancing].

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Modified and Refinanced Mortgage Loans” in this prospectus supplement.

L.	[Mortgaged Properties with Limited or No Operating History]

[_____ of the mortgage loans, representing approximately __% of the initial pool balance, are secured in whole or in part by mortgaged properties recently constructed [within _____ calendar months] of the cut-off date that either have no prior operating history or do not have historical financial information.]

[_____ of the mortgage loans, representing approximately __% of the initial pool balance, are secured in whole or in part by mortgaged properties that were recently acquired by the related borrowers [within _____ calendar months] of the cut-off date that either have no prior operating history or do not have historical financial information.]

[Additionally, _____ of the mortgage loans, representing approximately __% of the initial pool balance, which were constructed or acquired prior to the cut-off date, are secured in whole or in part by mortgaged properties that were underwritten based [solely] on projections of future income.][Describe material assumptions used in underwriting recently constructed or acquired properties or other properties underwritten based on projections of future income.]

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Mortgaged Properties with Limited or No Operating History” in this prospectus supplement.

M.	[Mortgage Loans with Material Lease Termination Options]

_____ of the mortgage loans, representing approximately __% of the initial pool balance, have material lease early termination options.  See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Mortgage Loans with Material Lease Termination Options” in this prospectus supplement.

N.	[Certain Variances from Underwriting Standards]
[The mortgage loans originated by Morgan Stanley Mortgage Capital Holdings LLC were originated in accordance with its underwriting standards, as set forth under “Transaction Parties—The Sponsor[s], the Mortgage Loan Seller[s] and Originator[s]—Morgan Stanley Mortgage Capital Holdings LLC—MSMCH’s Underwriting Standards” in this prospectus supplement.][Note:  Describe how the applicable loans, if any, deviate from the disclosed underwriting criteria, including the number and percentage of loans with such exceptions.  Disclose which entity or entities determined that those loans should be included in the pool, despite not having met the disclosed underwriting criteria, and what factors were used to make the determination, such as compensating factors or a determination that the exception was not material.  If compensating or other factors were used, provide data on the amount of loans in the pool that are represented as meeting each such factor and the amount of loans that do not meet those factors. If multiple entities are involved in the decision to include assets despite not having met the disclosed underwriting criteria, this should be described and each participating entity should be disclosed.]

[Summarize variances of any other originators from their underwriting standards as described herein]

[Pre-Funding]	[On the closing date, the depositor will deposit from the proceeds an amount equal to approximately $[______________] or [ ]% of the aggregate initial class certificate balances of the certificates in a pre-funding account (referred to as the pre-funded amount).]

[Funding Period:]	[The funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $[1,000] and (y) [ ], 201[ ].]

[Use of Pre-Funded Amount:]
[The pre-funded amount will to be used by the issuing entity to purchase mortgage loans (referred to as subsequent mortgage loans) during the funding period.  Each subsequent mortgage loan will be purchased by the issuing entity at a price equal to [100% of its principal balance as of the date of purchase].  Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed [pro rata] to the holders of the certificates as a prepayment of principal on the distribution date immediately following the end of the funding period. On the closing date, the pre-funded amount will not exceed [50]% of the proceeds of the offering.]

[Restrictions on Subsequent Mortgage Loan Purchases]	[Purchases of subsequent mortgage loans are subject to the criteria set forth in the pooling and servicing agreement, including that

	•	the subsequent mortgage loans satisfy the same representations and warranties in the pooling and servicing agreement that are applicable to all mortgage loans,

	•	the conveyance of the subsequent mortgage loans will not result in a reduction or withdrawal of any ratings assigned to the offered certificates, and

•
at the time of conveyance, no subsequent mortgage loan is 30 or more days delinquent, or is otherwise outside of any of the ranges set forth for the mortgage loans as of the cut-off date under “—Mortgage Loan Ranges and Weighted Averages,” above.]

Advances

A.	Principal and Interest Advances

Subject to a recoverability determination described in this prospectus supplement, each master servicer (and the trustee or fiscal agent, if applicable) is required to advance delinquent monthly mortgage loan payments for mortgage loans for which it is acting as master servicer.  None of the master servicers or the trustee or fiscal agent will be required to advance (i) any additional interest accrued as a result of the imposition of any default rate, (ii) prepayment premiums or yield maintenance charges, (iii) any additional interest accrued as a result of any rate increase after an anticipated repayment date, (iv) excess interest or (v) balloon payments.  If any balloon payment is not collected from the related borrower, subject to a recoverability determination described in this prospectus supplement, each master servicer (and the trustee or fiscal agent, if applicable) will be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due on those mortgage loans for which it is acting as master servicer.

If a P&I advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee on those mortgage loans for which it is acting as master servicer.

For an REO Property, subject to a recoverability determination described in this prospectus supplement, each master servicer (or the trustee or fiscal agent, if applicable) will be required to advance the scheduled payment that would have been due if the predecessor mortgage loan for which it acted as master servicer had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO Property was acquired.

B.	Servicing Advances
Subject to a recoverability determination described in this prospectus supplement, the master servicers (and the trustee or fiscal agent, if applicable) may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents.  In addition, each special servicer may, but is not required to, make servicing advances on an emergency basis.

C.	Interest on Advances	All advances made by the master servicers, the special servicers, the trustee or the fiscal agent will accrue interest at a rate equal to the “prime rate” as reported in The Wall Street Journal. Advances of principal and interest made in respect of mortgage loans which have grace periods that expire on or after the determination date will not begin to accrue interest until the day succeeding the expiration date of such applicable grace period; provided that if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the master servicer remittance date).

D.	Back-up Advances	Pursuant to the requirements of the pooling and servicing agreement, if either master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations and with the same rights of the applicable master servicer. If the trustee fails to make a required advance, the fiscal agent will be required to make the advance, subject to the same limitations and with the same rights as the trustee.

E.	Recoverability	None of the master servicers, the special servicers or the trustee or fiscal agent will be required to make any advance if the applicable master servicer, the applicable special servicer or the trustee or fiscal agent determines in its sole discretion that such advance would not be recoverable in accordance with the servicing standard (or, in the case of the trustee or fiscal agent, its good faith business judgment), and the trustee and fiscal agent may rely on any such determination made by the applicable master servicer or special servicer.

F.	Advances During an Appraisal Reduction Event

The occurrence of certain adverse events affecting a mortgage loan will require the applicable special servicer to obtain a new appraisal or other valuation of the related mortgaged property.  In general, if the principal amount of the mortgage loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement.  If there exists an appraisal reduction for any mortgage loan, the interest portion of the  amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction.  This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding.

See “Description of the Offered Certificates—Advanced” in this prospectus supplement.

Additional Aspects of Certificates

Ratings	The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from __________and __________.

Class	Ratings (_____/_____)
Class [A-1]
Class [A-1A]
Class [A-2]
Class [A-3-1FL]
Class [A-3-1]
Class [A-3-2]
Class [A-AB]
Class [A-4A]
Class [A-4B]
Class [X-2]
Class [A-J]
Class [B]
Class [C]
Class [D]
[Class [W]]

A rating agency may lower or withdraw a security rating at any time. [Each of the rating agencies identified above is expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding.]

See “Ratings” in this prospectus supplement and “Rating” in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

Other credit rating agencies that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from -- and they may be lower than -- those ratings assigned by __________ or __________. Furthermore, the Securities and Exchange Commission may determine that one or both of __________ and __________ no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may have an adverse effect on the market price of the offered certificates. See “Risk Factors—Risks Associated with the Ratings of the Offered Certificates”.

[Swap Contract
The trust will have the benefit of a swap contract with [__________], as swap counterparty, in an initial notional amount equal to the aggregate initial certificate balance of the Class [A-3-1FL] certificates. The notional amount of the swap contract will decrease to the extent of any decrease in the certificate balance of the Class [A-3-1FL] certificates.  The swap contract will have an expiration date of the distribution date in __________ (the same date as the rated final distribution date for the Class [A-3-1FL] certificates) unless it has already terminated.  Under the swap contract, the swap counterparty will be obligated to pay to the trust on the business day prior to each distribution date interest accrued on the notional amount of the swap contract at one-month LIBOR (determined as described herein) + __% (based on the actual number of days in the interest accrual period for the Class [A-3-1FL] certificates and a 360-day year).  The trust will be obligated to pay to the swap counterparty, on such day, interest accrued on the notional amount of the swap contract at a rate equal to the lesser of a fixed rate of __% per annum and the weighted average net mortgage rate (based on a 360-day year assumed to consist of twelve 30-day months).  Any prepayment interest shortfalls allocated to the Class [A-3-1FL] regular interest, reduction in the interest available to be distributed to the Class [A-3-1FL] regular interest for any other reason or the reduction of the weighted average net mortgage rate below __% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class [A-3-1FL] certificates.  All prepayment premiums or yield maintenance charges allocated to the Class [A-3-1FL] regular interest will be paid to the swap counterparty unless the swap contract and any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class [A-3-1FL] certificates.  __________, the credit support provider of the swap counterparty currently has a long-term rating of “__” by _____ and “__” by _____, and a short term rating of “__” by _____ and “__”  by _____.  See “Description of the Swap Contract” and “Risk Factors—Defaults Under the Swap Contract May Adversely Affect Payments on the Class [A-3-1FL] Certificates” herein.]

Repurchase or Substitution
Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by it, as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies.”  If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan, then that mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge.

[Summarize briefly any additional circumstances under which pool assets can be added, removed or substituted.]

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, [(i) any mortgage loan seller, with respect to each mortgage loan it sold to the Depositor, (ii) the holder of the certificates representing the greatest percentage interest in the controlling class of Series 201__-__ certificates, and (iii) the special servicer (with respect to its mortgage loans), in that order,] has the option to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its balloon payment) at a price equal to the fair value of such mortgage loan as determined by the special servicer for such mortgage loan (provided, that if such mortgage loan is being purchased by such special servicer or by a holder of certificates of the controlling class, the trustee will be required to verify that such price is a fair price). [In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender or mezzanine lender.] For more information relating to the sale of defaulted mortgage loans, see “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans” in this prospectus supplement.

Optional Termination	On any distribution date on which the aggregate certificate balance of all classes of principal balance certificates is less than or equal to 1% of the initial outstanding pool balance, the holders of a majority of the controlling Class, each of the master servicers, each of the special servicers and any holder of a majority interest in the Class [R-I] certificates, each in turn, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement. Exercise of this option would terminate the trust and retire the then outstanding Series 201_-__ certificates at par plus accrued interest.

Denominations	The Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [A-J] [and the Class [W]] certificates will be offered in minimum denominations of [$25,000]. The Class [B], Class [C] and Class [D] certificates will be offered in minimum denominations of [$100,000]. The Class [X-2] certificates will be offered in minimum denominations of [$1,000,000]. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and Settlement
Your Series 201_-__ certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your Series 201_-__ certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your Series 201_-__ certificates, and reports relating to distributions only through The Depository Trust Company, Clearstream Banking, société anonyme or the Euroclear System or through participants in The Depository Trust Company, Clearstream Banking or Euroclear.

You may hold your Series 201_-__ certificates through:

•	The Depository Trust Company in the United States; or

•	Clearstream Banking or Euroclear in Europe.

Transfers within The Depository Trust Company, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream Banking or Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.

All or any portion of the Series 201_-__ certificates offered to you may be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to The Depository Trust Company or its nominee, if we notify The Depository Trust Company of our intent to terminate the book-entry system and, upon receipt of notice of such intent from The Depository Trust Company, the participants holding beneficial interests in the Series 201_-__ certificates agree to initiate such termination.

We expect that the Series 201_-__ certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking or Euroclear on or about the closing date.

Tax Status
Elections will be made to treat designated portions of the trust as three separate “real estate mortgage investment conduits”—REMIC I, REMIC II and REMIC III—for federal income tax purposes.  In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates (other than the Class [A-3-1FL] certificates) and the Class [A-3-1FL] regular interest will constitute “regular interests” in REMIC III.  The Class [A-3-1FL] certificates will represent an undivided beneficial interest in a grantor trust for federal income tax purposes, which grantor trust is comprised of the Class [A-3-1FL] regular interest, the related floating rate account and the beneficial interests of such class in the swap contract.  The portion of the trust consisting of the right to excess interest (above the amount of interest that would have accrued if the interest rate did not increase) and the related excess interest sub-account will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

• The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners of offered certificates will be required to report income on those certificates in accordance with the accrual method of accounting.

•	It is anticipated that the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-4A], Class [A-4B], Class [A-J], Class [B] and Class [C] certificates and the Class [A-3-1FL] regular interest will be issued at a premium, that the Class [D] certificates will be issued with a de minimis amount of original issue discount and that the Class [X-2] certificates will be issued with original issue discount for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement.

Considerations Related to Title I of the Employee Retirement Income Security Act of 1974

Subject to the satisfaction of important conditions described under “Certain ERISA Considerations” in this prospectus supplement and “ERISA Considerations” in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.  Fiduciaries of such plans or accounts considering an investment in the Class [A-3-1FL] certificates should note the additional representations required with respect to the purchase of the Class [A-3-1FL] certificates as described under “Certain ERISA Considerations” in this prospectus supplement.

Legal Investments	The offered certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulation authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” in this prospectus supplement.

RISK FACTORS

You should carefully consider the risks involved in owning a certificate before purchasing an offered certificate.  Among other risks, the payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the offered certificates.

The risks and uncertainties described in this section, together with those risks described in the accompanying prospectus under “Risk Factors,” summarize material risks relating to your certificates.  Additional risks and uncertainties not presently known to us may also impair your investment.

[If you are considering an investment in a class of exchangeable certificates you should carefully consider the risks related to the certificates below, in particular any of the risks that are specifically applicable to the related classes of depositable certificates, since they will generally apply to the exchangeable certificates.]

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk of material variability in the yield to maturity and the aggregate amount and timing of distributions on the offered certificates, which gives rise to the potential for significant loss over the life of the offered certificates.  An investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

Risks Related to Market Conditions

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities, as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate, have resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies.  Any continued downturn would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial real estate.  In the event of default by borrowers under the mortgage loans, holders of the offered certificates may suffer a partial or total loss of their investment.

A substantial amount of United States commercial mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing in the near future.  The lack of credit liquidity, decreases in the value of commercial properties and, in some instances, correspondingly higher mortgage rates have prevented many commercial mortgage borrowers from refinancing their mortgages.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.

In light of the circumstances described above, the risks we described elsewhere under “Risk Factors” in this prospectus supplement and in the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Factors not directly relating to the offered certificates or the underlying mortgage loans may nevertheless cause the market value of the offered certificates to decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors.  The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code or by agreement with their creditors.  Any of the circumstances described above may lead to further volatility in or disruption of the credit markets.

Other Events May Affect Your Investment.  Moreover, other types of events may affect general economic conditions and financial markets and therefore may adversely affect the performance of the mortgage loans and the performance of the offered certificates:

•
Wars, revolutions, insurrections, armed conflicts, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates.

•
Trading activity associated with indices of commercial mortgage-backed securities may drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

•
The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in current interest rates.

Risks Related to the Mortgage Loans

Your Investment Is Not Insured or Guaranteed and Your Source for Repayments Is Limited to Payments Under the Mortgage Loans

Payments under the mortgage loans and the certificates are not insured or guaranteed by any governmental entity or mortgage insurer.  Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.  Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is primarily dependent on the sufficiency of the net operating income of the related mortgaged property.  Payment of the balloon payment of a mortgage loan that is a balloon loan at its maturity, or on its anticipated repayment date, is primarily dependent upon the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

You should consider all of the mortgage loans to be nonrecourse loans.  Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the mortgage loan.  Those remedies may be insufficient to provide a full return on your investment.

The Repayment of a Commercial Mortgage Loan Is Dependent on the Cash Flow Produced by the Property Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Certificates

The mortgage loans are secured by various types of income-producing commercial and multifamily properties.  Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

[_]% of the mortgage loans, representing approximately [_]% of the initial pool balance (which include [_] mortgage loans in loan group 1, representing approximately [_]% of the initial loan group 1 balance, and [_] mortgage loans in loan group 2, representing approximately [_]% of the initial loan group 2 balance), were originated within the twelve (12) months prior to the cut-off date.  [In addition, the mortgaged properties securing certain of the mortgage loans are newly constructed and/or recently opened.]  Consequently, these mortgage loans do not have long-standing payment histories.  There can be no assurance that any of the properties[, whether newly constructed and/or recently opened or otherwise,] will perform as anticipated.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow.  [Repayment of mortgage loans secured by residential cooperative properties typically depend upon the payments received by the cooperative corporation from its tenants/shareholders.]  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. See “Risk Factors—Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties” in the accompanying prospectus.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See “—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” below.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of Our Other Trusts

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of commercial mortgage loans (known as “static pool information”).  Because of the highly heterogeneous nature of the mortgaged properties securing the mortgage loans in commercial mortgage-backed securities transactions, static pool information for prior securitized pools, even those involving the same property types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different.  Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

[Seasoned Mortgage Loans Secured by Older Mortgaged Properties Present Additional Risks of Repayment]

[[_____] ([_]) mortgage loans, representing approximately [_]% of the initial pool balance (which include [_] mortgage loans in loan group 1, representing approximately [_]% of the initial loan group 1 balance, and [_] mortgage loans in loan group 2, representing approximately [_]% of the initial loan group 2 balance), are not newly originated and have been outstanding for twelve (12) or more months prior to the cut-off date.  While seasoned mortgage loans generally have the benefit of established payment histories, there are a number of risks associated with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently originated mortgage loans.  For example, any of the following may have changed substantially since origination:

•	property values and the surrounding neighborhood;

•	the tenant or customer mix at the related mortgaged property;

•	origination standards;

•	the market for any related business;

•	the current financial performance of the related borrower, its business, or the related mortgaged property in general; and

•	the environmental and engineering characteristics of the mortgaged property or improvements.

Among other things, those factors make it difficult to estimate the current value of the related mortgaged property, and estimated values of the mortgaged properties discussed in this prospectus supplement may be based upon or extrapolated from general market data.]

[Fluctuations in Credit Ratings or Tenant Defaults for Credit Lease Loans May Reduce Payments on Your Certificates]

[[_____] ([_]) mortgage loans, representing approximately [_]% of the initial pool balance (which include [_] mortgage loans in loan group 1, representing approximately [_]% of the initial loan group 1 balance, and [_] mortgage loans in loan group 2, representing approximately [_]% of the initial loan group 2 balance), are credit lease loans.  Credit lease loans are secured by net lease obligations of a rated tenant or guarantor.  In reliance on the ratings, credit lease loans are generally underwritten to lower debt service coverage ratios and higher loan-to-value ratios than would be acceptable had the related mortgaged properties been leased to less creditworthy tenants.  In the event that a tenant defaults in its obligations under a credit lease it cannot be assured that the mortgaged property will be relet for sufficiently high rent to support debt service on the related credit lease loan nor can it be assured that the funds received in liquidation of the mortgaged property will be sufficient to satisfy the borrower’s obligations under the credit lease loan.

The rating assigned to a credit tenant or guarantor by a rating agency will reflect only the rating agency’s assessment of the long-term unsecured debt obligations of the entity.  The rating does not suggest:

•	that the credit leases will not be terminated pursuant to their terms or otherwise;

•	that the credit lease loans will not be prepaid; or

•
that if a credit lease loan is prepaid, that any prepayment premium will be paid or, if paid, that the prepayment premium will be sufficient to provide you with the yield on your certificates that you anticipated.]

[Certain Mortgage Loans Are Secured By Mortgaged Properties That Have a Limited Operating History]

[The mortgaged properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history.  There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.]

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Payments on Your Certificates

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason under their current use.  For example:

•	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures;

•
a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, such as use and other restrictions imposed by a condominium declaration or a related ground lease;

•
certain properties may be subject to certain restrictions in order to remain eligible for low income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses;

•	zoning or other restrictions, including the designation of a property as a historical landmark, may prevent alternative uses;

•	movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters; and

•
properties that are legally permitted to be used in a non-conforming manner may be subject to restrictions that would require compliance with current zoning laws, which may include non-operation of the subject property for a period of time.

[In addition, with respect to the mortgaged property identified on Appendix I to this prospectus supplement as [_____], securing a mortgage loan representing approximately [_]% of the initial pool balance (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively), [Note:  describe any significant special use issues with respect to the top 15 mortgage loans].]

Any such conversion could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  The liquidation value of such a mortgaged property may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses, and as a result, less funds would be available for distributions on your certificates.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted Which Could Reduce Payments on Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender.  In addition, more time may be required to re-lease a larger tenant’s space, and substantial capital costs may be incurred to make the space appropriate for replacement tenants.  We cannot provide assurances that any major tenant will continue to perform its obligations under its lease or that if it fails to perform, a replacement tenant could be readily found.  In particular, please see Appendix IV to this prospectus supplement for more information on any of the mortgaged properties related to the twenty (20) largest mortgage loans or groups of cross-collateralized mortgage loans in the pool.  [_____] ([_]) of the mortgaged properties, representing approximately [_]% of the initial pool balance (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively) by allocated loan amount, are entirely, or almost entirely, leased to a single tenant.

Furthermore, some of the mortgaged properties have significant leases or a significant concentration of leases that expire before the maturity of the related mortgage loan.  See Appendix I to this prospectus supplement for the lease termination dates for each of the five (5) largest tenants by square footage with respect to each mortgaged property.  There may be a significant percentage of leases at a particular mortgaged property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a mortgage loan.  [_____] ([_]) of the twenty (20) largest mortgage loans or groups of cross-collateralized mortgage loans, representing approximately [_]% of the initial pool balance (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively), are secured by mortgaged properties at which more than 50% of the leases by net rentable area expire during the term of the related mortgage loan.  We cannot assure you that such leases will be renewed or, even if renewed, will be renewed at the same rate.

In some cases the sole tenant or major tenant related to the borrower is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not physically occupy the related space at the mortgaged property.  [Note:  include disclosure for master leases for the top 15 mortgage loans]  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” for a description of “master leases.”  There can be no assurance the space “leased” by this borrower affiliate will eventually be occupied by third party tenants.

Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date, and such expirations or terminations may not have been addressed by escrow requirements or other mitigating provisions.  See Appendix I to this prospectus supplement for the lease expiration date for each of the top five (5) tenants at each mortgaged property.

In addition to tenant concentration, another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

The Related Borrowers May Have Difficulty Re-Leasing Mortgaged Properties

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms.  Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations or otherwise.  [Note:  disclose significant government leases relating to top 15 mortgage loans] See Appendix I to this prospectus supplement for an identification of any government sponsored tenant that constitutes one of the five (5) largest tenants (or, if applicable, the single tenant) at any mortgaged property.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased.  Any “dark” space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease.  We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

Certain tenants at the retail properties, including without limitation anchor tenants, may have the right to terminate their leases or pay less rent if certain major tenants at the mortgaged property are not open and operating, if a certain percentage of certain of the smaller retailers at the mortgaged property are not open for business, or if their sales at the property do not reach a specified level.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.  Certain mortgage loans require reserves for tenant improvements and leasing commissions, which may serve to defray some of, but not necessarily all of, those costs.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  These costs may cause a borrower to default in its obligations to a lender.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

A Concentration of Mortgage Loans in the Mortgage Pool Increases the Sensitivity to Loss Which Could Reduce Payments on Your Certificates

The three largest mortgage loans or groups of cross-collateralized mortgage loans represent approximately [_]%, [_]% and [_]%, respectively, of the initial pool balance.  The three largest mortgage loans or groups of cross-collateralized mortgage loans in loan group 1 represent approximately [_]%, [_]% and [_]%, respectively, of the initial loan group 1 balance.  The three largest mortgage loans or groups of cross-collateralized mortgage loans in loan group 2 represent approximately [_]%, [_]% and [_]%, respectively, of the initial loan group 2 balance.

The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the aggregate represent approximately [_]% of the initial pool balance.  Each of the other mortgage loans in the mortgage pool represents no more than approximately [_]% of the initial pool balance.  See Appendix IV to this prospectus supplement for more information on the twenty (20) largest mortgage loans or groups of cross-collateralized mortgage loans.

[Note:  disclose crossed loan groups in the top 10 mortgage loans]  For more information regarding risks associated with cross-collateralization arrangements, see “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” in the accompanying prospectus.

A Concentration of Mortgage Loans with the Same or Related Borrowers Increases the Possibility of Loss on Those Mortgage Loans Which Could Reduce Payments on Your Certificates

[_____] ([_]) groups of mortgage loans, representing approximately [_]%, [_]% and [_]%, respectively, of the initial pool balance, were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership and, in general, have related mortgaged properties that are commonly managed.  The related borrower concentrations of the 3 largest groups in loan group 1 represent [_]%, [_]% and [_]%, respectively, of the initial loan group 1 balance.  The related borrower concentrations of the 3 largest groups in loan group 2 represent [_]%, [_]% and [_]%, respectively, of the initial loan group 2 balance.  Some, but not all, of these groups of mortgage loans may also be cross-collateralized and cross-defaulted.

Mortgage loans with the same borrower or related borrowers pose additional risks.  Among other things:

•
financial difficulty at one mortgaged property could cause the owner to defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the troubled mortgaged property;

•	the quality and experience of the persons or entities who control the borrower as operators of commercial real estate may affect all related mortgaged properties;

•
the owner could attempt to avert foreclosure on one mortgaged property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans; and

•
the bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans.

See “Risk Factors—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss” in the accompanying prospectus.

A Concentration of Mortgaged Properties in a Limited Number of Locations May Adversely Affect Payments on Your Certificates

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not.  Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region.  Other regional factors—e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect those mortgaged properties.

The mortgaged properties are located in [_____] ([_]) different states [and Washington, D.C.] (which include [_] other states and Washington, D.C. for loan group 1 and [_] other states for loan group 2).  Approximately [_]%, [_]% and [_]% of the mortgaged properties, by allocated loan amount, are located in [_____], [_____] and [_____], respectively; concentrations of mortgaged properties in other states do not exceed [_]% of the initial pool balance.  Approximately [_]%, [_]% and [_]% of the mortgaged properties by allocated loan amount (and mortgaged properties representing approximately [_]%, [_]% and [_]% of the initial loan group 1 balance and approximately [_]%, [_]% and [_]% of the initial loan group 2 balance) are located in [California, Texas and Florida], respectively, and may be more susceptible to special hazards that may not be adequately covered by insurance (such as earthquakes, flooding and hurricanes).  [The mortgage loans generally do not require any borrowers to maintain earthquake insurance.]  Mortgaged properties located in coastal states, including, but not limited to, [Florida, Mississippi, Louisiana and Alabama], also may be more generally susceptible to hurricanes.  Over the past several years, hurricanes in the Gulf Coast region of the United States have resulted in severe property damage as a result of the high winds and associated flooding.  The mortgage loans do not all require flood insurance unless the related mortgaged properties are in a flood zone and flood insurance is available.  We cannot assure you that any hurricane damage would be covered by insurance.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  We cannot assure you that the economies in such impacted areas would recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up would not have a material adverse effect on the local or national economy.  If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

See “Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss” in the accompanying prospectus.  For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

A Concentration of Mortgage Loans with the Same Property Types Increases the Possibility of Loss on Those Mortgage Loans Which Could Reduce Payments on Your Certificates

A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans or a particular loan group.  The following property types represent the indicated percentage of the initial pool balance:

•	retail properties represent approximately [_]%;

•	hospitality properties represent approximately [_]%;

•	office properties represent approximately [_]%;

•	manufactured housing properties represent approximately [_]%;

•	commercial condominium properties represent approximately [_]%;

•	multifamily properties represent approximately [_]%;

•	self storage properties represent approximately [_]%; and

•	industrial properties represent approximately [_]%.

See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” and “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the accompanying prospectus.  For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

A Large Concentration of [_____] Properties Securing the Mortgage Pool Will Subject Your Investment to the Special Risks of [_____] Properties

[_____] ([_]) of the mortgaged properties, securing mortgage loans representing approximately [_]% of the initial pool balance (and approximately [_]% of the initial loan group [_] balance), are [_____] properties.  Various factors may adversely affect the economic performance of these [_____] properties, which could adversely affect payments on your certificates, including:  [Note:  specify risks specific to relevant property type].

Leasehold Interests Entail Certain Risks Which May Adversely Affect Payments on Your Certificates

[_____] ([_]) mortgaged properties, representing approximately [_]% of the initial pool balance by allocated loan amount (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the entire related mortgaged property.  [_____] ([_]) mortgaged properties, representing approximately [_]% of the initial pool balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remaining portion of the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security interest in the leasehold estate.  Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the ground lease increases during the term of the lease.  Any such increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

[Note:  describe material ground lease issues (e.g., material rent increases, use restrictions, inability to obtain a new ground lease in bankruptcy)]

[Tenancies in Common, Delaware Statutory Trusts and Indemnity Deeds of Trust May Hinder Recovery

The borrowers under [_____] ([_]) mortgage loans, representing approximately [_]% of the initial pool balance (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively), own the related mortgaged property as tenants-in-common.  In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy.  In some cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In some cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy.  The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.  There can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.

In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Certain of the mortgage loans may not expressly prohibit transfers of ownership interests in the related borrower to entities structured as tenants-in-common and/or Delaware statutory trusts, however, other conditions are typically required to be satisfied in connection with any such transfer, including, but not limited to one or more of the following:  (i) that the lender receive rating agency confirmation in connection with such transfer; (ii) that the transferee be a special purpose entity; (iii) that the transferee be affiliated with the borrower; and/or (iv) that the lender or its counsel approve of the organizational documents of the transferee.

[In addition, with respect to [_____] ([_]) mortgage loans, representing approximately [_]% of the initial pool balance (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively), the related borrower (obligated under the related note) is different from the owner of the related mortgaged property.  The related property owner, although not obligated under the note, has agreed to guaranty all amounts payable by the related borrower under the related note, and such guaranty is secured by an indemnity deed of trust executed by such property owner in favor of the mortgage lender.  With respect to certain references to borrowers in this prospectus supplement, such references may apply to such property owner instead.]

[Note:  describe any significant tenant-in-common, Delaware Statutory Trust or indemnity deed of trust issues]]

A Tenant Bankruptcy May Adversely Affect the Income Produced by a Mortgaged Property and May Adversely Affect the Payments on Your Certificates

Certain of the tenants at some of the mortgaged properties may have been, may currently be, or may in the future become a party in a bankruptcy proceeding.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property.  See “Risk Factors—Tenant Bankruptcy Adversely Affects Property Performance” in the accompanying prospectus.  [Note:  describe any significant tenant bankruptcy issues]

Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property.  Any such potential liability could reduce or delay payments on the certificates.

[100]% of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans.  In all cases, the environmental site assessment was a Phase I environmental assessment, although in some cases a Phase II site assessment was also performed.

If the foregoing environmental site assessments revealed any such circumstances or conditions with respect to the related mortgaged property, then generally, with certain exceptions, one or more of the following was the case:

•	an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

•
if the only environmental condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the environmental site assessment recommended only the implementation of an operations and maintenance program, which the related borrower is required to do;

•
the identified environmental condition was remediated, abated or contained in all material respects and, if and as appropriate, a no further action, completion or closure letter was obtained from the applicable governmental regulatory authority (or such governmental authority listed the condition as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required);

•	the related mortgaged property is insured under a qualified policy of insurance against certain losses arising from such circumstances or conditions;

•
a party not related to the related borrower with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition; or

•	a party related to the related borrower with financial resources reasonably adequate to cure the subject violation in all material respects is required to take action.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters.  There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

 [With respect to the following mortgaged properties, the related mortgage loan seller obtained a lender’s environmental insurance policy in lieu of a the Phase II site assessment or to address environmental conditions or concerns.

•	[Note: for all mortgage loans, describe mortgage loans with an environmental insurance policy and briefly describe policy terms]]

[Note:  include disclosure of material environmental risks relating to the mortgage pool]

We cannot assure you, however, that the environmental assessments revealed or accurately quantified all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.  Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•
the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Environmental Laws Entail Risks that May Adversely Affect Payments on Your Certificates. Under various United States federal, state, local and municipal environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials.  In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup.  In some states, this lien has priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability. Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations.  Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws.  These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems.  Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Problems Associated with Mold May Affect the Value of a Mortgaged Property and/or Lead to an Increased Risk of Issuing Entity Liability.  Problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower.  Although, in general, the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of any existing mold.  In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.  If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property.

Environmental Assessments May Delay Recovery on a Mortgaged Property.  Before the special servicer acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment.  This requirement will decrease the likelihood that the issuing entity will become liable under any environmental law.  However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken.  There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained.  Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws.  Any such potential liability could reduce or delay payments to certificateholders.

You May Experience a Loss If a Borrower is Unable to Repay Its Loan on Its Maturity Date, and the Risk of Non-Payment is Greater for Balloon Loans

[_____] ([_]) of the mortgage loans, representing approximately [_]% of the initial pool balance (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively), are balloon loans.  For purposes of this prospectus supplement, we consider a mortgage loan to be a “balloon loan” if its principal balance is not scheduled to be fully or substantially amortized by the loan’s respective anticipated repayment date (in the case of a loan having an anticipated repayment date) or maturity date.  [_____] ([_]) of these balloon loans, representing approximately [_]% of the initial pool balance (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively), are mortgage loans that have an anticipated repayment date and provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity (also referred to in this prospectus supplement as “ARD loans”).  These ARD loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan’s stated maturity date) upon which these increases occur.  Also included in the mortgage pool are [_____] ([_]) mortgage loans, representing approximately [_]% of the initial pool balance (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively), that currently provide for monthly payments of interest only for their respective terms, and [_____] ([_]) mortgage loans, representing approximately [_]% of the initial pool balance (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively), that currently provide for monthly payments of interest only for a portion of their respective terms ranging from [_____] ([_]) months to [_____] ([_]) months and then provide for the monthly payment of principal and interest over their respective remaining terms.

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully amortizing mortgage loans.  We cannot assure you that each borrower will have the ability to repay the outstanding principal balance of the applicable mortgage loan on the pertinent date, especially under a scenario where interest rates are higher than when such mortgage loan was originated.  A borrower’s ability to repay a mortgage loan on its anticipated repayment date or stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  No mortgage loan seller or any of its respective affiliates is under any obligation to refinance any mortgage loan.  Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date will likely extend the weighted average life of your certificates.

See “—The Repayment of a Commercial Mortgage Loan Is Dependent on the Cash Flow Produced by the Property Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Certificates” and “Risk Factors—Risks Related to Market Conditions—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” above and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans” in this prospectus supplement.

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payments on Your Certificates

[[_____] ([_]) mortgage loans, representing approximately [_]% of the initial pool balance (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively), have subordinate debt currently in place.]

[[_____] ([_]) mortgage loans, representing approximately [_]% of the initial pool balance (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively), permit the related borrowers to incur future additional subordinate financing secured by the related mortgaged properties either without prior lender approval or upon the satisfaction of certain conditions.]

With respect to [_____] ([_]) mortgage loans, representing approximately [_]% of the initial pool balance (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively), the related sponsors or their affiliates have entered into mezzanine financing that is secured by pledges of the equity interests in the related mortgage borrower and indirectly by other interests owned by the related sponsors, which other interests do not represent ownership interests in the related mortgaged property.  With respect to [_____] ([_]) mortgage loans, representing approximately [_]% of the initial pool balance (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively), the related sponsors are permitted to enter into future mezzanine financing that is secured by a pledge of some or all of the equity interests in the related borrower; provided that certain debt service coverage ratio and/or loan-to-value ratio tests, as well as other related conditions, are satisfied.  The holders of each related mortgage loan and mezzanine loan have entered into a related intercreditor agreement that governs the rights and duties of such parties.  [See “Mortgage Loan No. [_]—[_____]” on Appendix IV to this prospectus supplement for more information regarding the intercreditor agreement governing the relationship between the holders of the [_____] mortgage loan and the related mezzanine loan.]

In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the issuing entity if certain defaults on the mortgage loan occur.  The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan and, to the extent set forth in any related intercreditor agreement, will include special servicing fees, liquidation fees and other additional trust fund expenses.  Such purchase price generally does not include a yield maintenance charge or prepayment premium.  Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance charge or prepayment premium.  Holders of subordinate debt may also have the right to replace the manager of the related mortgaged property, to approve annual budgets and to approve certain material amendments to the related mortgage loan documents.  We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower.

Further, a third party may have a preferred equity interest in the related borrower, entitling it to a specified rate of return on its equity investment.  Such a preferred equity investor may also be entitled to consent with respect to certain major decisions relating to the management of the related borrower and may be permitted to cause the managing member of the borrower to enter into a sale of the related mortgaged property.  Preferred equity interests may subject the borrower to the same risks and difficulties associated with other types of additional financing on or related to the mortgaged property.

Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.  In addition, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

When a mortgage loan borrower, or its constituent members, also has or guarantees one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the issuing entity is subjected to certain risks, including:

•	the borrower may have difficulty servicing and repaying multiple loans;

•
the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower’s ability to repay any balloon payment due under the mortgage loan at maturity or on its anticipated repayment date;

•	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property; and

•
the existence of such debt effectively reduces the equity owners’ economic stake in the related mortgaged property and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this prospectus supplement.

Actions Taken by Other Lenders in a Subordinate or Mezzanine Financing May Affect the Security Available to the Issuing Entity.  If the borrower, or its constituent members, is obligated to another lender, actions taken by other lenders could impair the security available to the issuing entity.  If another lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by another lender, the issuing entity’s ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.  Although this transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and the related borrower’s ability to make payments on the related mortgage loan in a timely manner.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Even if a subordinate lender has agreed not to take any direct actions with respect to the related subordinate debt, including any actions relating to the bankruptcy of the borrower, and has agreed that the holder of the mortgage loan will have all rights to direct all such actions, there can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender.  In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code.  This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II to this prospectus supplement.

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Adversely Impact Repayment of the Related Mortgage Loan

Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay a sale of real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.  In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property.  Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	reduce the amount of principal due and owing under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the terms of the mortgage loan, including the repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy estate or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow debts.  In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will also stay the lender from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents.  A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships.  Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.  The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan. [Note:  include disclosure of material bankruptcy risks relating to the mortgage pool]

See also, “—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payments on Your Certificates” above and “Risk Factors—Tenant Bankruptcy Adversely Affects Property Performance” in the accompanying prospectus.

Bankruptcy or Other Proceedings Related to the Sponsor of a Borrower May Adversely Affect the Performance of the Related Mortgage Loan

Certain of the mortgage loans may have sponsors or borrowers that have previously filed bankruptcy or have been subject to foreclosure actions, which in some cases may have involved the same property that currently secures the mortgage loan.  In most, but not all cases, the related entity or person has emerged from bankruptcy or, in the case of previous foreclosure actions, is generally, but not in all cases, not permitted to directly or indirectly manage the related borrower.  For example, [Note:  include disclosure of prior bankruptcies relating to the mortgage pool].  However, we cannot assure you that such sponsors or borrowers will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves.  We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the properties will be sufficient to fully fund such reserves.  See Appendix I to this prospectus supplement for additional information with respect to the reserves established for the mortgage loans.

Borrowers That Are Not Special Purpose Entities May Be More Likely to File Bankruptcy Petitions and This May Adversely Affect Payments on Your Certificates

While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities.  The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents).  Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan.  For example, [Note:  disclose non-SPE borrowers for top 15 mortgage loans].

In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower.  For example, [Note:  disclose borrowers without independent directors for top 15 mortgage loans].  One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances.  Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.  See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the accompanying prospectus.

The Operation of Commercial Properties Is Dependent Upon Successful Management

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is generally responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.  A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

Many of the mortgaged properties are managed by affiliates of the related borrower, which may not manage properties for non-affiliates.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans may permit the lender to remove the related property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger (in some cases, subject to lender approval).

[With respect to the [_____] ([_]) mortgaged properties that are each leased to a single tenant (representing in the aggregate approximately [_]% of the initial pool balance by allocated loan amount (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively)), several of such properties are leased under a net lease pursuant to which the tenant is responsible for all aspects of property management, and as a result there is no management agreement in place with respect to such properties.]

We make no representation or warranty as to the skills of any present or future managers.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

[Note:  include disclosure of material franchise agreement or management agreement issues relating to the top 15 mortgage loans]

The Benefits of Multi-Property or Portfolio Mortgage Loans May Be Limited

The mortgage pool includes [_____] ([_]) groups of mortgage loans, representing approximately [_]% of the initial pool balance (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively), under which an aggregate amount of indebtedness is evidenced by multiple obligations that are cross-defaulted and cross-collateralized among multiple mortgaged properties.  The mortgage pool also includes [_____] ([_]) mortgage loans, representing approximately [_]% of the initial pool balance (and approximately [_]% and [_]% of the initial loan group 1 balance and the initial loan group 2 balance, respectively), secured by multiple mortgaged properties (other than through cross-collateralization of a mortgage loan with other mortgage loans).  These arrangements attempt to reduce the risk that one mortgaged property may not generate enough net operating income to pay debt service.

Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances if:

•	one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

•
the related borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged real property or properties to be encumbered by a lien benefiting the other borrowers; or

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was unable to pay its debts as they matured.

Among other things, a legal challenge to the granting of the liens may focus on:

•	the benefits realized by such borrower entity from the respective mortgage loan proceeds as compared to the value of its respective property; and

•	the overall cross-collateralization.

If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower’s respective mortgage loan to existing or future indebtedness of that borrower.  The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of certificates, including, under certain circumstances, invalidating the loan or the related mortgages that are subject to such cross-collateralization.

In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax.  This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The foregoing mortgage loans may be secured by mortgaged properties located in various states.  Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state.  Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged properties simultaneously.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.  The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.  We cannot assure you that:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	a title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy.  In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your certificates.  [Note:  disclose any material title insurance issues relating to the top 15 mortgage loans]

Mortgaged Properties Securing the Mortgage Loans That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Payments on Your Certificates

Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates.  At origination of the mortgage loans, the mortgage loan originators took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, all applicable zoning, land-use and building ordinances, rules, regulations, and orders.  Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements, appraisals, zoning consultants’ reports and/or representations by the related borrower in the related mortgage loan documents.  These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.  [Note:  disclose any material zoning issues (e.g., legal non-conforming uses) relating to the top 15 mortgage loans]

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or noncompliance.  In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs.  In some cases, permitted nonconforming uses and/or structures may be subject to the effects of zoning compliance requirements that are not casualty-related, such as the lifting of a parking compliance moratorium.  Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur or if a mortgaged property, as rebuilt for a conforming use, is less valuable or generates less revenue.  In such cases, the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower’s right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates

Certain Risks Are Not Covered Under Standard Insurance Policies.  The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates.  In addition, some of the mortgaged properties are located in [California, Florida, the Gulf Coast of the United States] and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, fires, hurricanes and floods.  The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.  If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase their cost.

As a result of these factors, the amount available to make distributions on your certificates could be reduced.

Terrorism Insurance May Not Be Available or Adequately Insure Against Risks of Terrorism and Similar Acts.  After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans).  To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program.  Under the Terrorism Insurance Program the federal government shares the risk of loss associated with certain future terrorist acts.  The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007.  The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism for any program year, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by a program extension at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic “all-risk” policies.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of those types of exclusions in force on November 26, 2002 is also voided.

There can be no assurance that upon the expiration of the Terrorism Insurance Program subsequent terrorism insurance legislation will be enacted.  Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.  In addition, the provisions of any such legislation may include changes from the existing legislation.

To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result.  In addition, the failure to maintain such terrorism insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of that commercial mortgage loan.  Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

Certain of the mortgage loans are secured by mortgaged properties that are not insured for acts of terrorism.  Additionally, certain mortgage loans are secured by mortgaged properties for which coverage for acts of terrorism is required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.  In both cases, if those casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

See the summaries of the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans on Appendix IV to this prospectus supplement for additional detail regarding terrorism and insurance risks relating to the mortgaged properties securing certain of those mortgage loans.

Certain Other Risks Related to Casualty and Casualty Insurance

The loan documents for each mortgage loan generally require that (A) “special form” (formerly known as “all-risk”) or “fire and extended perils coverage” insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or (ii) the lesser of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B) the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require.  Certain mortgage loans require that the related mortgaged property be covered by windstorm coverage in an amount that is at least equal to the probable maximum loss as determined by a reputable, independent firm.  Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the “actual cash value” of the property, which is generally equal to the replacement cost of the property less physical depreciation.  The determination of “actual cash value” is both inexact and heavily dependent on facts and circumstances.  Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the “actual cash value” of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the “actual cash value” is lower, and the mortgaged property is not restored, only the “actual cash value” will be paid.  Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan, rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan, which may adversely affect payments on your certificates.

In addition, certain leases may provide that they are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.  Lease terminations in such circumstances may impair the ability of the related borrower to repay the related mortgage loan and adversely affect payments on your certificates.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on the Property

Licensed engineers or consultants generally inspected the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as integrity of the buildings and other improvements on the mortgaged property, including, structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, any such report represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the mortgage loan seller’s satisfaction, or funds as deemed necessary by the mortgage loan seller, or the related engineer or consultant have been reserved to remedy the material condition.  [Note:  disclose mortgage loan for which no inspection was conducted]  No additional property inspections were conducted by us in connection with the issuance of the certificates.

[Risks Related to Redevelopment and Renovation at the Mortgaged Properties]

[Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

 If the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

 The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

 If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the issuing entity may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.]

  Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions

As described under “Description of the Mortgage Pool—Additional Mortgage Loan Information,” underwritten net cash flow means cash flow (including in certain instances any cash flow from master leases and interest guarantees) adjusted based on a number of assumptions and subjective judgments used by the mortgage loan sellers.  Some assumptions and subjective judgments related to future events, conditions and circumstances, including future income and expense levels, and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee have control.  In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements.  If ultimately proven erroneous, such assumptions could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this prospectus supplement.  No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows.  You should review the types of assumptions described below and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

The amounts representing net operating income and underwritten net cash flow are not a substitute for, or an improvement upon, net income (as determined in accordance with generally accepted accounting principles) as a measure of the results of the mortgaged property’s operations, or a substitute for cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to this securitization transaction.  [100]% of the mortgage loans have appraisals dated within the twelve (12) months prior to the cut-off date.

In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this prospectus supplement with respect to the mortgaged properties generally reflect only the “as-is” value[, except with respect to the cut-off date loan-to-value ratio and the loan-to-value ratio at maturity of [_____] ([_]) mortgage loan, which represent [_____]].

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value.  One appraiser may reach a different conclusion than another appraiser.  In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount that could be obtained from the sale of a mortgaged property under a distress or liquidation sale.  We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

The Timing of Mortgage Loan Amortization May Cause Increased Pool Concentration, Which May Adversely Affect Payments on Your Certificates

As principal payments or prepayments are made on mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable.  Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority.  This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphanumeric order, with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

The Operation of the Mortgaged Property Following Foreclosure of the Mortgage Loan May Affect the Tax Status of the Issuing Entity and May Adversely Affect Payments on Your Certificates

If the issuing entity acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property.  Any net income from operations other than qualifying “rents from real property” will subject the issuing entity to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax.  “Rents from real property” do not include any rental income based on the net profits derived by any person from such property or allocable to a non-customary service.  The special servicer may permit the issuing entity to earn such income, but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes.  Any such taxes may reduce net proceeds available for distribution to the certificateholders.

Tenant Leases May Have Provisions That Could Adversely Affect Payments on Your Certificates

In certain jurisdictions, if a tenant lease is subordinate to the lien created by the mortgage and does not contain attornment provisions which require the tenant to recognize a successor owner (following foreclosure) as landlord under the lease, such lease may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Not all leases were reviewed to ascertain the existence of these provisions.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to such a tenant, such mortgaged property could experience a further decline in value if such tenant’s lease were terminated.  This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties may not be subordinate to the related mortgage, in which case the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property.  In addition, if the lease contains provisions inconsistent with the mortgage (e.g., with respect to the application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., an option to purchase the mortgaged property or a related right of first refusal), the provisions of the lease will control.

Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants or certain third parties a right of first offer or right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property.  Such provisions, if not waived or subordinated, may impede the lender’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.  The following are examples of mortgage loans with associated purchase options, rights of first offer or rights of first refusal, as applicable:

•	[Note: disclose tenant purchase options, rights of first offer and rights of first refusal for top 15 mortgage loans]

Risks of Lease Early Termination Options

Leases often give tenants the right to terminate the related lease or abate or reduce the related rent:

•	if the landlord/borrower of the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases;

•	if the landlord/borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions;

•	if the related landlord/borrower fails to provide a designated number of parking spaces;

•
if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the landlord/borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property;

•
upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the landlord/borrower fails to rebuild such mortgaged property within a certain time;

•	if a tenant’s use is not permitted by zoning or applicable law; or

•	if the landlord/borrower defaults on its obligations under the lease.

In each identified instance the borrower may have interests adverse to the lender, and we cannot assure you that the landlord/borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.  Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related landlord/borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.  We cannot assure you that all or any of the landlords/borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

In addition, it is common for non-anchor tenants at anchored or shadowed anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the landlord’s/borrower’s ability to meet its obligations under the related loan documents.  If an anchor tenant goes dark, generally the landlord’s/borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.  See “—The Related Borrowers May Have Difficulty Re-Leasing Mortgaged Properties” above.

Certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if such tenants fail to meet certain sales targets or other business objectives for a specified period of time or if a certain number of anchor tenants, shadow anchors and/or a percentage of the tenants cease to operate at the applicable mortgaged property.  In certain cases, the related tenant may be permitted to terminate its lease in its sole discretion without any such triggers.  For example, [Note:  describe tenant early termination/rent abatement options for top 10 mortgage loans]. [Note:  describe material tenant leases that have been executed but are not yet in occupancy and are not open for business for top 15 mortgage loans]

In general, the related mortgage loan sellers have underwritten the mortgage loans with lease expiration dates matching the related early termination option date.  However, any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be re-let.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers and the transfer or pledge of less than a controlling portion of the partnership, members’ or other non-managing member equity interests in a borrower.  Certain of the mortgage loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Certain of the mortgage loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

Legal Action Arising Out of Ordinary Business Could Adversely Affect Payments on Your Certificates

There may be pending or threatened legal actions, suits or proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  For example, [Note:  disclose any material litigation risks related to the mortgage pool].  We cannot assure you that any such actions, suits or proceedings would not have a material adverse effect on your certificates.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements.  [Note:  describe any tax abatement arrangements for top 15 mortgage loans]  Some of these programs or arrangements may be scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on its mortgage loan.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.  The termination of any such program could affect the ability of the related borrower to repay the related mortgage loan.

[Risks Relating to Tax Credits]

[With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing, who receive a tax credit allocation from the state tax credit allocating agency.  The total amount of tax credits to which the property owner is entitled is based upon the percentage of total units made available to qualified tenants.  The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project.  In general, the tax credits on the mortgage loans have been allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit.  Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period.  In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits.  The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor.  Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years.  The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.]

The Mortgage Loans Have Not Been Reunderwritten By Us

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines.  Instead, we have relied on the representations and warranties made by the related sponsor and the remedies for breach of a representation and warranty, as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies” in this prospectus supplement.

If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process would have revealed problems with a mortgage loan not covered by a representation or warranty or would have revealed inaccuracies in the representations and warranties.  See “—Risks Related to the Offered Certificates—Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” below, and “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies” in this prospectus supplement.

A review of the mortgage loans in the pool has been conducted as required under Rule 193 of the Securities Act of 1933.  Generally, each mortgage loan seller engaged a third party accounting firm to compare certain information set forth in this prospectus supplement against certain source documents and engaged one or more law firms to review certain loan and asset information.  See “Transaction Parties—The Sponsor[s], the Mortgage Loan Seller[s] and Originator[s]—Morgan Stanley Mortgage Capital Holdings LLC—MSMCH’s Underwriting Standards” in this prospectus supplement.

Risks Related to Conflicts of Interest

Conflicts of interest may have an adverse effect on your certificates.  Each of the following relationships should be considered carefully by you before you invest in any certificates.

[Conflicts Between Various Certificateholders]

[The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans.  During any Subordinate Control Period, the controlling class representative will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement (other than, to the extent set forth in the related intercreditor agreement, with respect to any A/B whole loan or loan pair for so long as the related B note holder or serviced companion loan holder is the directing holder with respect to such A/B whole loan or loan pair, as applicable).  At any given time, the controlling class representative will be controlled generally by the holders of the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate principal balance (as notionally reduced by any appraisal reductions allocable to such class) at least equal to 25% of the initial certificate principal balance of such class, and such holders may have interests in conflict with those of the holders of the other certificates.  In addition, during any Subordinate Control Period (other than, to the extent set forth in the related intercreditor agreement, with respect to any A/B whole loan or loan pair for so long as the related B note holder or serviced companion loan holder is the directing holder with respect to such A/B whole loan or loan pair, as applicable) the controlling class representative will have the right to advise the special servicer, or will otherwise have approval rights, with respect to certain actions of the special servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the Controlling Class, without any liability to any certificateholder.  For instance, the holders of certificates of the Controlling Class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds.  However, the interests of the issuing entity may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the issuing entity than would have been realized if earlier action had been taken.  In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the offered certificates than to the privately offered certificates.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this prospectus supplement.

The master servicer or the special servicer or an affiliate of either of them may hold subordinate mortgage notes or acquire certain of the most subordinated certificates, including those of the initial Controlling Class.  In addition, under certain circumstances the master servicer or the special servicer may be entitled to purchase defaulted mortgage loans and/or REO property from the issuing entity as described in this prospectus supplement.  Under such circumstances, the master servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates and/or the issuing entity.  In addition, the master servicer and the special servicer will service loans other than those included in the issuing entity in the ordinary course of their business.  In these instances, the interests of the master servicer or the special servicer, as applicable, and their respective clients may differ from and compete with the interests of the issuing entity, and their activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity notwithstanding the fact that the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer or the special servicer, as applicable.]

[Conflicts of Interest of the Trust Advisor]

[The trust advisor will be required to review certain asset status reports and certain other information, and subject to certain conditions, meet on an annual basis during any Collective Consultation Period and any Senior Consultation Period with the special servicer.  During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.  In addition, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) with the trust advisor in connection with certain major decisions involving any mortgage loan, A/B whole loan, loan pair or any related REO property, provided that with respect to any A/B whole loan or loan pair, the related B note holder or serviced companion loan holder is not the directing holder with respect to such A/B whole loan or loan pair, as applicable.  In acting as trust advisor, the trust advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, all of the certificateholders (as a collective whole as if such certificateholders constituted a single lender).  See “Servicing of the Mortgage Loans—The Trust Advisor” in this prospectus supplement.

Notwithstanding the foregoing, the trust advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the trust advisor or any of its affiliates holds certificates.  Each of these relationships may create a conflict of interest.]

[Conflicts of Interest of the Controlling Class Representative; Rights of the Controlling Class Representative Could Adversely Affect Your Investment]

[In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative (during any Subordinate Control Period and, in any event, subject to the rights of any A/B whole loan directing holder or any loan pair directing holder to the extent set forth in the related intercreditor agreement), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some of the classes of certificates.  The controlling class representative will be controlled by the Controlling Class certificateholders.  The controlling class representative may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the controlling class representative may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard, the REMIC provisions, the terms of the mortgage loan documents or the related intercreditor agreement.  In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans—

The Special Servicer” in this prospectus supplement, the special servicer may be removed, with or without cause, by the controlling class representative (during any Subordinate Control Period) or by the holders of 75% of the voting rights of the certificates (during any Collective Consultation Period and any Senior Consultation Period).  See “Servicing of the Mortgage Loans—The Controlling Class Representative” and “Servicing of the Mortgage Loans—The Special Servicer” in this prospectus supplement.

Each certificateholder (by its acceptance of its certificates) acknowledges and agrees that (i) the controlling class representative, the Controlling Class and/or the holders of the Control Eligible Certificates may each have special relationships and interests that conflict with those of holders of the other classes of certificates; (ii) the controlling class representative, the Controlling Class and/or the holders of the Control Eligible Certificates may act solely in the interests of the Control Eligible Classes (or any of them); (iii) the controlling class representative, the Controlling Class and/or the holders of the Control Eligible Certificates do not have any duties to the issuing entity or to the holders of any class of certificates; (iv) the controlling class representative, the Controlling Class and/or the holders of the Control Eligible Certificates may take actions that favor interests of the Control Eligible Classes (or any of them) over the interests of the holders of one or more other classes of certificates; (v) none of the controlling class representative, the Controlling Class and/or the holders of the Control Eligible Certificates shall have any liability whatsoever to the issuing entity, the other parties to the pooling and servicing agreement, the certificateholders or any other person (including any borrower under a mortgage loan) for having acted in accordance with or as permitted under the terms of the pooling and servicing agreement and this paragraph; and (vi) the certificateholders may not take any action whatsoever against the controlling class representative, the Controlling Class, any holder of a Control Eligible Certificate or any of the respective affiliates, directors, officers, shareholders, members, partners, agents or principals thereof as a result of the controlling class representative, the Controlling Class, and/or the holders of the Control Eligible Certificates, as applicable, having acted in accordance with the terms of and as permitted under the pooling and servicing agreement and this paragraph.]

[Conflicts of Interest of the Directing Holders; Rights of the Directing Holders Could Adversely Affect Your Investment]

[With respect to any A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, the holder of the related B note or serviced companion loan will be the initial A/B whole loan directing holder or loan pair directing holder, as applicable.  In connection with the servicing of a mortgage loan that is part of an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, such directing holder will be entitled to advise, grant or withhold approvals or direct the master servicer and the special servicer with respect to certain material servicing actions including foreclosing on and liquidating mortgaged properties.  In connection with the servicing of a mortgage loan that is part of an A/B whole loan or loan pair, the master servicer and the special servicer may, at the direction of the applicable directing holder, take actions with respect to such mortgage loan that could adversely affect the holders of some of the classes of certificates.  Unless otherwise set forth in the related intercreditor agreement, the directing holder with respect to an A/B whole loan or loan pair will not have any duties to the holders of any class of certificates.  As a result, it is possible that a directing holder may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  In addition, to the extent set forth in the related intercreditor agreement, the special servicer with respect to an A/B whole loan or loan pair may be removed with or without cause by the related directing holder.  See “Servicing of the Mortgage Loans—The Controlling Class Representative,” “Servicing of the Mortgage Loans—The Special Servicer” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this prospectus supplement.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder for any A/B whole loan or loan pair:  (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in its own interests, without regard to your interests; (iii) does not have any duties to any other person, including the holders of any class of certificates; (iv) may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and (v) will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the directing holder or any director, officer, employee, agent or principal of the directing holder for having so acted.]

Conflicts Between Certificateholders and the Holders of Subordinate Notes or Mezzanine Notes

Pursuant to the terms of the related co-lender or intercreditor agreements, neither the master servicer nor special servicer may enter into material amendments, modifications or extensions of a mortgage loan without the consent of the holder of the related subordinate or mezzanine note, subject to the expiration of the subordinate or mezzanine note holder’s consent rights.  The holders of the subordinate or mezzanine notes (or their respective designees) may have interests in conflict with those of the certificateholders.  As a result, approvals to proposed actions of the master servicer or special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some of the classes of certificates.

Conflicts Between Borrowers and Property Managers

It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties.  Affiliates of the managers, and managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

Conflicts Between the Issuing Entity and the Mortgage Loan Sellers

The activities of the mortgage loan sellers, and their affiliates or subsidiaries, may involve properties that are in the same markets as the mortgaged properties underlying the certificates.  In such case, the interests of each of the mortgage loan sellers, or their affiliates or subsidiaries, may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.  Conflicts of interest may also arise between the issuing entity and each of the mortgage loan sellers, or their affiliates or subsidiaries, that engage in the acquisition, development, operation, leasing, financing and disposition of real estate if those mortgage loan sellers acquire any certificates.  [In particular, if certificates held by a mortgage loan seller are part of a class that is or becomes the Controlling Class, the mortgage loan seller as part of the holders of the Controlling Class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller, or its affiliates or subsidiaries, as acquirors, developers, operators, tenants, financers or sellers of real estate related assets.]

[[_____] is a mortgage loan seller and will act as the master servicer responsible for servicing the mortgage loans.  Because it is both the master servicer and a mortgage loan seller, [_____] may have interests that conflict with the interest of the holders of the certificates.  However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of representation or warranty or repurchase any mortgage loan.]

[The primary servicer with respect to those mortgage loans sold to us by [______] will be [_____] or affiliates thereof, who is (or is an affiliate of) a mortgage loan seller and sponsor.  The master servicer will delegate many of its servicing obligations to such primary servicer pursuant to a primary servicing agreement.  Under such circumstances, the primary servicer because it is (or is affiliated with) a mortgage loan seller and sponsor, may have interests that conflict with the interests of the holders of the certificates.  However, the primary servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of representation or warranty or repurchase any mortgage loan.]

In addition, any subordinate or pari passu indebtedness secured by the related mortgaged property, and any existing and/or future mezzanine loans related to certain of the mortgage loans may be held by the respective sellers of the affected mortgage loans or affiliates or subsidiaries thereof.  The holders of such indebtedness or mezzanine loans may have interests that conflict with the interests of the holders of the certificates.

Additionally, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller, or an affiliate or subsidiary of a mortgage loan seller, and the mortgage loan sellers, or their affiliates or subsidiaries, may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity.  Each of the mortgage loan sellers, and their affiliates or subsidiaries, have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

[For example, with respect to the mortgaged property identified on Appendix I to this prospectus supplement as [_____], securing a mortgage loan representing approximately [_]% of the initial pool balance (and approximately [_]% of the initial loan group [_] balance), [_____], which is the related mortgage loan seller and originator, is an affiliate of the related borrower.]  Such mortgage loan may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower.  In particular, [Note:  describe borrower-friendly provisions for all seller affiliate loans].

The mortgage loan sellers, the sponsors and their respective affiliates expect to derive ancillary benefits from this offering, and their respective incentives may not be aligned with those of purchasers of the certificates.  In particular, the mortgage loan sellers, the sponsors and their respective affiliates expect to receive compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of certificates and, accordingly, such parties may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the certificates to investors relative to their investment in the mortgage loans.  The benefits to the mortgage loan sellers, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other mortgage loans been selected.

In addition, the mortgage loan sellers originated or purchased the mortgage loans in order to securitize them by means of a transaction such as the offering of the certificates.  A completed sale of the certificates to third parties would reduce the mortgage loan sellers’ and their respective affiliates’ exposure to the risk of ownership of the mortgage loans, and would effectively transfer such risk of ownership to the purchasers of the certificates.

Furthermore, the mortgage loan sellers and their affiliates may benefit from a completed sale of the certificates because the sale would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the mortgage loan sellers and their respective affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of similar assets or securities held on their balance sheet.

Conflicts of Interest of the Underwriters

The activities of the underwriters and their respective affiliates (collectively referred to as the Underwriter Entities) may result in certain conflicts of interest.  The Underwriter Entities may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates.  If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as certificateholder, including voting, providing consents or otherwise, will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell the certificates.

Certain activities and interests of the Underwriter Entities will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high net worth individuals.  As such, the Underwriter Entities actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the certificates.

The Underwriter Entities and their respective clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates or credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates.  Such transactions may result in Underwriter Entities and/or their clients having long or short positions in such instruments.  Any short positions will increase in value if the related securities or other instruments decrease in value.  In conducting such activities, none of the Underwriter Entities has any obligation to take into account the interests of the certificateholders or holders of B notes or serviced companion loans or any possible effect that such activities could have on them.  The Underwriter Entities and their respective clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or holders of B notes or serviced companion loans.

The Underwriter Entities expect that a completed offering will enhance their ability to assist clients and counterparties in the transaction contemplated by this prospectus supplement or in related transactions (including assisting clients in further purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development and enable them to obtain additional business and generate additional revenue.

In addition, the Underwriter Entities[, other than [_____], solely in its capacity as master servicer], will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator[, the trust advisor] or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator[, the trust advisor] or the trustee or to direct their actions.

Furthermore, the Underwriter Entities may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the mortgage loan sellers or sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the Underwriter Entities, on the one hand, and the issuing entity, on the other hand.  Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley Mortgage Capital Holdings LLC, a sponsor, a mortgage loan seller and an originator.  [Note:  list underwriter affiliations]

[Conflicts in the Selection of the Underlying Mortgage Loans]

[The anticipated initial investor in the Control Eligible Certificates was given the opportunity by the mortgage loan sellers to perform due diligence on the mortgage loans originally identified by the mortgage loan sellers for inclusion in the issuing entity, and may have been given the opportunity to request the removal or re-sizing of, or the modification of the expected repayment dates or other features of, some or all of the mortgage loans.  The mortgage pool as originally proposed by the mortgage loan sellers may have been adjusted based on some of these requests, if any were made.

We cannot assure you that you or another investor would make the same requests to modify the original pool as the anticipated initial investor or that the final pool if influenced by the anticipated initial investor’s feedback would not adversely affect the performance of your certificates and benefit the performance of the anticipated initial investor’s certificates.  Because of the differing subordination levels, the anticipated initial investor has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the anticipated initial investor but that does not benefit other investors.  In addition, the anticipated initial investor may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The anticipated initial investor performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.  Investors are not entitled to rely on in any way the anticipated initial investor’s acceptance of a mortgage loan.  The anticipated initial investor’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The anticipated initial investor in the Control Eligible Certificates or its designee is expected to constitute the initial controlling class representative.  The controlling class representative will have certain approval rights and rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Controlling Class Representative” in this prospectus supplement.

Because the incentives and actions of that anticipated initial investor may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.]

[Conflicts May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer of an A/B Whole Loan or Loan Pair]

[With respect to an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, the holder of the related B note or serviced companion loan will be entitled, under certain circumstances, to remove the special servicer under the pooling and servicing agreement for the A/B whole loan or loan pair and appoint a successor special servicer for the A/B whole loan or loan pair.  The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates.  In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so.  No certificateholder may take any action against the majority certificateholder of the Controlling Class, the holder of the related B note or serviced companion loan or other parties for having acted solely in their respective interests.  See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this prospectus supplement for a description of these rights to terminate a special servicer.]

Other Conflicts

The special servicer (or any prospective replacement special servicer) may enter into one or more arrangements with [the controlling class representative, a Controlling Class certificateholder, a B note holder, a serviced companion loan holder] and/or other persons or certificateholders who have the right to remove the special servicer [(but may not enter into such arrangements with the trust advisor or any affiliate thereof)], to provide for a discount and/or revenue sharing with respect to certain special servicer compensation in consideration of or as a condition of, among other things, the special servicer’s appointment or replacement as special servicer under the pooling and servicing agreement [and, with respect to any A/B whole loan or loan pair, under the related intercreditor agreement].  Any such party may further consider any such economic arrangements with the special servicer or a prospective replacement special servicer in entering into any decision to appoint or replace such party from time to time, and such considerations would not be required to take into account the best interests of the certificateholders or any group of certificateholders.  A primary servicer or the master servicer may enter into an agreement with a mortgage loan seller or sponsor to purchase the servicing rights to related mortgage loans and/or the right to be appointed as the primary servicer or master servicer with respect to such mortgage loans.  A mortgage loan seller, sponsor [or directing holder] may consider the economic arrangement with the servicer in entering into any decision to appoint such servicer from time to time, and such consideration would not be required to take into account the best interests of the certificateholders or any group of certificateholders.

[Note:  describe additional conflicts of interest]

Risks Related to the Offered Certificates

Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates

As described in this prospectus supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated (except as set forth in the last sentence of this paragraph) to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation.  Losses (other than losses attributable to trust advisor expenses) on the mortgage loans will be allocated to the Class [_], Class [_] and Class [_] Certificates, in that order, reducing amounts otherwise payable to each class.  Any remaining losses would then be allocated or cause shortfalls to the Class [_], Class [_] and Class [_] Certificates, pro rata, and, solely with respect to losses of interest, to the Class [_] and Class [_] Certificates, in proportion to the amounts of interest distributable on or the principal balances of, as applicable, those certificates.  [Notwithstanding the foregoing, losses attributable to trust advisor expenses will be allocated in the following order to the Class [_], Class [_] and Class [_] Certificates and, in certain circumstances, to the Class [_] Certificates and then pro rata to the Class [_], Class [_] and Class [_] Certificates, and will not be allocated to the Control Eligible Certificates.]

Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  See “Material Federal Income Tax Consequences—Original Issue Discount” in this prospectus supplement.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

In limited circumstances, the related mortgage loan seller may be obligated to repurchase or replace a mortgage loan that it sold to us if the applicable mortgage loan seller’s representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan.  Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us.  There can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution and neither we nor any of our affiliates (except, in certain circumstances, for Morgan Stanley Mortgage Capital Holdings LLC in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so.  The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates.  They do not relieve you or the issuing entity of the risk of defaults and losses on the mortgage loans.  In addition, any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the trust to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies” in this prospectus supplement.

Your Lack of Control Over the Issuing Entity Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “Servicing of the Mortgage Loans—General” in this prospectus supplement.  Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

[During any Subordinate Control Period, the controlling class representative will have the right to replace the special servicer with or without cause.  During any Collective Consultation Period and any Senior Consultation Period, the holders of at least 25% of the voting rights of the certificates may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if within one hundred eighty (180) days of the initial request for that vote the holders of at least 75% of the voting rights of the certificates, vote affirmatively to so replace.  Notwithstanding the foregoing, in the case of an A/B whole loan or loan pair, for so long as the holder of the related B note or serviced companion loan is the directing holder with respect to such A/B whole loan or loan pair, and to the extent set forth in the related intercreditor agreement, only the holder of such B note or serviced companion loan, as applicable, may replace the special servicer for such A/B whole loan or loan pair, as applicable, without cause.  See “Servicing of the Mortgage Loans—The Controlling Class Representative,” “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this prospectus supplement.]

[In addition, although there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor has no control or consultation rights over actions by the special servicer during any Subordinate Control Period.  In addition, the trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder.  It is not intended that the trust advisor act as a surrogate for the certificateholders.  You should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.]

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity.  In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal balance, which is reduced by realized losses.  [In certain cases with respect to the termination of the special servicer and the trust advisor only, certain voting rights will also be reduced by appraisal reductions.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders.  See “Servicing of the Mortgage Loans—The Controlling Class Representative” in this prospectus supplement.]

[Rights of the Trust Advisor, the Controlling Class Representative and Any Directing Holder Could Adversely Affect Your Investment]

[During any Subordinate Control Period, in connection with certain material servicing actions with respect to the mortgage loans (other than with respect to an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement and for so long as the holder of the related B note or serviced companion loan is the directing holder with respect to such A/B whole loan or loan pair), the special servicer generally will be required to obtain the consent of the controlling class representative.  During any Collective Consultation Period and any Senior Consultation Period, the special servicer generally will be required to consult the trust advisor and, only during any Collective Consultation Period, the controlling class representative, in each case on a non-binding basis, in connection with certain material decisions with respect to the mortgage loans (other than with respect to an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement).  These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses.  See “Servicing of the Mortgage Loans—The Controlling Class Representative” and “—The Trust Advisor” in this prospectus supplement for a list of actions and decisions requiring consultation with the trust advisor and consultation with or the consent of the controlling class representative.  As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of certificates.

See “Risk Factors—Risks Related to Conflicts of Interest—Conflicts of Interest of the Trust Advisor” and “—Conflicts of Interest of the Controlling Class Representative; Rights of the Controlling Class Representative Could Adversely Affect Your Investment” for a discussion of certain conflicts of interest of the controlling class representative and the trust advisor.]

[Reimbursement of Trust Advisor Expenses Could Reduce Payments on the Class [_], Class [_] and Class [_] Certificates]

[As described elsewhere in this prospectus supplement, in general, unless your certificates are Class [_], Class [_] and Class [_] Certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with an earlier sequential designation.  However, the Control Eligible Certificates will not provide subordination to the more senior classes of certificates in the event of losses incurred by the issuing entity due to reimbursement of trust advisor expenses (other than the trust advisor fee).  Therefore, amounts that might otherwise be distributable in respect of the Class [_], Class [_] and Class [_] Certificates may be used to reimburse trust advisor expenses in full without any corresponding reduction to amounts payable to the Control Eligible Certificates.  See “—Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates,” “Description of Certificates—Distributions—Allocation of Trust Advisor Expenses,” “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount” and “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit” in this prospectus supplement.]

The Yield on Your Certificate Will Be Affected By the Price at Which the Certificate Was Purchased and the Rate, Timing and Amount of Distributions on Your Certificate

The yield on any certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate.  The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

•	the interest rate for such certificate;

•
the rate and timing of principal payments (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate principal balance of such certificate;

•	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

•
the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Collection Account of Nonrecoverable Advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification;

•	the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in master servicer compensation as described in this prospectus supplement;

•	the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

•
the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a mortgage loan seller’s material breach of representations and warranties or material defects in a mortgage loan’s documentation, or purchases by a mezzanine holder, a B note holder or a serviced companion loan holder pursuant to a purchase option.  In addition, certain of the mortgage loans may require that, upon the occurrence of certain events, funds held in escrow or proceeds from letters of credit are applied to the outstanding principal balance of such mortgage loans.

The yield on each class of certificates with a pass-through rate limited by, equal to or based on the weighted average net interest rate of the pool of mortgage loans could (and in the case of each class of certificates with a pass-through rate equal to or based on the weighted average net interest rate of the pool of mortgage loans, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates.  The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.  In addition, because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of your certificates.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.  In general, if you buy an offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If the rate of principal prepayments on the mortgage loans is very high, holders of certificates purchased at a premium might experience yields that are lower, and potentially substantially lower, than anticipated.  Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates.  Conversely, delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

The extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, and more particularly the order in which principal payments are made on the respective classes of certificates with certificate principal balances.

Reimbursements to the master servicer, special servicer or the trustee for nonrecoverable advances or workout delayed reimbursement amounts[, or to the trust advisor] for certain expenses in accordance with the pooling and servicing agreement, may reduce the amount of principal available to be distributed on your certificates and could extend the weighted average life of your certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

In addition, because the amount of principal that will be distributed to the Class [_], Class [_] and Class [_] Certificates and the Class [_] regular interest will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class [_], Class [_] and Class [_] Certificates and the Class [_] regular interest will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class [_] Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Voluntary prepayments under some of the mortgage loans are prohibited for specified lock-out periods or, if permitted, generally require the payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be.  Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or that the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments.  We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lock-out periods.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lock-out period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums and the ability of the master servicer or special servicer to enforce the related provisions;

•	the failure to meet certain requirements for the release of escrows/reserves that result in a prepayment;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Variability in the Amounts and Enforcement of Yield Maintenance Charges and Prepayment Premiums May Affect the Yield to Maturity on Your Certificates.  Generally, no yield maintenance charge or prepayment premium will be required for prepayments (i) in connection with a casualty or condemnation unless an event of default has occurred and is continuing or (ii) in connection with the resolution of a specially serviced mortgage loan.  In addition, certain mortgage loans may allow for all or a portion of the outstanding principal amount to be prepaid, without any prepayment premium or yield maintenance charge, if any insurance proceeds or condemnation awards are applied against the outstanding principal amount of the loan.  In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to the material breach of a representation or warranty or a material document defect or the mortgage loan is otherwise purchased from the issuing entity, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable.  Further, [the holder of the related B note or serviced companion loan in an A/B whole loan or loan pair will or,] in the case of a mortgage loan with a corresponding mezzanine loan, the related mezzanine lender may, have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or premium charges.  [See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this prospectus supplement.]  Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates.

Although all of the mortgage loans have protection against voluntary prepayments in the form of lock-out periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that (i) borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium; (ii) involuntary prepayments or repurchases will not occur; or (iii) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge or prepayment premium.

Provisions prohibiting prepayment during a lock-out period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable, or may be deemed usurious, in some states and under federal bankruptcy law, regardless of whether the prepayment is voluntary or involuntary.  We cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.  Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge and therefore unenforceable under applicable law or public policy or usurious.

In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges.  This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment.  Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement.

See Appendix I to this prospectus supplement for a description of the various prepayment provisions.

[The Depositable Certificates and the Exchangeable Certificates Are Subject to Additional Risks]

[The characteristics of the Class [W] Certificates, which are referred to as exchangeable certificates will reflect the characteristics of the Class [_] and Class [_] Certificates, which are referred to as the depositable certificates.  Investors should also consider a number of factors that will limit a certificateholder’s ability to exchange depositable certificates for exchangeable certificates and vice versa:

•
At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes of depositable or exchangeable certificates, as the case may be, in the proportions necessary to make the desired exchange (in each case, as reduced by principal distributions on the related classes of certificates).

•	A certificateholder that does not own the necessary depositable or exchangeable certificates may be unable to obtain the desired related depositable certificates or exchangeable certificates.

•
Another certificateholder may refuse to sell its certificates at a reasonable (or any price) or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable, and such circumstances may prevent you from obtaining depositable or exchangeable certificates in the proportions necessary to effect an exchange.

•	Principal distributions will decrease the amounts of depositable and exchangeable certificates that are available for exchange over time.

•	Only the combinations of depositable and exchangeable certificates listed on Appendix VII to this prospectus supplement are permitted.

•	You must own both Class [_] and Class [_] Certificates to participate in an exchange and receive the proportionate amount of Class [W] Certificates.

•	You must own the necessary amount of Class [W] Certificates to participate in an exchange and receive the proportionate amount of Class [_] and Class [_] Certificates.

•
You will only receive Class [W] Certificates in connection with an exchange of the specified proportions of Class [_] and Class [_] Certificates, and if you exchange Class [W] Certificates, you will only receive the corresponding proportions of Class [_] and Class [_] Certificates.

See “Description of the Offered Certificates—Depositable and Exchangeable Certificates” in this prospectus supplement and “Description of the Certificates—Depositable and Exchangeable Certificates” in the accompanying prospectus for further details.]

Release of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this prospectus supplement, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix I to this prospectus supplement.  In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower is generally required (among other things) to pay a release price, which in some cases does not include a prepayment premium or yield maintenance charge on all or a portion of such payment.  Any such prepayment may adversely affect the yield to maturity of your certificates.  See “—The Yield on Your Certificate Will Be Affected By the Price at Which the Certificate Was Purchased and the Rate, Timing and Amount of Distributions on Your Certificate” in this prospectus supplement.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions.  Certain of the mortgage loans also permit the related borrower to substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Partial Releases Other Than in Connection with Defeasance” and Appendix I to this prospectus supplement for further details regarding the various release provisions.

You Bear The Risk of Borrower Defaults

The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of your certificates:

•	the aggregate amount of distributions on them;

•	their yields to maturity;

•	their rates of principal payments; and

•	their weighted average lives.

The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be generally subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation.  See “—Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates” above.

If losses on the mortgage loans exceed the aggregate certificate principal balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate principal balance of such class.

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain scenarios, such yield could be negative.  In general, the earlier a loss is borne by your certificates, the greater the effect on your yield to maturity.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Also, if the related borrower does not repay a mortgage loan with an anticipated repayment date by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

Furthermore, if principal and interest advances and/or servicing advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the certificates for the current month.

[Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder]

[In connection with the making of any material decisions or the taking of any material actions with respect to a mortgage loan that is part of an A/B whole loan or loan pair, or the taking of certain specified actions that would constitute major decisions with respect to the servicing of such mortgage loan, the special servicer will, to the extent set forth in the related intercreditor agreement, be required to obtain the consent of the related directing holder.  These actions and decisions may include, among others, certain modifications to such mortgage loan, including modifications, foreclosure or comparable conversion of the related mortgaged properties, sales of such mortgage loan or related REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses, budget approvals, escrow releases, property alterations, replacement of the property manager, debt service coverage ratio determinations and the determination, declaration or waiver of an event of default.  As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that is part of an A/B whole loan or loan pair that could adversely affect the interests of investors in one or more classes of certificates.  In addition to the foregoing consent rights, a directing holder may have the right to (i) replace the special servicer with respect to the related A/B whole loan or loan pair at any time with or without cause and/or (ii) exercise a right to cure defaults and/or purchase the related mortgage loan after the mortgage loan becomes a defaulted mortgage loan.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” for a more complete list of actions and decisions with respect to the A/B whole loans and loan pairs requiring the consent of the related directing holder and a description of the rights of the related directing holder.

Any sale of a mortgage loan that is part of an A/B whole loan or loan pair by the special servicer will not terminate or otherwise limit the payment, servicing, intercreditor and other rights of the holder of the related B note or serviced companion loan.  The attendant constraints on a prospective purchaser’s ability to control the servicing or special servicing, including the workout, foreclosure or other resolution of the related A/B whole loan or loan pair, may adversely affect the ability of the special servicer to sell the related mortgage loan after a loan default.  In addition, the net proceeds of any such sale that does occur may be substantially less than would have been realized if the mortgage loan were not part of an A/B whole loan or loan pair.]

Interest on Advances and Compensation to the Master Servicer, the Special Servicer and the Trustee May Have an Adverse Effect on the Payments on Your Certificates

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, if applicable, will be entitled to receive interest at the “prime rate,” as published in the Wall Street Journal, on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  No advance interest will accrue during the grace period, if any, for the related mortgage loan.  This interest may be offset in part by default interest, late payment charges and excess liquidation proceeds paid by the borrower in connection with the mortgage loan or by certain other amounts.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities.  The right to receive reimbursement for an advance with interest on such advance or special servicing compensation is senior to the rights of certificateholders to receive distributions on the certificates.  The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on your certificates.

Limited Obligations

The certificates, when issued, will represent beneficial interests in the issuing entity.  The certificates will not represent an interest in, or obligation of, the mortgage loan sellers or sponsors, the depositor, the master servicer, the special servicer[, the trust advisor], the certificate administrator, the trustee, any affiliate of any of the foregoing, or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates would receive if all principal and interest payments were made on the mortgage loans.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the insolvency of a mortgage loan seller, a sponsor or the depositor, or a receivership or conservatorship of Morgan Stanley or Bank of America Corporation, it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged.  Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.  Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process.  As a result, the FDIC, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale.  If such party’s challenge were successful, payments on the certificates would be reduced or delayed.  Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

The transfer of mortgage loans by Bank of America, National Association in connection with this offering is not expected to qualify for the securitization safe harbor (referred to herein as the FDIC Safe Harbor) adopted by the FDIC for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6 (referred to herein as the Rule)).  We cannot assure you that the FDIC, a bankruptcy trustee, if applicable, or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claims.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws.  If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.”  If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Furthermore, Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (OLA) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  In January 2011, the current (and then-acting) general counsel of the FDIC issued an opinion in which he expressed his view that the FDIC, as receiver under the OLA, will not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company prior to the end of the applicable transition period to be set forth in future regulations of the FDIC, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code.  The general counsel indicated he would recommend to the Board of Directors of the FDIC that such regulations set forth a transition period of at least 90 days.  If, however, the FDIC were to disregard or differently interpret the FDIC general counsel’s opinion, delays or reductions in payments on the certificates could occur.

Limited Liquidity and Market Value May Adversely Affect Payments on Your Certificates

The mortgage-backed securities market has recently experienced disruptions resulting from reduced investor demand and increased yield requirements for those securities.  As a result, the secondary market for mortgage-backed securities experienced extremely limited liquidity.  These conditions may continue or worsen.  Accordingly, it is possible that for some period of time investors who desire to sell their certificates in the secondary market may have to sell at a discount from the price paid for reasons unrelated to the performance of the certificates or the mortgage loans.  See “Risk Factors—Risks Related to Market Conditions—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this prospectus supplement.

In addition to the lack of liquidity due to market disruptions, there is currently no secondary market for your certificates and your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association.  While we have been advised by each underwriter that it currently intends to make a market in the certificates, none of the underwriters is obligated to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop.  Additionally, one or more purchasers may purchase substantial portions of one or more classes of certificates.  Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.  The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  No representation is made by any person or entity as to what the market value of any certificate will be at any time.  Furthermore, you should be aware that the market for securities of the same type as the certificates has in the recent past been volatile and offered very limited liquidity.

In addition, you will generally have no redemption rights, and the certificates will be subject to early retirement only under certain specified circumstances described in this prospectus supplement.  See “Description of the Offered Certificates—Optional Termination” in this prospectus supplement.

The liquidity of the certificates may also be affected by present uncertainties and future unfavorable determinations concerning legal investment.  For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA), no class of certificates will constitute “mortgage related securities.”  See “Legal Investment” in this prospectus supplement.

[In addition, the existence of any right of first refusal or purchase option in favor of any directing holder with respect to a mortgage loan (or related property) that is part of an A/B whole loan or loan pair, or any right of first refusal or purchase option in favor of any third party with respect to any other mortgage loan (or related property) could impede or otherwise adversely affect the ability of the special servicer to sell any such defaulted mortgage loan or the related REO property in a market bidding process, or to obtain competitive bids with respect thereto.  In the event a lower price is obtained then would otherwise have been obtained without the existence of the right of first refusal or purchase option, the resulting loss could adversely affect payments on your certificates.]

[Defaults Under the Swap Contract May Adversely Affect Payments on the Class [_-FL] Certificates]

[The grantor trust related to the Class [_] Certificates will have the benefit of a swap contract with the swap counterparty.  The credit support provider of the swap counterparty currently has a long-term rating of “[_]” by [_____] and “[_]” by [_____], and a short term rating of “[_]” by [_____] and “[_]” by [_____].  The ability of the holders of the Class [_-FL] Certificates to obtain the payment of interest at their floating pass-through rate will depend on payment by the swap counterparty pursuant to the swap contract.  See “Description of the Swap Contract—The Swap Counterparty.”  There can be no assurance, however, that the swap counterparty (or its credit support provider) will maintain the rating described above or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.  If the ratings of the swap counterparty fall below levels acceptable to each of [_____] and [_____] as set forth in the swap contract, the swap counterparty will be required to (a) post collateral, (b) find a replacement swap counterparty or credit support provider with acceptable ratings or (c) enter into any other arrangement satisfactory to each of [_____] and [_____], in each case, as set forth in such swap contract.  If the swap counterparty fails to take one of the actions contemplated by clauses (a), (b) and (c) of the prior sentence, then the trustee will be required (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 100% of the Class [_-FL] Certificates (and only to the extent that, and only for so long as, doing so does not lead the trustee to incur expenses in excess of the amounts available to it for reimbursement), to take such actions to enforce the rights of the issuing entity under such swap contract as may be permitted by the terms thereof and use any termination payments received from the swap counterparty to enter into a replacement interest rate swap contract on substantially identical terms.  The costs and expenses incurred by the trustee in connection with enforcing the rights of the issuing entity under the swap contract will be reimbursable to the paying agent solely out of amounts that are otherwise payable to the Class [_-FL] Certificates; provided that without either the consent of 100% of the holders of the Class [_-FL] Certificates or the written confirmation of each of [_____] and [_____] that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such Class [_-FL] Certificates, the trustee shall not be permitted to incur such costs and expenses in excess of any termination payment received from the swap counterparty and not otherwise applied to offset the expense of entering into a replacement swap contract.  If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class [_-FL] Certificates.  Following the termination of the swap contract and until a replacement swap contract is entered into or if a default under the swap contract occurs and is continuing (and during the period when the trustee is pursuing remedies under such swap contract), the interest with respect to the Class [_-FL] Certificates will be calculated at a fixed rate equal to the interest rate of the Class [_-FL] regular interest.  If after such conversion to a fixed rate, The Depository Trust Company is not provided with sufficient notice of the resulting change in the payment terms of such Class [_-FL] Certificates, payment of interest to the Holders of such Class [_-FL] Certificates may be delayed.  In addition, if after receipt or payment of the net swap payment due from or to the swap counterparty, as the case may be, there are insufficient funds to make the full distribution of interest to the holders of the Class [_-FL] Certificates, the resulting interest shortfall will be borne solely by the holders of the Class [_-FL] certificates.

[Sensitivity to LIBOR and Yield Considerations]

[The yield to investors in the Class [_-FL] Certificates will be highly sensitive to changes in the level of one-month LIBOR.  Investors in the Class [_-FL] Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Class [_-FL] Certificates.

In addition, because interest payments on the Class [_-FL] Certificates may be reduced or the pass through rate may convert to a fixed rate, subject to a maximum pass through rate equal to the weighted average net mortgage rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class [_-FL] Certificates under such circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions.

In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Class [_-FL] Certificates.  As a result, the effect on such investor’s yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class [_-FL] Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

The failure by the swap counterparty in its obligation to make payments under the swap contract, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate and/or the reduction of interest payments resulting from payment of interest to the Class [_-FL] regular interest based on a pass through rate below [_]% would have a negative impact.  There can be no assurance that a default by the swap counterparty and/or the conversion of the pass through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class [_-FL] Certificates.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.]

Changes to Accounting Standards Could Have an Adverse Impact on the Offered Certificates

We make no representation or warranty regarding any accounting implications related to the offered certificates.  The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products that are effective as of the start of the first fiscal year that began after December 15, 2009 for each investor in the offered certificates.  These changes, or any other future changes, may impact the accounting for entities such as the issuing entity and could require the issuing entity to be consolidated in an investor’s financial statements.  Each investor in the offered certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the offered certificates.

Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction.  A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience.  Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued.  Future events could have an adverse impact on such ratings.  Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding certificate principal balance of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates was determined on the basis of criteria established by the rating agencies engaged by the depositor.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the credit crisis, rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities are not, in all cases, correct.

Certain Adverse Changes May Affect Ratings of the Offered Certificates.  We are not obligated to maintain any particular rating with respect to any class of offered certificates.  Changes affecting the mortgaged properties, the mortgage loan sellers or sponsors, the trustee, the certificate administrator, the master servicer, the special servicer[, the trust advisor] or another person may have an adverse effect on any ratings of the offered certificates, and thus on the market value of the offered certificates, although such adverse changes would not necessarily be an event of default under the applicable mortgage loan.  See “Ratings” in this prospectus supplement.

In addition, a ratings downgrade of any class of offered certificates by the rating agencies could affect the ability of a benefit plan or other investor to purchase those certificates.  See “Certain ERISA Considerations” and “Legal Investment” in this prospectus supplement.

Unsolicited Ratings and the Selection and Qualification of Rating Agencies Rating the Offered Certificates May Impact the Value of the Offered Certificates.  Other nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor.  The issuance of unsolicited ratings on one or more classes of the offered certificates that are different from such ratings may impact the liquidity and market value of that class of offered certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to [_____] nationally recognized statistical rating organizations and based on preliminary feedback from those rating agencies at that time, the depositor selected [_____] of them to rate the offered certificates due in part to those agencies’ initial subordination levels for the various classes of offered certificates.  Had the depositor selected other rating agencies to rate the offered certificates, we cannot assure you as to the ratings that such other rating agencies would have ultimately assigned to the offered certificates.  Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that one or more of the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates, and that determination may also have an adverse effect on the liquidity and market value of the offered certificates.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

IRS Revenue Procedure 2009-45 has made it easier for a servicer to modify a commercial mortgage loan held by a REMIC.  In general, if a servicer reasonably believes there is a “significant risk” that a mortgage loan will default and that a modification can substantially reduce that risk, then such servicer may make the modification without jeopardizing the classification of any REMIC as a REMIC for  tax purposes and without subjecting any REMIC to a tax on prohibited transactions.  The modification may, however, affect ultimate recovery on the mortgage loan and the amount, timing and tax character of the payments due on the mortgage loan and on one or more classes of certificates.

Changes to the REMIC regulations, which were finalized in 2009, and IRS Revenue Procedure 2010-30 have also made it easier for a servicer to modify a commercial mortgage loan held by a REMIC.  Under the changed regulations, even if a servicer allows a modification of the collateral or credit enhancement for a loan or allows a recourse loan to become a nonrecourse loan (or vice versa), the modified loan will still be a “qualified mortgage” for REMIC purposes provided the mortgage loan remains “principally secured” by real property after the modification.  Ordinarily, a mortgage loan is principally secured by an interest in real property so long as the mortgage loan has a loan-to-value ratio that does not exceed 125%.  Whether a loan remains principally secured must be proven by an appraisal or other commercially reasonable valuation method.

Revenue Procedure 2010-30 states circumstances in which the IRS will not challenge the treatment of a mortgage loan as a “qualified mortgage” for REMIC purposes on the grounds that the mortgage loan is not principally secured by an interest in real property, following a release of liens on some or all of the real property securing the mortgage loan.  Under REMIC regulations, a mortgage loan must continue to be “principally secured by an interest in real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions.  Revenue Procedure 2010-30 allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by an interest in real property.  If the value of the real property securing a mortgage loan declines, complying with the rules of Revenue Procedure 2010-30 may restrict a servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would  have a loan-to-value ratio greater than 125%.

The changed regulations and revenue procedures could affect the timing of payments and ultimate recovery on the mortgage loans, and, in turn, on one or more classes of certificates.  Prospective investors should consider the possible impact on their investment of any existing REMIC restrictions as well as any potential change to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Internal Revenue Code of 1986, as amended, for REMIC status during any taxable year, the Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter.  In such event, the issuing entity, including the REMICs, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the certificates (other than the Class R Certificates) may be treated as stock interests in those associations and not as debt instruments.  The Internal Revenue Code of 1986, as amended, authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event.  The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely.  However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied.  While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction and/or may attempt to impose penalties for failure to file such returns, and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.  We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the underwriters, the sponsor, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Article 122a of European Union Directive 2006/48/EC Could Adversely Affect the Liquidity of Your Certificates

Article 122a of European Union Directive 2006/48/EC (as implemented by the Member States of the EEA) (CRD) applies, in general, to securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014.  Article 122a restricts an EEA regulated credit institution and consolidated group affiliates thereof (an Affected Investor) from investing in a securitization (as defined by the CRD) unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the Affected Investor that it will retain, on an ongoing basis, a net economic interest of not less than 5 percent in that securitization in the manner contemplated by Article 122a.  Article 122a also requires that an Affected Investor be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the certificates it has acquired and the underlying exposures, and that procedures have been established for monitoring the performance of the underlying exposures on an on-going basis.  Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a penal capital charge with respect to the investment made in the securitization by the relevant Affected Investor.  For purposes of Article 122a, an Affected Investor may be subject to the capital requirements as a result of activities of its overseas affiliates, possibly including those that are based in the United States.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by EEA insurance and reinsurance undertakings and by investment funds managed by EEA alternative investment fund managers.

Neither the mortgage loan sellers nor any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by Affected Investors for the purposes of their compliance with Article 122a.  This may have a negative impact on the regulatory capital position of Affected Investors and on the value and liquidity of the offered certificates in the secondary market.  Moreover, the adverse effect of Article 122a to EEA regulated institutions and their affiliates may cause them not to invest in the offered certificates.  Affected Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the offered certificates for investment.  None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

[Recordation on Mortgage Electronic Registration Systems (MERS) May Reduce or Delay Distributions on Your Certificates]

[The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS.  Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.]

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

From time to time we use capitalized terms in this prospectus supplement, including in the appendices to this prospectus supplement. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it under “Glossary of Terms” in this prospectus supplement.

FORWARD LOOKING STATEMENTS

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in “Risk Factors” section and elsewhere in this prospectus supplement.

TRANSACTION PARTIES

The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]

Morgan Stanley Mortgage Capital Holdings LLC.

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and is one of the mortgage loan sellers.  MSMCH  is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007.  MSMCH is an affiliate of the depositor and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley (NYSE:  MS).  Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. The executive offices of MSMCH are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.  MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.  MSMCH originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale.  MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations.  Neither MSMCH nor any of its affiliates currently acts as servicer of the mortgage loans in its commercial mortgage loan securitizations.  MSMCH originated or purchased all of the mortgage loans it is selling to the depositor.

MSMCH’s Commercial Mortgage Securitization Program.  MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.  As a sponsor, MSMCH originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity.  In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions.  MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller.  MSMCH’s previous securitization programs, identified as “IQ,” “HQ” and “TOP,” typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated.  Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans were included in both public and private securitizations.  MSMCH also originates subordinate and mezzanine debt which is generally not securitized.  The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMCH for the five years ending on December 31, 20[_].

Period	Total MSMCH Mortgage Loans*	Total MSMCH Mortgage Loans Securitized with Affiliated Depositor	Total MSMCH Mortgage Loans Securitized with Non- Affiliated Depositor	Total MSMCH Mortgage Loans Securitized

(Approximate Amounts in Billions of $)
Year ending December 31, 20[_]	[_]	[_]	[_]	[_]
Year ending December 31, 20[_]	[_]	[_]	[_]	[_]
Year ending December 31, 20[_]	[_]	[_]	[_]	[_]
Year ending December 31, 20[_]	[_]	[_]	[_]	[_]
Year ending December 31, 20[_]	[_]	[_]	[_]	[_]

*
Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year.  Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans.  MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties.  The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

MSMCH’s Underwriting Standards.

Overview.  MSMCH’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting standards described below.  However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by MSMCH.  Therefore, this general description of MSMCH’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated or purchased by it (or on its behalf) complies entirely with all standards set forth below.  For important information about the circumstances that have affected the underwriting of an MSMCH mortgage loan, see “—Exceptions to Underwriting Standards” below.

Process.  The credit underwriting process for each MSMCH mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of MSMCH.  This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements,” “—Zoning and Land Use,” “—Title Insurance Policy,” “—Property Insurance” and “—Third Party Reports” below).  In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property.  For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner.  In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties) although forms of leases would typically be reviewed.

A member of the MSMCH deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The MSMCH deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with MSMCH’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others.  After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements.  MSMCH’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and MSMCH’s assessment of the mortgaged property’s future performance.  The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination.  The debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix I hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus supplement.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt).  It is possible that MSMCH or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory.  When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements.  MSMCH’s underwriting guidelines generally permit a maximum amortization period of 30 years.  Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term.  If a mortgage loan has a partial interest-only period, the monthly debt service and the underwritten net cash flow DSCR set forth in this prospectus supplement and Appendix I to this prospectus supplement reflect a calculation of both the interest only payments and the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements.  MSMCH may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves.  In addition, MSMCH may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions.  Such escrows or holdbacks may cover tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations, among other things.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all MSMCH commercial mortgage loans.

Generally, MSMCH requires escrows as follows:

•
Taxes.  An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

•
Insurance.  An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12th of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

•	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•
Tenant Improvements and Leasing Commissions.  A reserve for tenant improvements and leasing commissions may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

•
Deferred Maintenance.  A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

•
Furniture, Fixtures and Equipment.  A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

•
Environmental Remediation.  A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or already in place.

For a description of the escrows collected with respect to the MSMCH mortgage loans, please see Appendix I to this prospectus supplement.

Zoning and Land Use.  With respect to each mortgage loan, MSMCH and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, MSMCH may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy.  Each borrower is required to provide, and MSMCH or its counsel typically will review, a title insurance policy for the related mortgaged property.  Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance.  MSMCH requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer.  Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the MSMCH mortgage loans, MSMCH generally considered the results of third party reports as described below.  New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates).  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

•
Appraisal.  MSMCH generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by MSMCH to assess the value of the property.  Each report is reviewed by MSMCH or its designated agent.  The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods).  Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal.  There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property.  Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

•
Environmental Report.  MSMCH generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by MSMCH.  MSMCH or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions.  An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when MSMCH or the environmental consultant believes that such an analysis is warranted under the circumstances.  Upon the recommendation of the engineer conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented.  In certain cases, the Phase I or Phase II assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property.  In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

•
Physical Condition Report.  MSMCH generally obtains a current physical condition report for each mortgaged property prepared by a structural engineering firm approved by MSMCH to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components.  MSMCH, or an agent, typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, MSMCH often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.  MSMCH also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report.  See “—Escrow Requirements” above.

•
Seismic.  MSMCH generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period.  Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.  Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing.  MSMCH currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires.  Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data.  In addition, MSMCH may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Exceptions to Underwriting Standards.  One or more of MSMCH’s mortgage loans may vary from the specific MSMCH underwriting guidelines described above when additional credit positive characteristics are present as discussed above.  In addition, in the case of one or more of MSMCH’s mortgage loans, MSMCH or another originator may not have applied each of the specific  underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.  [Describe how the applicable loans, if any, deviate from the disclosed underwriting criteria, including the number and percentage of loans with such exceptions.  Disclose which entity or entities determined that those loans should be included in the pool, despite not having met the disclosed underwriting criteria, and what factors were used to make the determination, such as compensating factors or a determination that the exception was not material.  If compensating or other factors were used, provide data on the amount of loans in the pool that are represented as meeting each such factor and the amount of loans that do not meet those factors.  If multiple entities are involved in the decision to include assets despite not having met the disclosed underwriting criteria, this should be described and each participating entity should be disclosed.] [None of the MSMCH mortgage loans was originated with any material exceptions from MSMCH’s underwriting guidelines and procedures.]

Review of MSMCH Mortgage Loans.

General.  In connection with the preparation of this prospectus supplement, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH mortgage loans is accurate in all material respects.  MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party.  The review was conducted by a deal team comprised of real estate and securitization professionals and third parties.  MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor.  The review procedures described below were employed with respect to all of the MSMCH mortgage loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Database.  MSMCH created a database of information (the “MSMCH Securitization Database”) obtained in connection with the origination of the MSMCH mortgage loans, including:

•	certain information from the mortgage loan documents;

•	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

•	insurance information for the related mortgaged properties;

•	information from third party reports such as the appraisals, environmental and property condition reports;

•	credit and background searches with respect to the related borrowers; and

•	certain other information and other search results obtained by MSMCH for each of the MSMCH mortgage loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH mortgage loans in this prospectus supplement (particularly in Appendices I through V to this prospectus supplement).

Data Comparisons and Recalculation.  Morgan Stanley & Co. LLC, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH mortgage loan information in this prospectus supplement.  These procedures included:

•	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

•
comparing numerical information regarding the MSMCH mortgage loans and the related mortgaged properties disclosed in this prospectus supplement against the information contained in the MSMCH Data File; and

•	recalculating certain percentages, ratios and other formulas relating to the MSMCH mortgage loans disclosed in this prospectus supplement.

Legal Review.  For each MSMCH mortgage loan originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process.  MSMCH also provided to each origination counsel the representations and warranties attached as Appendix V to this prospectus supplement and requested that origination counsel draft exceptions to such representations and warranties.  MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Appendix VI to this prospectus supplement.

For MSMCH mortgage loans purchased by MSMCH or one of its affiliates, if any, from a third party originator, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan.  With respect to each such MSMCH mortgage loan, MSMCH and its counsel prepared exceptions to the representations and warranties attached as Appendix V to this prospectus supplement and provided them to the depositor for inclusion in Appendix VI to this prospectus supplement.

In addition, with respect to each MSMCH mortgage loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus supplement, such as property release provisions and other provisions specifically disclosed in this prospectus supplement.

Certain Updates.  MSMCH requested that each borrower under a MSMCH mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination.  In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH mortgage loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries.  MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH mortgage loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH mortgage loans included in the next ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Appendix IV to this prospectus supplement.

Underwriting Standards.  MSMCH also consulted with origination counsel to confirm that the MSMCH mortgage loans were originated in compliance with the origination and underwriting standards described above under “—MSMCH’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting standards.  See “—MSMCH’s Underwriting Standards” above.

Findings and Conclusions.  MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH mortgage loans in this prospectus supplement is accurate in all material respects.  MSMCH also found and concluded with reasonable assurance that the MSMCH mortgage loans were originated in accordance with MSMCH’s origination procedures and underwriting standards, except to the extent described above under “—MSMCH’s Underwriting Standards—Exceptions to Underwriting Standards.”

Repurchases and Replacements.  The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured.  The following table sets forth, for the year ended December 31, 20[_], the information required by Rule 15Ga-1 concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class.  The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the [initial] reporting period from [_____], 20[_] through [____], 20[_] was set forth in a Form ABS-15G filed by MSMCH on [_____], 20[_].  The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements 1 Asset Class: CMBS
Name of Issuing Entity	Check if Registered	Name of Originator2	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand3			Assets That Were Repurchased or Replaced4			Assets Pending Repurchase or Replacement (within cure period)5			Demand in Dispute6			Demand Withdrawn7			Demand Rejected8
			#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%
[_____] (CIK [_____])		[______]	[_]	[_____]	[_]%	[_]	[_____]	[_]%	[_]	[_____]	[_]%	[_]	[_____]	[_]%	[_]	[_____]	[_]%	[_]	[_____]	[_]%	[_]	[_____]	[_]%
[_____] (CIK [_____])		[______]	[_]	[_____]	[_]%	[_]	[_____]	[_]%	[_]	[_____]	[_]%	[_]	[_____]	[_]%	[_]	[_____]	[_]%	[_]	[_____]	[_]%	[_]	[_____]	[_]%
[_____] (CIK [_____])		[______]	[_]	[_____]	[_]%	[_]	[_____]	[_]%	[_]	[_____]	[_]%	[_]	[_____]	[_]%	[_]	[_____]	[_]%	[_]	[_____]	[_]%	[_]	[_____]	[_]%
Aggregate Total			[_]	[_____]		[_]	[_____]		[_]	[_____]		[_]	[_____]		[_]	[_____]		[_]	[_____]		[_]	[_____]

1
In connection with the preparation of [this prospectus supplement], MSMCH undertook the following steps to gather the information required by Rule 15Ga-1:  (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH.  MSMCH followed up written requests made of Demand Entities as it deemed appropriate.  In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010.  It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

2
MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123) for registered transactions.

3	Reflects aggregate numbers for all demand activity shown in this table.

4
Includes loans for which the repurchase price or replacement asset was received during the reporting period from [______], 20[_] to [_____], 20[_].  The demand related to loans reported in this column may have been received prior to such reporting period.

5
Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans.  The demand related to loans reported in this column may have been received prior to the reporting period from [______], 20[_] to [_____], 20[_].

6
Includes demands received during and prior to the reporting period from [______], 20[_] to [_____], 20[_] unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period.  If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

7
Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from [______], 20[_] to [_____], 20[_].  The demand related to loans reported in this column may have been received prior to such reporting period.

8
Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from [______], 20[_] to [_____], 20[_].  The demand related to loans reported in this column may have been received prior to such reporting period.

[Name of Other Sponsor[s]]

[If applicable, add disclosure required by Item 1104 of Regulation AB with respect to any other sponsors.]

[Additional Sellers]

[______ and _____ are also acting as sellers in this transaction.  Each seller or its affiliate originated the mortgage loans as to which it is acting as seller[; except that ___% of the mortgage loans as to which ___ is acting as seller were originated by ___ and acquired from __ by such seller.]  [____  originated 10% or more initial aggregate principal balance of the mortgage pool.]

Additional Originators

[For originators, other than the sponsors, that originated 20% or more of the initial aggregate principal balance of the mortgage pool, add disclosure required by Item 1110 of Regulation AB, to the extent not covered above].

The Depositor

Morgan Stanley Capital I Inc., the “Depositor”, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985.  The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036.  Its telephone number is (212) 761-4000.  Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

The Depositor was formed for the purpose of acting as a depositor in asset backed securities transactions.  During the period commencing _______________ and terminating ______________, the Depositor has acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions in an aggregate amount of $_________________.  Morgan Stanley Mortgage Capital Holdings LLC has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers.  The Depositor has also acted as depositor of numerous securitizations of residential mortgage loans.

Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the Offered Certificates and the underlying mortgage loans.  The Depositor’s duties will include, without limitation, (i) the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the Certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and the Trust for any liability, assessment or costs arising from the Depositor’s bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee against certain securities laws liabilities, and (v) to sign any annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, [and any distribution reports on Form 10-D and Current Reports on Form 8-K] required to be filed by the trust.  The Depositor is required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

The Issuing Entity

The issuing entity with respect to the Certificates will be the Morgan Stanley Capital I Trust 201__-___ (the “Trust”).  The Trust is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement.  Accordingly, the Trust may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Trust may not lend or borrow money, except that the master servicer[s] may make advances of delinquent monthly debt service payments and servicing advances to the Trust, but only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth below under “Description of the Offered Certificates—Amendments to the Pooling and Servicing Agreement.”  The Trust administers the mortgage loans through the trustee, master servicers and special servicers.  A discussion of the duties of the trustee, master servicer[s] and special servicers, including any discretionary activities performed by each of them, is set forth herein under  “—The Trustee,” “—Master Servicers,” “—The Special Servicers” and “Servicing of the Mortgage Loans.”

The only assets of the Trust other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested.  The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the Trustee, master servicers and special servicers.  The fiscal year of the Trust is the calendar year.  The Trust has no executive officers or Board of Directors.  It acts through the Trustee, master servicers and special servicers.

The Depositor is contributing the mortgage loans to the Trust.  The Depositor is purchasing the mortgage loans from the seller(s), as described herein under “Description of the Mortgage Pool—Sale of the Mortgage Loans” and “—Representations and Warranties.”

[Expenses related to the selection and acquisition of the mortgage loans in the amount of $_____ will be paid from the proceeds of the offering of the Certificates.  Expenses payable from offering proceeds to the sponsor[s], the Depositor, the master servicer[s], the special servicers, the seller[s] and the Trustee and the paying agent from the offering proceeds are set forth in the table below.
Nature of Expense	Amount	Payable To]

Because the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Trust would be characterized as a “business trust.”  In connection with the sale of the mortgage loans from each seller to the Depositor and from the Depositor to the Trust, legal opinions are required to be rendered to the effect that:

1.      If such seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such seller is not applicable to payments on the Offered Certificates.

2.      If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the underlying mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Offered Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.  Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions.  Accordingly, although the transfer of the underlying mortgage loans from each seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust is deemed to be a creditor of the related seller rather than an owner of the mortgage loans.  See

“Risk Factors— The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws that May Affect the Issuing Entity’s Ownership of the Mortgage Loans.”

The Trustee

__________, a __________ will act as the trustee (in such capacity, the “trustee”).  As of ___, 201_, the Trustee was the named Trustee in approximately [__] commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $[___] billion.

The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $[50,000,000] and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than “[A-1]” (without regard to plus or minus) by [S&P] and “[Prime-1]” by [Moody’s] and whose long-term senior unsecured debt, is rated not less than “[A+]” by [S&P] and “[A1]” by Moody’s.  The corporate trust office of the trustee responsible for administration of the Trust is located at __________ with respect to certificate transfer services and __________, Attn: __________, Morgan Stanley Capital I Trust 201_-__ with respect to all other services.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the Depositor or any master servicer or any special servicer of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by the Depositor or any master servicer or any special servicer of funds paid in consideration of the assignment of the mortgage loans to the Trust or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Servicer Termination Event has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement.  The trustee is required to notify Certificateholders of any termination of a master servicer or special servicer or appointment of a successor thereto.

Matters Regarding the Trustee

The trustee and its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and controlling persons shall have not any liability to the Trust or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the Certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all Certificateholders.  Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee meeting the requirements set forth above.  If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Trust or any REMIC by any state in which the trustee or the Trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above.  In the case of removal under clauses (i), (ii), (iii) and (iv) above, the trustee shall bear all such costs of transfer.  Holders of the Certificates entitled to more than 50% of the voting rights may at any time remove the trustee [without cause] [for cause] and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above.  Upon any succession of the trustee, the predecessor trustee shall be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred.

Trustee Compensation

As compensation for the performance of its duties as trustee, __________ will be paid the monthly trustee fee.  The trustee fee is an amount equal to, for any month, an interest strip at [__]% per annum accrued on the aggregate Scheduled Principal Balance of the Mortgage Pool on the basis of [a 360-day year consisting of twelve 30-day months].  In addition, the Trustee will be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

[Disclose information required by Item 1109 and, if applicable, 1108 of Regulation AB]

[The Paying Agent, Certificate Registrar and Authenticating Agent

__________ will serve as the paying agent (in such capacity, the “Paying Agent”).  In addition, __________ will serve as Certificate Registrar (in such capacity the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the “Authenticating Agent”).  The Trustee will be responsible for paying the fees of each such agent.  The Paying Agent, Certificate Registrar and Authenticating Agent will be entitled to indemnification upon similar terms to the trustee.]

[Disclose information required by Item 1108 of Regulation AB, if applicable]

The Fiscal Agent

_______, a _________ organized under the laws of ________, will act as fiscal agent pursuant to the pooling and servicing agreement.  The fiscal agent’s office is located at __________, Attention: _________.  The fiscal agent will be deemed to have been removed in the event of the resignation or removal of the trustee.

The duties and obligations of the fiscal agent consist only of making advances as described under “Description of the Offered Certificates—Advances” in this prospectus supplement.  The fiscal agent will not be liable except for the performance of those duties and obligations.  The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer.  The fiscal agent will be entitled to various rights, protections, immunities and indemnities substantially similar to those afforded to the trustee.  The trustee will be responsible for payment of the compensation of the fiscal agent.

The fiscal agent will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the Certificates, the mortgage loans, this prospectus supplement—except for the information in the immediately preceding paragraph—or related documents.  The duties and obligations of the fiscal agent consist only of making advances as described in this prospectus supplement; the fiscal agent will not be liable except for the performance of such duties and obligations.

In the event that the master servicer and the trustee fail to make a required advance, the fiscal agent will be required to make such advance, provided that the fiscal agent will not be obligated to make any advance that it deems to be a Nonrecoverable Advance.  The fiscal agent will be entitled to rely exclusively on any determination by the master servicer or the trustee, as applicable, that an advance, if made, would not be recoverable.  The fiscal agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as the trustee and the master servicer.

Master Servicers

[Insert the following information for each master servicer]

[Name of Servicer] will be the master servicer under the pooling and servicing agreement for all of the mortgage loans [other than _______________].  __________ is a [insert entity type and jurisdiction of organization] [and a wholly owned subsidiary of __________].  The principal offices of _____ are located at [___________], and its telephone number is [___________].

__________ and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust.  Accordingly, its assets may compete with the mortgaged properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

__________ is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody’s, Fitch and S&P.  _______ has been engaged in the business of servicing commercial mortgage loans since [specify date].

As of ___, 201_, _________ was responsible for servicing approximately __________ commercial and multifamily mortgage loans, totaling approximately $___________ billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.  The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

As of ___, 201_, the _________  was the named master servicer in approximately [__] commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $[___] billion.  With respect to such transactions as of such date, the __________ was administering approximately [ ] assets with an outstanding principal balance of approximately $[___] million.

[________________ is the holding company for _________.  ________________ files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934, as amended.  Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.]

See “Servicing of the Mortgage Loans—Master Servicer Compensation.”

Certain of the duties of each master servicer and the provisions of the Pooling and Servicing Agreement are set forth herein under “Servicing of the Mortgage Loans.”  The manner in which collections on the mortgage loans are to be maintained is described under “Description of the Agreements—Collection and Other Servicing Procedures”

and “—Certificate Account and Other Collection Accounts” in the prospectus.  The advancing obligations of the master servicers are described herein under “Description of the Offered Certificates—Advances.”  Certain terms of the Pooling and Servicing Agreement regarding the removal, replacement, resignation or transfer of a master servicer are described herein under “—Servicer Termination Events” and in the prospectus under “Description of the Agreements—Matters Regarding a Master Servicer, a Special Servicer and the Depositor.”  Certain limitations on each master servicer’s liability under the pooling and servicing agreement are described under “Description of the Agreements—Matters Regarding a Master Servicer, a Special Servicer and the Depositor” in the accompanying prospectus.

[Add disclosure required by Item 1108 of Regulation AB with respect to each master servicer, to the extent not covered above.]

The information set forth in this prospectus supplement concerning the master servicers has been provided by them.

Primary Servicers

[Except with respect to certain mortgage loans sold to the Depositor by ___ and ___, the master servicers will be responsible for the primary servicing of all of the mortgage loans [specify any other exceptions].  _____, a [specify entity type and jurisdiction] will act as primary servicer with respect to the mortgage loans sold to the Depositor by ___, and ___ will act as primary servicer with respect to the mortgage loans sold to the Depositor by ____.  [Add disclosure required by Item 1108 of Regulation AB with respect to any applicable primary servicer.]

[Affiliated Sub-Servicers

Each of the following entities will be or is expected to be a sub-servicer of mortgage loans and is affiliated with us, one of the sponsors, one of the [other] mortgage loan sellers or one of the underwriters:

	Sub-Servicer	Number of Mortgage Loans	% of Initial Mortgage Pool Balance	Affiliate
1.
2.
3.
4.

The master servicer will pay the fees of each sub-servicer.

[Add disclosure required by Item 1108 of Regulation AB]]

[Significant Sub-Servicers

Each of the following entities will be or is expected to be a sub-servicer of 10% or more of the initial aggregate principal balance of the mortgage loans:

	Sub-Servicer	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
1.
2.
3.
4.

The master servicer will pay the fees of each sub-servicer.

[Add disclosure required by Item 1108 of Regulation AB]]

The Special Servicers

Special Servicers

[Insert the following information for each special servicer]

[Name of Special Servicer] will be the special servicer of [all of] the mortgage loans [except __________,] and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties.  The Special Servicer is a [insert entity type and jurisdiction of organization] [and a wholly-owned subsidiary of________].  The principal offices of [_____] are located at [___________], and its telephone number is [___________].

Certain of the duties of the special servicer and the provisions of the Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth herein under “Servicing of the Mortgage Loans—Mortgage Loan Modifications,” “—Sale of Defaulted Mortgage Loans” and “—Foreclosures.”  Certain terms of the Pooling and Servicing Agreement regarding the special servicer’s removal, replacement, resignation or transfer are described herein under “—Termination of Special Servicer.”  Certain limitations on the special servicer’s liability under the pooling and servicing agreement are described in the prospectus under “Description of the Agreements—Matters Regarding a Master Servicer, a Special Servicer and the Depositor.”

[__________ is approved as a special servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody’s, Fitch and S&P.]

As of _____________, _________ was responsible for servicing approximately __________ commercial and multifamily mortgage loans, totaling approximately $___________ billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.  The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

As of ___, 201_, __________ was the named special servicer in approximately [__] commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $[___] billion.  With respect to such transactions as of such date, the special servicer was administering approximately [ ] mortgage loans with an outstanding principal balance of approximately $[___] million.

See “Servicing of the Mortgage Loans—Special Servicer Compensation.”

[Add disclosure required by Item 1108 of Regulation AB with respect to Special Servicer, to the extent not covered above.]

The information set forth in this prospectus supplement concerning the special servicers has been provided by them.]

[Certain Legal Proceedings]

[Each of Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), which is a sponsor of this transaction, and/or its control affiliates, in the normal course of business, has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation.  For example, MSMCH and certain of its affiliates have been named as defendants in two purported class actions asserting claims under Sections 11, 12 and 15 of the Securities Act related to alleged false and misleading statements in the registration statements and other offering documents associated with certain trusts that issued mortgage pass through certificates backed by residential mortgage loans in 2006 and 2007.  An additional cause of action brought alleges that MSMCH improperly refused to repurchase certain mortgage loans.  Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages.  MSMCH and/or its control affiliates are also involved, from time to time, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding MSMCH and/or its control affiliates businesses, including, among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions and other matters. For example, MSMCH and certain of its affiliates are currently responding to subpoenas and requests for information and documents from certain regulatory and governmental entities concerning the origination, purchase, securitization and/or servicing of subprime and non-subprime residential mortgages and related issues.]

[Disclose any legal proceedings pending against any of the parties identified in Item 1117 of Regulation AB or their property that would be material to security holders, provide the disclosure required by such Item.]

[Certain Relationships and Related Transactions]

[The [sponsor] [Depositor] [issuing entity] is an affiliate of the [servicer] [special servicer] [specify other servicer contemplated by Item 1108(a)(3) of Regulation AB] [trustee] [specify originator contemplated by Item 1110 of Regulation AB] [specify significant obligor contemplated by Item 1112 of Regulation AB] [specify enhancement, derivatives or support provider contemplated by Item 1114 or Item 1115 of Regulation AB] [specify other material parties related to the asset-backed securities.] [If applicable, provide the information required by Item 1119(b) of Regulation AB with respect to business relationships, etc. outside the ordinary course of business or not on arm’s length basis between the [sponsor] [Depositor] [issuing entity] and any of the other parties listed in the preceding sentence or their affiliates that exist currently or existed within the past two years, if material to an understanding of the Certificates.]  [If applicable, provide the information specified in Item 1119(c) of Regulation AB regarding specific relationships relating to the transaction or the mortgage loans between the [sponsor] [Depositor] [issuing entity] and any of the other parties listed above or their affiliates that exist currently or existed within the past two years, if material.]]

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Series 201_-__ Commercial Mortgage Pass-Through Certificates will be issued on or about [______] [_], 201[_] pursuant to a Pooling and Servicing Agreement to be dated as of _____, 201__, among Morgan Stanley Capital I Inc., the master servicers, the special servicers and the trustee.

The Certificates will represent in the aggregate the entire beneficial ownership interest in the Trust consisting primarily of:

•
the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

•	any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

•	a security interest in any “government securities” as defined in the Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan;

•
certain rights of Morgan Stanley Capital I Inc. under, or assigned to Morgan Stanley Capital I Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans; and

•	solely with respect to the Class [A-3-1FL] Certificates, the Swap Contract, the Class [A-3-1FL] Regular Interest and funds or assets on deposit from time to time in the Floating Rate Account.

The Certificates will be issued on or about _____ and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

The Certificates will consist of __ Classes, to be designated as:

•
the Class [A-1] Certificates, the Class [A-1A] Certificates, the Class [A-2] Certificates, the Class [A-3-1FL] Certificates, the Class [A-3-1] Certificates, the Class [A-3-2] Certificates, the Class [A-AB] Certificates, the Class [A-4A] Certificates, the Class [A-4B] Certificates [and the Class [W] Certificates];

•	the Class [X-1] Certificates, the Class [X-2] Certificates and the Class [X-Y] Certificates;

•
the Class [A-J] Certificates, the Class [B] Certificates, the Class [C] Certificates, the Class [D] Certificates, the Class [E] Certificates, the Class [F] Certificates, the Class [G] Certificates, the Class [H] Certificates, the Class [J] Certificates, the Class [K] Certificates, the Class [L] Certificates, the Class [M] Certificates, the Class [N] Certificates, the Class [O] Certificates, the Class [P] Certificates and the Class [EI] Certificates; and

•	the Class [R-I] Certificates, the Class [R-II] Certificates and the Class [R-III] Certificates.

[The Class [__] and Class [__] Certificates are also referred to as the “Depositable Certificates” and the Class [W] Certificates are also referred to as the “Exchangeable Certificates.”  See “Description of the Offered Certificates—Depositable and Exchangeable Certificates” in this prospectus supplement.]

[On the Closing Date, the Class [A-3-1FL] Regular Interest will also be issued by the Trust as an uncertificated regular interest in REMIC III.  The Class [A-3-1FL] Regular Interest is not offered hereby.  The Depositor will transfer the Class [A-3-1FL] Regular Interest and the trustee, on behalf of the trust, will enter into the swap contract in exchange for the Class [A-3-1FL] Certificates.  The Class [A-3-1FL] Certificates will represent all of the beneficial ownership interest in the Class [A-3-1FL] Regular Interest, the Swap Contract and funds or assets on deposit from time to time in the Floating Rate Account.]

The Class A Senior Certificates, the Class [A-J] Certificates [and the Class [W] Certificates] will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.  The Class [B], Class [C] and Class [D] Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.  The Class [X-2] Certificates will be issued in denominations of $1,000,000 initial Notional Amount and in any whole dollar denomination in excess of that amount.

Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company (“DTC”).  We have been informed by DTC that DTC’s nominee initially will be Cede & Co.  No person acquiring an interest in an Offered Certificate will be entitled to receive a fully registered physical Certificate representing such interest, except as presented in the prospectus under “Description of the Offered Certificates—Reports to Certificateholders; Available Information—Book-Entry Certificates.”  Unless and until definitive certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC’s participating organizations.

All references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC’s Participants in accordance with DTC procedures.  Until definitive certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC and its Participants.  See “Description Of The Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe.  Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day.  Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Balances

Upon initial issuance, the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [X-2], Class [A-J], Class [B], Class [C], Class [D] and [Class [W]] Certificates will have the following aggregate Certificate Balances or Notional Amounts.  In each case, the Certificate Balance may vary by 5%:

Class	Approximate Initial Certificate Balance or Notional Amount	Approximate Percent of Initial Pool Balance	Ratings (_____/_____)	Approximate Credit Support
Class [A-1]
Class [A-1A]
Class [A-2]
Class [A-3-1FL]
Class [A-3-1]
Class [A-3-2]
Class [A-AB]
Class [A-4A]
Class [A-4B]
Class [X-2]		----		----
Class [A-J]
Class [B]
Class [C]
Class [D]
[Class [W]]

The percentages indicated under the column “Approximate Credit Support” with respect to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] Certificates represent the approximate credit support for the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] Certificates in the aggregate.  Additionally, the credit support percentage with respect to the Class [A-4A] Certificates reflects the credit support provided by the Class [A-4B] Certificates.  References in this prospectus supplement to the Class [A-4] Certificates mean the Class [A-4A] Certificates and the Class [A-4B] Certificates in the aggregate.  The ratings of the Class [A-3-1FL] Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a fixed rate.  See “Ratings” in this prospectus supplement.

[On each Distribution Date immediately prior to giving effect to distributions of interest and principal on that Distribution Date, the aggregate [Certificate Balance][Notional Amount] of the Class or Classes of Exchangeable Certificates will equal the aggregate [Certificate Balance][Notional Amount] of the related classes of Depositable Certificates immediately prior to that Distribution Date.]

The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof.  The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive.  On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that Certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such Certificate on such Distribution Date.  See “—Distributions” and “—Distributions—Subordination; Allocation of Losses and Certain Expenses” below.

The Interest Only Certificates will not have a Certificate Balance.  Each such Class of Certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

The Notional Amount of the Class [X-1] Certificates will be equal to the aggregate of the Certificate Balances of the Classes of Principal Balance Certificates outstanding from time to time.

The Notional Amount of the Class [X-2] Certificates at any time on or before the Distribution Date occurring in __________ will be an amount equal to the then outstanding aggregate balances of the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K] and Class [L] components.  After the Distribution Date occurring in __________, the Notional Amount of the Class [X-2] Certificates will be equal to zero.  As of any Distribution Date, the balances of the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K] and Class [L] components used to determine the Notional Amount of the Class [X-2] Certificates will generally be equal to the lesser of (i) the Certificate Balance of the corresponding Class of Certificates or the Class [A-3-1FL] Regular Interest as of such date (taking into account any distributions of principal made on, and any Realized Losses and Expense Losses allocated to, such Classes of Certificates or the Class [A-3-1FL] Regular Interest) and (ii) the amount specified for such component and such Distribution Date on Schedule B to this prospectus supplement.

Accordingly, the Notional Amount of the Class [X-1] Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Certificate balance of the Class [A-3-1FL] Regular Interest.

The Notional Amount of the Class [X-2] Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any component and any Class of Certificates, or in the case of the Class [A-3-1FL] Certificates, the Certificate balance of the Class [A-3-1FL] Regular Interest, included in the calculation of the Notional Amount for the Class [X-2] Certificates on such Distribution Date, as described above, to the extent that such distribution of principal or allocation of Realized Losses and Expense Losses reduces the Certificate Balance of the related Class of Certificates, or in the case of the Class [A-3-1FL] Certificates, the Certificate balance of the Class [A-3-1FL] Regular Interest, to a balance that is lower than the amount shown on Schedule B to this prospectus supplement.  Holders of the Class [X-2] Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in __________.

The Notional Amount of the Class [X-Y] Certificates, as of any date of determination, will be equal to the then total principal balance of the residential cooperative mortgage loans.  The Notional Amount of the Class [X-Y] Certificates will be reduced on each Distribution Date by collections and advances of principal on the residential cooperative mortgage loans previously distributed to the Certificateholders and Realized Losses and Expense Losses on the residential cooperative mortgage loans previously allocated to the Certificateholders.

Upon initial issuance, the aggregate Notional Amount of the Class [X-1] Certificates will be $_____, the aggregate Notional Amount of the Class [X-2] Certificates will be $_____ and the aggregate Notional Amount of the Class [X-Y] Certificates will be $_____, in each case, subject to a permitted variance of plus or minus 5%.  The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

The Residual Certificates will not have Certificate Balances or Notional Amounts.

Pass-Through Rates

[The Class [A-1] Certificates will accrue interest at a fixed per annum rate equal to __%.  The Class [A-2] Certificates will accrue interest at a fixed per annum rate equal to __%.  The Class [A-1A] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the Weighted Average Net Mortgage Rate.  The Class [A-3-1FL] Regular Interest will accrue interest at a per annum rate equal to the lesser of __% and the Weighted Average Net Mortgage Rate.  The Class [A-3-1] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the Weighted Average Net Mortgage Rate.  The Class [A-3-2] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the Weighted Average Net Mortgage Rate.  The Class [A-AB] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the Weighted Average Net Mortgage Rate.  The Class [A-4A] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the Weighted Average Net Mortgage Rate.  The Class [A-4B] Certificates will accrue interest at a per annum rate equal to the lesser of __% and the Weighted Average Net Mortgage Rate.  The Class [A-J] and Class [B] Certificates will accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate less __% and __, respectively.  The Class [C] and Class [D] Certificates will accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate.  The Class [A-3-1FL] Certificates will accrue interest at a floating rate based on [one-month LIBOR] + __% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage) subject to the limitations described in this prospectus supplement.  The Pass-Through Rate applicable to the Class [X-1] Certificates for the initial Distribution Date will equal approximately __% per annum.  The Pass-Through Rate applicable to the Class [X-1] Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class [X-1] Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Amount of the Class [X-1] Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will equal the Certificate Balance of one of the Classes of the Principal Balance Certificates.  In general, the Certificate Balance of each Class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class [X-1] Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class [X-2] Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class [X-1] Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class [X-1] Certificates for purposes of calculating the accrual of interest for the related Distribution Date.  For any Distribution Date occurring in or before __________, on any particular component of the total Notional Amount of the Class [X-1] Certificates immediately prior to the related Distribution Date, the applicable Class [X-1] Strip Rate will be calculated as follows:]

•
[if such particular component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Certificate Balance of the Class [A-3-1FL] Regular Interest, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class [X-2] Certificates immediately prior to the related Distribution Date, then the applicable Class [X-1] Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Pass-Through Rate on the Class [A-3-1FL] Regular Interest;]

•
[if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Certificate Balance of the Class [A-3-1FL] Regular Interest, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class [X-2] Certificates immediately prior to the related Distribution Date, then the applicable Class [X-1] Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Pass-Through Rate on the Class [A-3-1FL] Regular Interest;]

•
[if such particular component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Certificate Balance of the Class [A-3-1FL] Regular Interest, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class [X-2] Certificates immediately prior to the related Distribution Date, then the applicable Class [X-1] Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such

Distribution Date for such Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Pass-Through Rate on the Class [A-3-1FL] Regular Interest; and]

•
[if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Certificate Balance of the Class [A-3-1FL] Regular Interest, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class [X-2] Certificates immediately prior to the related Distribution Date, then the applicable Class [X-1] Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Pass-Through Rate on the Class [A-3-1FL] Regular Interest.]

[For any Distribution Date occurring after __________, the Certificate Balance of each Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Certificate Balance of the Class [A-3-1FL] Regular Interest, will constitute a separate component of the total Notional Amount of the Class [X-1] Certificates, and the applicable Class [X-1] Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Pass-Through Rate on the Class [A-3-1FL] Regular Interest.  Under no circumstances will the Class [X-1] Strip Rate be less than zero.]

[The Pass-Through Rate applicable to the Class [X-2] Certificates for the initial Distribution Date will equal approximately __% per annum.  The Pass-Through Rate applicable to the Class [X-2] Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in __________ will equal the weighted average of the respective strip rates (the “Class [X-2] Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Amount of the Class [X-2] Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Certificate Balance of the Class [A-3-1FL] Regular Interest.  If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Certificate Balance of the Class [A-3-1FL] Regular Interest, is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class [X-2] Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more components of the total Notional Amount of the Class [X-2] Certificates for purposes of calculating the accrual of interest for the related Distribution Date.  For any Distribution Date occurring in or before __________, on any particular component of the total Notional Amount of the Class [X-2] Certificates immediately prior to the related Distribution Date, the applicable Class [X-2] Strip Rate will equal the excess, if any, of:]

•
[the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over]

•
[the Pass-Through Rate for such Distribution Date for the Class of Principal Balance Certificates, or in the case of the Class [A-3-1FL] Certificates, the Pass-Through Rate on the Class [A-3-1FL] Regular Interest, whose Certificate Balance, or a designated portion thereof, comprises such component.]

Under no circumstances will the Class [X-2] Strip Rate be less than zero.

[The pass-through rate for the Class [X-Y] Certificates for each distribution date will be a variable rate equal to the weighted average from time to time of the various Class [X-Y] Strip Rates attributable to each residential cooperative mortgage loan.  The “Class [X-Y] Strip Rate” for each residential cooperative mortgage loan will equal __% per annum; provided that, if the subject residential cooperative mortgage loan accrues interest on the basis of the actual number of days elapsed during each 1-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 0.__% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.]

[The Class [E], Class [F], Class [G] and Class [H] Certificates will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate.  The Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of __% and the Weighted Average Net Mortgage Rate.]

The Administrative Cost Rate for each mortgage loan is presented in Appendix II.  The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time.  The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

[Depositable and Exchangeable Certificates]

[General

The Class [__] and Class [__] Certificates are “Depositable Certificates.”  All or a portion of the Depositable Certificates may be exchanged for Class [W] Certificates (the “Exchangeable Certificates”) in the combinations shown in Appendix VII to this prospectus supplement.  All or a portion of the Exchangeable Certificates may also be exchanged for related Depositable Certificates in the same manner.  Depositable Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original Certificate Balances or Notional Amounts, as applicable, of such certificates bear to one another as shown in Appendix VII to this prospectus supplement.  This process may occur repeatedly.  Your ability to exchange your Depositable Certificates or Exchangeable Certificates are subject to the limitations described under “Risk Factors—The Depositable Certificates and the Exchangeable Certificates Are Subject to Additional Risks” above and “Exchange Example and Limitations” below.

Each Holder of a Depositable Certificate and Exchangeable Certificate will be the beneficial owner of the pool of mortgage loans backing the Offered Certificates.  When Depositable Certificates are exchanged for Exchangeable Certificates, the outstanding balance of those Depositable Certificates will be reduced and the outstanding amount of the related Exchangeable Certificates will be increased by a proportionate amount, but the aggregate outstanding balance of Offered Certificates that represent beneficial ownership interests in the pool of mortgage loans backing the Offered Certificates will not be reduced or increased as a result of the exchange.  Potential purchasers of Depositable Certificates and Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Consequences-Taxation of Exchangeable Certificates” in this prospectus supplement and “Federal Income Tax Consequences-Taxation of Classes of Exchangeable Certificates” in the prospectus.

Exchangeable Certificates Distribution Account

On or prior to the closing date, the paying agent will be required to establish an account (the “Exchangeable Certificates Distribution Account”) to be maintained in trust for the benefit of the holders of the Exchangeable Certificates.  The paying agent will be required to deposit or cause to be deposited in the Exchangeable Certificates Distribution Account all amounts it receives that would have otherwise been payable to Depositable Certificates that are related to an Exchangeable Certificate, which will then be used to make distributions to the related Exchangeable Certificates.  Funds on deposit in the Exchangeable Certificates Distribution Account will not be invested.  The Exchangeable Certificates Distribution Account will be required to be an Eligible Account.

An “Eligible Account” will be an account (or accounts) that is maintained with a highly rated depository institution or trust company, which may include the paying agent, as set forth in the pooling and servicing agreement or a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this sentence, may include the paying agent or the trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b).

Exchange Examples and Limitations

Exchange Limitations

At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes of Depositable Certificates or Exchangeable Certificates, as the case may be, in the proportions necessary to make the desired exchange (in each case, as reduced by principal distributions on the related classes of certificates).  Depositable Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original Certificate Balances or Notional Amounts, as applicable, of such certificates bear to one another as shown in Appendix VII to this prospectus supplement.  If a certificateholder does not own the necessary Depositable Certificates or Exchangeable Certificates, it may be unable to obtain the desired related Depositable Certificates or Exchangeable Certificates.  A certificateholder may not be able to obtain the necessary certificates because, among other things, other certificateholders may refuse to sell its certificates at a reasonable (or any price) or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable.  In addition, principal distributions will decrease the amounts of Depositable Certificates and Exchangeable Certificates that are available for exchange over time.

Exchangeable Examples

An example of an exchange of Class [A-1A] and Class [A-1B] Depositable Certificates for Class [W] Exchangeable Certificate is set forth below:

Classes of Depositable Certificates			Classes of Exchangeable Certificates
Classes of Depositable Certificates	Original Certificate Balance or Notional Amount	Pass- Through Rate	Classes of Exchangeable Certificates	Original Certificate Balance or Notional Amount

Class [A-1A]	$[100,000,000]	[0.00]%	Class [W]	$[100,000,000]
Class [A-1B]	$[100,000,000]	[0.50]%

A certificateholder that purchases on the closing date $100,000,000 in certificate principal balance of Class [A-1A] certificates that pay principal only and bear no interest, and $100,000,000 in notional amount of Class [A-1B] certificates that pay interest only and have no certificate principal balance, would be permitted to exchange those Depositable Certificates for $100,000,000 in certificate principal balance of Class [W] Exchangeable Certificates which would have a pass-through rate of 0.50%.  Prior to the exchange, the outstanding amount of each of the Class [A-1A] and Class [A-1B] certificates held by certificateholders would be equal to $100,000,000 and the outstanding amount of Class [W] certificates held by certificateholders would be $0.  Those Class [W] certificates would instead be held by the paying agent and would not receive any distributions of principal or interest prior to any such exchange.  After the exchange, the outstanding amount of each of the Class [A-1A] and Class [A-1B] certificates held by certificateholders would be reduced to $0 and those Class [A-1A] and Class [A-1B] certificates would then be held by the paying agent and the outstanding amount of Class [W] certificates held by certificateholders would increased to $100,000,000.  Those Class [W] certificates would thereafter receive all distributions of principal and interest that would otherwise have been distributed to the Class [A-1A] and Class [A-1B] certificate if the exchange had not occurred and the Class [A-1A] and Class [A-1B] certificates would no longer receive any distributions of principal or interest, respectively.

However, if the certificateholder desiring to effectuate the foregoing exchange only owns $100,000,000 in certificate principal balance of Class [A-1A] certificates but does not own and is not able to obtain $100,000,000 in notional amount of Class [A-1B] certificates (because, among other things, other certificateholders refuse to sell their Class [A-1B] certificates at a reasonable (or any price) or such Class [A-1B] certificates have been purchased or placed into other financial structures such as a collateralized debt obligation securitization and are thus unavailable), then that certificateholder will not be able to make the foregoing exchange of its Class [A-1A] certificates for a proportionate amount of Class [W] certificates.

The foregoing is provided only by way of example.  The various combinations of Depositable Certificates and Exchangeable Certificates that may be exchanged and the proportions in which they can be exchanged are shown on Appendix VII to this prospectus supplement.

Procedures

Upon the issuance of the Depositable Certificates and Exchangeable Certificates on the closing date, the Exchangeable Certificates will be held by the paying agent, on behalf of the trustee to facilitate the exchange of Depositable Certificates and Exchangeable Certificates on and after the closing date.  At the request of the holder of a Class or Classes of Depositable Certificates, and upon the surrender of such Depositable Certificates, the paying agent, on behalf of the trustee, will be required to deliver Exchangeable Certificates in the respective denominations determined based on the proportions set forth on Appendix VII.  In addition, at the request of the holder of a Class or Classes of Exchangeable Certificates, and upon the surrender of such Exchangeable Certificates, the paying agent, on behalf of the trustee, will be required to deliver Depositable Certificates in the respective denominations determined based on the proportions set forth on Appendix VII.  In connection with any exchange of Depositable Certificates for Exchangeable Certificates or Exchangeable Certificates for Depositable Certificates, the certificate registrar will reduce the outstanding Certificate Balance or Notional Amount of such Depositable Certificates or Exchangeable Certificates, as applicable, on the certificate register, and will increase the outstanding amount of related Exchangeable Certificates or Depositable Certificates, respectively, on the certificate register.

If a holder of Depositable Certificates wishes to exchange its Depositable Certificates for the related Exchangeable Certificates or a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates for the related Depositable Certificates, the certificateholder must notify the paying agent no later than three business days before the proposed exchange date.  Notice to the paying agent may be provided by [email to [ ] or by telephone at [ ]].  The exchange date will be subject to the paying agent’s approval but it can generally be any business day other than the first or last business day of the month.  The notice must (i) be on the certificateholder’s letterhead, (ii) carry a medallion stamp guarantee or be signed by an authorized signatory and be presented with an incumbency certificate and (iii) set forth the following information: the CUSIP number of both the certificates to be exchanged and the certificates to be received, the outstanding Certificate Balance and/or Notional Amount and the original Certificate Balance and/or Notional Amount of the certificates to be exchanged, the certificateholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the paying agent will e-mail the certificateholder with wire payment instructions relating to the exchange fee.  The certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the certificates.  A notice becomes irrevocable on the second business day before the proposed exchange date.

In connection with each exchange, the certificateholder must pay the paying agent a fee equal to [_]% of the outstanding Certificate Balance (or the Notional Amount, if no Certificate Balance) of the certificates to be exchanged.  In no event, however, will the fee be either less than $[_____] or greater than $[_____].  The exchange will be completed upon the receipt by the paying agent of the exchange fee and the beneficial interest in the Depositable Certificates or Exchangeable Certificates, as applicable.

The first distribution on a Depositable Certificate or an Exchangeable Certificate received in an exchange transaction will be made on the first distribution date in the month following the month of the exchange to the certificateholder of record as of the close of business on the last day of the month of the exchange.]

Distributions

General

Distributions on or with respect to the Certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in _____.  Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date.  Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

The final distribution on any Certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate.  The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.  Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate.  The likelihood of any such distribution is remote.  All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for that Distribution Date.

With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts will be deposited into the applicable Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to 1 day’s interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date.  For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of “Net Mortgage Rate” in the “Glossary of Terms.”  With respect to the Distribution Date occurring in March of each year (beginning in 201__), the paying agent will withdraw an amount from each Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Fees and Expenses.  The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Compensation
Servicing Fee / Master Servicer
With respect to any mortgage loan for any month, an interest strip at the per annum master servicing fee rate for the applicable master servicer, determined in the same manner and on the same balance as interest at the applicable mortgage rate is determined for that mortgage loan for such month.  The master servicing fee payable to [the][a] master servicer will be reduced by any Compensating Interest Payment made by that master servicer. The master servicing fee rate for [name of master servicer] is __% per annum and for [name of other master servicer] is __% per annum.
		monthly	interest payment on the related mortgage loan

Additional Servicing Compensation / Servicer
__% of assumption fees on non-Specially Serviced Mortgage Loans (or 100%, if Special Servicer consent to assumption not required)

all late payment fees and net default interest (other than on Specially Serviced Mortgage Loans) not used to pay interest on Advances

[100]% of application, loan modification, forbearance and extension fees on non-Specially Serviced Mortgage Loans all investment income earned on amounts on deposit in the Collection Account, Distribution Account and (if not required to be paid to borrower) escrow accounts any Prepayment Interest Excess not used to offset Prepayment Interest Shortfalls
	time to time	the related fees or investment income
Special Servicing Fee / Special Servicer
With respect to any Specially Serviced Mortgage Loan for any month, an interest strip at [__]% per annum, determined in the same manner and on the same balance as interest at the applicable mortgage rate is determined for that Specially Serviced Mortgage Loan for such month.
	monthly	collections on the related loan
Workout Fee / Special Servicer	[__]% of each collection of principal and interest on each Rehabilitated Mortgage Loan	monthly	the related collection of principal and/or interest

Liquidation Fee / Special Servicer	__% of the Liquidation Proceeds received in connection with a full or partial liquidation of a Specially Serviced Mortgage Loan or related REO Property and/or any Condemnation Proceeds or Insurance Proceeds received by the Trust (other than Liquidation Proceeds received in connection with a repurchase by a seller or purchase by a mezzanine or subordinate lender within the time periods specified in the definition of Liquidation Fee herein).	upon receipt of Liquidation Proceeds	the related Liquidation Proceeds
Additional Special Servicing Compensation / Special Servicer
all late payment fees and net default interest (on Specially Serviced Mortgage Loans) not used to pay interest on Advances

__% of assumption fees on non-Specially Serviced Mortgage Loans and 100% of such fees on Specially Serviced Mortgage Loans

[100]% of application, loan modification, forbearance and extension fees on Specially Serviced Mortgage Loans all investment income received on funds in any REO Account
		from time to time monthly	the related fee or investment income
Trustee Fee / Trustee	For any month, an interest strip at [__]% per annum accrued on the aggregate Scheduled Principal Balance of the Mortgage Pool [on the basis of a 360-day year consisting of twelve 30-day months].	monthly	general collections on the Mortgage Pool
Expenses

Servicing Advances / Servicer and Trustee and Fiscal Agent	to the extent of funds available, the amount of any Servicing Advances	time to time	recoveries on the related mortgage loan, or to the extent that the party making the advance determines it is nonrecoverable, from collections in the Certificate Account.
Interest on Servicing Advances / Servicer and Trustee and Fiscal Agent	at Prime Rate, to the extent of funds available	when Advance is reimbursed	first from late payment charges and default interest in excess of the regular interest rate, and then from all collections in the Certificate Account.

P&I Advances / Servicer and Trustee and Fiscal Agent	to the extent of funds available, the amount of any P&I Advances	time to time	recoveries on the related mortgage loan, or to the extent that the party making the advance determines it is nonrecoverable, from collections in the Certificate Account.
Interest on P&I Advances / Servicer and Trustee and Fiscal Agent	at Prime Rate, to extent of funds available	when Advance is reimbursed	first from late payment charges and default interest in excess of the regular interest rate, and then from all collections in the Certificate Account.
Indemnification Expenses / Trustee, Fiscal Agent, Servicer, Special Servicer	amounts for which the trustee, the master servicer[s] and the special servicer are entitled to indemnification	from time to time	all collections in the Certificate Account
Trust Fund Expenses not Advanced (may include environmental remediation costs, appraisals, independent contractor to operate REO)	based on third party charges	from time to time	all collections in the Certificate Account

The Pooling and Servicing Agreement does not provide for any successor master servicer or successor special servicer or successor trustee or fiscal agent, as the case may be, to receive compensation in excess of that permitted its predecessor.  [Set forth any exceptions; e.g., if successor cannot be found for existing compensation.]  Any change to the compensation of the servicer, special servicer or trustee would require an amendment to the Pooling and Servicing Agreement.

Application of the Available Distribution Amount

 [On each Distribution Date, except as described under “—Optional Termination” below, for so long as any Class of Offered Certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

(i) to the holders of the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest and the Class [X-1], Class [X-2] and Class [X-Y] Certificates, concurrently,

•
to the holders of the Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest, the Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class, provided that interest distributed to the Class [A-4] Certificates will be applied first to Class [A-4A] up to its interest entitlements and then to Class [A-4B] up to its interest entitlements;

•
to the holders of the Class [A-1A] Certificates, the Distributable Certificate Interest Amount in respect of such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 2);

•
to the holders of the Class [X-1], Class [X-2] and Class [X-Y] Certificates, the Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior or Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group, provided that interest distributed to the Class [A-4] Certificates will be applied first to Class [A-4A] up to its interest entitlements and then to Class [A-4B] up to its interest entitlements;

(ii) (A) to the holders of the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and Class [A-3-1FL] Regular Interest,

•
first, to the holders of the Class [A-AB] Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class [A-AB] Certificates has been reduced to the Planned Principal Balance for such Distribution Date; the portion of the Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class [A-1A] Certificates;

•
second, upon payment to the Class [A-AB] Certificates of the above distribution, to the holders of the Class [A-1] Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class [A-1] Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class [A-AB] Certificates (in respect of the Planned Principal Balance) and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class [A-1A] Certificates;

•
third, upon payment in full of the aggregate Certificate Balance of the Class [A-1] Certificates, to the holders of the Class [A-2] Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class [A-2] Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class [A-AB] Certificates (in respect of the Planned Principal Balance), Class [A-1] Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class [A-1A] Certificates;

•
fourth, upon payment in full of the aggregate Certificate Balance of the Class [A-2] Certificates, to the holders of the Class [A-3-1] Certificates and the Class [A-3-1FL] Regular Interest, pro rata, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balances of the [A-3-1] Certificates and the Class [A-3-1FL] Regular Interest have been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class [A-AB] Certificates (in respect of the Planned Principal Balance), Class [A-1] Certificates, Class [A-2] Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class [A-1A] Certificates;

•
fifth, upon payment in full of the aggregate Certificate Balances of the Class [A-3-1] Certificates and the Class [A-3-1FL] Regular Interest, to the holders of the Class [A-3-2] Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class

[A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class [A-3-2] Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class [A-AB] Certificates (in respect of the Planned Principal Balance), Class [A-1] Certificates, Class [A-2] Certificates, Class [A-3-1] Certificates and the Class [A-3-1FL] Regular Interest and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class [A-1A] Certificates;

•
sixth, upon payment in full of the aggregate Certificate Balance of the Class [A-3-2] Certificates, to the holders of the Class [A-AB] Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class [A-AB] Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class [A-AB] Certificates (in respect of the Planned Principal Balance), Class [A-1] Certificates, Class [A-2] Certificates, Class [A-3-1] Certificates, Class [A-3-1FL] Regular Interest and Class [A-3-2] Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class [A-1A] Certificates;

•
seventh, upon payment in full of the aggregate Certificate Balance of the Class [A-AB] Certificates, to the holders of the Class [A-4A] Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class [A-4A] Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class [A-AB] Certificates, Class [A-1] Certificates, Class [A-2] Certificates, Class [A-3-1] Certificates, Class [A-3-1FL] Regular Interest and Class [A-3-2] Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class [A-1A] Certificates;

•
eighth, upon payment in full of the aggregate Certificate Balance of the Class [A-4A] Certificates, to the holders of the Class [A-4B] Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class [A-4B] Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class [A-AB] Certificates, Class [A-1] Certificates, Class [A-2] Certificates, Class [A-3-1] Certificates, Class [A-3-1FL] Regular Interest, Class [A-3-2] Certificates and Class [A-4A] Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class [A-1A] Certificates; and

(iii) (B)  to the holders of the Class [A-1A] Certificates, the Loan Group 2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-4] Certificates has been reduced to zero, the Loan Group 1 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class [A-1A] Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the holders of the Class [A-AB], Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest;

(iv) to the holders of the Class A Senior Certificates (other than the Class [A-3-1FL] Certificates), the Class [A-3-1FL] Regular Interest and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Certificates or the Class [A-3-1FL] Regular Interest and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense

Losses, at 1/12 of the applicable Pass-Through Rate, provided that such amounts in respect of the Class [A-4] Certificates will be allocated first to the Class [A-4A] Certificates until such unreimbursed losses are reimbursed together with all applicable interest at the applicable Pass-Through Rate and then to the Class [A-4B] Certificates;

(v) to the holders of the Class [A-J] Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

(vi) upon payment in full of the aggregate Certificate Balances of the Class A Senior Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest, to the holders of the Class [A-J] Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class [A-J] Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest;

(vii) to the holders of the Class [A-J] Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

(viii) to the holders of the Class [B] Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

(ix) upon payment in full of the aggregate Certificate Balances of the Class [A-J] Certificates, to the holders of the Class [B] Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class [B] Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior Certificates (other than the Class [A-3-1FL] Certificates), the Class [A-3-1FL] Regular Interest and Class [A-J] Certificates;

(x) to the holders of the Class [B] Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate;

(xi) to the holders of the Class [C] Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

(xii) upon payment in full of the aggregate Certificate Balance of the Class [B] Certificates, to the holders of the Class [C] Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class [C] Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior Certificates (other than the Class [A-3-1FL] Certificates), the Class [A-3-1FL] Regular Interest, Class [A-J] Certificates and Class [B] Certificates;

(xiii) to the holders of the Class [C] Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate;

(xiv) to the holders of the Class [D] Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

(xv) upon payment in full of the aggregate Certificate Balance of the Class [C] Certificates, to the holders of the Class [D] Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class [D] Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior Certificates (other than the Class [A-3-1FL] Certificates), the Class [A-3-1FL] Regular Interest, Class [A-J] Certificates, Class [B] Certificates and Class [C] Certificates;

(xvi) to the holders of the Class [D] Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate; and

(xvii) to make payments to the holders of the private Certificates (other than the privately offered Class X Certificates) as contemplated below.]

[Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

•
first, to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest, pro rata, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero, provided that Principal Distribution Amounts distributed to the Class [A-4] Certificates will be applied first to the Class [A-4A] Certificates until the aggregate Certificate Balance of such Class is reduced to zero and then to the Class [A-4B] Certificates until the aggregate Certificate Balance of such Class is reduced to zero; and

•
second, to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate, provided that such amounts with respect to the Class [A-4] Certificates will be allocated first to the Class [A-4A] Certificates until such unreimbursed losses are reimbursed, together with interest at the applicable Pass-Through Rate, and then to the Class [A-4B] Certificates.]

 [On each Distribution Date, following the above-described distributions on the Offered Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest and the Class [X-1], Class [X-2] and Class [X-Y] Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of privately offered Certificates, other than the Class [X-1], Class [X-2], Class [X-Y] Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class [E] Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates:

(1) to pay interest to the holders of the particular Class of Certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

(2) if the aggregate Certificate Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

(3) to reimburse the holders of the particular Class of Certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at 1/12 of the Pass-Through Rate of such Class of Certificates.]

[Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates (or the Class [A-3-1FL] Regular Interest) as contemplated above, will be paid to the holders of the Residual Certificates.  Any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to the holders of the Class [EI] Certificates.]

[Excess Liquidation Proceeds will be deposited into the Reserve Account.  On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates — in order of alphabetical Class designation — for any, and to the extent of, Realized Losses and Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.]

[The amount to be allocated to the Class [A-3-1FL] Regular Interest on each Distribution Date will be required to be deposited into the Floating Rate Account on the Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the swap counterparty in respect of the Class [A-3-1FL] Regular Interest will be applied to make payments under the Swap Contract as provided in this prospectus supplement under “Description of the Swap Contract.”  The amounts remaining in the Floating Rate Account, including any net swap payment received under the Swap Contract from the Swap Counterparty and any amounts representing principal distributed to the Class [A-3-1FL] Regular Interest will be distributed to the holders of the Class [A-3-1FL] Certificates on the Distribution Date as part of the Class [A-3-1FL] Available Funds.]

[Exchangeable Certificates]

[If Exchangeable Certificates are outstanding and held by certificateholders then those certificates will receive principal and interest that would otherwise have been payable on the same proportion of related Depositable Certificates if those certificates were outstanding and held by certificateholders.  In addition, outstanding Exchangeable Certificates will bear a proportionate share of losses and Net Aggregate Prepayment Interest Shortfalls that would otherwise have been allocable to the related Depositable Certificates if those certificates were outstanding and held by certificateholders.  Any such allocations of principal, interest, losses or Net Aggregate Prepayment Interest Shortfalls as between classes of Exchangeable Certificates and Depositable Certificates will have no effect on the principal or interest entitlements of, or the allocation of losses or Net Aggregate Prepayment Interest Shortfalls to, any other Class of Certificates.]

[The Class [A-3-1FL] Certificates]

[On each Distribution Date, the paying agent will distribute from the Class [A-3-1FL] Available Funds to the holders of the Class [A-3-1FL] Certificates as of the related Record Date the following amounts:  (i) the Class [A-3-1FL] Interest Distribution Amount and (ii) the Class [A-3-1FL] Principal Distribution Amount.  Under certain circumstances described under “Description of the Swap Contract” herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class [A-3-1FL] Certificates.  No holder of a Class [A-3-1FL] Certificate will be entitled to receive any portion of any Prepayment Premium or Yield Maintenance Charge allocated to the Class [A-3-1FL] Regular Interest for so long as the Swap Contract or any replacement swap contract remains in place.  Such amounts will be payable to the Swap Counterparty pursuant to the terms of the Swap Contract.]

The Class [A-3-1FL] Certificates will accrue interest for each Distribution Date on their Certificate Balance at a rate equal to one-month LIBOR plus __% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial Interest Accrual Period) based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year; provided that such amount will not be paid if a Swap Default occurs and is continuing, the Swap Contract is terminated and is not replaced or if there are insufficient funds in the Floating Rate Account to pay the Swap Counterparty the full amount due to the Swap Counterparty under the Swap Contract.  Allocation of Net Aggregate Prepayment Interest Shortfalls to the Class [A-3-1FL] Regular Interest will reduce the amount of interest payable to the Class [A-3-1FL] Certificates by an equivalent amount.  Any Net Aggregate Prepayment Interest Shortfall allocated to the Class [A-3-1FL] Regular Interest, reduction in the interest available to be distributed to the Class [A-3-1FL] Regular Interest for any other reason or the reduction of the Weighted Average Net Mortgage Rate below __% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class [A-3-1FL] Certificates.]

[In the case of a default under the Swap Contract or if the Swap Contract is terminated, and until such default is cured or the Swap Contract is replaced, the Class [A-3-1FL] Certificates will accrue interest at the Pass Through Rate of, and on the same basis and in the same manner as, the Class [A-3-1FL] Regular Interest, which will be a rate equal to the lesser of __% per annum and the Weighted Average Net Mortgage Rate.]

[In the event that after payment of the net swap payment due from or to the Swap Counterparty, as the case may be, there are insufficient funds in the Floating Rate Account to make the full distribution of the Class [A-3-1FL] Interest Distribution Amount to the holders of the Class [A-3-1FL] Certificates, the resulting interest shortfall will be borne solely by the holders of such Class.]

[For a further discussion, see “Description of the Swap Contract” herein.]

Class [A-AB] Planned Principal Balance

[On each Distribution Date, the Class [A-AB] Certificates have priority with respect to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, with respect to receiving distributions of principal to reduce its Certificate Balance to the Planned Principal Balance for such Distribution Date as described in “—Distributions—Application of the Available Distribution Amount” above.  The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule C to this prospectus supplement.  Such balances were calculated using, among other things, the Structuring Assumptions.  Based on such assumptions, the Certificate Balance of the Class [A-AB] Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on Schedule C.  There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions.  Therefore, there can be no assurance that the Certificate Balance of the Class [A-AB] Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule C.  In general, with respect to the Loan Group 1 Principal Distribution Amount, once the Certificate Balances of the Class [A-1], Class [A-2], Class [A-3-1] and Class [A-3-2] Certificates and the Class [A-3-1FL] Regular Interest have been reduced to zero, and with respect to the Loan Group 2 Principal Distribution Amount, after the Certificate Balance of the Class [A-1A] Certificates has been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount, will be distributed to the Class [A-AB] Certificates until the Certificate Balance of the Class [A-AB] Certificates is reduced to zero.]

Distributions of Prepayment Premiums and Yield Maintenance Charges

[On any Distribution Date prior to and including the Distribution Date on which the Certificate Balance of the Class A Senior Certificates has been reduced to zero, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan included in a particular Loan Group during the related Collection Period will be distributed by the paying agent on the Classes of Certificates as follows:  to the holders of each of the Class A Senior Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class in respect of the mortgage loans in that Loan Group on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of Certificates representing principal payments in respect of the mortgage loans included in that Loan Group on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.  All Prepayment Premiums or Yield Maintenance Charges allocated to the Class [A-3-1FL] Regular Interest will be paid to the Swap Counterparty unless the Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the holders of the Class [A-3-1FL] Certificates.]

[On any Distribution Date following the Distribution Date on which the Certificate Balance of the Class A Senior Certificates has been reduced to zero, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan during the related Collection Period will be distributed by the paying agent on the

Class of Certificates as follows:  to the holders of each of the Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Classes on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of Certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.]

[Any Prepayment Premiums or Yield Maintenance Charges described in the previous paragraphs remaining after the distributions described in the paragraph above will be distributed to the holders of the Class [X-1] and Class [X-2] Certificates.  On or prior to the Distribution Date in _____, __% of the Prepayment Premiums or Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class [X-1] Certificates and __% of the Prepayment Premiums or Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class [X-2] Certificates.  After the Distribution Date in _____, any Prepayment Premiums or Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class [X-1] Certificates.]

[Notwithstanding the foregoing, Yield Maintenance Charges collected during any Collection Period with respect to any residential cooperative mortgage loan will be distributed pro rata as follows:

•
If the amount of such Yield Maintenance Charges exceeds any applicable Yield Maintenance Minimum Amount, such Yield Maintenance Charges will be distributed as follows (a) to the holders of the Class [X-Y] Certificates, the Yield Maintenance Charges times a fraction (i)  whose numerator is equal to the related mortgage loan interest rate less the Net Mortgage Rate and (ii) whose denominator is equal to the related mortgage interest rate less the applicable Treasury Rate, provided, however, that under no circumstances will the fraction be greater than one, and (b) the amount of such Yield Maintenance Charges actually payable during such Collection Period in excess of the amount to be distributed pursuant to clause (a) will be distributed to the holders of the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [X-1] and Class [X-2] Certificates and the Class [A-3-1FL] Regular Interest, allocable among such Classes as set forth in the paragraphs above.

•
If the amount of such Yield Maintenance Charges equals any applicable Yield Maintenance Minimum Amount, such Yield Maintenance Charges will be distributed as follows:  (a) __% to the holders of the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [X-1] and Class [X-2] Certificates and the Class [A-3-1FL] Regular Interest, allocable among such Classes as set forth in the paragraphs above, and (b) __% to the holders of the Class [X-Y] Certificates.

•
In addition, notwithstanding the foregoing, Prepayment Premiums collected during any Collection Period with respect to any residential cooperative mortgage loan will be distributed as follows:  (a) __% to the holders of the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [X-1] and Class [X-2] Certificates and the Class [A-3-1FL] Regular Interest, allocable among such Classes as set forth in the paragraphs above, and (b) __% to the holders of the Class [X-Y] Certificates.]

[No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class [J], Class [K], Class [L], Class [M], Class [N], Class [O], Class [P], Class [EI] Certificates or the Residual Certificates and all Prepayment Premiums or Yield Maintenance Charges allocated to the Class [A-3-1FL] Regular Interest will be paid to the Swap Counterparty unless the Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the holders of the Class [A-3-1FL] Certificates.  Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a Class of Certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.]

Treatment of REO Properties

Notwithstanding that any mortgaged property may be acquired as part of the Trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the Certificates, as well as the amount of Master Servicing Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated.  In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be “applied” by the applicable master servicer as principal, interest and other amounts “due” on such mortgage loan; and, subject to the recoverability determination described under “—Advances” below and the effect of any Appraisal Reductions described under “—Appraisal Reductions” below, such master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding.  References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

[Not later than the earliest Appraisal Event, the applicable special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than [$2,000,000], or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than [$2,000,000], of the related mortgaged property or REO Property, as the case may be; provided, however, that if such special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by such special servicer of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice.  However, the applicable special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior 12 months.]

[As a result of such MAI appraisal or internal valuation, an Appraisal Reduction may be created.  An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan is brought current under the then current terms of the mortgage loan for at least [3] consecutive months.  No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.  An appraisal for any mortgage loan that has not been brought current for at least [3] consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction.  In addition, the Operating Adviser may at any time request the applicable special servicer to obtain – at the Operating Adviser’s expense – an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.]

The existence of an Appraisal Reduction will proportionately reduce a master servicer’s or the trustee’s or fiscal agent’s, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.  See “—Advances—P&I Advances” below.

Subordination; Allocation of Losses and Certain Expenses

As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other Class of Subordinate Certificates with an earlier alphabetical Class designation.  This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class [P] Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Classes of Certificates.  This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under “—Application of the Available Distribution Amount” and by the allocation of Realized Losses and Expense Losses as described below.  No other form of credit support will be available for the benefit of the holders of the Certificates.

Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of Certificates with Certificate Balances.  Thus, as principal is distributed to the holders of the Class A Senior Certificates, the percentage interest in the Trust evidenced by the Class A Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the Trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate Certificates.

Following retirement of the Class A Senior Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

Realized Losses of principal and interest on the mortgage loans and Expense Losses thereon for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class [P], Class [O], Class [N], Class [M], Class [L], Class [K], Class [J], Class [H], Class [G], Class [F], Class [E], Class [D], Class [C], Class [B] and Class [A-J] Certificates, in that order, and then to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest, pro rata and, solely with respect to losses of interest, to the Class [X-1], Class [X-2] and Class [X-Y] Certificates (other than as a reduction of the Notional Amount), pro rata with the Class A Senior Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest, in each case reducing principal and/or interest otherwise payable thereon, provided that losses allocated to the Class [A-4] Certificates will be applied first to the Class [A-4B] Certificates and then to the Class [A-4A] Certificates.  Any allocations of Realized Losses to the Class [A-3-1FL] Regular Interest will result in an equivalent allocation to the Class [A-3-1FL] Certificates.

As described in greater detail under “—Advances—Reimbursement of Advances” below, if any Advance (and interest on such Advance) has been determined to be nonrecoverable from collections on the related mortgage loan, the party that made such Advance will be entitled to reimbursement out of amounts in the Certificate Account in the Collection Period in which the nonrecoverability determination is made.  Any such reimbursement will be made first from amounts allocable to principal during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections).  Such reimbursement will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the Certificates.  The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that Collection Period.  If any such Advance, or any portion of any such Advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections in such master servicer’s Certificate Account as a nonrecoverable Advance in an amount equal to the portion of that Advance that remains outstanding, plus accrued interest or, if amounts in such Certificate Account are not sufficient to reimburse such nonrecoverable Advance, out of the other master servicer’s Certificate Account.

Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any Class of Certificates or the Class [A-3-1FL] Regular Interest on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon compounded monthly at 1/12 of the applicable Pass-Through Rate, will be distributable in subsequent periods to the extent of funds available therefor.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the applicable master servicer will be reduced by the amount of any Compensating Interest.  See “Servicing of the Mortgage Loans—Master Servicer Compensation” in this prospectus supplement.

Any Net Aggregate Prepayment Interest Shortfall arising in respect of all of the mortgage loans other than the residential cooperative mortgage loans for a Distribution Date will be allocated to each Class of Certificates (other than the Class [X-Y] Certificates and the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest, pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on the Distribution Date
(without taking into account any Accrued Certificate Interest payable to the holders of the Class [X-Y] Certificates on such Distribution Date), in each case reducing interest otherwise payable thereon.

Any Net Aggregate Prepayment Interest Shortfall arising in respect of the residential cooperative mortgage loans for a Distribution Date will be allocated to each Class of Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class of Certificates and Class [A-3-1FL] Regular Interest on the Distribution Date, in each case reducing interest otherwise payable thereon.  Allocation of Net Aggregate Prepayment Interest Shortfalls to the Class [A-3-1FL] Regular Interest will reduce the amount of interest payable to the Class [A-3-1FL] Certificates by an equivalent amount.

Distributions of interest on the Class [X-Y] Certificates will not be reduced by any portion of a Net Aggregate Prepayment Interest Shortfall that is attributable to a Prepayment Interest Shortfall incurred with respect to any mortgage loan in the Trust Fund that is other than a residential cooperative mortgage loan.

The Distributable Certificate Interest Amount in respect of any Class of Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates.  See “Servicing of the Mortgage Loans—Master Servicer Compensation” in this prospectus supplement.

On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans serviced by a master servicer (including any Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, such excess amount will be payable to the applicable master servicer as additional servicing compensation.

Optional Termination

The holders of a majority of the controlling class, the general master servicer, the master servicer of the NCB Mortgage Loans, the general special servicer, the special servicer of the residential cooperative properties and the holder of the majority interest in the Class [R-I] Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the Trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

The purchase price for any such purchase will be the sum of, without duplication, 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which a master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate—or the mortgage rate less the Master Servicing Fee Rate—if a master servicer is the purchaser—to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust.  The optional termination of the Trust must be conducted so as to constitute a “qualified liquidation” of each REMIC under Section 860F of the Code.

Upon any such termination, the purchase price for the mortgage loans and the other property in the Trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount” in this prospectus supplement.  Notice of any optional termination must be mailed by the trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination.

Any such termination will have an adverse effect on the yield of any outstanding Offered Certificates purchased at a premium.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Advances

P&I Advances

On the business day prior to each Distribution Date, each master servicer (or the trustee or fiscal agent, if applicable) will be obligated to make a P&I Advance for the mortgage loans for which it is acting as master servicer, unless such master servicer, the applicable special servicer or the trustee, as the case may be, has determined, in its sole discretion, exercised in accordance with the Servicing Standard (or, in the case of the trustee or fiscal agent, exercised in accordance with its good faith business judgment), that the amount to be advanced, plus interest expected to accrue thereon, would not be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in respect of the related mortgage loan and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by such master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

•	the amount required to be advanced by such master servicer without giving effect to this sentence; and

•
a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal Balance of such mortgage loan as of such Determination Date.

In addition, the master servicers and the trustee or fiscal agent will not in any event be required to advance Prepayment Premiums, Yield Maintenance Charges, default interest, Excess Interest or Balloon Payments.

None of the master servicers, the special servicer, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class [A-3-1FL] Certificates in the event that the Swap Counterparty fails to make a required payment under the Swap Contract.

With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, if such amount is not collected from the related borrower, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

Each master servicer will be entitled to interest on P&I Advances made by it, which interest will accrue at the Advance Rate.  This interest and any interest on other Advances will result in a reduction in amounts payable on the Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement.

P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the applicable master servicer determines in its sole discretion, exercised in accordance with the Servicing Standard, that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans, as described under “—Reimbursement of Advances” below.  P&I Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, Advance interest will accrue from the date such Advance is made (which will be the Master Servicer Remittance Date).  In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

The right of the master servicers and the trustee or fiscal agent to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan.  If a master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for a master servicer.  If the trustee fails to make a required P&I Advance, the fiscal agent will be required to make the advance, subject to the same limitations and with the same rights as the trustee.

Servicing Advances

Servicing Advances, in all cases, will be reimbursable as described below.  Each master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the applicable Certificate Account or the Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

With respect to the mortgaged properties securing the mortgage loans, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer for, among other things, real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that the trustee as mortgagee has an insurable interest and insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees.  With respect to REO Properties, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

•	insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

•	items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

•	any ground rents in respect of such REO Property; and

•	other costs and expenses necessary to maintain, manage or operate such REO Property.

Notwithstanding the foregoing, each master servicer will be obligated to make such Servicing Advances only to the extent that such master servicer or applicable special servicer has not determined, as described below, that the amount so advanced will be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property; provided, however, that upon a determination that such amounts would not be recoverable, such master servicer or special servicer is required to provide notice of such determination to the applicable master servicer or special servicer and if the applicable special servicer determines that the payment of such amounts is necessary to preserve the related mortgaged property and would be in the best interest of the Certificateholders, such master servicer is required to pay such amounts from amounts in the related Certificate Account.

The master servicers may incur certain costs and expenses in connection with the servicing of a mortgage loan or the administration of REO Property.  Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan or REO Property.  However, if a master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such Advances and accrued interest will generally be reimbursable from amounts on deposit in the applicable Certificate Account (or if not available from such Certificate Account, from the other Certificate Account in certain circumstances) or the

Distribution Account.  If a master servicer fails to make a required Servicing Advance (other than an Advance determined to be a nonrecoverable Advance), the trustee is required to make such Servicing Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such Servicing Advance, as described above for a master servicer.  If the trustee fails to make a required Servicing Advance, the fiscal agent will be required to make the advance, subject to the same limitations and with the same rights as the trustee.

Reimbursement of Advances

Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate Accounts in the Collection Period in which the nonrecoverability determination is made.  Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Accounts allocable to principal during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections).  If the amount in the Certificate Accounts allocable to principal on the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect in its sole discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for no more than [6] Collection Periods without the consent of the Operating Advisor and, in any event, [12] Collection Periods in the aggregate.  If such master servicer or trustee or fiscal agent, as applicable, determines, in its sole discretion, that its ability to fully recover the nonrecoverable Advances has been compromised, then such master servicer or trustee or fiscal agent, as applicable, will be entitled to immediate reimbursement of nonrecoverable Advances with interest at the Advance Rate.  Such master servicer’s or trustee’s or fiscal agent’s, as applicable, agreement to defer reimbursement of such nonrecoverable Advances shall not be construed as an obligation on the part of such master servicer or the trustee or fiscal agent, or a right of the Certificateholders.  No such deferment shall be deemed to create in the Certificateholders a right to prior payment of distributions over such master servicer’s or the trustee’s or fiscal agent’s right to reimbursement for Advances.  Deferred Advances shall continue to earn interest at the Advance Rate.  In all events the decision to defer reimbursement or seek immediate reimbursement of nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard.

If such party does not elect to defer reimbursement of such amount, then such party will be entitled to reimbursement of such insufficiency out of any amounts on deposit in the Certificate Accounts.  If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Accounts that represent principal on the mortgage loans, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts.  To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the Certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable Advances, a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Subordination; Allocation of Losses and Certain Expenses”) to reduce the total principal balance of the Certificates on that distribution date.  Any provision in the Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by any master servicer, any special servicer or the trustee or fiscal agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable for a particular mortgage loan will be made in the sole discretion of the applicable master servicer or the applicable special servicer (exercised in accordance with the Servicing Standard) or the trustee or fiscal agent (exercised in accordance with its good faith business judgment), and is required to be accompanied by an officer’s certificate delivered to the trustee, the applicable special servicer or the applicable master servicer, the Operating Adviser, the Rating Agencies, the paying agent and us and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination.  A master servicer’s or special servicer’s determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee and fiscal agent.  The trustee and fiscal agent will be entitled to rely conclusively on any determination by such master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation to make a separate determination of recoverability.

In addition, a master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable Advance with respect to other mortgage loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are a source of reimbursement not only for the P&I Advance or Servicing Advance under consideration, but also as a potential source of reimbursement of such nonrecoverable Advance which is or may be being deferred or delayed.  In addition, any such master servicer or special servicer may update or change its recoverability determinations at any time (but not reverse any other master servicer or special servicer’s determination that an P&I Advance or Servicing Advance is a nonrecoverable Advance).

Reports to Certificateholders; Available Information

Paying Agent Reports

 Based on information provided in monthly reports prepared by the master servicers and the special servicers and delivered to the paying agent, the paying agent will be required to provide or make available to each Certificateholder and the Swap Counterparty on each Distribution Date:

(a) A statement  setting forth, to the extent applicable:

(i) the date of such Distribution Date, and of the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(ii) the Available Distribution Amount [and Class A-3FL Available Funds] for the Distribution Date, and any other cash flows received on the mortgage loans and applied to pay fees and expenses [(including the components of the Available Distribution Amount[, Class A-3FL Available Funds] or such other cash flows)];

(iii) the aggregate amount of servicing fees, special servicing fees, other special servicing compensation and trustee fees paid to the mater servicers, the Primary Servicers, the special servicers, the holders of the rights to Excess Servicing Fees, the special servicer and the trustee with respect to the mortgage pool and with respect to each Loan Group;

(iv) [the amount of other fees and expenses accrued and paid from the Trust Fund, including without limitation Advance reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment thereof;]

(v) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

(vi) the amount of such distribution to holders of each Class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

(vii) the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable Class of Certificates;

(viii) the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

(ix) the aggregate Certificate Balance or Notional Amount of each Class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

(x) the Pass-Through Rate applicable to each Class of REMIC Regular Certificates for such Distribution Date;

(xi) [the weighted average mortgage rate [(and interest rates by distributional groups or ranges)] of the mortgage loans as of the related Determination Date;]

(xii) [the amount on deposit in each account established pursuant to the Pooling and Servicing Agreement before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);]

(xiii) [with respect to the Swap Contract:

(A) the amounts received and paid in respect of the Swap Contract for such Distribution Date and the Pass-Through Rate applicable to the Class [A 3-1FL] Certificates for the next succeeding Distribution Date;

(B) identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month;

(C) the amount of any (i) payment by the Swap Counterparty as a termination payment, (ii) payment to any successor interest rate Swap Counterparty to acquire a replacement swap contract, and (iii) collateral posted by the Swap Counterparty in connection with any Rating Agency Trigger Event; and

(D) the amount of and identification of any payments on the Class [A 3-1FL] Certificates in addition to the amount of principal and interest due on such class, such as any termination payment received in connection with the Swap Contract or any payment of a Prepayment Premium or Yield Maintenance Charge after the termination of the Swap Contract; and]

(xiv) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans [and weighted average remaining term] at the close of business on the related Determination Date, with respect to the mortgage pool and with respect to each Loan Group;

(xv) the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the mortgage pool and with respect to each Loan Group:

(A) delinquent 30 to 59 days,

(B) delinquent 60 to 89 days,

(C) delinquent 90 days or more,

(D) as to which foreclosure proceedings have been commenced, or

(E) as to which bankruptcy proceedings have been commenced;

(xvi) the aggregate amount and general purpose of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicers and the trustee, with respect to the mortgage pool and with respect to each Loan Group;

(xvii) the number and related principal balances of any mortgage loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date [(including a description of any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time)];

(xviii) [material breaches of mortgage loan representations and warranties of which the trustee, a master servicer or a special servicer has received written notice;]

(xix) [material breaches of any covenants under the Pooling and Servicing Agreement of which the trustee, a master servicer or the special servicer has received written notice;]

(xx) [If applicable to any transaction, information regarding any tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met]; and

(xxi) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

(xxii) as of the related Determination Date:

(A) as to any REO Property sold during the related Collection Period, the date of the related determination by such special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account, and

(B) the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during the related Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

(xxiii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the mortgage pool and with respect to each Loan Group;

(xxiv) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or Expense Losses, with respect to the mortgage pool and with respect to each Loan Group;

(xxv) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date, with respect to the mortgage pool and with respect to each Loan Group;

(b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

In the case of information furnished pursuant to subclauses (a)(v), (a)(vi) and (a)(ix) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the Certificates for all Certificates of each applicable Class.

The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent’s website, which shall initially be located at www._____.com.  In addition, the paying agent will also make certain other additional reports available via the paying agent’s website on a restricted basis to Morgan Stanley Capital I Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, the Certificateholders and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent.  [In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the Trust through the EDGAR system.]  [If SEC filings will not be made available on website, provide information regarding reasons why not and whether any transaction party will provide electronic or paper copies of such filings upon request without charge.]  For assistance with the paying agent’s website, investors may call _____.  The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of information provided by it that was based, in whole or in part, on information received from third parties, and will assume no responsibility for them.  In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

In connection with providing access to the paying agent’s website, the paying agent may require registration and the acceptance of such disclaimer.  The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement to the extent such information is subject to confidentiality restrictions or the dissemination of such information is limited by law, rule, regulation or judicial order.

On an annual basis, the master servicers are required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the Underwriters, the Certificateholders, Morgan Stanley Capital I Inc. and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any prospective investor, the Underwriters, each Rating Agency, the special servicers and the Depositor, originals or copies of, among other things, the following items (to the extent such items are in its possession):  (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property rent roll (with respect to mortgaged properties other than residential cooperative properties) and annual operating statement, if any, collected or otherwise obtained by or on behalf of the master servicers or the special servicers and delivered to the paying agent, (iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

The Pooling and Servicing Agreement generally requires that the trustee make available, at its corporate Trust office or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating Agency or Morgan Stanley Capital I Inc., originals or copies of, among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

•	the Pooling and Servicing Agreement and any amendments thereto;

•	all reports or statements delivered to holders of the relevant Class of Certificates since the Closing Date;

•	all officer’s certificates delivered to the paying agent since the Closing Date;

•	all accountants’ reports delivered to the paying agent since the Closing Date;

•	the mortgage loan files;

•	the most recent property inspection report prepared by or on behalf of the master servicers or the special servicers in respect of each mortgaged property;

•
the most recent mortgaged property rent rolls (with respect to mortgaged properties other than residential cooperative properties) and annual operating statements, if any, collected by or on behalf of the master servicers or the special servicers and delivered to the paying agent;

•	any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicers and/or the special servicers; and

•	any and all officer’s certificates and other evidence delivered to the trustee to support a master servicer’s determination that any Advance was not or, if made, would not be, recoverable.

Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies.  Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the Certificates by such recipient and in accordance with applicable law.

The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the “Commission”) regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended.  Such reports will be filed under the name “Morgan Stanley Capital I Trust 201_-__” and as part of the registration statement on Form S-3 (File No. 333-__________).  Members of the public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. local time.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  The address of that internet site is http://www.sec.gov.

Book-Entry Certificates

Until such time, if any, as definitive certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent.  The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The master servicers, the special servicers, the paying agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner’s beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

Example of Distributions

The following chart sets forth an example of distributions on the Certificates assuming the Certificates are issued in [_____ 20__]:

The close of business on:
[_____ 1, 20__]	(A)	Cut-off Date.
[_____ __, 20__]	(B)	Record Date for all Classes of Certificates.
[_____ – _____, 20__]	(C)	The Collection Period. Each master servicer receives Scheduled Payments due after the Cut-off Date and any Principal Prepayments made after the Cut-off Date and on or prior to _____.
[_____ __, 20__]	(D)	Determination Date for mortgage loans.
[_____ __, 20__]	(E)	Master Servicer Remittance Date (1 Business Day prior to the Distribution Date).
[_____ __, 20__]	(F)	Distribution Date.

 Succeeding monthly periods follow the pattern of (B) through (F) above (except as described below).

(A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received.  Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

(B) Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date.  Each subsequent Record Date [,except in the case of the Class [A-3-1FL] Certificates,] will be the [last] business day of the month [preceding] the related Distribution Date.  [With respect to the [Class A-3-1FL Certificates], the day prior to the related Distribution Date.]

(C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date will be deposited into the applicable Certificate Account.  Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

(D) Generally, as of the close of business on the Determination Date, each master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

(E) Each master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by each master servicer, and any P&I Advances required to be made by such master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

(F) The paying agent will make distributions to the Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

Expected Final Distribution Date; Rated Final Distribution Date

The Expected Final Distribution Date for each Class of Certificates presented under “Summary of Prospectus Supplement—Relevant Parties, Dates and Periods—Expected Final Distribution Dates” in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.  The actual final distribution date for any class may be earlier or later (and could be substantially later) than the expected final distribution date.

The Rated Final Distribution Date of each Class of Offered Certificates is the Distribution Date in __________[, which is the first Distribution Date after the [  ]th month following the end of the amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.].

The ratings assigned by the Rating Agencies to each Class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

Amendments to the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

•	to cure any ambiguity;

•
to cause the provisions therein to conform to or be consistent with or in furtherance of the statements contained herein made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

•
to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class [EI] or Class [A-3-1FL] Certificates that evidence beneficial ownership of the grantor Trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

•	to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

•	to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual Certificates;

•
to amend any provision to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

•	to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents); or

•
if a TIA Applicability Determination (as defined below) is made, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the Trust Indenture Act of 1939 (the “TIA”) or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A)

No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Holder not consenting thereto without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class [EI] or Class [A-3-1FL] Certificates that evidence beneficial ownership of the grantor Trust assets).  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

With respect to the eighth bullet above, a recent federal district court ruling on a motion to dismiss (Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012)) held that the TIA was applicable to certain agreements that are similar to the Pooling and Servicing Agreement.  While this ruling is contrary to its previously published guidance and historical industry practice, on May 3, 2012, the Division of Corporate Finance of the Commission advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling.  In light of the Commission’s guidance prior to this ruling and historical industry practice, and based on the Depositor's independent analysis of the applicability of the TIA to the Pooling and Servicing Agreement, the Depositor has determined in connection with the offering of the offered certificates that it will not initially qualify the Pooling and Servicing Agreement under the TIA.  The Depositor, in consultation with the Trustee, will perform on an ongoing basis an analysis as to whether the TIA applies to the Pooling and Servicing Agreement.  If, subsequent to the date of this prospectus supplement, the Depositor, upon consultation with the Trustee, determines that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA.  In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement.  Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements and heightened conflict of interest rules which may require, for example, that the Trustee resign if the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place.  While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph.  The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement and any Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the Certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

•	reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of that Certificate;

•
adversely affect in any material respect the interests of the Holders of the Certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all Certificates affected thereby;

•	significantly change the activities of the trust, without the consent of the Holders of Certificates representing more than 50% of all the voting rights;

•
reduce the aforesaid percentages of aggregate voting rights or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of Certificates affected thereby;

•
no such amendment may eliminate the master servicers’ or the trustee’s obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder; or

•
adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes or the interests represented by the Class [EI] Certificates, without the consent of 100% of the Certificateholders (including the Class [R-I], Class [R-II] and Class [R-III] Certificateholders) or adversely affect the status of the grantor trust created from the related portion of the Trust without the consent of 100% of the holders of the Class [A-3-1FL] Certificates.  The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap Counterparty under the Swap Contract without the consent of the Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

[Holders of outstanding Exchangeable Certificates will be allocated a proportionate share of the voting rights otherwise allocated to the related Classes of Depositable Certificates if those certificates were outstanding and held by certificateholders.]

[DESCRIPTION OF THE SWAP CONTRACT]

[General

On the Closing Date, the Depositor will assign to the trustee, on behalf of the trust, the Class [A-3-1FL] Regular Interest together with a swap contract (the “Swap Contract”) with _____, a __________(the “Swap Counterparty”).  The Class [A-3-1FL] Certificates will represent all of the beneficial interest in the Class [A-3-1FL] Regular Interest, the Swap Contract and all amounts on deposit in the Floating Rate Account (as defined below).  The Swap Contract will have an expiration date of the Distribution Date in __________.  Promptly upon the determination of LIBOR by the Swap Counterparty, the Swap Counterparty will provide a report to the paying agent setting forth LIBOR for the Interest Accrual Period for the Class [A-3-1FL] Certificates.  The paying agent will be entitled to conclusively rely on such report (in the absence of manifest error).

The paying agent will establish and maintain an account in the name of the paying agent, in Trust for holders of the Class [A-3-1FL] Certificates (the “Floating Rate Account”).  Promptly upon receipt of any payment of interest on the Class [A-3-1FL] Regular Interest or a payment or other receipt in respect of the Swap Contract, the paying agent will deposit the same into the Floating Rate Account.

The paying agent may make withdrawals from the Floating Rate Account only for the following purposes:  (i) to distribute the Class [A-3-1FL] Available Funds for any Distribution Date to the holders of the Class [A-3-1 FL] Certificates; (ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the Swap Contract; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v) in the event of the termination of the Swap Contract, to replace such Swap Contract, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class [A-3-1FL] Certificates (net of any costs and expenses related to the Swap Contract), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the Swap Contract), to the holders of the related Class [A-3-1FL] Certificates and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the Swap Contract with respect to the Swap Contract; provided that the paying agent will only be permitted to incur and reimburse itself out of the Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Contract if it has received the written consent of 100% of the holders of the Class [A-3-1FL] Certificates or each Rating Agency then rating the Class [A-3-1FL] Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class [A-3-1FL] Certificates.  If after receipt or payment of the net swap payment due from or to the Swap Counterparty there are insufficient funds in the Floating Rate Account to make the full distribution of the Distributable Certificate Interest Amount to the holders of the Class [A-3-1FL] Certificates, the resulting interest shortfall will be borne by the holders of such Class [A-3-1FL] Certificates.  Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class [A-3-1FL] Certificates in the event that the Swap Counterparty fails to make a required payment.

The Swap Contract

The Swap Contract will provide that, subject to any adjustments for Net Aggregate Prepayment Interest Shortfalls or for other losses on the mortgage loans that reduce interest available for payments to the Swap Counterparty or, if the Weighted Average Net Mortgage Rate limits the interest available for payments to the Swap Counterparty, in each case as described below, on the business day prior to each Distribution Date, commencing in _____, the paying agent will pay an amount (the “Fixed Interest Distribution”) to the Swap Counterparty equal to __% per annum multiplied by a notional amount equal to the outstanding principal balance of the Class [A-3-1FL] Regular Interest (the “Notional Amount”) calculated on a 30/360 basis, and the Swap Counterparty will pay an amount equal to the Notional Amount multiplied by the Pass-Through Rate of the Class [A-3-1FL] Certificates to the paying agent for the benefit of the holders of the Class [A-3-1FL] Certificates.  The Pass-Through Rate for the Class [A-3-1FL] Certificates is [one-month LIBOR] (or, in the case of the initial Interest Accrual Period, an interpolated rate based on two-week and one-month LIBOR]) plus __% based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year.  Required payments under the Swap Contract with respect to each Distribution Date will be made by the Swap Counterparty or the paying agent on a net basis.  The Swap Counterparty will also make payments to the Trust with respect to the Swap Contract on the Closing Date.

If the debt ratings of the Swap Counterparty’s Credit Support Provider fall below the levels specified for each Rating Agency as set forth in the Swap Contract (a “Rating Agency Trigger Event”), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty or credit support provider that would not cause a

Rating Agency Trigger Event to occur or enter into another arrangement satisfactory to each Rating Agency.  If the Swap Counterparty fails to take such action, the paying agent, unless otherwise directed in writing by the holders of 100% of the Class [A-3-1FL] Certificates (and only to the extent that, and only for so long as, doing so does not lead the paying agent to incur expenses in excess of the amounts available to it for reimbursement) will be required to enforce the rights of the Trust under the related Swap Contract and use any termination payments received from the Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms.  The costs and expenses incurred by the paying agent in connection with enforcing the rights of the Trust under the Swap Contract will be reimbursable to the paying agent solely out of amounts in the Floating Rate Account that are otherwise payable to the Class [A-3-1FL] Certificates to the extent not reimbursed by the Swap Counterparty; provided that either without the consent of 100% of the holders of the Class [A-3-1FL] Certificates or the written confirmation of each Rating Agency then rating such Class [A-3-1FL] Certificates that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such Class [A-3-1FL] Certificates, the paying agent will not be permitted to incur such costs and expenses in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement interest rate swap contract.  If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of a Swap Contract, the paying agent will not be required to enter into a replacement interest rate swap contract and any such proceeds will instead be distributed to the holders of the Class [A-3-1FL] Certificates.  Following the termination of the Swap Contract (and during the period when the paying agent is pursuing remedies under such Swap Contract) or if a Swap Default or other default or event of termination under the Swap Contract occurs and is continuing, until such default is cured or such Swap Contract is replaced, the Distributable Certificate Interest Amount with respect to the Class [A-3-1FL] Certificates will be equal to the Distributable Certificate Interest Amount for the Class [A-3-1FL] Regular Interest, and the Class [A-3-1FL] Certificates will accrue interest at the same rate, on the same basis and in the same manner as the Class [A-3-1FL] Regular Interest.  Any conversion of the Class [A-3-1FL] Certificates to a fixed interest rate subject to the Weighted Average Net Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of the Class [A-3-1FL] Certificates.  A Swap Default or termination of a Swap Contract and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and Servicing Agreement.  A conversion to a fixed interest rate subject to the Weighted Average Net Mortgage Rate might result in a temporary delay to the holders of the Class [A-3-1FL] Certificates in receiving payment of the related Distributable Certificate Interest Amount on the Class [A-3-1FL] Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of the Class [A-3-1FL] Certificates.

“Swap Default” means any failure on the part of the Swap Counterparty to (i) make a required payment under the Swap Contract or (ii) post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each Rating Agency after a Rating Agency Trigger Event as required by such Swap Contract.

The paying agent will have no obligation on behalf of the Trust to pay or cause to be paid to the Swap Counterparty any portion of the Fixed Interest Distribution in respect of the Class [A-3-1FL] Regular Interest unless and until the related interest payment on such Class [A-3-1FL] Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the Swap Contract and the paying agent may pay the net swap payment from amounts received on the Class [A-3-1FL] Certificates.

In addition, if the funds allocated to the payment of the Fixed Interest Distribution of the Class [A-3-1FL] Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class [A-3-1FL] Interest Distribution Amount to the Class [A-3-1FL] Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on Class [A-3-1FL] Certificates, and holders of such Certificates will experience a shortfall.  Any Net Aggregate Prepayment Interest Shortfall allocated to the Class [A-3-1FL] Regular Interest, reduction in the interest available to be distributed to the Class [A-3-1FL] Regular Interest for any other reason or the reduction of the Weighted Average Net Mortgage Rate below __% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class [A-3-1FL] Certificates.

In addition to certain customary events of default and termination events contained in the Swap Contract, the Swap Counterparty will have the right to terminate such Swap Contract if the Trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is amended or the holders of the Class [A-3-1FL] Certificates or Class [A-3-1FL] Regular Interest waive compliance with any provisions of the Pooling and Servicing Agreement without the consent of the Swap Counterparty if such amendment or waiver would have an adverse effect on the Swap Counterparty.

Significance Percentage

The “significance percentage” with respect to the Swap Contract is [less than 10%][at least 10% but less than 20%] [20% or more].  “Significance percentage” means the percentage that the amount of the “significance estimate” (as described below) represents of the [initial aggregate Certificate Balance of the Class [__] Certificates] [the Initial Pool Balance].  The “significance estimate” has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the [Sponsors’] internal risk management process in respect of similar interest rate swap agreements.

Termination Payments

The Swap Counterparty will be required to pay termination amounts, if any are payable pursuant to the Swap Contract, to the Trust if an Event of Default or an Early Termination Date (each as defined in each Swap Contract) occurs under the Swap Contract and the Swap Counterparty is the sole Defaulting Party or the sole Affected Party (each as defined in the Swap Contract).  No other termination amounts will be payable by either party under the Swap Contract.

The Swap Contract will be filed with the SEC together with the Current Report on Form 8-K (the “Form 8-K”) to be filed in connection with the issuance of the Offered Certificates.

[Provide other or alternative disclosure as required by Item 1115(a) and (b), as applicable.]

The Swap Counterparty

[The interest rate swap agreement will be provided by Morgan Stanley Capital Services Inc. (“MSCS”), a Delaware corporation formed in 1985.  Morgan Stanley Capital Services Inc. is an affiliate of the Depositor and Morgan Stanley & Co. LLC, one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE:MWD).  The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.  The obligations of Morgan Stanley Capital Services Inc. under its derivative instruments are 100% guaranteed by Morgan Stanley.  As of __________, Morgan Stanley has a long-term debt rating of “___” by Moody’s, “___” by S&P and “___” by Fitch and a short-term debt rating of “___” by Moody’s, “___” by S&P and “___” by Fitch. [Include the following if financial statements of Morgan Stanley are required by Item 1115 of Regulation AB.]  [The consolidated financial statements of Morgan Stanley included in, or as exhibits to, the following documents filed by Morgan Stanley with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

•	Annual Report on Form 10-K for the year ended __________;

•	Quarterly Report on Form 10-Q for the period ended __________;

•	Quarterly Report on Form 10-Q for the period ended __________;

•	Current Report on Form 8-K filed on __________;

•	Current Report on Form 8-K filed on __________;

•	Quarterly Report on Form 10-Q for the period ended __________;

•	Current Report on Form 8-K filed on __________; and

•	Current Report on Form 8-K filed on __________;

In addition, all financial statements of Morgan Stanley included in, or as exhibits to, documents filed by Morgan Stanley pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the offering of  the Certificates and prior to the termination of an offering of the Certificates shall be deemed incorporated by reference into the prospectus supplement.

The consolidated balance sheets of Morgan Stanley and subsidiaries as of __________ and __________ and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity, and cash flows for each of the three years in the period ended __________, are incorporated by reference in the prospectus are so incorporated in reliance on the report of __________, independent accountants, given on the authority of that firm as experts in accounting and auditing.]

[The Swap Counterparty is [name of counterparty], a [insert entity type and jurisdiction of organization].  The Swap Counterparty is an [indirect], wholly-owned subsidiary of [___].  The short-term obligations of the Swap Counterparty are rated [___] by [specify rating agencies] and the long-term obligations of the Swap Counterparty are rated [___] by [specify rating agencies].  [Describe any guarantor, if ratings based on guarantor.]  The Swap Counterparty is engaged in the business of [acting as counterparty in derivatives transactions.]  [Provide financial information regarding counterparty required by Item 1115(b)(2), if applicable.]

The information contained in this section relates to and has been obtained from the Swap Counterparty.]]

[THE CREDIT ENHANCEMENT, LIQUIDITY SUPPORT OR DERIVATIVES INSTRUMENT].

[Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] will be providing a [identify credit enhancement, liquidity support or derivatives instrument] with respect to the [Class [__]] Certificates.  [Provide disclosure required by Item 1114(a), and if applicable, Item 1114(b) of Regulation S-K].

[If a class of Exchangeable Certificates has the benefit of a swap contract, on each Distribution Date, that Class of Exchangeable Certificates will be entitled to receive the amounts distributed under the related swap contract.  A class of Exchangeable Certificates that has the benefit of a swap contract can be exchanged for a proportionate amount of related Depositable Certificates by terminating a proportionate notional amount of the related swap contract.]

[If a class of the Depositable Certificates has the benefit of [third party credit enhancement], on each Distribution Date, the related Class of Exchangeable Certificates will be entitled to receive a proportionate share of the amounts distributed under that [third party credit enhancement].]

The Counterparty

The [issuer of] [counterparty with respect to] the [identify credit enhancement, liquidity support or derivatives instrument] is [name of issuer or counterparty], a [insert entity type and jurisdiction of organization] (the “Counterparty”).  The main business of the Counterparty is [insert description].  [Provide financial information regarding counterparty required by Item 1114(b) of Regulation S-K, if applicable.]]

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such Offered Certificates.  The rate, timing and amount of distributions on any such Certificate will in turn depend on, among other things:

•	the Pass-Through Rate for such Certificate;

•
the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches and Material Document Defects) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such Certificate;

•
the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such Certificate or in reduction of amounts distributable thereon; and

•
the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such Certificate.

In addition, the effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

[The yield to maturity of a Class of Exchangeable Certificates will depend on the yield to maturity of the related Classes of Depositable Certificates.]

All Prepayment Premiums or Yield Maintenance Charges allocated to the Class [A-3-1FL] Regular Interest will be paid to the Swap Counterparty unless the Swap Contract and any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class [A-3-1FL] Certificates.

Pass-Through Rates

The interest rates on certain of the Certificates (including the Class [X-2] Certificates) may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate (and, in addition, with respect to the residential cooperative mortgage loans, net of the Class [X-Y] Strip Rate), which is calculated based upon the respective principal balances of the mortgage loans.  The interest rates on certain of the Certificates may be capped at such weighted average rate.  Accordingly, the yield on those Classes of Certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans.  In addition, the yield on the Class [A-3-1FL] Certificates will be sensitive to levels of one-month LIBOR.  In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.  If a Swap Default occurs and is continuing or the Swap Contract is terminated, and until such default is cured or the Swap Contract is replaced, the Class [A-3-1FL] Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class [A-3-1FL] Regular Interest which will be equal to the lesser of __% per annum and the Weighted Average Net Mortgage Rate.

Rate and Timing of Principal Payments

The yield to maturity on the Class [X-1] Certificates (and to a lesser extent, the Class [X-2] and the Class [X-Y] Certificates) will be extremely sensitive to, and the yield to maturity on any Class of Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such Class of Certificates.  As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until the Certificate Balance thereof is reduced to zero and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical, and, if applicable, ascending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such Class of Certificates is, in turn, reduced to zero.  Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, the rate and timing of any reimbursement of a master servicer, a special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such Advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the mortgage pool.  In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily and the mortgage loans in Loan Group 2 are secured primarily by multifamily mortgaged properties.  Because principal distributions on the Class [A-1A] Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily mortgaged properties would have a substantially greater impact on the Class [A-1A] Certificates than if such Class received principal distributions from other property types as well.  However, on and after any Distribution Date on which the Certificate Balances of the Class [A-J] through P Certificates have been reduced to zero, the Class [A-1A] Certificates will receive principal distributions from the collections on the mortgage pool, pro rata, with the Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest, provided that amounts distributed as principal to the Class [A-4] Certificates will first be applied to the Class [A-4A] Certificates until reduced to zero and then to the Class [A-4B] Certificates until reduced to zero. Furthermore, because the amount of principal that will be distributed to the Class [A-1], Class [A-1A], Class [A-2], Class A-3, Class [A-AB] and Class [A-4] Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class [A-1A] Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.  The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan.  However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust’s right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates.  Any early termination of the Trust as described herein under “Description of the Offered Certificates—Optional Termination” will also shorten the weighted average lives of those Certificates then outstanding.  Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates.  See “Servicing of the Mortgage Loans—Mortgage Loan Modifications” in this prospectus supplement.

The extent to which the yield to maturity of any Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class.  An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, if an Offered Certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such Certificate.  As a result, the effect on an investor’s yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments.  Investors in the Class [X-2] Certificates should fully consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in the failure of such investors to fully recoup their initial investments.  With respect to the Class A Senior (other than the Class [A-3-1FL] Certificates), Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates and the Class [A-3-1FL] Regular Interest, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the Certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have.  The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in “Appendix II – Certain Characteristics of the Mortgage Loans.”

Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

Unpaid Distributable Certificate Interest

If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the Class of Certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount.  Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month’s interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the Class of Certificates for as long as it is outstanding.

Losses and Shortfalls

The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans.  Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order:  first, to the Class [P] Certificates and then in ascending alphabetical order of Class designation through the Class [B] Certificates, then the Class [A-J] Certificates, then pro rata among the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] and Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest, until the remaining Certificate Balance of each such Class has been reduced to zero, provided that Realized Losses and Expense Losses allocated to the Class [A-4] Certificates will be applied first to the Class [A-4B] Certificates until reduced to zero and then to the Class [A-4A] Certificates until reduced to zero.  As to each of such classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates and the Class [A-3-1FL] Regular Interest); (ii) second, Unpaid Interest owing to such Class and (iii) third, Distributable Certificate Interest Amounts owing to such Class.  Realized Losses and Expense Losses that reduce Distributable Certificate Interest Amounts shall be allocated among the Class [A-1] Certificates, Class [A-1A] Certificates, Class [A-2] Certificates, Class [A-3-1] Certificates, Class [A-3-2] Certificates, Class [A-AB] Certificates, Class [A-4] Certificates and the Class [A-3-1FL] Regular Interest, pro rata, and, as to their interest entitlements only, the Class [X-1] Certificates, Class [X-2] Certificates and Class [X-Y] Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be, provided that such amounts allocated to the Class [A-4] Certificates will be applied first to the Class [A-4B] Certificates and then to the Class [A-4A] Certificates.  Net Aggregate Prepayment Interest Shortfalls arising in respect of all of the mortgage loans other than the residential cooperative mortgage loans will be borne by the holders of each Class of Certificates (other than the Class [X-Y] and Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest, pro rata in each case reducing interest otherwise payable thereon.  Net Aggregate Prepayment Interest Shortfalls arising in respect of the residential cooperative mortgage loans will be borne by the holders of each Class of Certificates and the Class [A-3-1FL] Regular Interest, pro rata in each case reducing interest otherwise payable thereon.  Distributions of interest on the Class [X-Y] Certificates will not be reduced by any portion of a Net Aggregate Prepayment Interest Shortfall that is attributable to a Prepayment Interest Shortfall incurred with respect to any mortgage loan in the Trust Fund that is not a residential cooperative mortgage loan.  Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate Class of Certificates outstanding.  In addition, although losses will not be directly allocated to the Class [A-3-1FL] Certificates, losses allocated to the Class [A-3-1FL] Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class [A-3-1FL] Certificates.

Relevant Factors

The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans—for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments—the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment.  See “Risk Factors” in this prospectus supplement and in the prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan.  A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Weighted Average Life

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor.  The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such Certificate.  Furthermore, because the amount of principal that will be distributed to the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB] Class [A-4A] and Class [A-4B] Certificates and the Class [A-3-1FL] Regular Interest will generally be based upon the particular loan group that the related mortgage loan is deemed to be in, the weighted average life on the Class [A-1], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A] and Class [A-4B] Certificates and the Class [A-3-1FL] Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class [A-1A] Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.  The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model.  The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans.  We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Offered Certificates.

The following tables indicate the percent of the initial Certificate Balance of each Class of Offered Certificates (other than the Class [X-2] Certificates) after each of the dates shown and the corresponding weighted average life of each such Class of the Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such Certificates that would be outstanding after each of the dates shown.  The tables below have also been prepared generally on the basis of the Structuring Assumptions.

The mortgage loans do not have all of the characteristics of the Structuring Assumptions.  To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life.  Additionally, mortgage loans generally do not prepay at any constant rate.  Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions.  Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses.  In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables.  These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages.  Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

For the purposes of each table, the weighted average life of a Certificate is determined by:

•	multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the Certificate to the related Distribution Date;

•	summing the results; and

•	dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate.

The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only.  In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate.  Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

Percent of Initial Certificate Balance Outstanding for the
Class [A-1] Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date
_____
Weighted average life (years)

[Duplicate table above for each Class of Principal Balance Certificates offered by this prospectus supplement]

Class [X-2] Certificates

The yield to maturity on the Class [X-2] Certificates will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments) on the mortgage loans and to the default and loss experience on the mortgage loans.  Accordingly, investors in the Class [X-2] Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment of the mortgage loans could result in the failure of such investors to recoup their initial investments.  Any allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the Class [X-2] Certificates as described herein may be insufficient to offset fully the adverse effects on the yield on such Class of Certificates that the related prepayments may otherwise have.  Moreover, because the mortgage loans represent non-recourse obligations of the borrowers, no assurance can be given that the borrowers will have sufficient funds available to pay all or any portion of any required Prepayment Premium or Yield Maintenance Charge in the case of a default, or that, in the case of a foreclosure, foreclosure proceeds will be sufficient or available to permit recovery of the Prepayment Premium or Yield Maintenance Charge.  No assurances are given that the obligation to pay any Prepayment Premium or Yield Maintenance Charge will be enforceable.  The yield to maturity on the Class [X-2] Certificates will also be adversely affected by the trust’s receipt of insurance proceeds in connection with a casualty loss on a mortgaged property (for which no Prepayment Premium or Yield Maintenance Charge will be due).  In addition, the yield to maturity on the Class [X-2] Certificates may be adversely affected if an optional termination of the Trust occurs.

[The following table indicates the approximate pre-tax yield to maturity on the Class [X-2] Certificates for the specified CPR and Constant Default Rate (“CDR”) percentages, stated on a corporate bond equivalent (“CBE”) basis.  For purposes of preparing the table it was assumed that (i) unless otherwise indicated, the Structuring Assumptions referred to above apply and the initial Notional Amount and initial Pass-Through Rate of the Class X- 2 Certificates are as set forth herein and (ii) the purchase price (excluding accrued interest) for the Class [X-2] Certificates, expressed as a percentage of the Notional Amount thereof, is as specified below.  In addition, all of the following scenarios assume (i) the immediate occurrence of defaults, (ii) the recovery of __% of the defaulted amount after [12] months, (iii) 100% advancing, (iv) the CPR percentages are applied to mortgage loans which were past their lock-out, defeasance and yield maintenance periods, (v) that the right of optional termination is exercised and (vi) the following U.S. Treasury Security yields apply: three-month – __%; six-month – __%; one-year – __%; two-year – __%; three-year – __%; five-year – __%; ten-year – __%; and thirty-year – __%.

Pre-Tax Yield to Maturity (CBE)
of the Class [X-2] Certificates

Prepayment Assumption Default Rate Assumption	100% CPR 0% CDR	100% CPR 7% CDR	100% CPR 14% CDR
Assumed Total Purchase Price (excluding accrued interest)

The pre-tax yields to maturity set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class [X-2] Certificates (that is, interest and Prepayment Premiums or Yield Maintenance Charges, if any, collected as described above), would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to corporate bond equivalent rates.  Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class [X-2] Certificates and consequently do not purport to reflect the return on any investment in the Class [X-2] Certificates when such reinvestment rates are considered.

Notwithstanding the assumed prepayment and default rates reflected in the foregoing table, it is highly unlikely that the mortgage loans will be prepaid or default according to one particular pattern.  For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class [X-2] Certificates is likely to differ from those shown in the table, even if all of the mortgage loans prepay at the indicated CPRs and default at the indicated CDRs over any given time period or over the entire life of the Class [X-2] Certificates.  CDR represents an assumed constant rate of default each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.]

As described herein, the amounts payable with respect to the Class [X-2] Certificates consist only of interest.  If all of the mortgage loans were to prepay in the initial month, with the result that holders of the Class [X-2] Certificates receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts “due” to such Certificateholders would nevertheless have been paid, and such result will be consistent with the “Aaa/AAA” ratings received on the Class [X-2] Certificates.  The related Notional Amount upon which interest in respect of the Class [X-2] Certificates is calculated will be reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary.  The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount of such Certificates as so reduced from time to time.  Accordingly, the ratings of the Class [X-2] Certificates should be evaluated independently from similar ratings on other types of securities.

DESCRIPTION OF THE MORTGAGE POOL

General

[The Trust will consist primarily of:

•	[ ] [fixed] [adjustable] rate mortgage loans with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on that date, of $[ ];

•	[CMBS; and]

•	[government securities.]

[__% of the principal balance of the initial assets of the Trust consists of commercial and multifamily mortgage loans, __% consists of commercial mortgage pass-through certificates, __% consists of commercial mortgage-backed securities and __% consists of direct obligations of the United States or other governmental agencies.]

[The Mortgage Pool will consist of __ fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $_____, subject to a permitted variance of plus or minus 5%.  The Cut-off Date Balances of the mortgage loans range from $_____ to $_____, and the mortgage loans have an average Cut-off Date Balance of $_____.]

[For purposes of calculating distributions on certain Classes of Certificates, the mortgage loans in the pool of mortgage loans backing the Offered Certificates will be divided into Loan Group 1 and Loan Group 2.]

[Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than multifamily, together with __ mortgage loans secured by multifamily properties.  Loan Group 1 will consist of __ mortgage loans, with an Initial Loan Group 1 Balance of $_____, subject to a permitted variance of plus or minus 5%.  Loan Group 1 represents approximately __% of the Initial Pool Balance.]

[Loan Group 2 will consist of __ of the mortgage loans that are secured by multifamily properties and have an Initial Loan Group 2 Balance of $_____, subject to a permitted variance of plus or minus 5%.  Loan Group 2 represents approximately __% of the Initial Pool Balance and approximately __% of the principal balance of all the mortgage loans secured by multifamily properties.]

The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from $_____ to $_____ and the mortgage loans in Loan Group 1 had an average Cut-off Date Balance of $_____.  The Cut-off Date Balances of the mortgage loans in Loan Group 2 range from $_____ to $_____ and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of $_____.

Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.  In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan.  All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

A description of the underwriting standards of Morgan Stanley Mortgage Capital Holdings LLC and each other seller [or originator] is set forth under “Transaction Parties—The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]” in this prospectus supplement.

[Describe method and criteria for selection of mortgage loans for the applicable transaction.  For example:  The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated [or acquired] for securitizations of this type by the Sponsor[s] and other seller[s] taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.]

The mortgage loans were originated between _____ and _____.  As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.  Brief summaries of the material terms of the mortgage loans associated with the 10 largest loans in the Mortgage Pool are contained in Appendix IV attached.

__ mortgaged properties, securing mortgage loans representing __% of the Initial Pool Balance (which include __ mortgaged properties in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgaged properties in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties.  __ mortgaged properties, securing mortgage loans representing __% of the Initial Pool Balance (and representing __% of the Initial Loan Group 1 Balance and representing 0.8% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties.  In addition, __ mortgaged property, securing a mortgage loan representing __% of the Initial Pool Balance (which mortgage loan is in Loan Group 1 representing __% of the Initial Loan Group 1 Balance), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the mortgaged property and a leasehold interest in the remainder of the mortgaged property.  In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest.

On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller.  We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders.  See “Transaction Parties—The Sponsor[s], the Mortgage Loan Seller[s] and Originator[s]” above, and “—Sale of the Mortgage Loans” below.
[The Commercial Mortgage Backed Securities (CMBS)]

[Title and issuer of underlying securities, amount deposited or pledged, amount originally issued, maturity date, interest rate, [redemption provisions], together with description of other material terms.]

[Description of principal and interest distributions on the CMBS.]

[Description of advances by the servicer of the mortgage loans underlying the CMBS.]

[Description of effect on the CMBS of allocation of losses on the underlying mortgage loans.]

As to each series of commercial mortgage backed securities included in the Trust Fund, the various classes of certificates from these series [including classes not in the Trust Fund but from the same series as classes that are in the Trust Fund] are listed, together with the related pass-through rates and certain other applicable information applicable, in [Appendix II to this prospectus supplement.]

[Note:  include updated and current information regarding the underlying securities, including all information relating to such securities that is material to certificateholders]

[The Index]

[As of any Interest Rate Adjustment Date, the Index applicable to the determination of the related mortgage rate will be a per annum rate equal to ______________, as most recently available as of the date [      ] days prior to the Interest Rate Adjustment Date.  These average yields reflect the yields for the week prior to that week in which the information is reported.  In the event that the Index is no longer available, an Index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

The Index is currently calculated based on information reported in ___________.  Listed below are the weekly average yields on actively traded ______________ as reported in ____________ on the date that would have been applicable to mortgage loans having the following adjustment dates for the indicated years.  Average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period.  The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on _______________ on any Interest Rate Adjustment Date or during the life of any mortgage loan.]

[Name of Index]
Adjustment Date	20[_]	20[_]	20[_]	20[_]	20[_]	20[_]
January [__]
February [__]
March [__]
April [__]
May [__]
June [__]
July [__]
August [__]
September [__]
October [__]
November [__]
December [__]

Material Terms and Characteristics of the Mortgage Loans

Mortgage Rates; Calculations of Interest

[The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms.  Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest.]  __ mortgage loans, representing _____% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.  __ of the mortgage loans, representing __% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

[The mortgage rate on each mortgage loan is subject to adjustment on each Interest Rate Adjustment Date by adding the related Gross Margin to the value of the Index, as most recently announced a specified number of days prior to this Interest Rate Adjustment Date, subject, in the case of substantially all of the mortgage loans, to minimum and maximum lifetime mortgage rates, with ranges specified below.  The mortgage rates on the mortgage loans generally are adjusted monthly; however, some of the mortgage loans may provide for Interest Rate Adjustment Dates to occur

•	quarterly, ____% of the mortgage loans,

•	semi-annually, ____% of the mortgage loans, or

•	annually, ____% of the mortgage loans.

Other statistics are as follows:

•	[[Each] of the mortgage loans provided for an initial fixed interest rate period.]

•	[ mortgage loans, representing ___% of the initial pool balance, have not experienced their first Interest Rate Adjustment Date.]

•
[The latest initial Interest Rate Adjustment Date for any mortgage loan is to occur in          , subject to the Payment Caps described in this prospectus supplement, the amount of the monthly payment on each mortgage loan adjusts periodically on each Payment Adjustment Date to an amount that would fully amortize the principal balance of the mortgage loan over its then remaining amortization schedule and pay interest at the mortgage rate in effect during the one month period preceding this Payment Adjustment Date.]

•
[Approximately __% of the mortgage loans provide that an adjustment of the amount of the monthly payment on a Payment Adjustment Date is subject to a Payment Cap; however, certain of those mortgage loans also provide that the Payment Cap will not apply on certain Payment Adjustment Dates or if the application thereof would result in the principal balance of the mortgage loan exceeding, through negative amortization, by a specified percentage the original principal balance thereof.]

•
[Generally, the related mortgage note provides that if, as a result of negative amortization, the respective principal balance of the mortgage loan reaches an amount specified in the mortgage note, which as to most mortgage loans is not greater than _% of the mortgage loan principal balance as of the origination date thereof, the amount of the monthly payments due thereunder will be increased as necessary to prevent further negative amortization.]

•
[Only in the case of _____% of the mortgage loans does a Payment Adjustment Date immediately follow each Interest Rate Adjustment Date.  As a result, and because application of Payment Caps may limit the amount by which the monthly payments due on certain of the mortgage loans may adjust, the amount of a monthly payment may be more or less than the amount necessary to amortize the mortgage loan principal balance over the then remaining amortization schedule at the applicable mortgage rate.  Accordingly, mortgage loans may be subject to slower amortization, if the monthly payment due on a Due Date is sufficient to pay interest accrued to this Due Date at the applicable mortgage rate but is not sufficient to reduce principal in accordance with the applicable amortization schedule, to negative amortization if interest accrued to a Due Date at the applicable mortgage rate is greater than the entire monthly payment due on this Due Date or to accelerated amortization, if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued to this Due Date at the applicable mortgage rate and to reduce principal in accordance with the applicable amortization schedule.]

•
[No mortgage loan currently prohibits principal prepayments; however, some of the mortgage loans impose prepayment premiums in connection with full or partial prepayments.  Although prepayment premiums are payable to the master servicer as additional servicing compensation, the master servicer may waive the payment of any prepayment premium only in connection with a principal prepayment that is proposed to be made during the three month period prior to the scheduled maturity of the related mortgage loan, or under certain other limited circumstances.]

Property Types

The mortgage loans consist of the following property types:

•	Office – __ of the mortgaged properties, which secure __% of the Initial Pool Balance, are office properties;

•	Retail – __ of the mortgaged properties, which secure __% of the Initial Pool Balance, are retail properties;

•
Multifamily – __ of the mortgaged properties, which secure __% of the Initial Pool Balance, are multifamily properties (including __ residential cooperative properties which secure __% of the Initial Pool Balance);

•	Mixed Use – __ of the mortgaged properties, which secure __% of the Initial Pool Balance, is a mixed use property;

•	Hospitality – __ of the mortgaged properties, which secure __% of the Initial Pool Balance, are hospitality properties;

•	Industrial – __ of the mortgaged properties, which secure __% of the Initial Pool Balance, are industrial properties;

•	Manufactured Housing Communities – __ of the mortgaged properties, which secure __% of the Initial Pool Balance, are manufactured housing communities;

•	Senior Housing − __ of the mortgaged properties, which secure __% of the Initial Pool Balance, are senior housing properties;

•	Self Storage – __of the mortgaged properties, which secure __% of the Initial Pool Balance, are self storage properties;

•	Casinos − __ of the mortgaged properties, which secure __% of the Initial Pool Balance, are casino properties;

•	Health Care-related − __ of the mortgaged properties, which secure __% of the Initial Pool Balance, are health care-related properties;

•	Restaurant − __ of the mortgaged properties, which secure __% of the Initial Pool Balance, are properties improved by restaurants; and

•	Other – __of the mortgaged properties, which secure __% of the Initial Pool Balance, are leased fee properties with retail components.

For information regarding the property types in Loan Group 1 or Loan Group 2, see Appendix I to this prospectus supplement.

Property Location

The following __ states contain the largest concentrations of mortgaged properties securing the mortgage loans:  _____, _____, _____, _____, _____ and _____:

•	__ mortgaged properties, representing security for __% of the Initial Pool Balance, are located in _____;

•	__ mortgaged properties, representing security for __% of the Initial Pool Balance, are located in _____;

•	__ mortgaged properties, representing security for __% of the Initial Pool Balance, are located in _____;

•	__ mortgaged properties, representing security for __% of the Initial Pool Balance, are located in _____; and

•	__ mortgaged properties, representing security for __% of the Initial Pool Balance, are located in _____.

For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

[Disclose any other material concentrations in pool.]

Due Dates

__ of the mortgage loans, representing __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgage loans in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), have Due Dates between the __ and the __ day of each calendar month.  __ of the mortgage loans, representing __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgage loans in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), have Due Dates between the __ and the __ day of each calendar month.  __ of the mortgage loans, representing __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgage loans in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), have grace periods of between __ and __ days].  __ of the mortgage loans, representing __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgage loans in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), have a grace period of __ days.

Amortization

The mortgage loans have the following amortization features:

•
[__ of the mortgage loans, representing __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgage loans in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), are Balloon Loans.]  [__ of these mortgage loans, representing __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance), are ARD Loans.]  The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time.  See “Risk Factors.”

•
The remaining __ mortgage loans, representing __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgage loans in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), are fully or substantially amortizing and are expected to have less than 5% of their original principal balances remaining as of their respective maturity dates.

Prepayment Restrictions

As of the Cut-off Date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

•
[__ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the Certificates, to defease the mortgage loan by pledging to the Trust “government securities” as defined in the Investment Company Act of 1940, subject to rating agency approval, and obtaining the release of the mortgaged property from the lien of the mortgage.]

•
[__ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and __% of the amount prepaid.]

•
[__ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated in accordance with a yield maintenance formula.]

•
[__ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] are in loan group 1, representing __% of the initial outstanding loan group 1 balance), have no lockout period and the mortgage loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and __% of the amount prepaid, of these loans.]

•
[__ mortgage loans, representing __% of the initial outstanding pool balance (which include __ mortgage loans in loan group 1, representing __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to a certain specified percentage set forth on Appendix II to this prospectus supplement.]

•
[__ mortgage loans, representing __% of the initial outstanding pool balance (pall of which[ mortgage loans are in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period.

•
[__ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] mortgage loans are in loan group 1, representing __% of the initial outstanding loan group 1 balance), permit principal prepayment if, at any time before the first __ payments of the mortgage loan, such prepayment is accompanied by a prepayment premium calculated on the basis of the greater of a yield maintenance formula and __% of the amount prepaid and after such __ payment, permit the related borrower to defease the mortgage loan by pledging to the Trust “government securities” as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.]

•
[__ mortgage loan, representing __% of the initial outstanding pool balance (which mortgage loan is in loan group 1, representing __% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and __% of the amount prepaid, and also permits the related borrower, after an initial period of at least 2 years following the date of the issuance of the Certificates, to defease the mortgage loan by pledging to the Trust “government securities” as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.]

•
[__ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] mortgage loans are in loan group 2, representing __% of the initial outstanding loan group 2 balance), permit principal payment at any time if, for a period of time, such prepayment is accompanied by a prepayment premium calculated on the basis of the greater of a yield maintenance formula and __% of the amount prepaid, and after such period of time, such prepayment is accompanied by a prepayment premium equal to a certain specified percentage of such mortgage loan.]

•
[__ mortgage loan, representing __% of the initial outstanding pool balance (which mortgage loan is in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibits prepayments during the lockout period and after the lockout period, the mortgage loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and __% of the amount prepaid, of this loan.]

•
[__ mortgage loans, representing __% of the initial outstanding pool balance (which includes __ mortgage loans in loan group 1, representing less than __% of the initial outstanding loan group 1 balance, and __ mortgage loans in loan group 2, representing __% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to a certain specified percentage that declines over time of the amount prepaid, depending upon the time of prepayment, as set forth in Appendix II to this prospectus supplement.]

•
[__ mortgage loan, representing __% of the initial outstanding pool balance ([which mortgage loan] is in loan group 1, representing __% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and __% of the amount prepaid.]

Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge.  In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges.  See the footnotes to Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

With respect to the prepayment provisions set forth above, certain of the mortgage loans also include provisions described below:

•
[__ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] are in loan group 1, representing __% of the initial outstanding loan group 1 balance), allow the release of a portion of the collateral for such mortgage loans through a partial defeasance provided that certain conditions are met, after an initial period of at least 2 years following the date of the issuance of the Certificates, by pledging to the Trust “government securities” as defined in the Investment Company Act of 1940 in a specified percentage of the portion of the collateral for such mortgage loan being released and obtaining the release of such portion of the mortgaged property from the lien of the mortgage.]

•
[__ mortgage loans, representing __% of the initial outstanding pool balance ([all of which] are in loan group 1, representing __% of the initial outstanding loan group 1 balance), prior to the lockout release date, allow the release of a portion of the collateral for such mortgage loans (excluding any release in connection with a partial defeasance) if certain conditions are met, including the prepayment of a portion of the outstanding principal balance allocated to the released portion of the related mortgaged property and the payment of a prepayment premium based on a yield maintenance formula, and after the lockout release date, allow the release of a portion of the collateral for such mortgage loans through a partial defeasance if certain conditions are met.]

In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

Non-Recourse Obligations

The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower’s obligations.  In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse.  None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage.  However, the mortgage loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer or the applicable special servicer, as the case may be, or, if collected, will be paid to such master servicer or such special servicer as additional servicing compensation, and certain other conditions.

In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer.  The mortgage loans sold to the Trust by ____________________________ generally permit the limited partner of the related borrower to become the general partner in accordance with the terms of the related partnership agreement.  The residential cooperative mortgage loans permit transfers of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged property.  The applicable master servicer or the applicable special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

Except as set forth below, each of the sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust.  However, the sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

[__ mortgage loans, representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance and __% of the initial outstanding loan group 2 balance), have subordinate debt currently in place.]

[__ mortgage loans, representing __% of the Initial Pool Balance (representing __% of the Initial Loan Group 1 Balance), which are not secured by residential cooperative properties, permit the related borrowers to incur future additional subordinate financing secured by the related mortgaged properties either without prior lender approval or upon the satisfaction of certain conditions.]

[The borrowers under __ of the mortgage loans that are secured by low income multifamily housing, representing __% of the Initial Pool Balance (which mortgage loans are in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), have incurred a limited amount of indebtedness from local housing administration agencies or social welfare organizations, such indebtedness is secured by the related mortgaged property.  Each of such indebtedness is subordinate to the related mortgage loan either by its terms or by a subordination agreement.  With respect to 2 of such mortgage loans, the related borrower is not required to make payments on the subordinate loan until the earlier of a sale or transfer of the mortgaged property or the maturity date for the subordinate note.]

[In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners or the constituent members of the borrower to incur indebtedness, including financings secured by a pledge of their interests in the borrower.  In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property.  The organizational documents for the borrowers under the residential cooperative mortgage loans in the Trust and certain other mortgage loans in the Trust (including all of the mortgage loans in the Trust sold to the Depositor by __________) do not require the borrowers to be special purpose entities.]

[The borrowers under __ mortgage loans, which collectively represent __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgage loans in Loan Group 2, representing __% of the Initial Loan Group 2 Balance) and which are secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties.  It is a condition of the incurrence of any future secured subordinate indebtedness on these mortgage loans that:  (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders.  With respect to the mortgage loans secured by residential cooperative properties, the Pooling and Servicing Agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the Value Co-op Basis of the related mortgaged property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves.

In all of the aforementioned cases, __________ or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.]

[__ mortgage loans, representing __% of the Initial Pool Balance (representing __% of the Initial Loan Group 1 Balance), which are not secured by residential cooperative properties, permit future mezzanine debt to be incurred upon the satisfaction of certain conditions.]

[__ mortgage loans, representing __% of the initial outstanding pool balance (and representing __% of the initial outstanding loan group 1 balance), have either subordinate secured debt or mezzanine debt currently in place.

In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the Trust if certain defaults on the mortgage loan occur.  The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan.  Such purchase price generally does not include a yield maintenance premium or prepayment premium.  Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance premium or prepayment premium.

The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.]

For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II.

Because certain mortgage loans permit a third party to hold debt secured by a pledge of an equity interest in the related borrower, neither the sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower.  See “Legal Aspects Of The Mortgage Loans And The Leases—Subordinate Financing” in the prospectus and “Risk Factors—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payment on Your Series 201_-__ Certificates” in this prospectus supplement.

Loan Purpose

________ of the mortgage loans we intend to include in the trust, representing ____% of the Initial Pool Balance (and ___% of the Initial Loan Group 1 Balance and ___% of the Initial Loan Group 2 Balance), were originated in connection with the borrower’s acquisition of the mortgaged property that secures such mortgage loan, and ________ of the mortgage loans, representing ____% of the Initial Pool Balance (and ___% of the Initial Loan Group 1 Balance and ___% of the Initial Loan Group 2 Balance), were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Additional Collateral

Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower.  If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans.  In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements.  For further information with respect to additional collateral, see Appendix II.

[Modified and Refinanced Mortgage Loans]

[None] of the mortgage loans were modified due to previous delinquencies or impending delinquencies.

_____ mortgage loans, identified on Appendix I to this prospectus supplement as _____, _____ and _____, representing approximately __%, __% and __% of the Initial Pool Balance, respectively, are refinancings of other mortgage loans that were previously delinquent.  With respect to the mortgage loan identified on Appendix I to this prospectus supplement as _____, the proceeds of the related mortgage loan were used to refinance a prior mortgage loan [describe circumstances of refinancing].

[Mortgaged Properties with Limited or No Operating History]

[_____ of the mortgage loans, representing approximately __% of the Initial Pool Balance, are secured in whole or in part by mortgaged properties recently constructed [within _____ calendar months] of the Cut-off Date that either have no prior operating history or do not have historical financial information.]

[_____ of the mortgage loans, representing approximately __% of the Initial Pool Balance, are secured in whole or in part by mortgaged properties that were recently acquired by the related borrowers [within _____ calendar months] of the Cut-off Date that either have no prior operating history or do not have historical financial information.]

[Additionally, _____ of the mortgage loans, representing approximately __% of the Initial Pool Balance, which were constructed or acquired prior to the Cut-off Date, are secured in whole or in part by mortgaged properties that were underwritten based [solely] on projections of future income.] [Describe material assumptions used in underwriting recently constructed or acquired properties or other properties underwritten based on projections of future income.]

[Mortgage Loans with Material Lease Termination Options]

_____ mortgage loans, representing approximately __% of the Initial Pool Balance, have material lease early termination options.  In particular, [describe material lease termination options.

[The ARD Loans]

[__ mortgage loans, representing __% of the Initial Pool Balance (which include __ mortgage loans in [Loan Group 1, representing __% of the Initial Loan Group 1 Balance]), provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate.  In addition, funds on deposit in lock box accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.]

Assessments of Property Value and Condition

Appraisals

In general, in connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised by an outside appraiser.  In general, with respect to those mortgage loans for which an appraisal was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.  There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property.  Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

•
Except as provided in the second succeeding bullet, the loan-to-value ratios for each mortgage loan were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals generally conducted on or after __________.

•
[With respect to __ of those mortgage loans described in the previous bullet, representing __% of the Initial Pool Balance (which include __ mortgage loans in Loan Group 1, representing __% of the Initial Loan Group 1 Balance, and __ mortgage loans in Loan Group 2, representing __% of the Initial Loan Group 2 Balance), which mortgage loans are secured by residential cooperative properties, such estimates of value from such appraisals were calculated based on the market value of the real property, as if operated as a residential cooperative.]

•
[In connection with the mortgage loans sold to the Trust by __________, the seller arrived at the valuations of the mortgaged properties by applying a capitalization rate to underwritten net operating income and adding in the remaining value of the outstanding tax credits.]

Environmental Assessments

With respect to the mortgaged properties for which environmental site assessments, or in some cases an update of a previous assessment, were prepared on or after _____ (which secure mortgage loans representing __% of the Initial Pool Balance and __% of the Initial Loan Group 1 Balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

With respect to the mortgaged properties for which environmental site assessments were prepared prior to _____ or for which no environmental site assessments exist, which secure mortgage loans representing __% of the Initial Pool Balance (and representing __% of the Initial Loan Group 1 Balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions:

•
no hazardous material is present on such mortgaged property such that (a) the value, use or operation of such mortgaged property is materially and adversely affected or (b) under applicable federal, state or local law, (i) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (ii) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property; and

•
such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable seller nor, to such seller’s knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

[With respect to certain residential cooperative properties, relating to mortgage loans in the aggregate amount of $_____ or less and sold to the Trust by _____ representing __% of the Initial Pool Balance (and representing __% of the Initial Loan Group 1 Balance and __% of the Initial Loan Group 2 Balance), ASTM transaction screens were conducted in lieu of Phase I environmental site assessments.]

Property Condition Assessments

Each seller or an affiliate of the seller of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

With respect to the mortgaged properties for which engineering reports were prepared on or after _____, relating to mortgaged properties securing __% of the Initial Pool Balance (or __% of the Initial Loan Group 1 Balance and __% of the Initial Loan Group 2 Balance), the related seller has represented to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the seller’s knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan.

With respect to the mortgaged properties for which engineering reports were prepared prior to _____ or for which no engineering reports exists, relating to mortgaged properties securing __% of the Initial Pool Balance (or __% of the Initial Loan Group 1 Balance), the related seller has represented to us that, subject to certain specified exceptions, each mortgaged property is in good repair and condition and all building systems contained on such mortgaged property are in good working order (or adequate reserves have been established) and such mortgaged property is free of structural defects, in each case, so as not to materially and adversely affect its value as security for the related mortgage loan.

Seismic Review Process

In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss (“PML”) in an earthquake scenario.  Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations.  Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants’ reports and/or representations by the related borrower contained in the related mortgage loan documents.  Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

Additional Mortgage Loan Information

Each of the tables presented in Appendix I hereto sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date.  For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the [10] largest loans in the Mortgage Pool, see Appendix IV hereto.  Additional information regarding the mortgage loans is contained in this prospectus supplement under “Risk Factors” elsewhere in this “Description of the Mortgage Pool” section and under “Legal Aspects Of The Mortgage Loans And The Leases” in the prospectus.

 For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix IV:

(i) References to “DSCR” are references to “Debt Service Coverage Ratios.”  In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the “Debt Service Coverage Ratio” or “DSCR” (or group of cross-collateralized Mortgage Loans) is calculated pursuant to the definition thereof under the “Glossary of Terms” in this prospectus supplement.  For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio (unless otherwise indicated) reflects with respect to where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

(ii) In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, other than a residential cooperative property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of “free rent” periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves.  The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller’s evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information.  In most cases, borrower supplied “trailing-12 months” income and/or expense information or the most recent operating statements or rent rolls were utilized.  In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized.  In some instances, historical expenses were inflated.  For purposes of calculating Underwritable Cash Flow for mortgage loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.  The Underwritable Cash Flow for a residential cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

(iii) Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties.  In such cases, other than with respect to residential cooperative properties, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information.

(iv) The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.

(v) References in the tables to “Cut-off Date LTV” are references to “Cut-off Date Loan-to-Value” and references to “Balloon LTV” are references to “Balloon Loan-to-Value.”  For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the “Cut-off Date LTV,” “Cut-off Date Loan-to-Value,” “Balloon LTV” or “Balloon Loan-to-Value” for any mortgage loan is calculated pursuant to the definition thereof under the “Glossary of Terms” in this prospectus supplement.  In addition, the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property was calculated based on the market value of such residential cooperative property, as if operated as a residential cooperative.

(vi) The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined as described above under “—Assessments of Property Value and Condition—Appraisals.”

(vii) No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

(viii) References to “weighted averages” are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and, with respect to mortgage loans other than those secured by residential cooperative properties, rent rolls.

Standard Hazard Insurance

Each master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than any REO Property) for which it is acting as master servicer (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein.  Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure.  The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property (other than any REO Property) were located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the master servicer for such mortgage loan will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

•	the outstanding principal balance of the related mortgage loan; and

•
the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

If a borrower fails to maintain such fire and hazard insurance, the applicable master servicer will be required to obtain such insurance and the cost thereof, subject to a determination of recoverability, will be a Servicing Advance.  Each special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on an REO Property for which it is acting as special servicer in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be paid by the applicable master servicer as a Servicing Advance, subject to a determination of recoverability.  None of the master servicers or the special servicers will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is available at a commercially reasonable rate and consistent with the Servicing Standard.  A determination by the master servicer (with respect to non-Specially Serviced Mortgage Loans) or the special servicer (with respect to Specially Serviced Mortgage Loans) that terrorism insurance is not available at a commercially reasonable rate will be subject to the approval of the Operating Adviser as set forth in the Pooling and Servicing Agreement.

Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance.  The master servicers will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance and such insurance is available at a commercially reasonable rate.  Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to the Certificateholders.  The special servicers will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property for which it is acting as special servicer so long as such insurance is available at commercially reasonable rates.  See “Risk Factors—The Absence or Inadequacy of

Insurance Coverage on the Property May Adversely Affect Payments on Your Series 201_-__ Certificates” and “—Certain Other Risks Related to Casualty and Casualty Insurance” in this prospectus supplement.

Significant Obligors

Information regarding each mortgage loan that constitutes 10% or more of the Initial Pool Balance is set forth in Annex V hereto.  [Insert any other information required by Item 1112 of Regulation AB, if applicable]

Sale of the Mortgage Loans

On the Closing Date, each loan seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders.  In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the trustee or its designee.

The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 90 days following the Closing Date, and the trustee will hold the related documents in trust.  Within 90 days following the Closing Date, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the “Glossary of Terms” under the term “Mortgage File,” are to be completed in the name of the trustee, if delivered in blank.

Representations and Warranties

 [In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

(1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

(2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

(3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the 12-month period immediately preceding the Cut-off Date;

(4) the related mortgage constitutes a valid and, subject to certain creditors’ rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

(5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

(6) the related assignment of leases establishes and creates a valid and, subject to certain creditor’s rights exceptions, enforceable first priority lien in or assignment of the related borrower’s interest in all leases of the mortgaged property;

(7) the mortgage has not been satisfied, cancelled, rescinded or, except for certain permitted encumbrances, subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially and adversely affects the value thereof;

(8) the mortgaged property satisfies certain conditions, generally as discussed under “Risk Factors—Engineering Reports May Not Reflect All Conditions that Require Repair on the Property”;

(9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

(10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender’s title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

(11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

(12) the mortgaged property satisfies certain conditions with respect to environmental matters, generally as discussed under “Risk Factors—Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Series 201_-__ Certificates”;

(13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors’ rights exceptions, general principles of equity and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, to the related seller’s knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

(14) the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can require it to be) insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

(15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

(16) to the seller’s knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

(17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price and prepayment consideration in connection therewith;

(18) to the seller’s knowledge, there exists no material default, breach, violation or event giving the lender the right to accelerate and, to such seller’s knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are otherwise covered by any other representation and warranty;

(19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee’s interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower’s interest in such ground lease is assignable to Morgan Stanley

Capital I Inc. and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than 10 years beyond the full amortization term of the related mortgage loan;

(20) the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan, if applicable, and the release of the related mortgaged property, (ii) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the approval of an assumption of such mortgage loan and (iii) the related borrower is required to pay the cost of any tax opinion required in connection with the full or partial release or substitution of collateral for the mortgage loan; and

(21) at origination, the mortgage loans complied with all applicable federal, state and local statutes and regulations.]

Repurchases and Other Remedies

If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under “—Sale of the Mortgage Loans” above has a Material Document Defect, or if there is a Material Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under “—Representations and Warranties” above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.  Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related seller’s sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related seller will be obligated, not later than the last day of such Permitted Cure Period, to:

•	repurchase the affected mortgage loan from the Trust at the Purchase Price; or

•	at its option, if within the 2-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

•
pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

The related seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period; provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a “qualified mortgage,” as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any seller to repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so.  Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (“Crossed Mortgage Loans”) and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans, then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions of the applicable Mortgage Loan Purchase Agreement, unless, in the case of such breach or document defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller if the trustee acting at the direction of the Controlling Class determines that it would be usual and customary in accordance with industry practice to obtain a nondisqualification opinion and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or Material Document Defect had occurred (the “Affected Loan(s)”): (i) the debt service coverage ratio for all such other mortgage loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such other mortgage loans (including the Affected Loans(s)) set forth in Appendix I of this prospectus supplement and (B) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth in Appendix I of this prospectus supplement plus 10% and (B) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement.  The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error.  The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer, an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld).

Changes In Mortgage Pool Characteristics

The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued.  Prior to the issuance of the Offered Certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid.  A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein.  The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

[If the transaction includes a pre-funding account, include the disclosure required pursuant to Regulation AB, Item 1111(g).]

SERVICING OF THE MORTGAGE LOANS

General

Each master servicer and special servicer, either directly or through the primary servicers or sub-servicers, will be required to service and administer the mortgage loans for which it is master servicer or special servicer in accordance with the Servicing Standard.

Each master servicer and special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any seller, and the different payment priorities among the Classes of Certificates.  Any master servicer, any special servicer and any primary servicer may become the owner or pledgee of Certificates with the same rights as each would have if it were not a master servicer, a special servicer or a primary servicer, as the case may be.

Any such interest of a master servicer, a special servicer or a primary servicer in the Certificates will not be taken into account when evaluating whether actions of such master servicer, special servicer or primary servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such master servicer, special servicer or primary servicer.  In addition, a master servicer or a special servicer may, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though such master servicer or special servicer were not a party to the transactions contemplated hereby.

The master servicer for mortgage loans that are not __________ mortgage loans intends to enter into an agreement with each of the primary servicers acting as primary servicer for its related mortgage loans, under which the primary servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust.  The primary servicers are subject to the Servicing Standard.  If a Servicer Termination Event occurs in respect of such master servicer and such master servicer is terminated, such termination will not in and of itself cause the termination of any primary servicer.  Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, each master servicer shall remain obligated and liable to the trustee, paying agent, each special servicer and the Certificateholders for servicing and administering the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if such master servicer was alone servicing and administering the mortgage loans.

Each of the master servicers, the primary servicers and the special servicers are permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement.  However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicers, the primary servicers or the special servicers, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement.  The master servicers or the special servicers, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee and the paying agent, provided that:

•
a successor master servicer or special servicer is available and willing to assume the obligations of such master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

•	the applicable master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing; and

•	the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

Furthermore, any master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.  A resignation of a master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary Servicers.  If a master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume such master servicer’s duties and obligations under the Pooling and Servicing Agreement.  If a special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent of the trustee will assume the duties and obligations of such special servicer.  In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

The relationship of each master servicer and special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

Neither master servicer will have any responsibility for the performance of the other master servicer’s duties or either special servicer’s duties under the Pooling and Servicing Agreement, and neither special servicer will have any responsibility for the performance of either master servicer’s duties under the Pooling and Servicing Agreement.

The master servicers (each with respect to the respective mortgage loans for which it is the applicable master servicer) initially will be responsible for the servicing and administration of the entire mortgage pool.  However, the special servicers will be responsible for servicing and administering any Specially Serviced Mortgage Loans for which they are acting as special servicer.

Upon the occurrence of any of the events set forth under the term “Specially Serviced Mortgage Loan” in the “Glossary of Terms” hereto, the applicable master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer for such mortgage loan in accordance with the procedures set forth in the Pooling and Servicing Agreement.  Notwithstanding such transfer, the applicable master servicer will continue to receive any payments on such mortgage loan, including amounts collected by such special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.  If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer for such mortgage loan will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer for such mortgage loan will re-assume all servicing responsibilities.

The master servicers and the special servicers will, in general, each be required to pay all ordinary expenses incurred by them in connection with their servicing activities, for their respective mortgage loans, under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement.  See “Description of the Offered Certificates—Advances—Servicing Advances” in this prospectus supplement.

The master servicers and the special servicers and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the Trust out of collections on, and other proceeds of, the mortgage loans against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans or the Certificates other than any loss, liability or expense incurred by reason of such master servicer’s or special servicer’s respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing Agreement.

Master Servicer Compensation

Each master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of the mortgage loans for which it is acting as master servicer, including REO Properties.  Each master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account maintained by it and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans to the extent provided in the Pooling and Servicing Agreement.

The related Master Servicing Fee for each master servicer will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by such master servicer on such Distribution Date.  Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls and Prepayment Interest Excesses” in this prospectus supplement.  If Prepayment Interest Excesses for all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

[In addition, each master servicer will be entitled to [50%] of all assumption fees received in connection with any mortgage loans which are not Specially Serviced Mortgage Loans (unless, in certain circumstances, special servicer consent was not required in connection with the assumption, in which event the master servicer will be entitled to 100% of assumption fees with respect thereto).  The applicable special servicer will generally be entitled to approve assumptions.]

In the event that either master servicer resigns or is no longer master servicer for any reason, such master servicer will continue to have the right to receive the Excess Servicing Fee with respect to the mortgage loans serviced by such master servicer.  Any successor servicer will receive the Master Servicing Fee as compensation.

Servicer Termination Events

If a Servicer Termination Event described under the third, fourth, eighth or ninth bullet under the definition of “Servicer Termination Event” under the “Glossary of Terms” has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to such master servicer that it is terminated.  If a Servicer Termination Event described under the first, second, fifth, sixth or seventh bullet under the definition of “Servicer Termination Event” under the “Glossary of Terms” has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to such master servicer that it is terminated.  After any Servicer Termination Event (other than a Servicer Termination Event described under the ninth bullet under the definition of “Servicer Termination Event” under the “Glossary of Terms”), the trustee may elect to terminate such master servicer by providing such notice, and shall provide such notice if holders of Certificates representing more than 25% of the Certificate Balance of all Certificates so direct the trustee.  After a Servicer Termination Event described under the ninth bullet under the definition of “Servicer Termination Event” under the “Glossary of Terms,” the trustee shall, at the written direction of the holders of Certificates representing not less than 51% of the Certificate Balance of all Certificates or at the direction of the holders of a majority of the Controlling Class, terminate such master servicer.

Upon such termination, all authority, power and rights of such master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of a master servicer be effective until a successor servicer shall have succeeded a master servicer as successor servicer, subject to approval by the Rating Agencies, notified the applicable master servicer of such designation, and such successor servicer shall have assumed the applicable master servicer’s obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement.  The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement.  However, if a master servicer is terminated as a result of a Servicer Termination Event described under the fifth, sixth or seventh bullet under the definition of “Servicer Termination Event” under the “Glossary of Terms,” the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of such master servicer to a successor servicer who has satisfied such conditions.  Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer as to which the Rating Agencies have confirmed in writing that the servicing transfer to such successor will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and (ii) if it is a general master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer.  If any master servicer is terminated based upon a Servicer Termination Event related to a Rating Agency downgrade or its failure to remain on an approved servicer list of any Rating Agency, then such Master Servicer shall have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a subservicing agreement or primary servicing agreement, so long as such terminated master servicer is on the approved list of commercial mortgage loan primary servicers maintained by [S&P] and the Operating Advisor has consented to such primary servicing or subservicing arrangement.

However, if either master servicer is terminated solely due to a Servicer Termination Event described in the eighth or ninth bullet of the definition of “Servicer Termination Event”, and prior to being replaced as described in the previous paragraph such master servicer as a terminated master servicer provides the trustee with the appropriate “request for proposal” material and the names of potential bidders, the trustee will solicit good faith bids for such master servicer’s rights to master service mortgage loans in accordance with the Pooling and Servicing Agreement (which rights will be subject to the continuation of the respective Primary Servicers as Primary Servicers in the absence of a primary servicer termination event by the respective Primary Servicer).  The trustee will have thirty days to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.  The termination of such master servicer as a master servicer will be effective when such servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s master servicing obligations and responsibilities under the Pooling and Servicing Agreement.  If a successor is not appointed within thirty days, such master servicer will be replaced by the trustee as described in the previous paragraph.

The Pooling and Servicing Agreement does not provide for any such successor to receive any compensation in excess of that paid to the predecessor master servicer.  The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to a Servicer Termination Event or voluntary resignation.

Special Servicer Compensation

Each special servicer will be entitled to receive:

•	a Special Servicing Fee;

•	a Workout Fee; and

•	a Liquidation Fee.

The Special Servicing Fee will be payable monthly from general collection in all the mortgage loans and, to the extent of the Trust’s interest therein, any foreclosure properties, prior to any distribution of such collections to Certificateholders.  The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until the maturity of such mortgage loan.  If a special servicer is terminated or resigns for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination or resignation, as well as certain mortgage loans that became Rehabilitated Mortgage Loans within three months following such termination or resignation, until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property.  The successor special servicer will not be entitled to any portion of such Workout Fees.

Each special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans for which it is acting as special servicer, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement.  The Special Servicing Fee, the

Liquidation Fee and the Workout Fee will be obligations of the Trust and will represent Expense Losses.  The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

In addition, each special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loans for which it is acting as special servicer and 50% of all assumption fees received in connection with any mortgage loans which are not Specially Serviced Mortgage Loans for which it is acting as special servicer (unless, in certain circumstances, special servicer consent was not required in connection with the assumption in which event the special servicer will not be entitled to assumption fees with respect thereto).  Each special servicer will generally be entitled to approve assumptions with respect to the mortgage loans for which it is acting as special servicer.

As described in this prospectus supplement under “—The Operating Adviser,” the Operating Adviser will have the right to receive notification of certain actions of each special servicer, subject to the limitations described in this prospectus supplement.

Termination of Special Servicer

The trustee may terminate a special servicer upon a Special Servicer Termination Event.  The termination of a special servicer will be effective when a successor special servicer, as to which the Rating Agencies have confirmed in writing that the servicing transfer to such successor will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates, has succeeded such special servicer as successor special servicer and such successor special servicer has assumed the applicable special servicer’s obligations and responsibilities with respect to the applicable mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement does not provide for any such successor to receive any compensation in excess of that paid to the predecessor special servicer.  The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a Special Servicer Termination Event or voluntary resignation.

In addition to the termination of a special servicer upon a Special Servicer Termination Event, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove a special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any Class of Certificates.  Subject to the same conditions, the Operating Adviser may also appoint the successor special servicer if a special servicer is terminated in connection with a Servicer Termination Event.

The Operating Adviser

An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the applicable special servicer in regard to certain actions.  The applicable special servicer will be required to notify the Operating Adviser of, among other things:

•	any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

•	any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

•
any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the Trust as described in this prospectus supplement under “Description of the Offered Certificates—Optional Termination”;

•	any determination to bring an REO Property into compliance with applicable environmental laws;

•	any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

•	any acceptance of a discounted payoff;

•
any waiver of a “due on sale” or “due on encumbrance” clause (except with respect to subordinate debt with respect to the mortgage loans secured by residential cooperative properties, as permitted pursuant to the terms of the Pooling and Servicing Agreement);

•	any acceptance of an assumption agreement;

•	any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan); and

•	any release of “earn-out” reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender.

Other than with respect to a proposed sale of a Specially Serviced Mortgage Loan, the Operating Adviser will also be entitled to advise the special servicers with respect to the foregoing actions.

In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates.  The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

The Operating Adviser will be responsible for its own expenses.

Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicers or special servicers, as applicable, then the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the advice of any such Operating Adviser.

[We anticipate that [an affiliate of] the initial special servicer will purchase certain privately offered classes of Certificates, including the Class [__] Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.]

Mortgage Loan Modifications

Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, each master servicer may amend any term (other than a Money Term) of a mortgage loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

Subject to any restrictions applicable to REMICs, each special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan for which it is acting as special servicer, including any modification, waiver or amendment to:

•	reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

•	reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

•	forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

•	extend the maturity date of any Specially Serviced Mortgage Loan; and/or

•	accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the related special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of such special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

In no event, however, will a special servicer be permitted to:

•	extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution Date; or

•
if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless such special servicer gives due consideration to the remaining term of such ground lease.

Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of Certificates in the manner described under “Description of the Offered Certificates—Distributions—Subordination; Allocation of Losses and Certain Expenses” in this prospectus supplement.

The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Sale of Defaulted Mortgage Loans

The Pooling and Servicing Agreement grants to each of (a) any seller with respect to each mortgage loan it sold, (b) the holder of Certificates representing the greatest percentage interest in the Controlling Class and (c) the special servicer (with respect to its mortgage loans), in that order, an option (the “Option”) to purchase from the Trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment).  The “Option Purchase Price” for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the applicable special servicer upon the request of any holder of the Option.  Such special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or such Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days).  If the Option is exercised by either of the special servicers or the holder of Certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance with the Pooling and Servicing Agreement, that the Option Purchase Price is a fair price.  The reasonable, out of pocket expenses of such special servicer and the trustee incurred in connection with any such determination of the fair value of a mortgage loan shall be payable and reimbursed to such special servicer and the trustee as an expense of the trust.

The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option.  The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv) been purchased by the related seller pursuant to the Pooling and Servicing Agreement.

[In addition, certain of the mortgage loans are subject to a purchase option, upon certain events of default in favor of a subordinate lender or mezzanine lender.  Such option is exercisable at a price equal to the Purchase Price; provided, that if such option is exercised within [__] days after the occurrence of the relevant default, such price shall not include payment of the Liquidation Fee.]

Foreclosures

Each special servicer may at any time, with respect to mortgage loans for which it is acting as special servicer, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to use reasonable efforts to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all Certificateholders but in no event later than 3 years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as “foreclosure property” under the REMIC provisions of the Code), or any applicable extension period, unless such special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as “foreclosure property” under the REMIC provisions of the Code.  In addition, each special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

If the Trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides that the applicable special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as “foreclosure property” within the meaning of Code Section 860G(a)(8).  The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an “independent contractor,” within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property.  Generally, REMIC I will not be taxable on income received with respect to its allocable share of a mortgaged property to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder.  “Rents from real property” do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant.  No determination has been made whether rent on any of the mortgaged properties meets this requirement.  “Rents from real property” include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the mortgaged properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute “rents from real property,” or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated.  In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocable to REMIC I, including but not limited to a hotel or health care business, will not constitute “rents from real property.”  Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to REMIC I at the highest marginal federal corporate rate—currently 35%—and may also be subject to state or local taxes.  Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates.  Under the Pooling and Servicing Agreement, the special servicer, with respect to its mortgage loans, is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to the Certificateholders on a net after-tax basis than a different method of operation of such property.  Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion, when read in conjunction with the discussion of “Federal Income Tax Consequences” in the prospectus, describes the material federal income tax considerations for investors in the Offered Certificates.  However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.  Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

General

For United States federal income tax purposes, three separate REMIC elections will be made with respect to designated portions of the Trust (REMIC I, REMIC II and REMIC III), other than (i) that portion of the Trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the “Excess Interest Grantor Trust”) and (ii) that portion of the Trust that holds the Class [A-3-1FL] Regular Interest, the rights of the Class [A-3-1FL] Certificates in respect of payments on the Swap Contract and the Floating Rate Account (the “Class [A-3-1FL] Grantor Trust”).  See “Federal Income Tax Consequences—REMICs—Tiered REMIC Structures” in the prospectus.  Upon the issuance of the Offered Certificates, [________________], counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming:

•	the making of proper elections;

•	the accuracy of all representations made with respect to the mortgage loans;

•	ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments thereof; and

•	compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate Classes of REMIC residual interests evidencing the sole Class of “residual interests” in REMIC I, in the case of the Class [R-I] Certificates, the sole Class of “residual interests” in REMIC II, in the case of the Class [R-II] Certificates, and the sole Class of “residual interests” in REMIC III, in the case of the Class [R-III] Certificates; (3) the REMIC Regular Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest will evidence the “regular interests” in, and will be treated as debt instruments of, REMIC III; (4) each of the Excess Interest Grantor Trust and the Class [A-3-1FL] Grantor Trust will be treated as a grantor trust for federal income tax purposes; (5) the Class [EI] Certificates will represent beneficial ownership of the Excess Interest Grantor Trust and (6) the Class [A-3-1FL] Certificates will represent beneficial ownership of the assets of the Class [A-3-1FL] Grantor Trust.

The Offered Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest will be regular interests issued by REMIC III.  The Class [A-3-1FL] Grantor Trust will consist of the Class [A-3-1FL] Regular Interest, the Swap Contract and the Floating Rate Account and the Class [A-3-1FL] Certificates will represent an undivided beneficial interest in such assets.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

The Offered Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the related REMIC would be so treated.  In addition, interest, including OID, if any, on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as “real estate assets” under Section 856(c)(5)(B) of the Code.  However, if 95% or more of the related REMIC’s assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire Offered Certificates shall be treated as real estate assets and all interest from the Offered Certificates shall be treated as interest described in Section 856(c)(3)(B).

Moreover, the Offered Certificates (other than the Class [A-3-1FL] Certificates) will be “qualified mortgages” under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.  Because the Class [A-3-1FL] Certificates will represent an undivided beneficial interest in the Swap Contract and the Floating Rate Account, they will not be a suitable asset for resecuritization in a REMIC.  Offered Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code other than any portion of the basis of the Class [A-3-1FL] Certificates allocable to the Swap Contract.

The Offered Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the related REMIC’s assets consist of loans secured by an interest in real property which is residential real property (initially 21.7% of the Initial Pool Balance) or other property described in Section 7701(a)(19)(C) of the Code.  However, if 95% or more of the related REMIC’s assets are assets described in 7701(a)(19)(C), then the entire Offered Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest shall be treated as qualified property under 7701(a)(19)(C).

A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections 856(c)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

Original Issue Discount and Premium

It is anticipated that the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1], Class [A-3-2], Class [A-4A], Class [A-4B], Class [A-J], Class [B] and Class [C] Certificates and the Class [A-3-1FL] Regular Interest will be issued at a premium, that the Class [D] Certificates will be issued with a de minimis amount of original issue discount and that the Class [X-2] Certificates will be issued with original issue discount for federal income tax purposes.

Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the Offered Certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments.  Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus.

The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID.  Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of OID on prepayable securities such as the Offered Certificates.  The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer.  Accordingly, it is possible that holders of Offered Certificates, if any, issued with OID may be able to select a method for recognizing any OID that differs from that used by the paying agent in preparing reports to holders of the Offered Certificates and the IRS.  Prospective purchasers of those Offered Certificates issued with OID are advised to consult their tax advisors concerning the treatment of any OID with respect to such Offered Certificates.

To the extent that any Offered Certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally the principal amount of such Certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Offered Certificate.  Such allocable portion of the holder’s adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such Certificate.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount and Premium” and “—Sale, Exchange or Redemption” in the prospectus.

The Class [X-2] Certificates will be treated as issued with original issue discount because they are “interest only” Certificates.  If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of any Class [X-2] Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Class [X-2] Certificate.  Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the mortgage loans.  Any such loss might be treated as a capital loss.

See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount and Premium” in the prospectus.

The prepayment assumption that will be used in determining the rate of accrual of OID, if any, market discount and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan, other than an ARD Loan, until its maturity.  In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan’s Anticipated Repayment Date.  For a description of CPR, see “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.  However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of Certificates entitled thereto as described under “Description of the Offered Certificates—Distributions—Distributions of Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement.  It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a Class of Certificates entitled to a Prepayment Premium or Yield Maintenance Charge.  For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after a master servicer’s actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder’s projected constant yield to maturity.  However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and the Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

[Taxation of the Swap Contract]

[Each holder of a Class [A-3-1FL] Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract.  Holders of the Class [A-3-1FL] Certificates must allocate the price they pay for their Certificates between their interest in the Class [A-3-1FL] Regular Interest and the Swap Contract based on their relative market values.  The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the “Swap Premium”) paid or received by the holders of the Class [A-3-1FL] Certificates.  If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class [A-3-1FL] Regular Interest.  If the Swap Premium is received by a holder, it will be deemed to have increased the purchase price for the [A-3-1]FL Regular Interest.  If the Swap Contract is “on market,” no amount of the purchase price will be allocable to it.  Based on the anticipated issue prices of the Class [A-3-1FL] Certificates and the Class [A-3-1FL] Regular Interest, it is anticipated that the Class [A-3-1FL] Regular Interest will be deemed to have been issued at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class [A-3-1FL] Certificates.  The holder of a Class [A-3-1FL] Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate).  Prospective purchasers of Class [A-3-1FL] Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.]

[Regulations promulgated by the Treasury Department treat a non periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is “significant.”  It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations.]

[Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the related Swap Premium over the recipient’s taxable year, rather than accounted for on a gross basis.  Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction.  The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations.  Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.  Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisor prior to investing in the Class [A-3-1FL] Certificates.]

[Any amount of proceeds from the sale, redemption or retirement of a Class [A-3-1FL] Certificate that is considered to be allocated to the holder’s rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a “termination payment” allocable to such Certificate under Treasury regulations.  A holder of a Class [A-3-1FL] Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.]

[The Class [A-3-1FL] Certificates, representing a beneficial ownership in the Class [A-3-1FL] Regular Interest and the Swap Contract may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply.  A selling holder’s capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules.  Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term.  If the holder of a Class [A-3-1FL] Certificate incurred or continued to incur indebtedness to acquire or hold such Class [A-3-1FL] Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.]

[Taxation of the Exchangeable Certificates]

[For federal income tax purposes, the holders of the Exchangeable Certificates will be taxed as if they directly owned a proportionate interest in the REMIC Regular Certificates underlying their Exchangeable Certificates.

No gain or loss will be realized upon depositing REMIC Regular Certificates in return for Exchangeable Certificates that represent such REMIC Regular Certificates or upon withdrawing REMIC Regular Certificates in return for Exchangeable Certificates that represent such REMIC Regular Certificates.  Similarly, neither depositing nor withdrawing REMIC Regular Certificates in return for such REMIC Regular Certificates will, by itself, change the basis allocated to such REMIC Regular Certificates.

Purchasers of Exchangeable Certificates are encouraged to consider carefully the tax consequences of an investment in the Exchangeable Certificates that are discussed in the accompanying prospectus and consult their tax advisors with respect to those consequences.  See “Federal Income Tax Consequences—Taxation of Classes of Exchangeable Certificates” in the accompanying prospectus.]

Additional Considerations

Each special servicer is authorized, when doing so is consistent with maximizing the trust’s net after-tax proceeds from an REO Property, to incur taxes on the Trust in connection with the operation of such REO Property.  Any such taxes imposed on the Trust would reduce the amount distributable to the Certificateholders.  See “Servicing of the Mortgage Loans—Foreclosures” in this prospectus supplement.

Federal income tax information reporting duties with respect to the Offered Certificates and REMIC I, REMIC II and REMIC III will be the obligation of the paying agent, and not of any master servicer.

For further information regarding the United States federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs” and “State and Local Tax Considerations” in the prospectus.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS IN [STATE]

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in _____ (approximately __% of the Initial Pool Balance) which are general in nature.  This summary is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

[_____ and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust.  The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged property.  Even though recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse.  The limitations described below and similar or other restrictions in other jurisdictions where mortgaged properties are located may restrict the ability of either master servicer or either special servicer, as applicable, to realize on the mortgage loan and may adversely affect the amount and timing of receipts on the mortgage loan.]

[_____ Law.  _____ law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action.  The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower.  Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.]  [Modify as appropriate for states with high concentrations in the mortgage pool.]

CERTAIN ERISA CONSIDERATIONS

ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans.  ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.  Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code.  However, such plans may be subject to similar provisions of applicable federal, state or local law.

Plan Assets

Neither ERISA nor the Code defines the term “plan assets.”  However, the U.S. Department of Labor (“DOL”) has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan.  The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply.  Under the terms of the regulation, if the assets of the Trust were deemed to constitute Plan assets by reason of a Plan’s investment in Certificates, such Plan assets would include an undivided interest in the mortgage loans and any other assets of the trust.  If the mortgage loans or other Trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a “fiduciary” with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other assets of the Trust.

Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicers, the special servicers and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans.  Moreover, the trustee, the paying agent, the master servicers, the special servicers, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the Trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans.  In the absence of an applicable exemption, “prohibited transactions”—within the meaning of ERISA and Section 4975 of the Code—could arise if Certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a Party in Interest.

In addition, an insurance company proposing to acquire or hold the Offered Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance.  See “—Insurance Company General Accounts” below.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the Offered Certificates, the DOL has granted to the predecessor-in-interest of Morgan Stanley & Co. LLC an individual prohibited transaction exemption, which generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

•	the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts; and

•
transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The assets covered by the Exemption include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

The Exemption as applicable to the Offered Certificates (and as modified by Prohibited Transaction Exemption 2002-41) sets forth the following 5 general conditions which must be satisfied for exemptive relief:

•
the acquisition of the Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•
the Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody’s, S&P, DBRS Limited or DBRS, Inc.;

•
the trustee cannot be an affiliate of any member of the Restricted Group other than an Underwriter; the “Restricted Group” consists of the Underwriters, Morgan Stanley Capital I Inc., each master servicer, each special servicer, each Primary Servicer, the Swap Counterparty and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of Certificates;

•
the sum of all payments made to the Underwriters in connection with the distribution of the Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by Morgan Stanley Capital I Inc. in consideration of the assignment of the mortgage loans to the Trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by a master servicer, a special servicer, and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and

Servicing Agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

•	the Plan investing in the Certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

A fiduciary of a Plan contemplating purchasing any such Class of Certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of Certificates continues to satisfy the second general condition set forth above.  Morgan Stanley Capital I Inc. expects that, as of the Closing Date, the second general condition set forth above will be satisfied with respect to each of such Classes of Certificates.  A fiduciary of a Plan contemplating purchasing any such Class of Certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such Class of Certificate.

Before purchasing any such Class of Certificates, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute “securities” for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

•	the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

•	the Plan’s investment in each Class of Certificates does not exceed 25% of all of the Certificates outstanding of that Class at the time of the acquisition; and

•
immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

We believe that the Exemption will apply to the acquisition and holding of the Offered Certificates (except for the Class [A-3-1FL] Certificates to the extent of the Swap Contract) by Plans or persons acting on behalf of or with “plan assets” of Plans, and that all of the above conditions of the Exemption, other than those within the control of the investing Plans or Plan investors, have been met.  Upon request, the Underwriters will deliver to any fiduciary or other person considering investing “plan assets” of any Plan in the Certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

[The Swap Contract benefiting the Class [A-3-1FL] Certificates does not meet all of the requirements for an “eligible swap” under the Exemption, and consequently is not eligible for the exemptive relief available under the Exemption.  For ERISA purposes, the Depositor believes that an interest in the Class [A-3-1FL] Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class [A-3-1FL] Regular Interest without taking into account payments made or received with respect to the Swap Contract and (ii) the rights and obligations under the Swap Contract.  A Plan’s purchase and holding of a Class [A-3-1FL] Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap Counterparty unless an exemption is available.]

Accordingly, as long as the Swap Contract is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a Class [A-3-1FL] Certificate unless such acquisition or holding is eligible for the exemptive relief available under PTE 84-14 (for transactions by independent “qualified professional asset managers”), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by “in house asset managers”) or similar exemption under similar law (collectively, the “Investor-Based Exemptions”).  It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions (in particular, fiduciary self-dealing transactions prohibited by ERISA Section 406(b)).  Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions.  Each beneficial owner of a Class [A-3-1FL] Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Class [A-3-1FL] Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment.  Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code.  Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account.  As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as “plan assets” of such Plans.  Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account.  Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any Offered Certificate shall be deemed to have represented and warranted to Morgan Stanley Capital I Inc., the trustee, the paying agent and each master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley Capital I Inc., the trustee, the paying agent, either master servicer, either special servicer or the Certificate Registrar to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (2) the source of funds used to acquire and hold such Certificates is an “insurance company general account,” as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemption, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

[Insert if no SMMEA classes:]

The Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See “Legal Investment” in the prospectus.

[insert if all SMMEA classes:]

The Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by the Rating Agency.

Except as to the status of the Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions.  Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See “Legal Investment” in the prospectus.

[Insert if some SMMEA classes:]

The Class [_____] Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by the Rating Agency.  The other classes of Certificates will not constitute “mortgage related securities” for purposes of SMMEA and, as a result, the appropriate characterization of those classes of Certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.

Except as to the status of certain classes of Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions.  Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See “Legal Investment” in the prospectus.

USE OF PROCEEDS

We will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the Certificates.

PLAN OF DISTRIBUTION

We have entered into an Underwriting Agreement with Morgan Stanley & Co. LLC, _____  and _____.  Subject to the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley Capital I Inc. the respective aggregate Certificate Balance of each Class of Offered Certificates presented below.
Underwriters	Class [A-1]	Class [A-1A]	Class [A-2]	Class [A-3-1]FL	Class [A-3-1]	Class [A-3-2]	Class [A-AB]
Morgan Stanley & Co. LLC

Total
Underwriters	Class [A-4A]	Class [A-AB]	Class [X-2]	Class [A-J]	Class [B]	Class [C]	Class [D]
Morgan Stanley & Co. LLC

Total

[Morgan Stanley & Co. LLC will act as sole lead manager and sole bookrunner with respect to the Offered Certificates.]  Morgan Stanley & Co. LLC is an affiliate of the Depositor, and of Morgan Stanley Mortgage Capital Holdings LLC, [one of] the sponsor[s] [and of MSCS, the swap counterparty].

The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the Offered Certificates if any are purchased.  In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased.  Proceeds to Morgan Stanley Capital I Inc. from the sale of the Offered Certificates, before deducting expenses payable by Morgan Stanley Capital I Inc., will be approximately $_____, plus accrued interest on the Certificates, other than the Class [A-3-1FL] Certificates.

[The Underwriters have advised us that they will propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The Underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of Offered Certificates for whom they may act as agent.]

[One or more affiliates of the underwriter have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers.]  [Affiliates of the underwriter, including [  ], engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers.  See “Risk Factors—Conflicts of Interest May Have an Adverse Effect on Your Series 201_-__ Certificates” in this prospectus supplement.]

[In connection with the offering, the underwriter may purchase and sell the Offered Certificates in the open market.  These transactions may include purchases to cover short positions created by the underwriter in connection with the offering.  Short positions created by the underwriter involve the sale by the underwriter of a greater number of Certificates than they are required to purchase from Morgan Stanley Capital I Inc. in the offering.  The underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the underwriter if the Certificates are repurchased by the underwriter in covering transactions.  These activities may maintain or otherwise affect the market price of the Certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.  These transactions may be effected in the over-the-counter market or otherwise.]

The Offered Certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Capital I Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part.  It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about _____, which is the __ business day following the date of pricing of the Certificates.

Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

One or more of the Underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do so.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for Morgan Stanley Capital I Inc. by _____.  Legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by _____.  Legal matters will be passed upon for Morgan Stanley Mortgage Capital Holdings LLC by _____.

RATINGS

It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from _____and _____.

Class	_____	_____
Class [A-1]
Class [A-1A]
Class [A-2]
Class [A-3-1FL]
Class [A-3-1]
Class [A-3-2]
Class [A-AB]
Class [A-4A]
Class [A-4B]
Class [X-2]
Class [A-J]
Class [B]
Class [C]
Class [D]
[Class [W]]

[It is expected that each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding.  Fees for such ratings surveillance [have been prepaid by the Depositor] [will be paid annually [by [__]] [from the Trust]].]  The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the Rated Final Distribution Date.  That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan (other than the residential cooperative mortgage loans) that, as of the Cut-off Date, has the longest remaining amortization term.  The ratings on the

Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

The ratings of the Certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the Certificates.  Additionally, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class [X-2] Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments).  Accordingly, the ratings of the Class [X-2] Certificates should be evaluated independently from similar ratings on other types of securities.  In general, the ratings thus address credit risk and not prepayment risk.

The ratings of the Class [A-3-1FL] Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert, or the timing of such conversion, to a fixed rate and the failure of such conversion to occur simultaneously with a Swap Default or termination of the Swap Contract may cause the rating to be qualified, downgraded or withdrawn.  The ratings assigned to the Class [A-3-1FL] Certificates are partially dependent upon the rating of the Swap Counterparty (or its Credit Support Provider).  Pursuant to the Swap Contract, the Swap Counterparty (or its Credit Support Provider) must maintain a certain rating from each Rating Agency.  If the rating of the Swap Counterparty (or the rating of its Credit Support Provider) is downgraded below a rating level specified in the Swap Contract or is withdrawn, the Swap Counterparty will be required to find a replacement swap counterparty or credit support provider meeting the rating requirements set forth in such Swap Contract or to post collateral in the amount set forth in such Swap Contract or take other steps acceptable to the Rating Agencies.  However, if such rating is qualified, downgraded or withdrawn and such qualification, downgrade or withdrawal occurs before the replacement of the Swap Counterparty or the posting of collateral as described above, then the ratings of the Class [A-3-1FL] Certificates may be qualified, downgraded or withdrawn.  In addition, the ratings on the Class [A-3-1FL] Certificates do not address (i) the likelihood of receipt by the holders of the Class [A-3-1FL] Certificates of the timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a Swap Default, or the change of the payment terms to a floating rate, if DTC is not given sufficient advance notice of such change in the payment terms or (ii) in the event that the Swap Counterparty defaults on its obligations under the Swap Contract, the likelihood that the holders of the Class [A-3-1FL] Certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty’s obligations under the Swap Contract that were not recovered from the Swap Counterparty.

There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be.  A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by Morgan Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

GLOSSARY OF TERMS

The Certificates will be issued pursuant to the Pooling and Servicing Agreement.  You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions.  If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

Unless the context requires otherwise, the definitions contained in this “Glossary of Terms” apply only to this series of Certificates and will not necessarily apply to any other series of Certificates the Trust may issue.

“Accrued Certificate Interest” means, in respect of each Class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date.  Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except in the case of the Class [A-3-1FL] Certificates, where it will be calculated on the basis of the actual number of days elapsed in the related Interest Accrual Period and a 360-day year.

“Administrative Cost Rate” will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary Servicing Fee and the Trustee Fee for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II hereto.

“Advance” means either a Servicing Advance or P&I Advance, as the context may require.

“Advance Rate” means a per annum rate equal to the “prime rate” as published in The Wall Street Journal from time to time or if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

“Allocated Loan Amount” means, for each mortgage loan secured by more than one mortgaged property, the principal amount of that mortgage loan allocated to each mortgaged property secured by the mortgage loan.

“Annual Report” means one or more reports for each mortgage loan based on the most recently available rent rolls (with respect to all properties other than residential cooperative properties) and most recently available year-end financial statements of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

“Anticipated Repayment Date” means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

“Appraisal Event” means, with respect to any mortgage loan, not later than the earliest of the following:

•	the date [120] days after the occurrence of any delinquency in payment with respect to such mortgage loan if such delinquency remains uncured;

•
the date [30] days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

•
the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than [6] months from the original due date of such Balloon Payment; and

•	the date [30] days following the date a mortgaged property becomes an REO Property.

“Appraisal Reduction” will equal for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least [15] days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

the sum of:

•
the Scheduled Principal Balance of such mortgage loan in the case of an REO Property, the related REO Mortgage Loan, less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

•	to the extent not previously advanced by a master servicer or the trustee, all accrued and unpaid interest on the mortgage loan;

•	all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

•
to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by a master servicer, a special servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

•
[90]% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

With respect to each mortgage loan that is cross-collateralized with any other mortgage loan, the value of each mortgaged property that is security for each mortgage loan in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan, shall be taken into account when calculating such Appraisal Reduction.

“ARD Loan” means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

“Assumed Scheduled Payment” means an amount deemed due in respect of:

•	any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

•	any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity.  With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

“Authenticating Agent” means the paying agent, in its capacity as the Authenticating Agent.

“Available Distribution Amount” means in general, for any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the mortgage loans:

(1)      all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by a master servicer or a special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

•	Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

•	Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the Certificates as described in this prospectus supplement);

•
amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts payable to the master servicers, the special servicers, the Primary Servicers, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances);

•	amounts deposited in the Distribution Account in error; and

•
if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

(2)      to the extent not already included in clause (1), any Compensating Interest Payments paid with respect to such Distribution Date; and

(3)      if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in each Interest Reserve Account in respect of each Interest Reserve Loan.

In addition, (i) in the case of the mortgage loans that permit voluntary Principal Prepayment on any day of the month without the payment of a full month’s interest, the applicable master servicer will be required to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Principal Prepayments received after the end of such Collection Period but no later than the first business day immediately preceding such Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any), and (ii) in the case of the mortgage loans for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the Determination Date in such month, the applicable master servicer will be required to remit to the Distribution Account on the Master Servicer Remittance Date occurring in such month any such Scheduled Payment (net of the Master Servicing Fee and Primary Servicing Fee, and including any Balloon Payment) that is received no later than the date that is one business day immediately preceding such Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any).  Amounts remitted to the Distribution Account on a Master Servicer Remittance Date as described above in the paragraph will, in general, also be part of the Available Distribution Amount for the Distribution Date occurring in the applicable month.

“Balloon Loans” means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than [5]% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

“Balloon LTV” – See “Balloon LTV Ratio.”

“Balloon LTV Ratio” or “Balloon LTV” means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“Balloon Payment” means, with respect to a Balloon Loan, the principal payments and scheduled interest due and payable on the relevant maturity dates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any Class of Certificates (except for the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that Class of Certificates or the Class [A-3-1FL] Regular Interest, as applicable, and (ii) the Discount Rate and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate, provided, however, that under no circumstances will the Base Interest Fraction be greater than 1.  If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

“Certificate” means any one of the Depositor’s Series 201_-__ Commercial Mortgage Pass-Through Certificates.

“Certificate Account” means one or more separate accounts established and maintained by a master servicer, any Primary Servicer or any sub-servicer on behalf of a master servicer, pursuant to the Pooling and Servicing Agreement.

“Certificate Balance” will equal the then maximum amount that the holder of a Principal Balance Certificate (or, when used with respect to a Class of Principal Balance Certificates, the holders of that Class) or the holder of the Class [A-3-1FL] Regular Interest will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

“Certificate Owner” means a person acquiring an interest in an Offered Certificate.

“Certificate Registrar” means the paying agent, in its capacity as the Certificate Registrar.

“Certificateholder” or “Holder” means, as the context may require, a person in whose name a Certificate is registered by the Certificate Registrar on its books and records or a person in whose name ownership of a Certificate held in book-entry form is registered on the books and records of DTC.

“Class” means the Class [A-3-1FL] Regular Interest or any group of Certificates bearing the same alphabetic or alphanumeric class designation and evidencing the same rights and entitlements.

“Class [A-3-1FL] Available Funds” means, with respect to any Distribution Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class [A-3-1FL] Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the Class [A-3-1FL] Regular Interest pursuant to the Swap Contract, including but not limited to any termination payment, but excluding the following:  (a) all amounts of Prepayment Premiums and Yield Maintenance Charges allocated to the Class [A-3-1FL] Regular Interest for so long as the Swap Contract remains in place; (b) all amounts required to be paid to the Swap Counterparty in respect of the Class [A-3-1FL] Regular Interest pursuant to the Swap Contract; and (c) all amounts incurred by the trustee in connection with enforcing the rights of the Trust under the Swap Contract.

“Class [A-3-1FL] Interest Distribution Amount” means with respect to any Distribution Date, the sum of (i) for so long as the Swap Contract is in effect, the aggregate amount of interest received by the paying agent from the Swap Counterparty in respect of the Class [A-3-1FL] Regular Interest pursuant to the terms of the Swap Contract during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class [A-3-1FL] Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the Swap Contract or upon the termination or expiration of the Swap Contract).  If a Swap Default occurs and is continuing or the Swap Contract is terminated, the Class [A-3-1FL] Interest Distribution Amount will equal the Distributable Certificate Interest Amount in respect of the Class [A-3-1FL] Regular Interest to the extent actually received by the paying agent, until such time as the Swap Default is cured or until a replacement swap contract is obtained.

“Class [A-3-1FL] Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the aggregate of all principal payments made on the Class [A-3-1FL] Regular Interest on such Distribution Date.

“Class [A-3-1FL] Regular Interest” means an interest issued as an uncertificated regular interest in REMIC III represented by the Class [A-3-1FL] Certificates.

“Class A Senior Certificates” means the Class [A-1] Certificates, the Class [A-1A] Certificates, the Class [A-2] Certificates, the Class [A-3-1FL] Certificates (or as the context requires, the Class [A-3-1FL] Regular Interest), the Class [A-3-1] Certificates, the Class [A-3-2] Certificates, the Class [A-AB] Certificates, the Class [A-4A] Certificates and the Class [A-4B] Certificates.

“Class X Certificates” means the Class [X-1] Certificates, the Class [X-2] Certificates and the Class [X-Y] Certificates, collectively.

“Class [X-1] Strip Rate” has the meaning assigned to that term under “Description of the Offered Certificates—Pass-Through Rates” in this prospectus supplement.

“Class [X-2] Strip Rate” has the meaning assigned to that term under “Description of the Offered Certificates—Pass-Through Rates” in this prospectus supplement.

“Class [X-Y] Strip Rate” has the meaning assigned to that term under “Description of the Offered Certificates—Pass-Through Rates” in this prospectus supplement.

[“Class Prepayment Percentage” means, with respect to any Class of Certificates, other than the Class [ ], Class [ ] and Residual Certificates, and any Distribution Date, a fraction, expressed as a percentage,

•	the numerator of which is the portion of the Principal Distribution Amount to be distributed to the holders of the class of Certificates on the Distribution Date, and

•	the denominator of which is the total Principal Distribution Amount for the Distribution Date.]

“Clearstream Banking” means Clearstream Banking Luxembourg, société anonyme.

“Closing Date” means on or about _____.

“CMBS” means commercial mortgage-backed securities.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Period” means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Compensating Interest” means, with respect to any Distribution Date and each master servicer, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans during the same Collection Period.  Notwithstanding the foregoing, such Compensating Interest shall not (i) exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to [2] basis points for the related Collection Period calculated in respect of all the mortgage loans serviced by such master servicer, including REO Properties, if such master servicer applied the subject Principal Payment in accordance with the terms of the related mortgage loan documents and (ii) be required to be paid on any Net Aggregate Prepayment Interest Shortfalls incurred in respect of any Specially Serviced Mortgage Loans.

“Compensating Interest Payment” means any payment of Compensating Interest.

[“Component Notional Amount” means the Certificate Balance of the related class of Certificates for each component of the Class [ ] Certificates reduced by distributions allocable to principal and by any Realized Losses allocated to the class of Certificates.]

[“Cross-over Date” means the Distribution Date on which the Certificate Balance of each class of Certificates entitled to distributions of principal—other than the [Class A Senior Certificates]— has been reduced to zero.]

“Condemnation Proceeds” means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.  CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the Certificates.

“Controlling Class” means the most subordinate Class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of Certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate Class of Certificates.

“CPR” – See “Constant Prepayment Rate” above.

“Cut-off Date” means _____, 201__.  For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in _____ with respect to mortgage loans not having payment dates on the first of each month have been deemed received on _____, 201__, not the actual day which such scheduled payments are due.

“Cut-off Date Balance” means, with respect to any mortgage loan, such mortgage loan’s principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.  For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

“Cut-off Date Loan-to-Value” or “Cut-off Date LTV” means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.  With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the “Cut-off Date Loan-to-Value” or “Cut-off Date LTV” means a ratio, expressed as a percentage, the numerator of which is the Cut-off Date Balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the value of the related mortgaged properties determined as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement, related to the cross-collateralized group.

“Cut-off Date LTV” – See “Cut-off Date Loan-to-Value.”

“Debt Service Coverage Ratio” or “DSCR” means the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.  With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the “Debt Service Coverage Ratio” or “DSCR” is the ratio of Underwritable Cash Flow calculated for the mortgaged properties related to the cross-collateralized group to the annualized amount of debt service payable for all of the mortgage loans in the cross-collateralized group.

“Default Interest” means, with respect to each mortgage loan, the per annum rate at which interest accrues on the mortgage loan following any event of default.

[“Depositable Certificates” means the Class [__] and Class [__] Certificates, all or a portion of which may be exchanged for a proportionate interest in the Class [W] Certificates.]

“Depositor” means Morgan Stanley Capital I Inc.

“Determination Date” means, with respect to any Distribution Date, the earlier of (i) the ____ day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the ____ business day prior to the related Distribution Date.

“Discount Rate” means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

“Distributable Certificate Interest Amount” means, in respect of any Class of REMIC Regular Certificates (other than the Class [A-3-1FL] Certificates) and the Class [A-3-1FL] Regular Interest for any Distribution Date, the sum of:

•	Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by:

•	any Net Aggregate Prepayment Interest Shortfalls allocated to such Class; and

•
Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

•	the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date; and

•
if the aggregate Certificate Balance is reduced because amounts in the Certificate Account allocable to principal have been used to reimburse a nonrecoverable Advance, and there is a subsequent recovery of amounts on the applicable mortgage loans, then interest at the applicable pass-through rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate Balance was so reduced, which interest shall accrue from the date that the Certificate Balance was so reduced through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

“Distribution Account” means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

“Distribution Date” means the _____ day of each month, or if any such _____ day is not a business day, on the next succeeding business day.

“Document Defect” means that a mortgage loan document is not delivered as and when required, is not properly executed or is defective on its face.

“DOL Regulation” means the final regulation, issued by the U.S. Department of Labor, defining the term “plan assets” which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

“DSCR” – See “Debt Service Coverage Ratio.”

“DTC” means The Depository Trust Company.

“DTC Systems” means those computer applications, systems, and the like for processing data for DTC.

“Due Dates” means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans.

“EPA” means the United States Environmental Protection Agency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means one or more custodial accounts established and maintained by a master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

“Euroclear” means The Euroclear System.

“Excess Interest” means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

“Excess Interest Sub-account” means an administrative account deemed to be a sub-account of the Distribution Account.  The Excess Interest Sub-account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

“Excess Liquidation Proceeds” means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan on the date such proceeds were received.

“Excess Servicing Fee” means an additional fee payable to the master servicers or Primary Servicers, as applicable, that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

[“Exchangeable Certificates” means the Class [W] Certificates, which may be exchanged for a proportionate interest in the related Depositable Certificates.]

[“Exchangeable Certificates Distribution Account” means an account established and maintained by the paying agent pursuant to the Pooling and Servicing Agreement for the benefit of the holders of the Exchangeable Certificates.]

“Exemption” means the individual prohibited transaction exemption granted by the DOL to the predecessor-in-interest of Morgan Stanley & Co. LLC, as amended.

“Expense Losses” means, among other things:

•	any interest paid to the master servicers, the special servicers and the trustee in respect of unreimbursed Advances;

•	all Special Servicer Compensation paid to the special servicers (to the extent not collected from the related borrower);

•
other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Capital I Inc., the master servicers, the Primary Servicers or the special servicers and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the Trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

•	any other expense of the Trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

“Fitch” means Fitch, Inc.

[“Fixed Interest Distribution” has the meaning given such term herein under “The Swap Contract.”]

[“Floating Rate Account” has the meaning assigned to that term under “Description of the Swap Contract—General” in this prospectus supplement.]

“401(c) Regulations” means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to “insurance company general accounts.”

“Hazardous Materials” means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. §§ 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. §§ 7401 et seq.), and any regulations promulgated pursuant thereto.

“Index” means [_______________].

“Initial Loan Group 1 Balance” means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $_____.

“Initial Loan Group 2 Balance” means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $_____.

“Initial Pool Balance” means the aggregate Cut-off Date Balance of $_____.

“Initial Rate” means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified (without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

“Insurance Proceeds” means all amounts paid by an insurer under any insurance policy, excluding any amounts required to be paid to the related borrower or used to restore the related mortgaged property.

“Interest Accrual Period” means, with respect to each Distribution Date, (i) for each Class of REMIC Regular Certificates (other than the Class [A-3-1FL] Certificates) and for the Class [A-3-1FL] Regular Interest (for so long as the Swap Contract or any replacement swap contract is in effect and no Swap Default has occurred and is continuing), the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) for the Class [A-3-1FL] Certificates, for so long as the Swap Contract or any replacement swap contract is in effect and no Swap Default has occurred and is continuing, the period from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution Date.

“Interest Only Certificates” means the Class X Certificates.

[“Interest Rate Adjustment Date” means the date on which the interest rate for an adjustable rate mortgage loan will be adjusted, generally, as specified in the related note.]

“Interest Reserve Account” means an account that each master servicer has established and will maintain for the benefit of the holders of the Certificates.

“Interest Reserve Amount” means all amounts deposited in each Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

“Interest Reserve Loan” – See “Non-30/360 Loan” below.

“Interested Party” means the special servicers, the master servicers, Morgan Stanley Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by a master servicer or a special servicer pursuant to the Pooling and Servicing Agreement or any person actually known to a responsible officer of the trustee to be an affiliate of any of them.

“Liquidation Fee” means, generally, [___]% of the related Liquidation Proceeds received in connection with a full or partial liquidation of a Specially Serviced Mortgage Loan or related REO Property and/or any Condemnation Proceeds or Insurance Proceeds received by the Trust (except in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a seller due to a Material Breach or a Material Document Defect); provided, however, that (A) in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a seller due to a breach of a representation and warranty or document defect, such fee will only be paid by such seller and due to the special servicer if repurchased after the date that is 180 days or more after the applicable seller receives notice of the breach causing the repurchase and (B) in the case of a repurchase of a mortgage loan by any subordinate or mezzanine lender, such fee will only be due to a special servicer if repurchased 60 days after a master servicer, special servicer or trustee receives notice of the default causing the repurchase.

“Liquidation Proceeds” means proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses (or, with respect to a mortgage loan repurchased by a seller, the Purchase Price of such mortgage loan).

“Loan Group 1” means that distinct loan group consisting of __ mortgage loans, representing approximately __% of the Initial Pool Balance, that are secured by property types other than multifamily, together with __ mortgage loans secured by multifamily properties.

“Loan Group 2” means that distinct loan group consisting of __ mortgage loans that are secured by multifamily properties, representing approximately __% of the Initial Pool Balance and approximately __% of the Initial Pool Balance of all the mortgage loans secured by multifamily properties.

“Loan Group 1 Principal Distribution Amount” means, for any Distribution Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

“Loan Group Principal Distribution Amount” means the Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, as applicable.

“Loan Group 2 Principal Distribution Amount” means, for any Distribution Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

“Lockout Period” means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

“MAI” means Member of the Appraisal Institute.

“Master Servicer Remittance Date” means in each month the business day preceding the Distribution Date.

“Master Servicing Fee” means the monthly amount, based on the Master Servicing Fee Rate, to which the applicable master servicer is entitled in compensation for servicing the mortgage loans for which it is responsible, including REO Mortgage Loans.

“Master Servicing Fee Rate” means the rate of [___]% per annum which is payable with respect to a mortgage loan in connection with the Master Servicing Fee, and which is part of the Administrative Cost Rate.

“Material Breach” means a breach of any of the representations and warranties made by a seller with respect to a mortgage loan that either (a) materially and adversely affects the interests of the holders of the Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

“Material Document Defect” means a Document Defect that either (a) materially and adversely affects the interests of the holders of the Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

“Money Term” means, with respect to any mortgage loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage File” means the following documents, among others:

•	the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

•
the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder’s office);

•
the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder’s office);

•	an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

•	an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

•	an original or copy of the related lender’s title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report);

•	when relevant, the related ground lease or a copy thereof;

•	when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

•	when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

“Mortgage Loan Purchase Agreement” means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective seller, as the case may be.

“Mortgage Pool” means the __ mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $_____, which may vary by up to 5%.

“Net Aggregate Prepayment Interest Shortfall” means, for the related Distribution Date and each master servicer, the aggregate of all Prepayment Interest Shortfalls incurred in respect of all (or, where specified, a portion) of the mortgage loans serviced by such master servicer (including Specially Serviced Mortgage Loans) during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by such master servicer and Primary Servicer in respect of such mortgage loans, if applicable.

“Net Mortgage Rate” means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate and minus, with respect to each residential cooperative mortgage loan, the Class [X-Y] Strip Rate for such mortgage loan; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates or the Class [A-3-1FL] Regular Interest from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date.  In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or Excess Interest).  However, with respect to each Non-30/360 Loan:

•
the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

•
the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 20__) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

“Net Operating Income” or “NOI” means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the “NOI Date” specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments.  Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“Non-30/360 Loan” or “Interest Reserve Loan” means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12, 30-day months.

“Notional Amount” has the meaning described under “Description of the Offered Certificates—Certificate Balances” in this prospectus supplement.

“Offered Certificates” means the Certificates offered by this prospectus supplement, which consists of the Classes of Certificates identified in the table on the cover page of this prospectus supplement

“OID” means original issue discount.

“Operating Adviser” means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.  We anticipate that the initial Operating Adviser will be [__].

“Option” means the option to purchase from the Trust any defaulted mortgage loan, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans,” in this prospectus supplement.

“P&I Advance” means the amount of any Scheduled Payments or Assumed Scheduled Payments (net of the related Master Servicing Fees, Excess Servicing Fees, Primary Servicing Fees and other servicing fees payable from such Scheduled Payments or Assumed Scheduled Payments), other than any Default Interest or Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the related Determination Date.

In the case of mortgage loans for which a Scheduled Payment is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, the master servicer must, unless the Scheduled Payment is received before the end of such Collection Period, make a P&I Advance in an amount equal to such Scheduled Payment (net of any Master Servicing Fee or Primary Servicing Fee) (or, in the case of a Balloon Payment, an amount equal to the Assumed Scheduled Payment that would have been deemed due if such Due Date occurred on the Master Servicer Remittance Date), in each case subject to a nonrecoverability determination.

“Participants” means DTC’s participating organizations.

“Parties in Interest” means persons who have specified relationships to Plans (“parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code).

“Pass-Through Rate” means the rate per annum at which any Class of Certificates (other than the Class [EI] Certificates and Residual Certificates) or the Class [A-3-1FL] Regular Interest accrues interest.

[“Payment Adjustment Date” means the date on which the monthly payment on an adjustable mortgage loan will be adjusted, generally, as specified in the related loan documents.]

[“Payment Cap” means the provisions in the Pooling Agreement which provide that the adjustment of the amount of the monthly payment on a Payment Adjustment Date may not result in a monthly payment that increases by more than ___% or, in some cases, decreases by more than ____%, of the amount of the monthly payment in effect immediately prior to the Payment Adjustment Date.]

“Percent Leased” means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality and [identify other] properties, average units so occupied over a specified period, as of a specified date (identified on Annex A-II to this prospectus supplement as the “Percent Leased as of Date”), as specified by the borrower or as derived from the mortgaged property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property.  Such percentage includes tenants which have executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.

“Percentage Interest” will equal, as evidenced by any REMIC Regular Certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such Certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

“Permitted Cure Period” means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be.  However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a “qualified mortgage,” but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related seller by the trustee in accordance with the Pooling and Servicing Agreement.

“Plans” means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan’s investment in such entities.

“Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of _____, 201__, among Morgan Stanley Capital I Inc., as Depositor, _____, as general master servicer with respect to the mortgage loans other than the ___ Mortgage Loans, ____, as master servicer with respect to the ___ Mortgage Loans, _____, as special servicer with respect to the mortgage loans, other than the residential cooperative mortgage loans, _____, as special servicer with respect to the residential cooperative mortgage loans and _____, as trustee, paying agent and Certificate Registrar.

“Prepayment Interest Excess” means, in the case of a mortgage loan in which a full or partial Principal Prepayment (including any unscheduled Balloon Payment) is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan that exceeds the corresponding amount of interest accruing on the Certificates.  The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on such mortgage loan from such Due Date to the date such payment was made, net of the amount of any Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee and the Trustee Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee in each case, to the extent payable out of such collection of interest.

“Prepayment Interest Shortfall” means a shortfall in the collection of a full month’s interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (including any unscheduled Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date).  Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee) that accrues on the amount of such Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan will be less than the corresponding amount of interest accruing on the Certificates, if applicable.  In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

•
the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan), plus, with respect to the residential cooperative mortgage loans, the applicable Class [X-Y] Strip Rate, on the Scheduled Principal Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

•
the aggregate interest that did so accrue at the Net Mortgage Rate plus, with respect to the residential cooperative mortgage loans, the applicable Class [X-Y] Strip Rate, through the date such payment was made.

“Prepayment Premium” means, with respect to any mortgage loan for any Distribution Date, prepayment premiums and percentage charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan.

“Primary Servicer” means any of _____, _____, and _____, and each of their respective permitted successors and assigns.

“Primary Servicing Fee” means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

“Primary Servicing Fee Rate” means a per annum rate set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

“Principal Balance Certificates” means, upon initial issuance, the Class [A-1], Class [A-1A], Class [A-2], Class [A-3-1FL], Class [A-3-1], Class [A-3-2], Class [A-AB], Class [A-4A], Class [A-4B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates.

“Principal Distribution Amount” equals, in general, for any Distribution Date, the aggregate of the following:

•
the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans for their respective Due Dates occurring during the related Collection Period; and

•
all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans during the related Collection Period and that were identified and applied by a master servicer as recoveries of principal thereof.

The following amounts shall reduce the Principal Distribution Amount (and, in each case, will be allocated first to the Loan Group Principal Distribution Amount applicable to the related mortgage loan, and then to the other Loan Group Principal Distribution Amount) to the extent applicable:

•
if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and Advance interest thereon) are reimbursable from amounts allocable to principal on the mortgage pool during the Collection Period for the related distribution date, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and Advance interest thereon) that are reimbursed from such principal collections during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs); and

•
if any Advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that Advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with Advance interest thereon) first from amounts allocable to principal on the mortgage pool during the Collection Period for the related distribution date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and Advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs).

So long as both the Class [A-4B] and Class [A-1A] Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis.  On each Distribution Date after the Certificate Balance of either the Class [A-4B] or Class [A-1A] Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

“Principal Prepayments” means the payments and collections with respect to principal of the mortgage loans that constitute voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

“Privately offered Class X Certificates” means the Class [X-1] Certificates and the Class [X-Y] Certificates, collectively.

“PTCE” means a DOL Prohibited Transaction Class Exemption.

“Purchase Price” means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan or the related REO Property (including, without duplication, any Servicing Advances, Advance Interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan that are reimbursable to the master servicers, the special servicers or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicers, the Primary Servicers, the special servicers, Morgan Stanley Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a seller, any Liquidation Fee payable by such seller in accordance with the proviso contained in the definition of “Liquidation Fee.”

“Qualifying Substitute Mortgage Loan” means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

“Rated Final Distribution Date” means the Distribution Date in _____.

“Rating Agencies” means _____ and _____

“Realized Losses” means losses arising from the inability of the trustee, master servicers or the special servicers to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance.  The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

•
the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

If the mortgage rate on any such mortgage loan is reduced or a portion of the debt due under any such mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.  Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the Certificates on the succeeding distribution date.  The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the Principal Balance Certificates on the distribution date for that Collection Period.

“Record Date” means, with respect to each Class of Offered Certificates[, except the [Cass A-3-1FL] Certificates,] for each Distribution Date, the [last] business day of the calendar month [preceding] the month in which such Distribution Date occurs.  [With respect to the [Class A-3-1FL Certificates], the day prior to the related Distribution Date.]

“Rehabilitated Mortgage Loan” means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made (in the case of any such mortgage loan that was modified, based on the modified terms), (b) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether any mortgage loan as to which an Appraisal Event has occurred is a Rehabilitated Mortgage

Loan, no other Appraisal Event has occurred) and (c) the Trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event, such amounts have been forgiven or the related borrower has agreed to reimburse such costs or, if such costs represent certain Advances, is obligated to repay such Advances, as more particularly set forth in the Pooling and Servicing Agreement.

“REMIC Regular Certificates” means the Senior Certificates and the Subordinate Certificates.

“REO Income” means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement.

“REO Mortgage Loan” means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

“REO Property” means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“REO Tax” means a tax on “net income from foreclosure property” within the meaning of the REMIC provisions of the Code.

“Reserve Account” means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

“Residual Certificates” means the Class [R-I] Certificates, the Class [R-II] Certificates and the Class [R-III] Certificates.

“Revised Rate” means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Scheduled Payment” means, in general, for any mortgage loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan subsequent to the Closing Date, whether agreed to by a special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

“Scheduled Principal Balance” of any mortgage loan or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

•
any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

•	the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

“Senior Certificates” means the Class A Senior Certificates and the Class X Certificates.

“Servicer Termination Event” means, with respect to a master servicer under the Pooling and Servicing Agreement, any one of the following events:

•
any failure by such master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances, at the times required under the terms of the Pooling and Servicing Agreement, which failure to remit is not cured by 11:00 a.m. on the Distribution Date;

•
any failure by such master servicer to make a required deposit to the Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

•
any failure on the part of such master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit such master servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

•
any breach of the representations and warranties of such master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further, that such cure period may not exceed 90 days;

•
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

•
such master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such master servicer or of or relating to all or substantially all of its property;

•
such master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

•
[a servicing officer of such master servicer obtains actual knowledge that Moody’s has (a) qualified, downgraded or withdrawn any rating then assigned by it to any Class of Certificates, or (b) placed any Class of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and that “watch status” placement has not have been withdrawn by it within 60 days of such servicing officer obtaining such knowledge), and, in either case, cited servicing concerns with such master servicer as the sole or a material factor in such rating action; or]

•	[such master servicer is no longer listed on [S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer] and is not reinstated to such status within 60 days.]

•	[Fitch default event]

•
[the Master Servicer, or any primary servicer or sub-servicer appointed by the Master Servicer, shall fail to deliver the items required to be delivered by such servicer under Item 1122 and 1123 of Regulation AB by the time provided for in the Pooling and Servicing Agreement.]

“Servicing Advances” means, in general, customary, reasonable and necessary “out-of-pocket” costs and expenses required to be incurred by each master servicer in connection with the servicing of the mortgage loan for which it is acting as master servicer after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

 “Servicing Standard” means the standard by which the master servicers and the special servicers will service and administer the mortgage loans and/or REO Properties that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement in the best interests and for the benefit of the Certificateholders (as determined by the applicable master servicer or the applicable special servicer, as applicable, in its good faith and reasonable judgment), to perform such servicing and administration in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject mortgage loans and, to the extent consistent with the foregoing, further as follows—

•
with the same care, skill and diligence as is normal and usual in such master servicer’s or special servicer’s, as applicable, general mortgage servicing activities, and in the case of a special servicer, its REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those which it is obligated to service and administer pursuant to the Pooling and Servicing Agreement; and

•
with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans and, in the case of a special servicer, if a serviced mortgage loan comes into and continues in default and if, in the judgment of such special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the Certificateholders (as a collective whole), on a net present value basis; but

•	without regard to—

(a)	any relationship that a master servicer or a special servicer, as the case may be, or any affiliate thereof may have with the related borrower,

(b)	the ownership of any Certificate by a master servicer or a special servicer, as the case may be, or by any affiliate thereof,

(c)	a master servicer’s obligation to make Advances,

(d)	a special servicer’s obligation to request that a master servicer make Servicing Advances,

(e)
the right of a master servicer (or any affiliate thereof) or a special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction, or

(f)	any obligation of a master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan.

“Servicing Transfer Event” means an instance where an event has occurred that has caused a mortgage loan to become a Specially Serviced Mortgage Loan.

“Special Servicer Compensation” means such fees payable to each special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee and any other fees payable to the special servicers pursuant to the Pooling and Servicing Agreement.

“Special Servicer Termination Event” means, with respect to a special servicer under the Pooling and Servicing Agreement, any one of the following events:

•
any failure by such special servicer to remit to the paying agent or the applicable master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

•
any failure by such special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for 1 business day following the date on which such deposit or remittance was first required to be made;

•
any failure on the part of such special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit such special servicer to cure the failure, provided that such cure period may not exceed 90 days;

•
any breach by such special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit such special servicer to cure such failure, provided that such cure period may not exceed 90 days;

•
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

•
such special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such special servicer or of or relating to all or substantially all of its property;

•
such special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

•
[a servicing officer of the special servicer obtains actual knowledge that Moody’s has (a) qualified, downgraded or withdrawn any rating then assigned by it to any Class of Certificates, or (b) placed any Class of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and that “watch status” placement has not have been withdrawn by it within 60 days of such servicing officer obtaining such knowledge), and, in either case, cited servicing concerns with the special servicer as the sole or a material factor in such rating action; or]

•	[such special servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer and is not reinstated to such status within 60 days.]

•	[Fitch servicer termination event]

[the Special Servicer, or any primary servicer or sub-servicer appointed by the Special Servicer, shall fail to deliver the items required to be delivered by such servicer under Item 1122 and 1123 of Regulation AB by the time provided for in the Pooling and Servicing Agreement.]

“Special Servicing Fee” means an amount equal to, with respect to any Specially Serviced Mortgage Loan for any month, an interest strip calculated at [___]% per annum, determined in the same manner and on the same principal balance as interest at the applicable mortgage rate is determined for that Specially Serviced Mortgage Loan for such month.

“Specially Serviced Mortgage Loan” means any mortgage loan as to which:

•
[a payment default shall have occurred on a mortgage loan (i) at its maturity date (except, if (a) the borrower is making its regularly scheduled monthly payments, (b) the borrower notifies the applicable master servicer of its intent to refinance such mortgage loan and is diligently pursuing such refinancing, (c) the borrower delivers a firm commitment to refinance acceptable to the Operating Advisor on or prior to the maturity date, and (d) such refinancing occurs within 60 days of such default, which 60-day period may be extended to 120 days at the Operating Advisor’s discretion) or (ii) if any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;]

•
[to the applicable master servicer’s knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;]

•	[the applicable master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;]

•
[the applicable master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of such master servicer, materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);]

•
[the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or]

•
[in the judgment of the applicable master servicer, (a) a payment default is imminent or is likely to occur within 60 days or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of such master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders.]

“Structuring Assumptions” means the following assumptions:

•	the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

•	the initial Certificate Balances and initial Pass-Through Rates of the Certificates are as presented herein, and the Pass-Through Rate of the Class [A-3-1FL] Certificates remains at its initial rate;

•	the Closing Date for the sale of the Certificates is _____;

•	distributions on the Certificates are made on the [15]th day of each month, commencing in _____;

•	there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

•	Scheduled Payments on the mortgage loans are timely received on the first day of each month;

•	the Trust does not experience any Expense Losses;

•
no Principal Prepayment on any mortgage loan is made during its Lockout Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

•	no Prepayment Interest Shortfalls occur;

•	no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the Trust occurs, unless specifically noted;

•	each ARD Loan pays in full on its Anticipated Repayment Date;

•	any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance; and

•	no holder of a mezzanine loan or subordinate debt exercises its option to purchase any mortgage loan.

“Subordinate Certificates” means the Class [A-J] Certificates, the Class [B] Certificates, the Class [C] Certificates, the Class [D] Certificates, the Class [E] Certificates, the Class [F] Certificates, the Class [G] Certificates, the Class [H] Certificates, the Class [J] Certificates, the Class [K] Certificates, the Class [L] Certificates, the Class [M] Certificates, the Class [N] Certificates, the Class [O] Certificates and the Class [P] Certificates.

[“Swap Contract” has the meaning assigned to that term under “Description of the Swap Contract—General” in this prospectus supplement.]

[“Swap Counterparty” has the meaning assigned to that term under “Description of the Swap Contract—General” in this prospectus supplement.]

[“Swap Default” has the meaning assigned to that term under “Description of the Swap Contract—The Swap Contract” in this prospectus supplement.]

“Treasury Rate” unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15–Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid.  If Release H.15 is no longer published, the master servicer for such mortgage loan will select a comparable publication to determine the Treasury Rate.

“Trust” means Morgan Stanley Capital I Trust 201_-__.

“Trust Fund” means the assets of the Trust, consisting primarily of the mortgage loans described in this prospectus supplement.

“Trustee Fee” means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties calculated at a rate that is part of the Administrative Cost Rate.

“Underwritable Cash Flow” means an estimate of stabilized cash flow available for debt service.  In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

Underwritable Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

“Underwriters” means Morgan Stanley & Co. LLC, _____ and _____.

“Underwriting Agreement” means that agreement, dated _____, entered into by Morgan Stanley Capital I Inc., Morgan Stanley & Co. LLC, _____ and _____.

“Unpaid Interest” means, on any Distribution Date with respect to any Class of Certificates (excluding the Class [A-3-1FL] Certificates, the Residual Certificates and the Class [EI] Certificates) and the Class [A-3-1FL] Regular Interest, the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month’s interest thereon at the applicable Pass-Through Rate.

“Value Co-op Basis” means, with respect to any residential cooperative property securing a mortgage loan in the Trust Fund, an amount calculated based on the market value, as determined by an appraisal, of the real property, as if operated as a residential cooperative.

“Weighted Average Net Mortgage Rate” means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

“Workout Fee” means that fee, payable with respect to any Rehabilitated Mortgage Loan equal to [___]% of the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan for so long as it remains a Rehabilitated Mortgage Loan.

“Yield Maintenance Charge” means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

“Yield Maintenance Minimum Amount” means, with respect to a mortgage loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

SCHEDULE A

RATES USED IN DETERMINATION OF CLASS [X-1] AND CLASS [X-2] PASS-THROUGH RATES

Sched. A-1

SCHEDULE B

COMPONENT NOTIONAL AMOUNT
Distribution Date (inclusive)	Class [A-1]	Class [A-1]-A	Class [A-2]	Class [A-3-1FL]	Class [A-3-1]	Class [A-3-2]	Class [A-AB]	Class [A-4A]	Class [A-4B]	Class [A-J]	Class [B]	Class [C]	Class [D]	Class [W]	Class [E]	Class [F]	Class [G]	Class [H]	Class [J]	Class [K]	Class [L]

Sched. B-1

SCHEDULE C

CLASS [A-AB] PLANNED PRINCIPAL BALANCE

Sched. C-1

APPENDIX I

MORTGAGE POOL INFORMATION
TOTAL POOL

Mortgage Loan Sellers
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)	Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Morgan Stanley Mortgage Capital Holdings LLC

Total:

Cut-off Date Balances
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)	Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
1 - 2,500,000
2,5000,001 - 5,000,000
5,000,001 - 7,500,000
7,500,001 - 10,000,000
10,000,001 - 12,500,000
12,500,001 - 15,000,000
15,000,001 - 17,500,000
20,000,001 - 30,000,000
60,000,001 - 70,000,000
70,000,001 >=
Total:

Appendix I-1

APPENDIX I

MORTGAGE POOL INFORMATION

TOTAL POOL

States
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)	Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)

Total:

Appendix I-2

APPENDIX I

MORTGAGE POOL INFORMATION
TOTAL POOL

Property Types
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)	Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Office
Urban
Suburban
Medical
Subtotal:
Multifamily
Garden
Cooperative
Townhouse
High Rise
Low Rise
Subtotal:
Retail
Anchored
Unanchored
Free Standing
Shadow Anchored
Subtotal:
Industrial
Flex
Warehouse
Light
Subtotal:
Hospitality
Limited Service
Subtotal:
Assisted Living Facility
Assisted Living Facility
Subtotal:
Self Storage
Self Storage
Subtotal:
Mixed Use
Office/Retail
Subtotal:
Total:

Appendix I-3

APPENDIX I

MORTGAGE POOL INFORMATION
TOTAL POOL

Mortgage Rates
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)	Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
<= 5.000
5.001 - 5.500
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 - 7.500
8.001 - 8.500
8.501 - 9.000
9.001 - 9.500
Total:

Minimum:
Maximum:
Weighted Average:

Original Terms to Stated Maturity
Original Term to Stated Maturity (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)	Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
<= 60
61 - 120
121 - 180
181 - 240
241 - 300
Total:

Minimum:
Maximum:
Weighted Average:

Appendix I-4

APPENDIX I

MORTGAGE POOL INFORMATION
TOTAL POOL

Remaining Terms to Stated Maturity
Remaining Term to Stated Maturity (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)	Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
<= 60
61 - 120
121 - 180
181 - 240
241 >=
Total:

Minimum:
Maximum:
Weighted Average:

Original Amortization Terms
Original Amortization Term (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)	Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Balloon Loans
Interest Only
181 - 240
241 - 300
301 - 360
401 >=
Subtotal:

Fully Amortizing Loan
61- 120
121 - 180
181 - 240
241 - 300
Subtotal:
Total:

Minimum:
Maximum:
Weighted Average:

Appendix I-5

APPENDIX I

MORTGAGE POOL INFORMATION
TOTAL POOL
Remaining Amortization Terms
Remaining Amortization Term (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)	Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
Balloon Loans
Interest Only
181 - 240
241 - 300
301 - 360
362 >=
Subtotal:

Fully Amortizing Loan
61- 120
121 - 180
181 - 240
241 >=
Subtotal:
Total:
Minimum:
Maximum:
Weighted Average:

Appendix I-6

APPENDIX I

MORTGAGE POOL INFORMATION
TOTAL POOL

Debt Service Coverage Ratios
Debt Service Coverage Ratio (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)	Weighted Average Cut- off Date LTV (%)	Weighted Average Balloon LTV (%)
1.01 - 1.10
1.11 - 1.20
1.21 - 1.30
1.31 - 1.40
1.41 - 1.50
1.51 - 1.60
1.61 - 1.70
1.71 - 1.80
1.81 - 1.90
1.91 - 2.00
2.01 - 2.50
2.51 - 3.00
3.01 >=
Total:
Minimum:
Maximum:
Weighted Average:

Appendix I-7

APPENDIX I

MORTGAGE POOL INFORMATION
TOTAL POOL

Loan-to-Value Ratios
Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)	Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
0.0 - 10.0
10.1 - 20.0
20.1 - 30.0
30.1 - 40.0
40.1 - 50.0
50.1 - 60.0
60.1 - 70.0
70.1 - 75.0
75.1 - 80.0
80.1 - 85.0
Total:

Minimum:
Maximum:
Weighted Average:

Balloon Loan-to-Value Ratios
Balloon Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Balance (%)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term (Mos.)	Weighted Average DSCR (x)	Weighted Average Cut-off Date LTV (%)	Weighted Average Balloon LTV (%)
0.0 - 10.0
10.1 - 20.0
20.1 - 30.0
30.1 - 40.0
40.1 - 50.0
50.1 - 55.0
55.1 - 60.0
60.1 - 65.0
65.1 - 70.0
70.1 - 75.0
Total:
Minimum:
Maximum:
Weighted Average:

Appendix I-8

APPENDIX I

MORTGAGE POOL INFORMATION
TOTAL POOL
Prepayment Restriction Analysis:  Total Pool

Percentage of Collateral by Prepayment Restriction (%)

Prepayment Restrictions	Feb-05	Feb-06	Feb-07	Feb-08	Feb-09	Feb-10	Feb-11	Feb-12
Locked Out
Yield Maintenance Total
Penalty Points Total
Open
TOTALS
Pool Balance Outstanding
% Initial Pool Balance

Percentage of Collateral by Prepayment Restriction (cont’d) (%)

Prepayment Restrictions	Feb-13	Feb-14	Feb-15	Feb-16	Feb-17	Feb-18	Feb-19	Feb-20
Locked Out
Yield Maintenance Total
Penalty Points Total
Open
TOTALS
Pool Balance Outstanding
% Initial Pool Balance

Appendix I-9

MORTGAGE POOL INFORMATION
LOAN GROUP 1

Appendix I-1

MORTGAGE POOL INFORMATION
LOAN GROUP 2

Appendix I-2

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

(1)   Mortgage Loan No.
(2)   CREFC Loan No.
(3)   CREFC Property No.
(4)   Mortgage Loan Seller
(5)   Property Name
(6)   Loan Group
(7)   X-Y Class
(8)   Original Balance
(9)   Cut-Off Date Balance
(10)   NOI DSCR
(11)   NCF DSCR
(12)   Post IO Period DSCR
(13)   Cut-Off Date LTV
(14)   Balloon LTV
(15)   Cut-Off Date LTV Without Tax Credits
(16)   Balloon LTV Without Tax Credits
(17)   Street Address
(18)   City
(19)   State
(20)   Zip Code
(21)   Property Type
(22)   Property Sub-Type
(23)   Units/SF
(24)   Year Built
(25)   Year Renovated
(26)   Percent Leased
(27)   Percent Leased as of Date
(28)   Security Type
(29)   Lien Position
(30)   Related Borrowers
(31)   Cut-Off Date Balance per Unit or SF
(32)   Note Date
(33)   First Payment Date (P&I)
(34)   First Payment Date (IO)
(35)   Maturity Date
(36)   Due Date
(37)   Grace Period
(38)   ARD Loan
(39)   Lockbox Status
(40)   Lockbox Type
(41)   Original term to Maturity
(42)   Remaining Term to Maturity
(43)   Original Amortization Term
(44)   Remaining Amortization Term
(45)   Mortgage Rate
(46)   Monthly Payment (P&I)
(47)   Monthly Payment (IO)
(48)   Third Most Recent NOI
(49)   Third Most Recent NOI Date
(50)   Second Most Recent NOI
(51)   Second Most Recent NOI Date

Appendix II-1

(52)   Most Recent NOI
(53)   Most Recent NOI Date
(54)   Underwritable NOI
(55)   Underwritable Cash Flow
(56)   Balloon Balance
(57)   Current Value
(58)   Source of Value
(59)   Market Study Capitalization Rate
(60)   Valuation Date
(61)   For Cooperative Loans – Rental Value, LTV as Rental, Unsold Percent, Sponsor Units, Investor Units, Coop Units, Sponsor Carry
(62)   Largest Tenant - Lease Expiration Date & % NSF
(63)   Second Largest Tenant - Lease Expiration Date & % NSF
(64)   Third Largest Tenant - Lease Expiration Date & % NSF
(65)   Insurance Escrow in Place
(66)   Tax Escrow in Place
(67)   Capital Expenditures Escrow in Place
(68)   TI/LC Escrow in Place
(69)   Other Escrow Description
(70)   Springing Escrow Description
(71)   Initial Capital Expenditure Escrow Requirement
(72)   Monthly Capital Expenditure Escrow Requirement
(73)   Current Capital Expenditure Escrow Balance
(74)   Initial TI/LC Escrow Requirement
(75)   Monthly TI/LC Escrow Requirement
(76)   Current TI/LC Escrow Balance
(77)   Environmental Insurance
(78)   Interest Accrual Method
(79)   Seasoning
(80)   Prepayment Code (LO, DEF, DEF/YM1, YM1, YM2, YM, YM0.5, 5%, 4%, 3%, 2%, 1%, Open, YM Formula
(81)   Administrative Cost Rate
(82)   [Master Servicer]
(83)   [Special Servicer]

Footnotes:  [Insert as applicable]

[With respect to Mortgage Loan No. __, [insert loan name], [the borrower has additional secured, subordinated mortgages in the form of: a mortgage to [___] securing an initial principal balance of $[__]] [the related mortgage also secures a subordinate note in the amount of $[__]].

[With respect to Mortgage Loan No. __, [insert loan name], the borrower has the right in the future to obtain additional secured, subordinated financing in the amount of $[__], subject to [state any conditions.]

[With respect to Mortgage Loan No. __, [insert loan name], the parent company of the borrower has obtained mezzanine financing in the amount of $[__] secured by the ownership interests in the borrower.]

[With respect to Mortgage Loan No. __, [insert loan name], the parent company of the borrower has the right in the future to obtain mezzanine financing secured by the ownership interests in the borrower [in the amount of $[__]][, subject to [state any conditions].]

Appendix II-2

APPENDIX III

CERTAIN CHARACTERISTICS OF LOAN GROUP 2

(1)   Mortgage Loan No.
(2)   Mortgage Loan Seller
(3)   Property Name
(4)   Loan Group Number
(5)   X-Y Class
(6)   Original Balance
(7)   Cut-Off Date Balance
(8)   NOI DSCR
(9)   NCF DSCR
(10)   Cut-Off Date LTV
(11)   Balloon LTV
(12)    Street Address
(13)   City
(14)   County
(15)   State
(16)   Zip Code
(17)    Property Type
(18)    Property Sub-Type
(19)    Year Built
(20)    Year Renovated
(21)    Percent Leased
(22)    Percent Leased as of Date
(23)    Fee/Leasehold
(24)    Lien Position
(25)   Cut-Off Date Balance Per Unit or Pad
(26)   Note Date
(27)    First Payment Date (P&I)
(28)    First Payment Date (IO)
(29)    Maturity Date
(30)    Due Date
(31)    Grace Period
(32)    ARD Loan
(33)    Lockbox Status
(34)    Lockbox Type
(35)    Original Term to Maturity
(36)    Remaining Term to Maturity
(37)    Original Amortization Term
(38)    Remaining Amortization Term
(39)    Mortgage Rate
(40)    Monthly Payment (P&I)
(41)    Monthly Payment (IO)
(42)    Underwritable NOI
(43)    Underwritable Cash Flow
(44)    Balloon Balance
(45)    Current Value
(46)    Source of Value
(47)    Valuation Date
(48)    Largest Tenant
(49)    % NSF
(50)    Lease Expiration Date

Appendix III-1

(51)    Second Largest Tenant
(52)    % NSF
(53)    Lease Expiration Date
(54)    Third Largest Tenant
(55)    % NSF
(56)    Lease Expiration Date
(57)    Escrow Descriptions
(58)    Prepayment Code
(59)    Yield Maintenance Formula
(60)    Administrative Cost Rate

For Loan Group 2:
(61)    Utilities Paid by Tenant
(62)   Studios – No. of Units and Average Rent Per Month
(63)   1 Bedroom – No. of Units and Average Rent Per Month
(64)   2 Bedroom – No. of Units and Average Rent Per Month
(65)   3 Bedroom – No. of Units and Average Rent Per Month
(66)   4 Bedroom – No. of Units and Average Rent Per Month
(67)   Other Units – No. of Units and Average Rent Per Month

Footnotes:  [Insert as applicable]

[With respect to Mortgage Loan No. __, [insert loan name], [the borrower has additional secured, subordinated mortgages in the form of: a mortgage to [___] securing an initial principal balance of $[__]] [the related mortgage also secures a subordinate note in the amount of $[__]].

[With respect to Mortgage Loan No. __, [insert loan name], the borrower has the right in the future to obtain additional secured, subordinated financing in the amount of $[__], subject to [state any conditions.]

[With respect to Mortgage Loan No. __, [insert loan name], the parent company of the borrower has obtained mezzanine financing in the amount of $[__] secured by the ownership interests in the borrower.]

[With respect to Mortgage Loan No. __, [insert loan name], the parent company of the borrower has the right in the future to obtain mezzanine financing secured by the ownership interests in the borrower [in the amount of $[__]][, subject to [state any conditions].]

Appendix III-2

APPENDIX IV

SIGNIFICANT LOAN SUMMARIES

Mortgage Loan No. __ - ________

Loan Information	Property Information
Original Balance:	Single Asset/Portfolio:
Cut-off Date Balance:	Property Type:
Shadow Rating (__/__):	Property Sub-type:
Loan Purpose:	Location:
First Payment Date:	Year Built:
Interest Rate:	Occupancy(2):
Amortization:	Square Footage:
ARD:	The Collateral:
Hyperamortization:	Ownership Interest:
Maturity Date:	Property Management:
Maturity or ARD Balance:	U/W Net Op. Income:
Sponsor of Borrower:	U/W Net Cash Flow:
Interest Calculation:	U/W Occupancy:
Call Protection:	Appraised Value:
Loan per SF:	Cut-off Date LTV:
Up-front Reserves:	Maturity Date LTV:
Ongoing Reserves(1):

DSCR:
Lockbox:	Post IO Period DSCR:

(1)	See “Escrows and Reserves” below.

(2)	Occupancy is based on rent roll dated ____.

The Loan.  The [____] largest loan was originated on [_________].  The [________] Loan is secured by a first priority mortgage encumbering a [type of property] in [city, state].

The Borrower.  The borrower under the [________] Loan is [_________].  The borrower is a [limited liability company] organized under the laws of the State of [Delaware].  [The borrower is a special purpose entity, whose business is limited to owning and operating the [________] Property.]  The sponsor, [________], is a [_______] and owns and manages [___] properties in [__] states throughout the United States.

Borrower/Property Financial Information.  If applicable provide the disclosure required by Item 1112(b) and 1112(a)(3) of Regulation AB.

[The Lessee.  [Describe the lessee (or group of affiliated lessees) if such lessee (or group of affiliated lessees) is deemed a Significant Obligor.]]

Appendix IV-1

The Property.  The [________] Property consists of the [name of property] located in [city, state].  [The [________] Property [consists of approximately [___] square feet][is situated on approximately [___] acres and includes [___] parking spaces].  As of [ _____, 201__], the overall occupancy of the [________] Property was [___]%.  See “—Lease Expiration” below.

The [________] Property is primarily used for [multifamily, retail, office, mixed use, self storage, and/or industrial] purposes.  [Describe principal businesses, occupations and professions carried on in, or from, the property.]  [Describe features of property.  I.e., if the property is retail, discuss anchors; if the property is a hotel, discuss amenities; and if the property is multifamily, discuss property features (pool, garden, fitness room, etc.).]

[Describe the existence, construction and/or proximity of competing properties in the applicable market.  I.e., if the property is retail, discuss competing retail properties and competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; if the property is a hotel, discuss the existence and/or construction of competing hotel properties; and if the property is multifamily, discuss the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes.]

[The borrower [or lessee] contemplates certain renovations, improvements and/or developments relating to the [________] Property.  [Describe scope of renovations/improvements/developments.]  The costs of these renovations, improvements and/or developments are estimated to be $[_____], which costs will be paid for [with a portion of the proceeds from the [________] Loan or will be financed under [name governing agreement or program]].]

Lease Expiration.  The following chart sets forth certain lease information at the [________] Property for each of the indicated years (assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the schedule expiration date):
Year	# Leases Scheduled To Expire	Total Area Covered by Expiring Leases (SF)	Annual Rental Represented by Expiring Leases	% Gross Annual Rental Represented by Expiring Leases
[20__]	___	___	$___	___%
[20__]	___	___	$___	___%
[20__]	___	___	$___	___%
[20__]	___	___	$___	___%
[20__]	___	___	$___	___%
[20__]	___	___	$___	___%
[20__]	___	___	$___	___%
[20__]	___	___	$___	___%
[20__]	___	___	$___	___%
[20__]	___	___	$___	___%

[___] tenants occupy 10% or more, but less than 100%, of the total rentable space at the [________] Property.  The following chart summarizes significant lease provisions for each of these major tenants:

Tenant	Total Rentable Space Occupied (SF)	% Total Rentable Space Occupied	Principal Nature of Business	Annual Rent	Lease Expiration Date	Renewal Options (if any)
	___	___%	[multifamily, retail, office, mixed use, self storage, and/or industrial]	$___

[Describe principal business, occupations and professions carried out at the property, to extent material and not described in table above.]

Historical Occupancy.  [Set forth table of historical occupancy for last five years.]

Historical Effective Annual Rent.  [Set forth table of average effective annual rental per square foot or unit for each of last 3 years prior to filing.]

Appendix IV-2

Property Management.  The [________] Property is managed by [_________].  The management agreement generally provides for a management fee of [__]% of revenues per annum which is subordinated to the [________] Loan.  [The management of the [________] Property will be performed by either [_______], or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the [________] Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the Certificates.]  The lender under the [________] Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the [________] Loan.  [________] manages [___] [type of property].  [________]  is headquartered in [______].

Payment Terms; Interest Rate.  The [________] Loan is an [Interest Only] Loan.  [Describe amortization term, and specify if loan is on ARD Loan.]  The Interest Rate with respect to the [________] Loan is calculated on a [30/360 Basis] and is equal to [___]%.  The Due Date under the [________] Loan is the [___]th day of each month (or, if such day is not a business day, the immediately preceding business day).

Escrows and Reserves.  [Describe any amounts to be deposited or reserves to be maintained pursuant to the related loan documents and the circumstances under which disbursements may be made from such accounts.]

Cash Management/Lockbox.  [The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender.  The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the [________] Loan will be made.  Unless and until an event of default occurs under the [________] Loan, the borrower will have access to the remaining funds after all such required payments are made.]  [The borrower under the [_______] Loan must cause the tenants of the [___________] Property to deposit all rents directly into a lockbox account under the control of the lender.  Unless and until an event of default under the [________] Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.]

[Other Financing][/Liens].  [Describe any subordinate financing that is secured by the related Mortgaged Property or any applicable Mezzanine Financing.]  [Describe any prior/second liens.]

[Describe any other material terms of loan documents.]

Appendix IV-3

APPENDIX V

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below.  The exceptions to the representations and warranties set forth below are set forth in Appendix VI attached to this prospectus supplement.  Capitalized terms used but not otherwise defined in this Appendix V will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the applicable mortgage loan purchase agreement or the Pooling and Servicing Agreement.

Each mortgage loan purchase agreement, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the Issuing Entity, on the other.  Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters.  We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

(1)   Whole Loan; Ownership of Mortgage Loans.  Each mortgage loan is a whole loan and not a participation interest in a mortgage loan.  At the time of the sale, transfer and assignment to the depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the mortgage loan seller), participation or pledge, and the mortgage loan seller had good title to, and was the sole owner of, each mortgage loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such mortgage loan other than any servicing rights appointment or similar agreement.  The mortgage loan seller has full right and authority to sell, assign and transfer each mortgage loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such mortgage loan.

(2)   Mortgage Loan Document Status. Each related mortgage note, mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such mortgage loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such mortgage loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such mortgage loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related mortgage notes, mortgages or other mortgage loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the mortgage loan seller in connection with the origination of the mortgage loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other mortgage loan documents.

(3)   Mortgage Provisions.  The mortgage loan documents for each mortgage loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the mortgaged property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

Appendix V-1

(4)   Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such mortgage, mortgage note, mortgage loan guaranty, and related mortgage loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage and no such alterations, impairments, modifications or waivers have been completed or consented to after [_____], 20[_]; (b) no related mortgaged property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such mortgaged property; and (c) neither the related mortgagor nor the related guarantor has been released from its material obligations under the mortgage loan.

(5)   Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of mortgage and assignment of assignment of leases from the mortgage loan seller constitutes a legal, valid and binding assignment from the mortgage loan seller.  Each related mortgage and assignment of leases is freely assignable without the consent of the related mortgagor.  Each related mortgage is a legal, valid and enforceable first lien on the related mortgagor’s fee (or with respect to those mortgage loans described in paragraph (34) hereof, leasehold) interest in the mortgaged property in the principal amount of such mortgage loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Appendix VI attached to this prospectus supplement (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications.  Such mortgaged property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the mortgage loan seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the mortgage loan seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(6)   Permitted Liens; Title Insurance.  Each mortgaged property securing a mortgage loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such mortgage loan (or with respect to a mortgage loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged property and condominium declarations; and (f) if the related mortgage loan constitutes a Crossed Mortgage Loan, the lien of the mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the mortgaged property or the security intended to be provided by such mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by the mortgage loan seller thereunder and no claims have been paid thereunder. Neither the mortgage loan seller nor, to the mortgage loan seller’s knowledge, any other holder of the mortgage loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

Appendix V-2

(7)   Junior Liens.  It being understood that B notes secured by the same mortgage as a mortgage loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related mortgaged property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth in Appendix VI attached to this prospectus supplement, the mortgage loan seller has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.

(8)   Assignment of Leases and Rents.  There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related mortgage or related assignment of leases, subject to applicable law, provides for, upon an event of default under the mortgage loan, the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)   UCC Filings.  The mortgage loan seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the mortgage loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such mortgaged property owned by such mortgagor and located on the related mortgaged property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related mortgage loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)   Condition of Property.  The mortgage loan seller or the originator of the mortgage loan inspected or caused to be inspected each related mortgaged property within six months of origination of the mortgage loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each mortgage loan no more than twelve months prior to the Cut-off Date.  To the mortgage loan seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related mortgaged property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such mortgaged property as security for the mortgage loan.

(11)   Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related mortgaged property that would be of equal or superior priority to the lien of the related mortgage and that prior to the Closing Date have become delinquent in respect of each related mortgaged property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)   Condemnation.  As of the date of origination and to the mortgage loan seller’s knowledge as of the Closing Date, there is no proceeding pending, and, to the mortgage loan seller’s knowledge as of the date of origination and as of the Closing Date, there is no proceeding threatened, for the total or partial condemnation of

Appendix V-3

such mortgaged property that would have a material adverse effect on the value, use or operation of the mortgaged property.

(13)   Actions Concerning Mortgage Loan.  As of the date of origination and to the mortgage loan seller’s knowledge as of the Closing Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor or mortgagor’s interest in the mortgaged property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to the mortgaged property, (b) the validity or enforceability of the mortgage, (c) such mortgagor’s ability to perform under the related mortgage loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the mortgage loan documents or (f) the current principal use of the mortgaged property.

(14)   Escrow Deposits.  All escrow deposits and payments required to be escrowed with lender pursuant to each mortgage loan are in the possession, or under the control, of the mortgage loan seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related mortgage loan documents are being conveyed by the mortgage loan seller to the depositor or its servicer.

(15)   No Holdbacks.  The principal amount of the mortgage loan stated on the Mortgage Loan Schedule, has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged property, the mortgagor or other considerations determined by the mortgage loan seller to merit such holdback).

(16)   Insurance.  Each related mortgaged property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related mortgage loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the mortgage loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the mortgaged property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related mortgaged property.

Each related mortgaged property is also covered, and required to be covered pursuant to the related mortgage loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each mortgage loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the mortgaged property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms and in an amount at least equal to the least of (i) the outstanding principal balance of the related mortgage loan, (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on such mortgaged property, and (iii) 100% of the probable maximum loss for such mortgaged property in the event of a windstorm, as determined by an architectural or engineering consultant.

Appendix V-4

The mortgaged property is covered, and required to be covered pursuant to the related mortgage loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the mortgaged properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the mortgaged property in the event of an earthquake.  In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance.  If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such mortgaged property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the SEL.

The mortgage loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related mortgaged property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related mortgage loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such mortgage loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the mortgage loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured.  Such insurance policies will inure to the benefit of the Trustee.  Each related mortgage loan obligates the related mortgagor to maintain all such insurance and, at such mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the mortgagor’s cost and expense and to charge such mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the mortgage loan seller.

(17)   Access; Utilities; Separate Tax Lots.  Each mortgaged property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the mortgaged property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the mortgaged property or is subject to an endorsement under the related Title Policy insuring the mortgaged property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the mortgage loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the mortgaged property is a part until the separate tax lots are created.

(18)   No Encroachments.  To the mortgage loan seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each mortgage loan, all material improvements that were included for the purpose of determining the appraised value of the related mortgaged property at the time of the origination of such mortgage loan are within the boundaries of the related mortgaged property, except encroachments that do not materially and adversely affect the value or current use of such mortgaged property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related mortgaged property except for encroachments that do not materially and adversely affect the value or current use of such mortgaged property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or

Appendix V-5

current use of such mortgaged property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)   No Contingent Interest or Equity Participation.  No mortgage loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the mortgage loan seller.

(20)   REMIC.  The mortgage loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the mortgage loan to the related mortgagor at origination did not exceed the non-contingent principal amount of the mortgage loan and (B) either: (a) such mortgage loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the mortgage loan was originated at least equal to 80% of the adjusted issue price of the mortgage loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the mortgage loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the mortgage loan and (B) a proportionate amount of any lien that is in parity with the mortgage loan; or (b) substantially all of the proceeds of such mortgage loan were used to acquire, improve or protect the real property which served as the only security for such mortgage loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations).  If the mortgage loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such mortgage loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the mortgage loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the mortgage loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations.  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)   Compliance with Certain Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such mortgage loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)   Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related mortgaged property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such mortgage loan by the Issuing Entity.

(23)   Trustee under Deed of Trust.  With respect to each mortgage which is a deed of trust, as of the date of origination and, to the mortgage loan seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee.

(24)   Local Law Compliance.  To the mortgage loan seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the mortgage loan seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each mortgaged property securing a mortgage loan as of the date of origination of such mortgage loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the mortgaged property.  The terms of the mortgage loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

Appendix V-6

(25)   Licenses and Permits.  Each mortgagor covenants in the mortgage loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the mortgaged property in full force and effect, and to the mortgage loan seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the mortgage loan seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The mortgage loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related mortgaged property is located.

(26)   Recourse Obligations.  The mortgage loan documents for each mortgage loan provide that such mortgage loan (a) becomes full recourse to the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related mortgaged property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the mortgagor; (ii) mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the mortgagor; or (iii) voluntary transfers of either the mortgaged property or equity interests in mortgagor made in violation of the mortgage loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related mortgaged property that are not de minimis), for losses and damages sustained by reason of mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the mortgage loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a mortgage loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the mortgage loan documents; or (v) commission of intentional material physical waste at the mortgaged property.

(27)   Mortgage Releases.  The terms of the related mortgage or related mortgage loan documents do not provide for release of any material portion of the mortgaged property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 115% of the related allocated loan amount of such portion of the mortgaged property and (ii) the outstanding principal balance of the mortgage loan, (b) upon payment in full of such mortgage loan, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the mortgaged property which will not have a material adverse effect on the underwritten value of the mortgaged property and which were not afforded any material value in the appraisal obtained at the origination of the mortgage loan and are not necessary for physical access to the mortgaged property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject mortgage loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject mortgage loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related mortgage loan documents, condition such release of collateral on the related mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such mortgaged property after the release is not equal to at least 80% of the principal balance of the mortgage loan outstanding after the release, the mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any mortgage loan, in the event of a taking of any portion of a mortgaged property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the mortgagor can be required to pay down the principal balance of the mortgage loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, condemnation awards may not be required to be applied to the restoration of the mortgaged property or released to the mortgagor, if, immediately after the release of such portion of the mortgaged property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining mortgaged property is not equal to at least 80% of the remaining principal balance of the mortgage loan.

Appendix V-7

No mortgage loan that is secured by more than one mortgaged property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related mortgaged properties, other than in compliance with the REMIC provisions of the Code.

(28)   Financial Reporting and Rent Rolls.  Each mortgage requires the mortgagor to provide the owner or holder of the mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each mortgage loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the mortgaged properties on a combined basis.

(29)   Acts of Terrorism Exclusion.  With respect to each mortgage loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other mortgage loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the mortgage loan, and, to the mortgage loan seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each mortgage loan, the related mortgage loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the mortgagor under each mortgage loan is required to carry terrorism insurance, but in such event the mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related mortgage loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)   Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each mortgage loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such mortgage loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related mortgage loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related mortgaged property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the mortgage loan documents), (a) the related mortgaged property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related mortgage loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the mortgagor, a specific person or entity designated in the related mortgage loan documents or a person or entity satisfying specific criteria identified in the related mortgage loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Appendix VI attached to this prospectus supplement, or (vii) by reason of any mezzanine debt that existed at the origination of the related mortgage loan, or future permitted mezzanine debt or (b) the related mortgaged property is encumbered with a subordinate lien or security interest against the related mortgaged property, other than (i) any Serviced Companion Loan or non-serviced companion loan or any subordinate debt that existed at origination and is permitted under the related mortgage loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loans as set forth on Appendix I to this

Appendix V-8

prospectus supplement or (iv) Permitted Encumbrances.  The mortgage or other mortgage loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(31)   Single-Purpose Entity.  Each mortgage loan requires the mortgagor to be a Single-Purpose Entity (as defined below) for at least as long as the mortgage loan is outstanding.  Both the mortgage loan documents and the organizational documents of the mortgagor with respect to each mortgage loan with a Cut-off Date Balance in excess of $5 million provide that the mortgagor is a Single-Purpose Entity, and each mortgage loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the mortgage loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related mortgage loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loans and prohibit it from engaging in any business unrelated to such mortgaged property or mortgaged properties, and whose organizational documents further provide, or which entity represented in the related mortgage loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such mortgaged property or mortgaged properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related mortgage loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)   Defeasance.  With respect to any mortgage loan that, pursuant to the mortgage loan documents, can be defeased (a “Defeasance”), (i) the mortgage loan documents provide for Defeasance as a unilateral right of the mortgagor, subject to satisfaction of conditions specified in the mortgage loan documents; (ii) the mortgage loan cannot be defeased within two years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the mortgage loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the mortgage loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the mortgage loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the mortgage loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the mortgage loan secured by Defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all Rating Agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)   Fixed Interest Rates.  Each mortgage loan bears interest at a rate that remains fixed throughout the remaining term of such mortgage loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)   Ground Leases.  For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

Appendix V-9

With respect to any mortgage loan where the mortgage loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such mortgaged property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the mortgage loan seller, its successors and assigns, the mortgage loan seller represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related mortgage and does not restrict the use of the related mortgaged property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage.  No material change in the terms of the Ground Lease had occurred since the origination of the mortgage loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related mortgage loan, or 10 years past the stated maturity if such mortgage loan fully amortizes by the stated maturity (or with respect to a mortgage loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the mortgaged property is subject;

(e)   The Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the mortgage loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the mortgage loan and its successors and assigns without the consent of the lessor;

(f)   The mortgage loan seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the mortgage loan seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease.  Such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)   A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)   The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)   Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor

Appendix V-10

casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related mortgaged property with (so long as such proceeds are in excess of the threshold amount specified in the related mortgage loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the mortgage loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related mortgaged property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the mortgage loan, together with any accrued interest; and

(l)   Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)   Servicing.  The servicing and collection practices used by the mortgage loan seller with respect to the mortgage loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)   Origination and Underwriting.  The origination practices of the mortgage loan seller (or the related originator if the mortgage loan seller was not the originator) with respect to each mortgage loan have been, in all material respects, legal and as of the date of its origination, such mortgage loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such mortgage loan; provided, that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Appendix V.

(37)   No Material Default; Payment Record.  No mortgage loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no mortgage loan is in default in making required payments as of the Closing Date.  To the mortgage loan seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related mortgage loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the mortgage loan or the value, use or operation of the related mortgaged property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the mortgage loan seller in this Appendix V.  No person other than the holder of such mortgage loan may declare any event of default under the mortgage loan or accelerate any indebtedness under the mortgage loan documents.

(38)   Bankruptcy.  Neither the mortgaged property (other than any tenants of such mortgaged property), nor any portion thereof, is the subject of, and no mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)   Organization of Mortgagor.  With respect to each mortgage loan, in reliance on certified copies of the organizational documents of the mortgagor delivered by the mortgagor in connection with the origination of such mortgage loan, the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Crossed Mortgage Loan, no mortgage loan has a mortgagor that is an affiliate of another mortgagor.

(40)   Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain mortgage loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such mortgage loan within 12 months prior to its origination date (or an update of a

Appendix V-11

previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related mortgaged property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related mortgaged property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To the mortgage loan seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition at the related mortgaged property.

Each mortgage loan set forth on Schedule __ to Exhibit __ to the Mortgage Loan Purchase Agreement (each, a “Schedule __ Loan”) is the subject of a pollution legal liability policy issued by a carrier having a claims-paying or financial strength rating as specified in paragraph 16 above, naming the mortgage loan seller and its successors and/or assigns as an additional named insured or the mortgage loan seller and its successors and/or its assigns are named as an additional insured and there is a “mortgagee” endorsement by which the mortgagee automatically becomes the named insured in the event of a foreclosure (an “Environmental Insurance Policy”).  Except as set forth on Appendix VI attached to this prospectus supplement, (i) the Environmental Insurance Policy is in full force and effect, (ii)(a) a property condition or engineering report was prepared with respect to asbestos containing materials (“ACM”) at each related mortgaged property and to lead based paint (“LBP”), and radon gas (“RG”) at each mortgaged property that is used as a multifamily dwelling, and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related mortgaged property, the related mortgagor (A) was required to remediate the identified condition prior to closing the mortgage loan or provide additional security, or establish with the lender a reserve from loan proceeds, in an amount deemed to be reasonably sufficient by the mortgage loan seller for the remediation of the condition or circumstance and/or (B) agreed in the mortgage loan documents to establish an operations and maintenance plan after the closing of the mortgage loan that would reasonably be expected to mitigate any material risk arising from or relating to such condition or circumstance, (iii) on the effective date of each Environmental Insurance Policy, any material and adverse environmental condition or circumstance affecting the related mortgaged property (other than the existence of LBP, ACM or RG) was disclosed to the insurer in one or more of the following:  (a) the application for insurance, (b) a borrower questionnaire or (c) an engineering or other report and (iv) the premium of any Environmental Insurance Policy has been pre-paid through the end of the policy’s term.  Each Environmental Insurance Policy covering a mortgaged property identified on Schedule __ to Exhibit __ of the Mortgage Loan Purchase Agreement (1) has a term that is coterminous with, or renewable until, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related mortgage loan and, if renewable rather than coterminous with the maturity date, the related mortgagor is obligated to renew the applicable policy such that the term is coterminous with the maturity date (or Anticipated Repayment Date, as applicable), (2) provides for a deductible in an amount reasonably acceptable to the mortgage loan seller, (3) has per claim and aggregate limits of liability in amounts reasonably acceptable to the mortgage loan seller and (4) contains clauses providing that the policy is non-terminable or cancellable, and may not be terminated or cancelled, without thirty (30) days prior written notice to the mortgagee.

Appendix V-12

The related mortgage or other mortgage loan documents contain covenants on the part of the related mortgagor requiring its compliance with any and all present and future federal, state and local environmental laws and regulations in connection with the related mortgaged property.  In the related mortgage or other mortgage loan documents, the related mortgagor (or an affiliate thereof) has agreed to indemnify, defend and hold the mortgage loan seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of whatever kind or nature (including attorneys’ fees and costs) imposed upon or incurred by or asserted against any such party arising from the breach of the environmental representations, warranties or covenants given by the related mortgagor in connection with such mortgage loan.

(41)   Appraisal.  The Mortgage File contains an appraisal of the related mortgaged property with an appraisal date within 6 months of the mortgage loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the mortgage loan seller’s knowledge, had no interest, direct or indirect, in the mortgaged property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the mortgage loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)   Mortgage Loan Schedule.  The information pertaining to each mortgage loan which is set forth in the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)   Cross-Collateralization.  No mortgage loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Issuing Entity, except as set forth on Schedule __ of Exhibit __ to the Mortgage Loan Purchase Agreement.

(44)   Advance of Funds by Seller.  After origination, no advance of funds has been made by the mortgage loan seller to the related mortgagor other than in accordance with the mortgage loan documents, and, to the mortgage loan seller’s knowledge, no funds have been received from any person other than the related mortgagor or an affiliate for, or on account of, payments due on the mortgage loan (other than as contemplated by the mortgage loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or mortgage loan documents).  Neither the mortgage loan seller nor any affiliate thereof has any obligation to make any capital contribution to any mortgagor under a mortgage loan, other than contributions made on or prior to the date hereof.

(45)   Compliance with Anti-Money Laundering Laws.  The mortgage loan seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the mortgage loan.

(46)   ARD Loans.  (a)  Each mortgage loan identified on the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date.  Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such mortgage loan.  If the related mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the mortgage loan or a unilateral option (as defined in Section 1001 of the Treasury Regulations) in the mortgage loan exercisable during the term of the mortgage loan, (i) the mortgage loan’s interest rate will step up to an interest rate per annum as specified in the related mortgage loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the Excess Cash Flow (as defined below) (which is net of certain costs associated with owning, managing and operating the related mortgaged property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all Excess Cash Flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related mortgaged property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Rate on such mortgage loan’s Anticipated Repayment Date.  No ARD Loan provides that the property manager for the

Appendix V-13

 related mortgaged property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(b)      Each mortgage loan identified on the Mortgage Loan Schedule as an ARD Loan with a hard lockbox requires that tenants at the related mortgaged property shall (and each mortgage loan identified on the Mortgage Loan Schedule as an ARD Loan with a springing lockbox requires that tenants at the related mortgaged property shall, upon the occurrence of a specified trigger event, including, but not limited to, the occurrence of the related Anticipated Repayment Date) make rent payments into a lockbox controlled by the holder of the mortgage loan and as to which the holder of the mortgage loan has a first priority perfected security interest; provided, however, with respect to each ARD Loan which is secured by a multi-family property with a hard lockbox (or with respect to each ARD Loan which is secured by a multifamily property with a springing lockbox, upon the occurrence of a specified trigger event, including, but not limited to, the occurrence of the related Anticipated Repayment Date), tenants either pay rents to a lockbox controlled by the holder of the Mortgage Loan or deposit rents with the property manager who will then deposit the rents into a lockbox controlled by the holder of the mortgage loan.

The term “Excess Cash Flow” means the cash flow from the mortgaged property securing an ARD Loan after payments of interest (at the mortgage interest rate) and principal (based on the amortization schedule), and (a) required payments for the tax and insurance escrow fund and ground lease escrow fund, (b) required payments for the monthly debt service escrows, if any, (c) payments to any other required escrow funds and (d) payment of operating expenses pursuant to the terms of an annual budget approved by the servicer and discretionary (lender approved) capital expenditures.

Other.   With respect to any mortgage loan, for purposes of these representations and warranties, the term “to the mortgage loan seller’s knowledge” shall mean that no officer, employee or agent of the mortgage loan seller responsible for the underwriting, origination, servicing or sale of such mortgage loan believes that a given representation or warranty is not true or is inaccurate based upon the mortgage loan seller’s reasonable inquiry, and that during the course of such inquiry, no such officer, employee or agent of the mortgage loan seller has obtained any actual knowledge of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate.  Furthermore, all information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the mortgage loan seller’s knowledge.

Appendix V-14

APPENDIX VI

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

APPENDIX I ID#	Mortgage Loan	Representation	Exception

Appendix VI-1

APPENDIX VII

AVAILABLE EXCHANGES OF DEPOSITABLE AND EXCHANGEABLE CERTIFICATES(1) (2)

Classes of Depositable Certificates			Classes of Exchangeable Certificates
Classes of Depositable Certificates	Original Certificate Balance or Notional Amount	Pass-Through Rate	Classes of Exchangeable Certificates	Original Certificate Balance or Notional Amount
Recombination 1
Class [__]	$[___________]	[___]%	Class [__]	$[____________]
Class [__]	$[___________]

Exchangeable Examples(3):
$[_] ([principal]) Class [_] + $[_] Class [_] ([notional]) = $[_] Class [_] ([principal])
$[_] ([principal]) Class [_] = $[_] Class [_] ([principal]) + $[_] Class [_] ([notional])

(1)	Depositable Certificates and Exchangeable Certificates may be exchanged only in proportions shown in this Appendix VII.

(2)
If, as a result of the proposed exchange, a certificateholder would hold a Depositable Certificate or an Exchangeable Certificate of a class in an amount less than the applicable minimum denomination for that class, the certificateholder will be unable to effect the proposed exchange. See “Description of the Offered Certificates—General” in this prospectus supplement.

(3)
In the examples, the dollar amount represents the [notional amount] (in case of the Class [_] Certificates) and the [certificate balance] (in case of the Class [_] and [_] Certificates) to be exchanged or received, as applicable.

Appendix VII-1

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.  The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Morgan Stanley Capital I Inc., Depositor
Commercial Mortgage Pass-through Certificates, Issuable in Series

We are Morgan Stanley Capital I Inc., the depositor with respect to each series of offered certificates.  We intend to periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.  The issuing entity for each series of offered certificates will be a New York common law trust formed by us.  We may offer certificates through one or more different methods, including offerings through underwriters.  We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market.  See “Plan of Distribution.”

Each trust fund will consist primarily of one or more segregated pools of:

1)	multifamily and/or commercial mortgage loans;
2)	commercial mortgage pass-through certificates or other commercial mortgage backed securities;
3)	direct obligations of the United States or other governmental agencies; or
4)	any combination of the above.

The certificates of any series may consist of one or more classes.  A given class may:
•	provide for the accrual of interest based on fixed, floating, variable or adjustable rates;
•	be senior or subordinate to one or more other classes in respect of distributions;
•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;
•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;
•	provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;
•	provide for sequential distributions of principal; or
•	provide for distributions based on a combination of any of the above characteristics.

Investing in the certificates offered to you involves risks.  See “Risk Factors” beginning on page 13 in this prospectus and on page S-     of the related prospectus supplement.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets.  In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, and identify the applicable lead or managing underwriter(s) (if any), together with information regarding the relevant underwriting arrangements and the underwriters’ compensation, and the sponsor or sponsors for the subject securitization transaction.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates.  The offered certificates of each series will represent interests only in the issuing entity.  They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or  non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing.  Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete.  Any representation to the contrary is a criminal offense.

 Morgan Stanley
The date of this Prospectus is August 1 , 2012

Important Notice About Information Presented In This Prospectus And
The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:  (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:
•	the timing of interest and principal payments;
•	applicable interest rates;
•	information about the trust fund’s assets;
•	information about any credit support or cash flow agreement;
•	the rating for each class of certificates;
•	information regarding the nature of any subordination;
•	any circumstance in which the trust fund may be subject to early termination;
•	whether any elections will be made to treat the trust fund or a designated portion thereof as a “real estate mortgage investment conduit” for federal income tax purposes;
•	the aggregate principal amount of each class of certificates;
•	information regarding any master servicer or special servicer and certain subservicers;
•	the price to the public for each class of offered certificates, or the method for determining that price;
•	the applicable lead or managing underwriter(s), if any, together with information regarding the relevant underwriting arrangements and the underwriters’ compensation;
•	the sponsor or sponsors for the subject securitization transaction; and
•	whether the certificates will be initially issued in definitive or book-entry form.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone to provide you with information that is different.

This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

In this prospectus, the terms “depositor,” “we,” “us” and “our” refer to Morgan Stanley Capital I Inc.  Morgan Stanley Capital I Inc.’s principal executive office is located at 1585 Broadway, New York, New York 10036, and the telephone number is (212) 761-4000.

Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

- ii -

TABLE OF CONTENTS

Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus Supplement	ii
Summary of Prospectus	1
Risk Factors	13
Description of The Trust Funds	66
Assets	66
Mortgage Loans	66
Loan Combinations	70
Commercial Mortgage Backed Securities	72
Acquisition, Removal and Substitution of Mortgage Assets	74
Government Securities	75
Accounts	76
Credit Support	76
Cash Flow Agreements	76
Use of Proceeds	76
Yield Considerations	76
General	76
Pass-through Rate	77
Timing of Payment of Interest	77
Payments of Principal; Prepayments	77
Prepayments—Maturity and Weighted Average Life	78
Other Factors Affecting Weighted Average Life	79
THE DEPOSITOR	80
THE SPONSOR	80
General	80
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	80
Description of The Certificates	81
General	81
Distributions	82
Available Distribution Amount	82
Distributions of Interest on the Certificates	83
Determination of Interest Rates	84
Distributions of Principal of the Certificates	88
Components	88
Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations	88
Allocation of Losses and Shortfalls	89
Advances	89
Reports to Certificateholders	90
Termination	90
Book-Entry Registration and Definitive Certificates	91
Depositable and Exchangeable Certificates	92
Description of The Agreements	94
Assignment of Assets; Repurchases	94
Representations and Warranties; Repurchases	96
Certificate Account and Other Collection Accounts	97
Collection and Other Servicing Procedures	101
Subservicers	101
Special Servicers	102
Realization Upon Defaulted Mortgage Loans	102
Hazard Insurance Policies	104
Rental Interruption Insurance Policy	105
Fidelity Bonds and Errors and Omissions Insurance	106
Due-on-Sale and Due-on-Encumbrance Provisions	106

iii

Retained Interest; Servicing Compensation and Payment of Expenses	106
Evidence as to Compliance	107
Matters Regarding a Master Servicer, a Special Servicer and the Depositor	107
Servicer Termination Events	108
Rights Upon Servicer Termination Events	109
Amendment	110
The Trustee	111
Duties of the Trustee	111
Matters Regarding the Trustee	111
Resignation and Removal of the Trustee	111
Additional Parties to the Agreements	112
DESCRIPTION OF CREDIT SUPPORT	112
General	112
Subordinate Certificates	113
Cross-support Provisions	113
Insurance or Guarantees for the Mortgage Loans	113
Letter of Credit	113
Insurance Policies and Surety Bonds	113
Reserve Funds	114
Credit Support for CMBS	114
Legal Aspects of the Mortgage Loans and the Leases	114
General	114
Types of Mortgage Instruments	115
Interest in Real Property	115
Leases and Rents	116
Personalty	116
Foreclosure	116
Bankruptcy Laws	121
Junior Mortgages; Rights of Senior Lenders or Beneficiaries	124
Environmental Legislation	125
Due-on-Sale and Due-on-Encumbrance	128
Subordinate Financing	128
Default Interest, Prepayment Premiums and Prepayments	129
Acceleration on Default	129
Applicability of Usury Laws	129
Laws and Regulations; Types of Mortgaged Properties	130
Americans With Disabilities Act	130
Servicemembers Civil Relief Act	130
Forfeitures in Drug, RICO and Patriot Act Proceedings	131
Federal Income Tax Consequences	131
General	131
REMICs	131
Prohibited Transactions and Other Taxes	146
Liquidation and Termination	147
Administrative Matters	147
Tax Exempt Investors	148
Residual Certificate Payments—Non-U.S. Persons	148
Tax Related Restrictions on Transfers of REMIC Residual Certificates	148
Grantor Trust Funds	151
Taxation of Classes of Exchangeable Certificates	159
State and Local Tax Considerations	160
ERISA Considerations	160
General	160
Prohibited Transactions	161
Review by Plan Fiduciaries	163
Legal Investment	163

iv

Plan of Distribution	165
Legal Matters	166
Financial Information	167
Rating	167
Incorporation of Information by Reference	167
Glossary of Terms	169

v

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus.  It does not contain all of the information you need to consider in making your investment decision.  To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

What You Will Own

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Mortgage Pool	Each trust fund will consist primarily of one or more segregated pools of:

(1)	multifamily and/or commercial mortgage loans;

(2)	commercial mortgage pass-through certificates or other commercial mortgage backed securities;

(3)	direct obligations of the United States or other governmental agencies; or

(4)	any combination of 1-3 above.

As to some or all of the mortgage loans, each trust fund may also include assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

Each trust fund for a series of certificates may also include:

•	cash or permitted investments;

•	insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, one or more reserve funds or any combination of the foregoing; and/or

•	guaranteed investment contracts, interest rate exchange or interest rate swap, cap, floor or collar agreements or currency exchange or swap agreements.

Relevant Parties And Dates

Issuing entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Depositor	Morgan Stanley Capital I Inc., a Delaware corporation and a wholly-owned subsidiary of Morgan Stanley.

Master Servicer
Each master servicer, if any, for each series of certificates, in addition to the duties of and compensation payable to that master servicer, will be described in the related prospectus supplement.  A master servicer may be an affiliate of Morgan Stanley Capital I Inc.

Subservicer	Each subservicer for each series of certificates that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with the depositor, the issuing entity or any sponsor for the subject securitization transaction, or (b) services 10% or more of the related mortgage assets, by balance, will be named in the related prospectus supplement.  A subservicer may be an affiliate of Morgan Stanley Capital I Inc.

Special Servicer
Each special servicer, if any, for each series of certificates (or the circumstances in accordance with which a special servicer will be appointed), in addition to the duties of and compensation payable to that special servicer, will be described in the related prospectus supplement.  A special servicer may be an affiliate of Morgan Stanley Capital I Inc., a certificateholder or another party to the pooling and servicing agreement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

Other Parties
If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including, but not limited to, (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsor
The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement.  The sponsor will organize and initiate the issuance of a series of certificates and will sell mortgage loans, directly or indirectly, to the depositor.  If specified in the related prospectus supplement, a sponsor may be Morgan Stanley Mortgage Capital Holdings LLC (successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.), an affiliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement.  A seller may be an affiliate of Morgan Stanley Capital I Inc.  Morgan Stanley Capital I Inc. will purchase the mortgage loans or other assets, on or before the issuance of the related series of certificates.

Originators
If the mortgage loans or other assets have been originated by one or more entities other than the related sponsor and/or its affiliates, the prospectus supplement will identify any such originator or group of affiliated originators that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance, and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Trust Fund Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

(a) Mortgage Assets	The mortgage loans and the commercial mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

•	multifamily and/or commercial mortgage loans;

•	commercial mortgage pass-through certificates or other commercial mortgage backed securities evidencing interests in or secured by mortgage loans; or

•	a combination of mortgage loans and commercial mortgage backed securities.

Following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, the trust assets with respect to a series of offered certificates will also include real property and other collateral for defaulted mortgage loans.

In addition to the asset classes described above in this “—Mortgage Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

The mortgage loans will not be guaranteed or insured by:

•	Morgan Stanley Capital I Inc. or any of its affiliates; or

•	unless the prospectus supplement so provides, any governmental agency or instrumentality or other person.

The mortgage loans will be secured by first liens or junior liens on, or security interests in:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

•	office buildings;

•	hospitality properties;

•	casino properties;

•	health care-related facilities;

•	industrial facilities;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and/or

•	unimproved land.

Generally, the mortgage loans:

•	will be secured by properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico;

•	will have original terms to maturity of not more than 40 years; and

•	will be originated by persons other than Morgan Stanley Capital I Inc.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Each mortgage loan may provide for the following payment terms:

•
Each mortgage loan may provide for no accrual of interest or for accrual of interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to time at the borrower’s election.  Adjustable mortgage rates may be based on one or more indices.

•	Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

•	Each mortgage loan may provide for negative amortization or accelerated amortization.

•	Each mortgage loan may be fully amortizing or require a balloon payment due on the loan’s stated maturity date.

•	Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

•
Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

(b) Government Securities
If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

(c) Collection Accounts
Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders.  The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund’s assets.  The collection account may be either interest-bearing or non-interest-bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations, or other permitted investments.

(d) Credit Support
If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund’s mortgage loans and commercial mortgage backed securities.

This protection may be provided by one or more of the following means:

•	subordination of one or more other classes of certificates,

•	cross-support provisions,

•	loan insurance policies or guarantees,

•	letters of credit,

•	certificate insurance policies or surety bonds,

•	reserve fund or funds, or

•	a combination thereof.

The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information.  If a particular trust fund includes commercial mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those commercial mortgage backed securities.

(e) Cash Flow Agreements
If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate.  The trust fund also may include agreements (as described below) designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund’s assets or on one or more classes of certificates.

Agreements of this sort may include:

•	interest rate exchange or interest rate swap agreements,

•	interest rate cap, floor or collar agreements,

•	currency exchange or swap agreements, or

•	other interest rate or currency agreements. Currency exchange or swap agreements might be included in a trust fund if some or all of the mortgage loans or commercial mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non United States currency.

The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other such agreement and provide information with respect to the obligor.  If a particular trust fund includes commercial mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those commercial mortgage backed securities.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets

If and to the extent described in the related prospectus supplement, Morgan Stanley Capital I Inc. a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust.  A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses.  See “Description of the Agreements—Assignment of Assets—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.  Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement.  Any such option may be assignable to any person or entity.  If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.  Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated or may deem it advisable, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.  See “Description of the Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates.  If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall.  For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets.  If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period, (ii) for prefunding periods, the amount of proceeds to be deposited in the prefunding account, (iii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, (iv) the percentage of the mortgage asset pool and any class or series of certificates represented by the prefunding account or the revolving period, if applicable, (v) any limitation on the ability to add pool assets, and (vi) the requirements for assets that may be added to the pool.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

•	cash that would be applied to pay down the principal balances of certificates of that series; and/or

•	other mortgage loans or commercial mortgage-backed securities that—

1.      conform to the description of mortgage assets in this prospectus, and

2.      satisfy the criteria set forth in the related prospectus supplement.

Further, if so specified under circumstances described in the related prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and commercial mortgage-backed securities remaining in the mortgage pool underlying those certificates.  Investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of such an exchange.

Characteristics of the
Offered Certificates	Each series of certificates will have the following characteristics:

•	if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

•	if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

•	each series of certificates will include one or more classes of certificates;

•	each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

•	each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount; and

•	each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, floating, variable or adjustable interest rate.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including the principal balance or notional amount, pass-through rate, payment characteristics and authorized denominations. In the case of a floating, variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.  Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

The certificates will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.  If the related prospectus supplement so provides, the certificates may be insured or guaranteed by an entity specified therein.  Otherwise, the certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person.

(a) Interest
Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement.  Interest will be distributed to you as provided in the related prospectus supplement.

Interest distributions:

•	on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement; and

•	may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

(b) Principal
The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund’s assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received.  The related prospectus supplement may provide that the principal balance of the trust fund’s assets will be determined as of a different date.  The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

Unless the prospectus supplement provides otherwise, distributions of principal:

•
will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

•	will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

Advances
If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

•	delinquent scheduled payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement.  That party may also be entitled to receive interest on its advances for a specified period.  See “Description of the Certificates—Advances.”.

The master servicer:

•	will be reimbursed for advances from subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

•	will be entitled to interest on advances, if specified in the related prospectus supplement.

If a particular trust fund includes commercial mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those commercial mortgage backed securities.

Termination
The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund’s assets by a specified party, under specified circumstances.

The related prospectus supplement may provide for the early termination of the series of certificates in various ways, including:

•
optional early termination where a party identified in the prospectus supplement, which may be the master servicer or the special servicer, could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement; and

•
termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

Registration of Certificates
If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of the Depository Trust Company.  If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

Tax Status of the Certificates	The certificates of each series will constitute either:

•	regular interests and residual interests in a trust treated as a real estate mortgage investment conduit—known as a REMIC—under Sections 860A through 860G of the Internal Revenue Code; or

•	interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

(a) REMIC
The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes.  Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

A portion or, in certain cases, all of the income from REMIC residual certificates:

•	may not be offset by any losses from other activities of the holder of those certificates;

•
may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the Internal Revenue Code; and

•	may be subject to U.S. withholding tax.

To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

•	assets described in section 7701(a)(19)(C) of the Internal Revenue Code; and

•	“real estate assets” within the meaning of sections 856(c)(4)(A) and 856(c)(5)(B) of the Internal Revenue Code.

(b) Grantor Trust
If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes.  If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund.  In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

Investors are advised to consult their tax advisors and to review “Federal Income Tax Consequences” in this prospectus and the related prospectus supplement.

ERISA Considerations
If you are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended—also known as ERISA, or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

•	the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code; and

•	the transfer will not subject any of the trustee, Morgan Stanley Capital I Inc. or any servicer to additional obligations.

Legal Investment	The related prospectus supplement will specify whether any classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and the sale of the offered certificates.

Rating
At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

RISK FACTORS

You should consider the following factors, as well as the factors set forth under “Risk Factors” in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Mortgage Loans Will Affect Payments on Your Offered Certificates.  Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan.  The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan.  The rate at which the mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan.  In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing.  If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline.  These restrictions may include—

•	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

•	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates.  Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

•	the rate of prepayments and other unscheduled collections of principal on the mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the mortgage loans being faster, or the severity of losses on the mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized.  In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.  If the trust assets underlying your offered certificates include commercial mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets.  Prepayments on the mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.  As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates.  A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments.  If you are entitled to a disproportionately large share of any prepayments on the mortgage loans, your offered certificates may be retired at an earlier date.  If, however, you are only entitled to a small share of the prepayments on the mortgage loans, the average life of your offered certificates may be extended.  Your entitlement to receive payments, including prepayments, of principal of the mortgage loans may—

•	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

•	be subject to various contingencies, such as prepayment and default rates with respect to the mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the mortgage loans.  If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in your actual yield being lower than your anticipated yield.  Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in your actual yield being lower than your anticipated yield.  The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases.  If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.  The rate and timing of delinquencies and defaults, and the severity of losses, on the mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated.  However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.  Furthermore, the timing of losses on the mortgage loans can affect your yield.  In general, the earlier you bear any loss on a mortgage loan, the greater the negative effect on your yield.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

There Is an Increased Risk of Default Associated with Balloon Payments.  Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing.  The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.  The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan.  The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the underlying real property;

•	the level of interest rates;

•	the borrower’s equity in the underlying real property;

•	the borrower’s financial condition;

•	occupancy levels at or near the time of refinancing;

•	the operating history of the underlying real property;

•	changes in zoning and tax laws;

•	changes in competition in the relevant area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans.  The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of certificates reflects the rating agency’s assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

•	The ratings do not assess the likelihood that you will receive timely payments on your certificates.

•	The ratings do not assess the likelihood of prepayments, including those caused by defaults.

•	The ratings do not assess the likelihood of early optional termination of the certificates.

Each rating agency engaged to rate classes of a particular series will determine the amount, type and nature of credit support required for that series.  This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

•
We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

•	We cannot assure you that the appraised value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

•
We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a particular series will always be less than the market value of the property securing the mortgage loan.

Ratings Do Not Guaranty Value

If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value.  Because none of Morgan Stanley Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.  You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans.  This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan.  In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds.  In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor.  Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

•	the sufficiency of the net operating income of the applicable real property;

•	the market value of the applicable real property at or prior to maturity; and

•	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income.  The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties.  This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

•	the successful operation and value of the related mortgaged property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.  The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

•	the location, age, functionality, design and construction quality of the subject property;

•	the lack of any operating history in the case of a newly built or renovated mortgaged property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the characteristics of the neighborhood where the property is located;

•	the degree to which the subject property competes with other properties in the area;

•	the proximity and attractiveness of competing properties;

•	the existence and construction of competing properties;

•	the adequacy of the property’s management and maintenance;

•	tenant mix and concentration;

•	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

•	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

•	demographic factors;

•	the dependence upon a single tenant or a concentration of tenants in a particular business or industry;

•	customer confidence, tastes and preferences;

•	retroactive changes in building codes and other applicable laws;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

•	an increase in interest rates, real estate taxes and other operating expenses;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

•	an increase in vacancy rates;

•	a decline in rental rates as leases are renewed or replaced;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

•	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the level of tenant defaults;

•	the rental rates at which leases are renewed or replaced;

•	the percentage of total property expenses in relation to revenue;

•	the ratio of fixed operating expenses to those that vary with revenues; and

•	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs.  A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.  Generally, multifamily and commercial properties are subject to leases.  The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

•	to pay for maintenance and other operating expenses associated with the property;

•	to fund repairs, replacements and capital improvements at the property; and

•	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

•	a general inability to lease space;

•	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

•	an increase in tenant payment defaults or any other inability to collect rental payments;

•	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

•	an increase in the capital expenditures needed to maintain the property or to make improvements;

•	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

•	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options.  In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower.  In those cases a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.  In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property.  If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

•	the business operated by the tenants;

•	the creditworthiness of the tenants; and

•	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.  Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant unless there is collateral securing the claim.  The claim would be limited to:

•
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

•
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do so file, that they will continue to make rental payments in a timely manner.

Section 365(e) of the federal bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, but the federal bankruptcy code allows the debtor to accept or reject a lease in full (which, as a practical matter, gives the debtor leverage to seek amendments to the lease in order to avoid a rejection).  Following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under each such lease until the debtor decides whether to assume or reject the lease.  The federal bankruptcy code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the federal bankruptcy code, an assignee of the lease may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered shopping centers by a court considering the question.

Master Leases and Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you that the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.  The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.  Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties.  Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property.  Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.  Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

•	changes in the local, regional or national economy;

•	changes in interest rates;

•	the availability of refinancing sources;

•	changes in governmental regulations, licensing or fiscal policy;

•	changes in zoning or tax laws;

•	potential environmental or other legal liabilities;

•	proximity and attractiveness of, and construction of, competing properties;

•	convertibility of a property to an alternative use; and

•	any increases in operating costs or capital expenditures needed to maintain the properties or make improvements.

Property Management May Affect Property Operations and Value.  The operation of an income-producing property will depend upon the property manager’s performance and viability.  The property manager generally is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

•	operating the property and providing building services;

•	managing operating expenses; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

•	maintain or improve occupancy rates, business and cash flow,

•	reduce operating and repair costs, and

•	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Maintaining a Property in Good Condition Is Expensive.  The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property.  Failure to do so may materially impair the property’s ability to generate cash flow.  The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements.  Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion.  There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.  Some income-producing properties are located in highly competitive areas.  Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

•	rental rates;

•	location;

•	type of business or services and amenities offered; and

•	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

•	offers lower rents;

•	has lower operating costs;

•	offers a more favorable location; or

•	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.  Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property.  See, for example, “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.  Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis.  Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time.  The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General.  The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties.  As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.  As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case.  Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.

Factors affecting the value and operation of a multifamily rental property include:

•	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

•	the types of services or amenities offered at the property;

•	the location of the property;

•	distance from employment centers and shopping areas;

•	the characteristics of the surrounding neighborhood, which may change over time;

•	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

•	the ability of management to provide adequate maintenance and insurance;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•
the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

•	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

•	the ability of management to respond to competition;

•	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

•
in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

•
adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

•	local factory or other large employer closings;

•	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

•	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

•	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

•	the extent to which increases in operating costs may be passed through to tenants; and

•	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property.  Among other things, these states may—

•	require written leases;

•	require good cause for eviction;

•	require disclosure of fees;

•	prohibit unreasonable rules;

•	prohibit retaliatory evictions;

•	prohibit restrictions on a resident’s choice of unit vendors;

•	limit the bases on which a landlord may increase rent; or

•	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings.  These regulations may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units.  Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies.  These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region.  These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both.  An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies.  When the credits or subsidies cease, net operating income will decline.  In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.  Some multifamily properties are owned or leased by cooperative corporations.  In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation.  The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

•	mortgage loan payments,

•	real property taxes,

•	maintenance expenses, and

•	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums.  A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

•	maintenance payments from the tenant/shareholders, and

•	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures.  Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders.  A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.  Additional factors likely to affect the economic performance of a cooperative corporation include—

•
the failure of the corporation to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

•
the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation.  Shares are allocated to each apartment unit by the owner or sponsor.  The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period.  As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation.  In general the sponsor controls the corporation’s board of directors and management for a limited period of time.  If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans.  Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment  unit as a subtenant from the owner of the shares allocated to that unit.  Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy.  In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws.  The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.  Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.  The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public.  Some examples of retail properties include—

•	shopping centers,

•	factory outlet centers,

•	malls,

•	automotive sales and service centers,

•	consumer oriented businesses,

•	department stores,

•	grocery stores,

•	convenience stores,

•	specialty shops,

•	gas stations,

•	movie theaters,

•	fitness centers,

•	bowling alleys,

•	salons, and

•	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

•	the strength, stability, number and quality of the tenants;

•	tenants’ sales;

•	tenant mix;

•	whether the property is in a desirable location;

•	the physical condition and amenities of the building in relation to competing buildings;

•
whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

•	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants.  Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations.  In order to attract tenants, the owner of a retail property may be required to—

•	lower rents,

•	grant a potential tenant a free rent or reduced rent period,

•	improve the condition of the property generally, or

•	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property.  The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

•	competition from other retail properties;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	perceptions regarding the safety of the surrounding area;

•	demographics of the surrounding area;

•	the strength and stability of the local, regional and national economies;

•	traffic patterns and access to major thoroughfares;

•	the visibility of the property;

•	availability of parking;

•	the particular mixture of the goods and services offered at the property;

•	customer tastes, preferences and spending patterns; and

•	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses.  A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.  Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs.  A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights.  Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms.  Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important.  Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants.  Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space.  If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

•	an anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s lease;

•	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

•
the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

•	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs.  For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks and programs;

•	internet web sites and electronic media shopping; and

•	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters.  Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.  Factors affecting the value and operation of an office property include:

•	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

•
the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

•	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

•	the location of the property with respect to the central business district or population centers;

•	demographic trends within the metropolitan area to move away from or towards the central business district;

•	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

•	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

•	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

•	the quality and philosophy of building management;

•	access to mass transportation;

•	accessibility from surrounding highways/streets;

•	changes in zoning laws; and

•	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants.  The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market.  Competitive factors affecting an office property include:

•	rental rates;

•	the building’s age, condition and design, including floor sizes and layout;

•	access to public transportation and availability of parking; and

•	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy.  Factors influencing a company’s decision to locate in a given area include:

•	the cost and quality of labor;

•	tax incentives; and

•	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis.  A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.  Hospitality properties may involve different types of hotels and motels, including:

•	full service hotels;

•	resort hotels with many amenities;

•	limited service hotels;

•	hotels and motels associated with national or regional franchise chains;

•	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

•	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

•	the location of the property and its proximity to major population centers or attractions;

•	the seasonal nature of business at the property;

•	the level of room rates relative to those charged by competitors;

•	quality and perception of the franchise affiliation;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

•	the existence or construction of competing hospitality properties;

•	nature and quality of the services and facilities;

•	financial strength and capabilities of the owner and operator;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	increases in operating costs, which may not be offset by increased room rates;

•	the property’s dependence on business and commercial travelers and tourism;

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

•
changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates.  Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties.  Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements.  The continuation of a franchise is typically subject to specified operating standards and other terms and conditions.  The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards.  The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license.  It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property.  In that event, the owner of the hospitality property may elect to allow the franchise license to lapse.  In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license.  The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

•	the continued existence and financial strength of the franchisor;

•	the public perception of the franchise service mark; and

•	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted.  The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses.  That party would be required to apply in its own right for new operating, liquor and other licenses.  There can be no assurance that a new license could be obtained or that it could be obtained promptly.  The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.  Factors affecting the economic performance of a casino property include:

•	location, including proximity to or easy access from major population centers;

•	appearance;

•	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

•	the existence or construction of competing casinos;

•	dependence on tourism; and

•	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

•	providing alternate forms of entertainment, such as performers and sporting events, and

•	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation.  A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator.  In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender.  Gaming licenses are not transferable, including in connection with a foreclosure.  There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.  Health care-related properties include:

•	hospitals;

•	medical offices;

•	skilled nursing facilities;

•	nursing homes;

•	congregate care facilities; and

•	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to:

•	statutory and regulatory changes;

•	retroactive rate adjustments;

•	administrative rulings;

•	policy interpretations;

•	delays by fiscal intermediaries; and

•	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility.  Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers.  In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law.  They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

•	federal and state licensing requirements;

•	facility inspections;

•	rate setting;

•	disruptions in payments;

•	reimbursement policies;

•	audits, which may result in recoupment of payments made or withholding of payments due;

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

•
patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

•	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.  Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure.  Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.  The lender or other purchaser may have to apply in its own right for those licenses and approvals.  There can be no assurance that a new license could be obtained or that a new approval would be granted.  In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues.  Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.  For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs.  Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs.  There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions.  The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

The Deficit Reduction Act of 2006 required organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to have trained their work forces on the federal false claims act and its whistle blower provisions by January 1, 2007.  The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The long run effect of the Deficit Reduction Act of 2006 may be to create more whistle blowers and give rise to more false claims act prosecutions.  There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower’s arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property.  In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies.  There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities.  They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers.  The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions.  The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care.  If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.  Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time.  Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties.  Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy.  In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

•	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

•	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

•	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.  Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low.  Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.  In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use.  This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

•	building design,

•	location and visibility,

•	tenant privacy,

•	efficient access to the property,

•	proximity to potential users, including apartment complexes or commercial users,

•	services provided at the property, such as security,

•	age and appearance of the improvements, and

•	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.  Therefore, these facilities may pose additional environmental risks to investors.  Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities.  Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

Restaurants and Taverns.  Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

•	competition from facilities having businesses similar to a particular restaurant or tavern;

•	perceptions by prospective customers of safety, convenience, services and attractiveness;

•	the cost, quality and availability of food and beverage products;

•	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

•	changes in demographics, consumer habits and traffic patterns;

•	the ability to provide or contract for capable management; and

•	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out.  Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive.  The principal means of competition are—

•	market segment,

•	product,

•	price,

•	value,

•	quality,

•	service,

•	convenience,

•	location, and

•	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located.  Other restaurants could have—

•	lower operating costs,

•	more favorable locations,

•	more effective marketing,

•	more efficient operations, or

•	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged.  The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.  Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers.  In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

•	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

•	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

•	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements.  Those agreements typically do not contain provisions protective of lenders.  A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination.  In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement.  The transferability of a franchise may be subject to other restrictions.  Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.  Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units.  The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping.  The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.  Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park.  As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level.  For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park.  In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use.  In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.  However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the number of comparable competing properties in the local market;

•	the age, appearance, condition and reputation of the property;

•	the quality of management; and

•	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

•	multifamily rental properties,

•	cooperatively-owned apartment buildings,

•	condominium complexes, and

•	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property.  In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks.  These ordinances may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite.  Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states.  In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.  Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.  Factors affecting the economic performance of a property of this type include:

•	the location and appearance of the property;

•	the appeal of the recreational activities offered;

•	the existence or construction of competing properties, whether or not they offer the same activities;

•	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

•	geographic location and dependence on tourism;

•	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

•	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

•	sensitivity to weather and climate changes; and

•	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Arenas and Stadiums.  The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

•	sporting events;

•	musical events;

•	theatrical events;

•	animal shows; and/or

•	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

•	the appeal of the particular event;

•	the cost of admission;

•	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

•	perceptions by prospective patrons of the safety of the surrounding area; and

•	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant.  An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements.  Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses.  This will adversely affect their liquidation value.

Churches and Other Religious Facilities.  Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures.  The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors.  Donations may be adversely affected by economic conditions, whether local, regional or national.  Religious facilities are special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Parking Lots and Garages.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.  Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.  The value of unimproved land is largely a function of its potential use.  This may depend on—

•	its location,

•	its size,

•	the surrounding neighborhood, and

•	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

•	the successful operation of the property, and

•	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.  In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

•	make the loan payments on the related mortgage loan,

•	cover operating expenses, and

•	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy.  Properties leased, occupied or used on a short-term basis, such as—

•	some health care-related facilities,

•	hotels and motels,

•	recreational vehicle parks, and

•	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

•	warehouses,

•	retail stores,

•	office buildings, and

•	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants.  Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants.  Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property.  Increases in property operating expenses may result from:

•	increases in energy costs and labor costs;

•	increases in interest rates and real estate tax rates; and

•	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses.  However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default.  In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan.  In these circumstances—

•	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

•	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans.  For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination.  The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time.  Moreover, even a current appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on—

•	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

•	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

•	the income capitalization method, which takes into account the property’s projected net cash flow; or

•	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties.  For example—

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value; and

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance.  As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates.  The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

•	the operation of all of the related real properties, and

•	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property.  That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period.  In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management.  This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust.  In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

You Should Consider The Number Of Mortgage Loans In The Pool

Assuming pools of equal aggregate unpaid principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in a trust fund containing more mortgage loans.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

•	any adverse economic developments that occur in the locale, state or region where the properties are located;

•	changes in the real estate market where the properties are located;

•	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

•	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates.  In addition, some of those mortgage loans may be prepaid or liquidated.  As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities.  In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities.  Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loans, may own other property that is not part of the collateral for the related mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so.  This could negatively impact the borrower’s financial condition, and thus its ability to pay amounts due and owing under the subject mortgage loan.  The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents.  These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

•	individuals that have personal liabilities unrelated to the property.

In addition, if a mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

The organizational documents of a borrower may also require that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower.

For example, in the bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009),  notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  The United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that twenty (20) property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.

However, the federal bankruptcy code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief, and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one (1) to four (4) years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to such borrower, and the rights of creditors of such borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the federal bankruptcy code.  We cannot assure you that in the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower would not be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.  See “—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” below and “Legal Aspects of the Mortgage Loans and the Leases—Bankruptcy Laws.”

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future.  Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property.  If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally.  To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right.  However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.  While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases.  Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.  This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.  In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, a lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with a lender’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents.  Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

•	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

•
that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

•	that the results of the environmental testing were accurately evaluated in all cases;

•
that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

•	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost.  Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

•	tenants at the property, such as gasoline stations or dry cleaners, or

•	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.  The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner.  In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property.  In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup.  Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument.  In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint.  Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

•	agents or employees of the lender are deemed to have participated in the management of the borrower, or

•	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws.  Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

•	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

•
to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

•	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

•	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums.  In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers.  Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease.  If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

A leasehold lender could lose its security unless the leasehold lender holds a fee mortgage, the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.
Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection and to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease or another document specifically grants the lender such right.  If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the master servicer or special servicer on behalf of the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

In a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the federal bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the federal bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the federal bankruptcy code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the federal bankruptcy code, the lessee may be able to maintain possession of the property under the ground lease.  In addition, we cannot provide assurances that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.  It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related.  If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan.  In order to do so, the court would have to determine that—

•	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

•
the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization.  The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.  Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear.  If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

The yield on your certificates may be less than anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

•	Some courts may consider the prepayment premium to be usurious.

•	Even if the prepayment premium is enforceable, we cannot assure you that foreclosure proceeds will be sufficient to pay the prepayment premium.

•
Although the collateral substitution provisions related to defeasance are not supposed to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

Due-on-Sale and Debt Acceleration Clauses.  Some or all of the mortgage loans included in one of our trusts may  contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

•	the related real property, or

•	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

•	the default is deemed to be immaterial,

•	the exercise of those remedies would be inequitable or unjust, or

•	the circumstances would render the acceleration unconscionable.

Assignments of Leases.  Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents.  Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  In the event the borrower defaults, the license terminates and the lender is entitled to collect rents.  In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow.  Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents.  See “Legal Aspects of the Mortgage Loans and the Leases—Bankruptcy Laws.”

Defeasance.  A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property.  The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan.  A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes.  In some states, some forms of prepayment premiums are unenforceable.  If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral.  This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules.  A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation.  In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans.  As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules.  See “Legal Aspects of the Mortgage Loans and the Leases—Foreclosure—Anti-Deficiency Legislation.”

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans secured by mortgaged properties that are subject to leases will be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Legal Aspects of the Mortgage Loans and the Leases—Leases and Rents” and “—Bankruptcy Laws.”

Your Certificates Will Bear Losses If Insufficient Funds Are Available To Satisfy Any Junior Mortgage Loans

If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by junior mortgages.  In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan.  If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss.  Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt.  In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan.  See “Description of the Trust Funds—Mortgage Loans—Loan Combinations.”

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults.  Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral.  For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity.  In addition, the related borrower may have difficulty repaying multiple loans.  The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.  See “Legal Aspects of the Mortgage Loans and the Leases—Subordinate Financing.”

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

•	grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of the payment terms of the subject mortgage loan; and / or

•	limits or delays enforcement actions with respect to the subject mortgage loan.

See also “—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests” below.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See “Description of the Trust Funds—Mortgage Loans—Loan Combinations.” Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer — without cause — with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination — or, if applicable, any representative, designee or assignee thereof with respect to the particular right — that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination.  Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests.  See “Description of the Trust Funds—Mortgage Loans—Loan Combinations.”

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral.  Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender.  While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections.  In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt and Preferred Equity May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and May Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder.  Such financing is often referred to as mezzanine debt.  While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

•	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of payment terms of the subject mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers. Preferred equity in a borrower will generally require such borrower to make certain specified dividend payments to the preferred equity holder on a preferred basis. Since a borrower’s assets are generally limited to its mortgaged property, any preferred equity in the borrower effectively reduces the borrower’s economic stake in the related mortgaged property. The existence of preferred equity may reduce cash flow on the borrower’s mortgaged property after payment of debt service on the mortgage loans and any mezzanine loans, and may thus increase the likelihood that a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on a mortgage loan secured by a mortgaged property whose value or income is relatively weak.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates.  For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy.  Most such insurance policies typically do not cover any physical damage resulting from, among other things:

•	war,

•	riot, strike and civil commotion,

•	terrorism,

•	nuclear, biological or chemical materials,

•	revolution,

•	governmental actions,

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	wet or dry rot,

•	mold,

•	vermin, and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

In addition, a sole tenant may be allowed to provide self-insurance against risks.  Although such tenants are typically required to meet certain requirements in order to self-insure, there can be no assurance that any such tenant will have sufficient funds to cover the related mortgaged property’s insurable risks.  Accordingly, under such circumstances, proceeds may be insufficient to repay the related mortgage loan, which may adversely affect payments on your certificates.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking, height and set back requirements.  Accordingly, the improvements on the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use.  This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to continue the non-conforming use or rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow available following the casualty.  If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full.  In addition, if the legal non-conforming use were to be discontinued or the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with Applicable Laws and Regulations May Be Expensive

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property (e.g., zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities).  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact a borrower’s cash flow and, consequently, its ability to pay its mortgage loan.  There can be no assurance that the owner will have sufficient funds to cover any such costs.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates.  It is possible that those legal proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

•	breach of contract involving a tenant, a supplier or other party;

•	negligence resulting in a personal injury, or

•	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property.  If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement.  You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests.  For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future.  However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust.  The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust.  Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

•	the real properties may be managed by property managers that are affiliated with the related borrowers;

•	the property managers also may manage additional properties, including properties that may compete with those real properties; or

•
affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

Sophistication Of The Borrower May Adversely Affect Payment On Your Certificates

In general, the mortgage loans will be made to partnerships, corporations or other entities rather than individuals.  This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans.  In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower.  This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments.  As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property.  Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property.  As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity.  Secondary market considerations may make your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

•	there may not be a secondary market for the certificates;

•	there will be no obligation on the part of anyone to establish a secondary market;

•
if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated.  Lack of liquidity could result in a substantial decrease in the market value of your certificates;

•	the market value of your certificates will fluctuate with changes in interest rates;

•
the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

•	furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class;

•	certificateholders have no redemption rights; and

•	secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates.  The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to.  Lack of liquidity could adversely affect the market value of your offered certificates.  We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

•
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,

•
investors’ perceptions regarding credit, liquidity and the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets, and

•	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate has resulted in increased delinquencies and defaults on loans secured by that real estate.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on securities that are backed by loans secured by that real estate and thus affect the values of those securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe or how it will affect the value of your offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of your offered certificates.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the certificates of the same series,

•	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust.  The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.  No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.  Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets.  If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss.  Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support.  The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets.  Actual losses may, however, exceed the assumed levels.  See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.”  If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.  The credit support, if any, for your offered certificates may not cover all of your potential losses.  For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the mortgage loans.  You may be required to bear any losses which are not covered by the credit support.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust; (b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable.  Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing — directly or through representatives — the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series.  You should expect that those certificateholders and/or certificate owners — directly or through representatives — will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer.  Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer.  Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool.  The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company.  As a result—

•
the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

•	you will not be recognized by the trustee as a certificateholder;

•
your access to information regarding the certificates may be limited since conveyance of notices and other communications by the Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time;

•	you may have only limited access to information regarding your offered certificates;

•	you may suffer delays in the receipt of payments on your offered certificates; and

•	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

Any of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes.  If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property.  Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

•	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

•	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.  If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate.  As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate.  While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses.  Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics.  In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See “Federal Income Tax Consequences—REMICs.”

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986.  A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986.  You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses.  In particular, the tax on excess inclusion:

•	generally will not be reduced by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.  The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.  However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986.  Therefore, the certificates that are residual interests generally are not appropriate investments for:

•	individuals,

•	estates,

•	trusts beneficially owned by any individual or estate, and

•	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions.  These restrictions will reduce your ability to liquidate a REMIC residual certificate.  For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

•	a foreign person under the Internal Revenue Code of 1986, or

•	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

•	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

Finally, prospective purchasers of a REMIC residual certificate should be aware that Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this “—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences” section.

See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

 On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

 In addition, final regulations were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations). These regulations could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

If You Are Subject To ERISA, You May Not Be Eligible To Purchase Certificates

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans.  Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

Capitalized terms are defined in the “Glossary of Terms” beginning on page 122.

Assets

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund.  The primary assets of each trust fund will include:

•	multifamily mortgage loans, commercial mortgage loans or both;

•
commercial mortgage pass-through certificates or other commercial mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

•
direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

•	a combination of mortgage loans, commercial mortgage backed securities and government securities.

In addition to the asset classes described above in this “—Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

Neither the mortgage loans nor the commercial mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.  If so specified in the related prospectus supplement, the mortgage loans or commercial mortgage backed securities may be insured or guaranteed by an entity specified therein.  Otherwise, such mortgage loans or commercial mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person.  Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or commercial mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the commercial mortgage backed securities.

The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc.  If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

Mortgage Loans

General

The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•
retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

•
retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

•	office properties;

•	hospitality properties, such as hotels, motels and other lodging facilities;

•	casino properties;

•	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

•	industrial properties;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and

•	unimproved land.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico.  However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.  The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.  Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations.  The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors.  The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement.  Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc.  The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc.  Mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

Leases

If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases.  To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties.  Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower.  State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed.  See “Legal Aspects of the Mortgage Loans and the Leases—Leases and Rents.”  Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans.  In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties.  Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.  If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases.  In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee.  In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan.  To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan.  In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed.  As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time.  Some leases may provide that it is the lessor’s responsibility, while other leases provide that it is the lessee’s responsibility, to restore the mortgaged property after a casualty to its original condition.  Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans.  The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate.  The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower’s assets, in the event of the borrower’s default.  Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan.  The “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.  “Net Operating Income” means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

•	non-cash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on loans secured by the mortgaged property.

The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate.  Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan.  As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant’s income is insufficient to cover its rent and operating expenses, the existence of “net of expense” provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.  See “—Leases” above.

The duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties.  However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property.  Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property.  Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio.  For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates.  Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

Appraised values for income-producing properties may be based on:

•	the recent resale value of comparable properties at the date of the appraisal;

•	the cost of replacing the property;

•	a projection of value based upon the property’s projected net cash flow; or

•	a selection from or interpolation of the values derived from the methods listed here.

Each of these appraisal methods presents analytical challenges for the following reasons:

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value;

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

•	more than one of the appraisal methods may be used and each may produce significantly different results; and

•	if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans.  See “Risk Factors—Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates,” “—Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans,” and “—Obligor Default May Adversely Affect Payment on Your Certificates.”

Loan-to-Value Ratio

The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property.  The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

•	the appraised value determined in an appraisal obtained by the originator at origination of that loan and

•	the sales price for that property.

Refinance Loans are loans made to refinance existing loans.  Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.  The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Loan Combinations

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

•
the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

•	the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

•	the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

•	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

•	the state or states in which most of the mortgaged properties are located;

•	information with respect to the prepayment provisions, if any, of the mortgage loans;

•	the weighted average Retained Interest, if any;

•
with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

•	the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

•	information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under “—Default and Loss Considerations with Respect to the Mortgage Loans” above.  If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

Payment Provisions of the Mortgage Loans

Generally, the mortgage loans will:

•	have original terms to maturity of not more than 40 years; and

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate.  Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement.  Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement.  Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated.  A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement.  In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

Commercial Mortgage Backed Securities

Any CMBS will have been issued pursuant to a servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the CMBS.  A seller, the CMBS issuer, or the servicer of the mortgage loans or underlying CMBS, or a combination of those entities, will have entered into such CMBS agreement with a CMBS trustee, if any, or with the original purchaser of the interest in the mortgage loans or CMBS evidenced by the CMBS.

Distributions of any principal or interest, as applicable, will be made on CMBS on the dates specified in the related prospectus supplement.  The CMBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  Any principal or interest distributions will be made on the CMBS by the CMBS trustee or the CMBS servicer.  The CMBS issuer or the CMBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related prospectus supplement.

The CMBS will meet the requirements of Rule 190 under the Securities Act of 1933 and as such, the CMBS either will have been previously registered under the Securities Act of 1933, or each of the following will have been satisfied with respect to the CMBS:  (1) neither the issuer of the CMBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the CMBS and the related series of securities to be issued; (2) neither the issuer of the CMBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued; (3) if the CMBS are “restricted securities” (as defined under Rule 144 of the Securities Act of 1933), Rule 144 must be available for the sale of the CMBS; and (4) the depositor would be free to publicly resell the CMBS without registration under the Securities Act of 1933.

If the issuer of the CMBS is required to file reports under the Exchange Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the CMBS issuer.  The CMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts.  If the related prospectus supplement so specifies, the CMBS issuer may be one of our affiliates where the CMBS have been previously registered under the Securities Act or the CMBS themselves are exempt from registration under Section 3 of the Securities Act of 1933, as amended.  The obligations of the CMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets.  The CMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private commercial mortgage backed securities issued under the CMBS pooling and servicing agreement.  Additionally, although the mortgage loans underlying the CMBS may be guaranteed by an agency or instrumentality of the United States, the CMBS themselves will not be so guaranteed.

Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under “Description of Credit Support” may be provided with respect to the CMBS.

The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying CMBS evidenced by or securing the CMBS and other factors and generally will have been established for the CMBS on the basis of requirements of any engaged rating agency that has assigned a rating to the CMBS or the initial purchasers of the CMBS.

The prospectus supplement for a series of certificates evidencing interests in assets that include CMBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the CMBS to be included in the trust fund;

•	the original and remaining term to stated maturity of the CMBS, if applicable;

•	whether the CMBS is entitled only to interest payments, only to principal payments or to both;

•	the pass-through or bond rate of the CMBS or formula for determining the rates, if any;

•	the applicable payment provisions for the CMBS, including, but not limited to, any priorities, payment schedules and subordination features;

•	the CMBS issuer, CMBS servicer and CMBS trustee, as applicable;

•
characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying CMBS or directly to the CMBS;

•	the terms on which the CMBS or the related underlying mortgage loans or underlying CMBS may, or are required to, be purchased prior to their maturity;

•	the terms on which mortgage loans or underlying CMBS may be substituted for those originally underlying the CMBS;

•	the servicing fees payable under the CMBS servicing agreement, pooling agreement, trust agreement, indenture or similar agreement;

•
the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above, and the type of information in respect of the underlying CMBS described in this paragraph;

•	the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the CMBS;

•	whether the CMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company;

•	the market price of the CMBS and the basis on which the market price was determined; and

•	if the issuer of the CMBS is required to file reports under the Exchange Act of 1934, as amended, how to locate the reports of the CMBS issuer.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more CMBS issued by Morgan Stanley Capital I Inc. that each represent an interest in one or more underlying mortgage loans.  The prospectus supplement for a series will contain the disclosure concerning the CMBS described in the preceding paragraph and, in particular, will disclose the underlying mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the CMBS.

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from one of our affiliates or from another seller of commercial and multifamily mortgage loans.  We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.  If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.  For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets.  If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

•	the term or duration of the prefunding period;

•	the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds;

•	triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

•	when and how new mortgage assets may be acquired during the prefunding period, and any limitation on the ability to add mortgage assets;

•	the acquisition or underwriting criteria for additional mortgage assets to be acquired during the prefunding period;

•	which party has the authority to add mortgage assets or determine if proposed additional mortgage assets meet the acquisition or underwriting criteria for adding mortgage assets;

•	any requirements to add minimum amounts of mortgage assets and any effects of not meeting those requirements;

•
if applicable, the procedures and standards for the temporary investment of funds in the prefunding account pending use and a description of the financial products or instruments eligible for the prefunding account; and

•	the circumstances under which funds in a prefunding account will be distributed to certificateholders or otherwise disposed of.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

•	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

•	other mortgage loans or commercial mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.  In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and commercial mortgage-backed securities remaining in the mortgage pool underlying those certificates.  Investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of such an exchange.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust.  Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also “Description of the Certificates—Termination.”

Government Securities

The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

•	the original and remaining terms to stated maturity of the government securities;

•	whether the government securities are entitled only to interest payments, only to principal payments or to both;

•	the interest rates of the government securities or the formula to determine the rates, if any;

•	the applicable payment provisions for the government securities; and

•	to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund.  Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, or other permitted investments, in each case as described in the related prospectus supplement.  See “Description of the Agreements—Certificate Account and Other Collection Accounts.”

Credit Support

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series.  Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, overcollateralization, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, one or more reserve funds or any combination of the foregoing.  The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates.  See “Risk Factors—Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates.”

Cash Flow Agreements

If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.  Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or CMBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency.  The principal terms of any guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series.  In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates.  The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases.  See “Risk Factors.”

Pass-through Rate

Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund.  The prospectus supplement with respect to any series of certificates will specify

•	the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

•	the effect, if any, of the prepayment of any mortgage loan or CMBS on the pass-through rate of one or more classes of certificates; and

•	whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date.  As indicated in this prospectus under “—Pass-through Rate” above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date.  In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date.  This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period.  The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

Payments of Principal; Prepayments

The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations.  These payments may be directly dependent upon the payments on leases underlying the mortgage loans.  The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.  In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans.  In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain CMBS may be a number of percentage points higher or lower than the mortgage loans.  The rate of principal payments on some or all of the classes of certificates of a series

•	will correspond to the rate of principal payments on the assets in the related trust fund;

•	is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

•	is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated.  In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.  Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month.  In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received.  As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month’s interest at the applicable pass-through rate on the prepaid amount.

The timing of changes in the rate of principal payments on the mortgage loans or CMBS may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation.  In general, the earlier a principal payment is received on the mortgage loans or the CMBS and distributed on a certificate, the greater the effect on the investor’s yield to maturity.  The effect on an investor’s yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series.  Prepayments on the mortgage loans comprising or underlying the mortgage loans or CMBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor.  The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or CMBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the CMBS.  If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments.  Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets.  See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model.  CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the CMBS or both.  Moreover, CPR was developed based upon historical prepayment experience for single family loans.  Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the CMBS for any series will not conform to any particular level of CPR.

Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates.  The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement.  These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates.  It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or CMBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Mortgage Asset

A number of mortgage loans may have balloon payments due at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates.  This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or CMBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or CMBS and that of the related series of certificates.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement.  A number of the mortgage loans comprising or underlying the assets may include “Due-on-Sale” clauses or “Due-on-Encumbrance” clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property.  With respect to any mortgage loans in a related trust fund, the master servicer, on behalf of the trust fund, will be required to exercise—or waive its right to exercise—any rights that the trustee may have as lender to accelerate payment of the mortgage loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement.  See “Legal Aspects of the Mortgage Loans and the Leases—Due-on-Sale and Due-on-Encumbrance” and “Description of the Agreements—Due-on-Sale and Due-on-Encumbrance Provisions.”

THE DEPOSITOR

Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985.  The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036.  Its telephone number is (212) 761-4000.  Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.  See “The Depositor” in the prospectus supplement.

THE SPONSOR

General

It is anticipated that Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), will be a sponsor or co-sponsor for each series; however, if so specified in the related prospectus supplement, MSMCH may not be a sponsor for a given series. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007.  Since the merger, MSMCH has been continuing the business of Morgan Stanley Mortgage Capital Inc.  The prospectus supplement for each series in which MSMCH is a sponsor will contain a description under the heading “Transaction Parties” of MSMCH’s commercial mortgage securitization program, mortgage loan underwriting standards (including any exceptions thereto as applied to the related mortgage pool), mortgage loan review procedures and repurchase and replacement history in respect of certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests.  The prospectus supplement for each series of securities will also identify any co-sponsors for the related series.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and any originator or group of affiliated originators that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance, for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

DESCRIPTION OF THE CERTIFICATES

General

The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement.  Each series of certificates will consist of one or more classes of certificates that may:

•	provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

•	be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

•
provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

•
provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

•	do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement.  The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange.  However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge.  One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement.  See “Risk Factors—If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee.”  Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates.  If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall.  For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets.  If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period, (ii) for prefunding periods, the amount of proceeds to be deposited in the prefunding account, (iii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, (iv) the percentage of the mortgage asset pool and any class or series of certificates represented by the prefunding account or the revolving period, if applicable, (v) any limitation on the ability to add pool assets, and (vi) the requirements for assets that may be added to the pool.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date.  Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement.  All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register.  However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

Available Distribution Amount

All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement.  The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

1.	the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

•	all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

•
unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

•
all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

2.	if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

3.	all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

4.
if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

5.
if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.  The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

Distributions of Interest on the Certificates

Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof.  Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one-month, three-month, six-month or one year London interbank offered rate for U.S. dollar deposits, a United States Treasury rate, or another index described under “—Determination of Interest Rates” below.  Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets.  The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate.  Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii) on such other basis as is specified in the related prospectus supplement.

In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date.  Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement.  In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date.  Accrued Certificate Interest on Stripped Interest

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement.  Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal.  If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls.  Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or CMBS in the trust fund for the series.  The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.  The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or CMBS in the related trust fund.  Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced.  If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or CMBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class.  See “Risk Factors—Prepayments And Repurchases May Reduce The Yield On Your Certificates,” and “—If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected,” and “Yield Considerations.”

Determination of Interest Rates

Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates.  The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates.

LIBOR-Based Rate.  For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described in the following paragraph. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on the Reuters Screen LIBOR01 Page, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

•	“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

•
“Reuters Screen LIBOR01 Page” means the display on the Reuters service, or any successor service, on the page designated as “LIBOR01” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

•	“Reference Banks” means four major banks in the London interbank market selected by the trustee, the paying agent or another person performing similar functions.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

Commercial Paper Rate.  If certificates of any series bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.

If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

•
If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having a similar index maturity, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper—Financial”. The “Bond Equivalent Yield” will be calculated as follows:

Bond Equivalent Yield =  N x D  x 100
                                             -----------------
                                             360 (D x 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

•	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

•	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate.  If the certificates of any series bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Reuters Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

•	If the Designated CMT Reuters Page is the Reuters Screen FRBCMT Page, the rate on that interest determination date; or

•	If the Designated CMT Reuters Page is the Reuters Screen FEDCMT Page, the average for the month ended immediately before the week in which the related interest determination date occurs.

For this purpose:

•
“Designated CMT Reuters Page”  means the Reuters page specified in the applicable prospectus supplement that displays treasury constant maturities as reported in H.15 (519). If no Reuters page is so specified, then the applicable page will be the Reuters Screen FEDCMT Page. If the Reuters Screen FEDCMT Page applies but the applicable prospectus supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

•	“Reuters Screen FEDCMT page” means the display on the Reuters service, or any successor service, on the page designated as “FEDCMT” or any replacement page or pages on which CMT Rates are displayed.

•	“Reuters Screen FRBCMT Page” means the display on the Reuters service, or any successor service, on the page designated as “FRBCMT” or any replacement page or pages on which CMT Rates are displayed.

The following procedures will apply if the CMT Rate cannot be determined as described above:

•
If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

•
If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the trustee, the paying agent or another person performing similar functions determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page shown above and published in H.15(519).

•
If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct  nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•
If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

•
If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•
If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate.  If the certificates of any series bear interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on the display on the Reuters service, or any successor service, on the page designated as “FEDFUNDS1” or any replacement page or pages on which U.S. dollar federal funds rates are displayed (the “Reuters Screen FEDFUNDS1 Page”) under the heading “EFFECT”. The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

•
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

•
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the trustee, the paying agent or another person performing similar functions, on that interest determination date.

•	If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate.  If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate.  If certificates of any series bear interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be observed if the Prime Rate cannot be determined as described above:

•
If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

•
If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the trustee, the paying agent or another person performing similar functions will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the display on the Reuters service, or any successor service, on the page designated “US PRIME 1” or any replacement page or pages on which prime rates or base lending rates of major U.S. banks are displayed (the “Reuters Screen US PRIME 1 Page”), as that bank’s prime rate or base lending rate as in effect on that interest determination date.

•
If fewer than four rates appear on the Reuters Screen US PRIME 1 Page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the trustee, the paying agent or another person performing similar functions.

•	If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Distributions of Principal of the Certificates

The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance.  The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund.  The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets.  The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement.  The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest.  Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets.  The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement.  Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.  Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

Components

To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above.  To the extent, the descriptions set forth under “—Distributions of Interests on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of a class of certificates.  In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or CMBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or CMBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.  See “Description of Credit Support” for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or CMBS comprising the trust fund.

Advances

With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.  The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest,  that were due on the mortgage loans in the trust fund during the related Due Period and were delinquent on the related Determination Date.  In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.  The master servicer or other entity required to make advances will advance, subject to that entity’s good faith determination that the advances will be reimbursable from Related Proceeds.  In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer’s or another entity’s advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer’s or another entity’s good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates.  See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates.  Advances do not guaranty or insure against losses.  Generally, advances of the master servicer’s or another entity’s funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances.  However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance.  If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date.  If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty.  If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with the CMBS.

Reports to Certificateholders

 Generally, with each distribution to holders of any class of certificates of a series, the master servicer, the trustee or the paying agent, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth the information specified in the related prospectus supplement.

In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates.  In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates.  The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any CMBS.  The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder.  This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force.  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Termination

The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

•	the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan in the trust fund subject thereto and

•	the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement.  Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, which may be the master servicer or the special servicer, under the circumstances and in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company (“DTC”).

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.  Participants include Morgan Stanley & Co.  Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations.  Indirect access to the DTC system also is available to Indirect Participants.

Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants.  In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.  Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners.  The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement.  Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates.  Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

•
DTC notifies Morgan Stanley Capital I Inc. and the certificate registrar in writing that DTC is unwilling or unable to continue as depositary for the certificates and a qualifying successor depositary is not appointed by Morgan Stanley Capital I Inc. within ninety (90) days of such notification; or

•
the trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the certificateholders under the pooling and servicing agreement and under such book-entry certificate and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee or its custodian to obtain possession of such book-entry certificate.

Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.  Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

Depositable and Exchangeable Certificates

General.

If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are depositable certificates and one or more classes of certificates that are exchangeable certificates.  In any of these series, the holders of one or more of the classes of depositable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their depositable certificates for proportionate interests in one or more of the specified classes of related exchangeable certificates.  Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related depositable certificates.

If a series includes classes of depositable and exchangeable certificates, all of those classes of depositable and exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of depositable and exchangeable certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of depositable certificates will be referred to as a “combination.”  The class or classes of certificates that are “depositable certificates” will be identified as such in the related prospectus supplement and the class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of depositable certificates and (ii) the right to exercise all rights of the class or classes of related combination of depositable certificates.  At any time after their initial issuance, the class or classes of depositable certificates may be exchanged for a proportionate interest in the related class or classes of exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of depositable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement or for proportionate interests in the related depositable certificates.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to depositable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges.

If a holder elects to exchange its depositable certificates for related exchangeable certificates, the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related depositable certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

•
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related depositable certificates; and

•	the class or classes of depositable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable certificates and of exchangeable certificates that can exist. Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of depositable and exchangeable certificates that differ in their interest characteristics include:

•
A class of depositable certificates with a floating interest rate and a class of depositable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of depositable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate.  In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

•
An interest-only class and a principal-only class of depositable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates would be equal to the principal balance of the depositable principal-only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

•
Two classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two depositable classes.

In some series, a securityholder may be able to exchange depositable certificates for exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

•
A class of depositable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of depositable certificates that is a planned principal class or targeted principal class, and a class of depositable certificates that only receives principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples. Additional combinations are possible and the related prospectus supplement will describe all of the depositable certificates and the exchangeable certificates for that series.

Procedures.

The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee, the paying agent or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the paying agent or another person performing similar functions receives this notice, it will provide instructions to the securityholder regarding delivery of the certificates and payment of the administrative fee.  A securityholder's notice to the trustee, the paying agent or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

DESCRIPTION OF THE AGREEMENTS

The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

•
A Pooling Agreement will be used where the trust fund includes mortgage loans.  The parties to a Pooling Agreement will include Morgan Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement.  If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed.  This servicer will service all or a significant number of mortgage loans directly without a subservicer.  References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.

•
A Trust Agreement will be used where the trust fund does not include mortgage loans.  The parties to a Trust Agreement will be Morgan Stanley Capital I Inc. and a trustee.  A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.  A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans.  The following summaries describe some of the provisions that may appear in each Agreement.  The summaries are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement.  Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.  Incorporated, 1585 Broadway, New York, New York 10036, Attention: Cynthia Eckes.

Assignment of Assets; Repurchases

At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the mortgage assets and the other assets comprising the trust fund for the series.  Each mortgage loan and CMBS will be identified in a schedule appearing as an exhibit to the related Agreement.  The schedule generally will include detailed information-

•
in respect of each mortgage loan included in the related trust fund, including without limitation, the address of the related mortgaged property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, of the mortgage loan as of the date indicated and payment and prepayment provisions, if applicable, and

•
in respect of each CMBS included in the related trust fund, including without limitation, the CMBS issuer, CMBS servicer and CMBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

With respect to each mortgage loan included in a related trust fund, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form.  Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed.  With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower.  If so specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note.  Unless otherwise provided in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.  However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan, the assignment of mortgage for each related mortgage loan may not be recorded.

The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.  Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller.  If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute the mortgage loan.  There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation.  This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.  To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

If so provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments.  In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement.  The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

With respect to each Government Security or CMBS in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or CMBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or CMBS, as applicable, to the trustee for the benefit of the certificateholders.  With respect to each Government Security or CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or CMBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders.  Generally, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any CMBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Generally, Morgan Stanley Capital I Inc. will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

•	the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related Agreement;

•	the existence of title insurance insuring the lien priority of the mortgage loan;

•	the authority of the Warrantying Party to sell the mortgage loan;

•	the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

•	the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

•	the existence of hazard and extended perils insurance coverage on the mortgaged property.

Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

Representations and warranties made in respect of a mortgage loan in the related trust fund may have been made as of a date prior to the applicable Cut-off Date.  A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan.  Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure.  Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made.  The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a mortgage loan, which breach (unless the related prospectus supplement sets forth a different standard) materially and adversely affects the value of the mortgage loan or the interests in the mortgage loan of the certificateholders.  If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

•
the Warrantying Party will be obligated to repurchase the mortgage loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

•
if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

•	if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless the related prospectus supplement specified otherwise, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to mortgage loans.

Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or CMBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or CMBS, covering

•	the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

•	the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement.  A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days (or other specified period) after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute a Servicer Termination Event under the Agreement.  See “—Servicer Termination Events” and “—Rights Upon Servicer Termination Events,” below.

Certificate Account and Other Collection Accounts

General

The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either:

•
an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained; or

•	otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the subject series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments.  A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments.  Interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose.  The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies engaged to rate any class of certificates of the subject series.  If permitted by such rating agency or agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of commercial mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

Deposits

Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

(1)
all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

(2)
all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

(3)	any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under “Description of Credit Support”;

(4)	any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies”;

(5)	any amounts representing prepayment premiums;

(6)	any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements”;

(7)
all proceeds of any asset or, with respect to a mortgage loan included in the trust fund, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan purchased as described below under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any asset purchased as described above under “Description of the Certificates—Termination”;

(8)
any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under “Description of the Agreements—Retained Interest; Servicing Compensation and Payment of Expenses”;

(9)
to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or CMBS or both;

(10)	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies”;

(11)
any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(12)	any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

Withdrawals

Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

(1)	to make distributions to the certificateholders on each Distribution Date;

(2)
to reimburse a master servicer for unreimbursed amounts advanced as described above under “Description of the Certificates—Advances in Respect of Delinquencies,” the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those mortgage loans;

(3)
to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties;

(4)
to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer’s good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

(5)
if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

(6)
to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted mortgage loans as described below under “—Realization Upon Defaulted Mortgage Loans”;

(7)
to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under “—Matters Regarding a Master Servicer, a Special Servicer and the Depositor”;

(8)	if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee’s fees;

(9)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under “—Matters Regarding the Trustee”;

(10)
unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

(11)	to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

(12)
to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

(13)
if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under “Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes”;

(14)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

(15)	to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

(16)
to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

(17)
to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(18)	to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

(19)	to clear and terminate the Certificate Account at the termination of the trust fund.

Other Collection Accounts

Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under “—Deposits” above for one or more series of certificates.  Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement.  To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under “—Withdrawals” above, may also be withdrawn from any collection account.  The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

Collection and Other Servicing Procedures

The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the Servicing Standard.  In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

•
maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

•	maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan;

•	processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable Due-on-Sale clause; attempting to cure delinquencies;

•	inspecting and managing mortgaged properties under certain circumstances; and

•
maintaining accounting records relating to the mortgage loans.  Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support.  See “Description of Credit Support.”

The master servicer may generally agree to modify, waive or amend any term of any mortgage loan in the trust fund in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

•	affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan; or

•	in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan in the trust fund if,

•	in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent and

•	in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan in the related trust fund.

Subservicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement.  Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under the subservicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer’s compensation pursuant to the related Agreement is sufficient to pay those fees; however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner.  A subservicer may be entitled to a Retained Interest in certain mortgage loans in the trust fund.  Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement.  See “—Retained Interest; Servicing Compensation and Payment of Expenses” below.

Special Servicers

To the extent so specified in the related prospectus supplement, a special servicer may be appointed.  A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent.  In the case of those mortgage loans, some of the obligations described in this prospectus as belonging to the master servicer may actually be obligations of the special servicer.  The related prospectus supplement will describe the rights, obligations and compensation of a special servicer.  The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower’s ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property.  Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

•	monitor any mortgage loan in the trust fund which is in default,

•	contact the borrower concerning the default,

•	evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

•	initiate corrective action in cooperation with the borrower if cure is likely,

•	inspect the mortgaged property, and

•	take any other actions as are consistent with the Servicing Standard.

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located.  Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time.  See “Legal Aspects of the Mortgage Loans and the Leases.”

If a default on a mortgage loan in the trust fund has occurred or, in the master servicer’s or special servicer’s judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

•	institute foreclosure proceedings,

•	exercise any power of sale contained in any mortgage,

•	obtain a deed in lieu of foreclosure, or

•	otherwise acquire title to a mortgaged property securing the mortgage loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

•
the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

•
if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

•	the Internal Revenue Service grants an extension of time to sell the property or

•
the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to:

•	solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and

•	accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property.  The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property.  Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered.  See “Legal Aspects of the Mortgage Loans and the Leases—Foreclosure.”

If recovery on a defaulted mortgage loan in the trust fund under any related instrument of Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.  If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference.  The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

If any property securing a defaulted mortgage loan in the trust fund is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless (if so specified in the related prospectus supplement) it determines:

•	that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

•	that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

As servicer of the mortgage loans in the trust fund, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted mortgage loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.  See “—Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard.  Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy.  The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers.  All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account.  The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans in the trust fund.  If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause. Alternatively, the master servicer may self-insure against hazard losses so long as criteria set forth in the related Agreement are met.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans in the trust fund will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the mortgaged properties securing the mortgage loans in the trust fund will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of

•	the replacement cost of the improvements less physical depreciation and

•	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain hazard insurance with respect to any REO Properties (unless such entity meets the requirements set forth in the related Agreement and is permitted to self-insure).  Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders.  These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

Under the terms of the mortgage loans in a related trust fund, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties.  The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans.  However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

Rental Interruption Insurance Policy

If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases.  Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured.  If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis.  If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy.  However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced.  Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

Fidelity Bonds and Errors and Omissions Insurance

Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable.  The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the related Agreement are met.

Due-on-Sale and Due-on-Encumbrance Provisions

Some of the mortgage loans in a trust fund may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or Due-on-Sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property.  Some of the mortgage loans in a trust fund may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or Due-on-Encumbrance clauses entitling the lender to accelerate payment of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.  Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.  Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation.  See “Legal Aspects of the Mortgage Loans and the Leases—Due-on-Sale and Due-on-Encumbrance.”

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof.  If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer’s and a subservicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset.  Since any Retained Interest and a master servicer’s primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets.  The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.  Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Matters Regarding a Master Servicer, a Special Servicer and the Depositor

The master servicer, if any, a special servicer, or a servicer for substantially all the mortgage loans in the trust fund under each Agreement will be named in the related prospectus supplement.  The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.’s affiliates.  Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans in the related trust fund, if applicable.

Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if certain specified conditions are satisfied, which may include that (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency engaged to rate the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.  No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement.  However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation or warranty made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.  Generally the Agreements will further provide that any master servicer, any special servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

•
specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the prosecution of an enforcement action in respect of any specific mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

•	incurred in connection with any breach of a representation or warranty made in the Agreement;

•	incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

In addition, each Agreement will generally provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability.  The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.  In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

Any person into which the master servicer, the special servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

Servicer Termination Events

Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Servicer Termination Events under the related Agreement will include:

(1)	any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

(2)
any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I

Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

(3)
any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

(4)
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Servicer Termination Events—other than to shorten cure periods or eliminate notice requirements—will be specified in the related prospectus supplement.  The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute a Servicer Termination Event and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless such event shall have been cured or waived.

With respect to any series of certificates as to which there is a special servicer, similar Servicer Termination Events will generally exist under the related Agreement with respect to the special servicer.

Rights Upon Servicer Termination Events

So long as a Servicer Termination Event under an Agreement remains unremedied, unless otherwise provided in the related prospectus supplement, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of a Servicer Termination Event with respect to the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, unless otherwise provided in the related prospectus supplement, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each rating agency engaged to rate the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series.  Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer.  The trustee and any successor may agree upon the servicing compensation to be paid, which generally may in no event be greater than the compensation payable to the master servicer under the Agreement.  Generally, the Agreements will provide that expenses relating to any removal of a servicer upon a Servicer Termination Event or its voluntary resignation will be required to be paid by such servicer.

Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Servicer Termination Event will be entitled to waive that Servicer Termination Event; provided, however, that a Servicer Termination Event involving a failure to distribute a required payment to certificateholders described in clause (1) under “—Servicer Termination Events” may be waived only by all of the certificateholders.  Upon any waiver of a Servicer Termination Event, the Servicer Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of the applicable event and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding.  The trustee, however, is under no obligation to

•	exercise any of the powers vested in it by any Agreement;

•	make any investigation of matters arising under any Agreement; or

•	institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Amendment

In general, each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

(1)	to cure any ambiguity;

(2)	to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

(3)	to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

(4)	to comply with any requirements imposed by the Code;

provided that the amendment—other than an amendment for the purpose specified in clause (4) above—will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

In general, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other percentage as may be specified in the related prospectus supplement) of the Voting Rights, for any purpose.  However, to the extent set forth in the related prospectus supplement, no amendment may:

(1)
reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

(2)
adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

(3)	modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

The related prospectus supplement will describe any material variations to the foregoing as regards amendments of an Agreement.

The Trustee

The trustee under each Agreement will be named in the related prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer.  If no Servicer Termination Event has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

Matters Regarding the Trustee

Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

Resignation and Removal of the Trustee

Unless otherwise set forth in the prospectus supplement, the trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders, and upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any, and if no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating assigned by any engaged rating agency to any class of certificates as evidenced in writing by such rating agency, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement.  If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause (or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.  Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the Trustee without cause will be paid by the parties effecting such removal.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets.  Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon.  If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies.

If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

(1)	the nature and amount of coverage under the Credit Support;

(2)	any conditions to payment thereunder not otherwise described in this prospectus;

(3)	the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

(4)	the material provisions relating to the Credit Support; and

(5)	information regarding the obligor under any instrument of Credit Support, including:

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

•	its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates.”

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates.  To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates.  If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls.  The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-support Provisions

If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or CMBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or CMBS within the trust fund.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

Insurance or Guarantees for the Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees.  A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed on or prior to the date of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank.  Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or CMBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates.  If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.  A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed on or prior to the date of issuance of the certificates of the related series.

Insurance Policies and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties.  The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission on or prior to the date of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement.  The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement.  A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates.  If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls.  Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement.  Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund.  However, the income may be payable to any related master servicer or another service provider as additional compensation.

Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

Credit Support for CMBS

If so provided in the prospectus supplement for a series of certificates, the CMBS in the related trust fund or the mortgage loans underlying the CMBS may be covered by one or more of the types of Credit Support described in this prospectus; provided, that such CMBS will only be included to the extent that (i) the Credit Support provided to such CMBS is permitted under the definition of asset-backed security under Regulation AB and (ii) information regarding such credit enhancement is available to be disclosed in the related prospectus supplement.

LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature.  The legal aspects are governed by applicable state law, which laws may differ substantially.  As such, the summaries do not:

•	purport to reflect the laws of any particular state; or

•	purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.  See “Description of the Trust Funds—Assets.”

General

All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property.  The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located.  Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property.  The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office.  However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties—

•	a borrower—the borrower and usually the owner of the subject property, and

•	a mortgagee—the lender.

In contrast, a deed of trust is a three-party instrument, among

•	a trustor—the equivalent of a mortgagor or borrower,

•	a trustee to whom the mortgaged property is conveyed, and

•	a beneficiary—the lender—for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note.  A deed to secure debt typically has two parties.

By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.  If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The lender’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers’ and Sailors’ Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.  However, the mortgage, or other instrument, may encumber other interests in real property such as:

•	a tenant’s interest in a lease of land or improvements, or both, and

•	the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid.  If so specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate.  The representations and warranties will be set forth in the prospectus supplement if applicable.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases.  Typically, under an assignment of rents and leases:

•	the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

•	the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents.  In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan.  In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.  Even if the lender’s security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage.  For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession.  The risks include liability for environmental clean-up costs and other risks inherent in property ownership.  See “—Environmental Legislation” below.

Personalty

Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute “fixtures” under applicable state real property law and, hence, would not be subject to the lien of a mortgage.  The property is generally pledged or assigned as security to the lender under the UCC.  In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  The sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair.  Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property.  The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it.  Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete.  Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year — or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law — of the filing of bankruptcy.

Non Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non judicial trustee’s sale pursuant to the power of sale granted in the deed of trust.  A power of sale is typically granted in a deed of trust.  It may also be contained in any other type of mortgage instrument.  A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.  In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states.  Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale.  Frequently, the lender employs a third party management company to manage and operate the property.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes, hospitals or casinos, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of the operations.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings.  Furthermore, various states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold.  In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated.  See “—Environmental Legislation.”  State law may control the amount of foreclosure expenses and costs, including attorneys’ fees that may be recovered by a lender.

A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure.  In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “Due-on-Sale” clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure.  Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted.  Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.  Any additional proceeds are generally payable to the borrower.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

REO Properties

If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

•	the Internal Revenue Service grants an REO Extension, or

•
It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property.  The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund’s net after-tax proceeds from the property.  After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund’s federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate—currently 35%.  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the trust fund’s income from an REO Property would reduce the amount available for distribution to certificateholders.  Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.  See “Federal Income Tax Consequences” in this prospectus and “Federal Income Tax Consequences” in the prospectus supplement.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be Cut-off and terminated.

The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition.  Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

Anti Deficiency Legislation

Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower.  Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower.  For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action.  Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.  Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Leasehold Risks

Mortgage loans may be secured by a mortgage on a ground lease.  Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower.  The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security.  The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor.  This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.  Protective ground lease provisions include:

(1)	the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

(2)	the right to cure those defaults, with adequate cure periods;

(3)	if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

(4)	the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee’s liabilities thereunder;

(5)	the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

(6)
a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

(7)	A leasehold mortgage that provides for the assignment of the debtor ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

Without the protections described in (1) – (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage.  However, the enforceability of clause (7) has not been established.  In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease.  Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Bankruptcy Laws

Generally.  The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences of a delay caused by an automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified.  In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so-called “ipso facto clauses” could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is "necessary to an effective reorganization" for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

Rents and leases may also escape an assignment (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, or (iv) to the extent the bankruptcy court determines that the lender is adequately protected.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor.  The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned.  If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long term debt may be protected from recovery as preferences if they qualify for the "ordinary course" exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.  The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, under certain circumstances, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

 Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Junior Mortgages; Rights of Senior Lenders or Beneficiaries

To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors.  The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

•	to receive rents, hazard insurance and condemnation proceeds, and

•
To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor.  This would extinguish the junior lender’s or junior beneficiary’s lien.  However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust.  Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed.  The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness.  In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired.  Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust.  While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance.  If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance.  Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens.  Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust.  Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.  All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished.  For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement.  If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Environmental Legislation

Real property pledged as security to a lender may be subject to unforeseen environmental liabilities.  Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity.  These environmental liabilities may give rise to:

•	a diminution in value of property securing any mortgage loan;

•	limitation on the ability to foreclose against the property; or

•
in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs.  In several states, the lien has priority over existing liens (a “superlien”) including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner’s ability to sell or use the real estate or to borrow using the real estate as collateral.  In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials (“ACM”) when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition.  These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage.  In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination.  Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination.  Certain states have laws similar to CERCLA.

Lenders may be held liable under CERCLA as owners or operators of a contaminated facility.  Excluded from CERCLA’s definition of “owner or operator,” however, is a person “who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest.”  This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities encroach on the actual management of the facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property — whether it holds the facility or property as an investment or leases it to a third party — under some circumstances the lender may incur potential CERCLA liability.

Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.  This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (“Asset Conservation Act”), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations.  The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility.  The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.  However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances.  In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law.  There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act.  However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

Beyond statute based environmental liability, there exist common law causes of action—for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property—related to hazardous environmental conditions on a property.  While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof.  It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any mortgage loan included in a trust fund for a particular series of certificates will represent that a “Phase I Assessment” as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed.  In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

•
the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

•
If the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan.  However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions.  See “Description of the Agreements—Realization upon Defaulted Mortgage Loans.”

Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter.  If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition.  In the event that, following a default in payment on a mortgage loan that continues for 60 days,

•
the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

•	the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected mortgage loan, as described under “Description of the Agreements—Representations and Warranties; Repurchases.”  No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person.  It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

Due-on-Sale and Due-on-Encumbrance

Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses.  These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property.  Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt.  The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied.  However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions.  Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

•	the borrower may have difficulty servicing and repaying multiple loans;

•
if the junior loan permits recourse to the borrower—as junior loans often do—and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

•
acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

•
if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest, Prepayment Premiums and Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law.  The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Acceleration on Default

It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower.  The courts of all states will enforce clauses providing for acceleration in the event of a material payment default—as long as appropriate notices are given.  The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.  Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980.  A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.  Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state’s usury law would not apply to the mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

•	for the interest rate, discount points and charges as are permitted in that state, or

•
that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property—e.g., a nursing or convalescent home or hospital—result in a failure to realize the full principal amount of the related mortgage loan.  Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged properties which are hotels or motels may present additional risk.  Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator.  In addition, the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements.  Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord.  Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.  Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

Forfeitures in Drug, RICO and Patriot Act Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such a defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley Austin LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc.  This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively.  This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which — for example, banks and insurance companies — may be subject to special rules.  Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

General

The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code.  The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

REMICs

The trust fund relating to a series of certificates may elect to be treated as one or more REMICs.  Qualification as a REMIC requires ongoing compliance with certain conditions.  Although a REMIC is not generally subject to federal income tax (see, however “—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions and Other Taxes” below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under “—Taxation of Owners of REMIC Residual Certificates,” the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter.  In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.  While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, such regulations have not to date been issued.  Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied.  With respect to each trust fund that elects REMIC status, Sidley Austin LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates.  The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

A “qualified mortgage” for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any “regular interest” in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

•	certificates held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in Code Section 7701(a)(19)(C);

•	certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B); and

•	interest on certificates held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets.

Tiered REMIC Structures.  For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes.  Upon the issuance of any such series of certificates, Sidley Austin LLP or such other counsel as may be specified in the related prospectus supplement, as counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder.  The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

•	“real estate assets” within the meaning of Code Section 856(c)(5)(B);

•	“loans secured by an interest in real property” under Code Section 7701(a)(19)(C); and

•	whether the income on the certificates is interest described in Code Section 856(c)(3)(B).

a.      Taxation of Owners of REMIC Regular Certificates

General.  Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount and Premium.  The REMIC Regular Certificates may be issued with OID.  Generally, the OID, if any, will equal the difference between the “stated redemption price at maturity” of a REMIC Regular Certificate and its “issue price.”  Holders of any class of certificates issued with OID will be required to include the

OID in gross income for federal income tax purposes as it accrues, in accordance with a constant yield method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments.  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986.  Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275.  These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption.  Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued.  The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates.  The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID.  No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its “issue price.”  The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers).  If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date.  The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate.  The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”  Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate.  Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.  Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section.  The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.  However, the trust fund will not take this position unless required by applicable regulations.  Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate’s stated redemption price at maturity.  REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate.  For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated

redemption price at maturity of the REMIC Regular Certificate.  Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption.  The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement.  Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset.  However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to a trust fund may provide for Super Premium Certificates.  The income tax treatment of such REMIC Regular Certificates is not entirely certain.  For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID.  The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or CMBS exceed those estimated under the Prepayment Assumption.  The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates.  Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments.  These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued.  In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under “—Accrued Interest Certificates,” so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium.  If such a position were to prevail, the rules described below under “—Premium” would apply.  It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium Certificate.  It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high.  Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under “—Premium” should apply.  However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate’s actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

Generally, a REMIC Regular Certificateholder must include in gross income the “daily portions” of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period—“an accrual period”—that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period.  This will be done, in the case of each full accrual period, by

•
adding (1) the present value at the end of the accrual period — determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption — of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

•	subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period.  The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.  The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease — but never below zero — in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.  With respect to an initial accrual period shorter than a full accrual period, the “daily portions” of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate.  In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

(1)
the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

(2)
any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, REMIC Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates.  REMIC Regular Certificates may provide for interest based on a qualifying variable rate.  Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

•	the interest is unconditionally payable at least annually;

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

•	interest is based on a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates,” one “qualified inverse floating rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount and Premium” by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued.  Appropriate adjustments are made for the actual variable rate.

Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest.  In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates.  It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments.  No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest.  The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

Election to Treat All Interest as OID.  The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method.  If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter.  Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires.  See “—Premium” below.  The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

Market Discount.  A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.  Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of (1) the REMIC Regular Certificate’s stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser.  A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate’s stated redemption price at maturity.  In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.  A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate’s stated redemption price at maturity multiplied by the REMIC Regular Certificate’s weighted average maturity remaining after the date of purchase.  If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made.  Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment.  The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.  Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply.  Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods.  For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

(1)	the total remaining market discount and

(2)	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

(1)	the total remaining market discount and

(2)
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.  A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method.  A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.  It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose.  However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171.  The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment.  The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates.  Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

Deferred Interest.  Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans.  Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made.  It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.  Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

Sale, Exchange or Redemption.  If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the REMIC Regular Certificate.  Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.  Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the REMIC Regular Certificate.  A REMIC Regular Certificateholder who receives a final payment that is less than the holder’s adjusted basis in the REMIC Regular Certificate will generally recognize a loss.  Except as provided in the following paragraph and as provided under “—Market Discount” above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a “capital asset” (generally, property held for investment) within the meaning of Code Section 1221.

Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year.  Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates.  The use of capital losses is limited.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

•
the amount that would have been includible in the holder’s income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

•	the amount actually includible in such holder’s income.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a “conversion transaction” if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment; the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued.  Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

The certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period.  In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Certificates.  Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.  The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval.  Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date.  If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular Certificate’s issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.  However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates.  Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

Non-interest Expenses of the REMIC.  Under temporary Treasury regulations, if the REMIC is considered to be a “single class REMIC,” a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are “pass-through interest holders.”  Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates.  See “Pass-through of Non-interest Expenses of the REMIC” under “Taxation of Owners of REMIC Residual Certificates” below.

Effects of Defaults, Delinquencies and Losses.  Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or CMBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates.  Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or CMBS, except to the extent that it can be established that the amounts are uncollectible.  As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period.  The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or CMBS.

Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless.  Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.  Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

Non-U.S. Persons.  Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

•   is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

•   provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.  If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates.  Such a non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate.

Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual.  This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes.  Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.  In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are “controlled foreign corporations” as to the United States of which such a Borrower is a “United States shareholder” within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

Potential Withholding Tax on U.S. Persons and Non-U.S. Persons Under Recent Legislation.  On March 18, 2010, the President signed into law the “Hiring Incentives to Restore Employment (HIRE) Act”, H.R. 2847.  This

Act requires “foreign financial institutions” to enter into an agreement with the IRS requiring them to obtain and to disclose to the IRS information about certain of their U.S. investors, if any.  The legislation also requires certain other foreign entities to obtain and disclose information about their investors to the relevant withholding agent who is, in turn, required to provide such information to the IRS.  The legislation should not apply to any payments on, or from the disposition of, REMIC Regular Certificates, if the certificates are outstanding at any time on or before January 1, 2013.

REMIC Regular Certificates Issued After January 1, 2013 -- Taxation of U.S. Certificateholders. In the case of taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on interest received on REMIC Regular Certificates (issued after January 1, 2013) held by U.S. Persons through foreign entities if such foreign entities fail to satisfy the disclose requirements relating to U.S. Persons that either have accounts with such foreign entities or own equity interests in such foreign entities.  In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed for taxable years beginning after December 31, 2014, on gross proceeds from the sale or exchange of REMIC Regular Certificates (issued after January 1, 2013) received by U.S. Persons who hold their REMIC Regular Certificates through such foreign entities. No additional amounts will be paid in respect of any amounts withheld.

REMIC Regular Certificates Issued After January 1, 2013 -- Taxation of Non-U.S. Certificateholders.  In the case of taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on interest received on REMIC Regular Certificates (issued after January 1, 2013) held by certain Non-U.S. Persons through foreign entities if such foreign entities fail to satisfy the disclose requirements relating to U.S. Persons that either have accounts with such foreign entities or own equity interests in such foreign entities. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed for taxable years beginning after December 31, 2014, on proceeds from the sale of or exchange of REMIC Regular Certificates (issued after January 1, 2013) received by certain Non-U.S. Persons.  If payment of withholding taxes is required, Non-U.S. Persons that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such interest and proceeds will be required to seek a refund from the Internal Revenue Service to obtain the benefit of such exemption or reduction. No additional amounts will be paid in respect of any amounts withheld.

The legislation imposes a 30% withholding tax on certain payments of income and capital gains to an applicable foreign entity if that foreign entity fails to enter into an information sharing agreement with the IRS or otherwise fails to comply with the requirements of the legislation.    If, with respect to any regular certificate issued on or after March 18, 2012,  a non-U.S. Person that is subject to this legislation fails to comply with the requirements of this legislation, payments with respect to a regular certificate held by such non-U.S. Person will be subject to a 30% withholding tax.  Non-U.S. Persons should consult their tax advisors for application of this legislation to their particular situation.

Information Reporting and Backup Withholding.  The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners.  If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not “exempt recipients.”  In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

•	the broker determines that the seller is an exempt recipient, or

•	the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

•	the broker determines that the seller is an exempt recipient, or

•	the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner’s non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

b.      Taxation of Owners of REMIC Residual Certificates

Allocation of the Income of the REMIC to the REMIC Residual Certificates.  The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions.  See “—Prohibited Transactions and Other Taxes” below.  Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates.  The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter.  Such a holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day.  The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC.  Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.”  As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.  For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions —that is, “phantom income.”  This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the mortgage loans or CMBS and certain other factors.  Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative “value.”  Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate.  Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above.  The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder.  See “—Sale or Exchange of REMIC Residual Certificates” below.  It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made.  The REMIC Regulations do not provide for any such adjustments.

Taxable Income of the REMIC Attributable to Residual Interests.  The taxable income of the REMIC will reflect a netting of

•	the income from the mortgage loans or CMBS and the REMIC’s other assets and

•
the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under “—Taxation of Owners of REMIC Regular Certificates—Non-interest Expenses of the REMIC,” other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

•	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

•	all bad loans will be deductible as business bad debts; and

•	the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

The REMIC’s gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates.  Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or CMBS may differ from the time of the actual loss on the assets.  The REMIC’s deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans.  The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value.  The aggregate basis will be allocated among the mortgage loans or CMBS and other assets of the REMIC in proportion to their respective fair market value.  A mortgage loan or CMBS will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis in the mortgage loan or CMBS is less than or greater than its principal balance, respectively.  Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates.  The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or CMBS.  Premium on any mortgage loan or CMBS to which the election applies would be amortized under a constant yield method.  It is not clear whether the yield of a mortgage loan or CMBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption.  Additionally, such an election would not apply to the yield with respect to any mortgage loan originated on or before September 27, 1985.  Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates.  The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC’s taxable income.  However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC’s initial basis in its assets.  See “—Sale or Exchange of REMIC Residual Certificates” below.  For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see “—Allocation of the Income of the REMIC to the REMIC Residual Certificates” above.

Net Losses of the REMIC.  The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC’s taxable income.  The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder’s adjusted basis in the REMIC Residual Certificate.  Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise).  The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic residual interests.  These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder.  Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Mark-to-Market Rules.  Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

Pass-through of Non-interest Expenses of the REMIC.  As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates.  In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day.  In general terms, a single class REMIC is one that either:

•
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

•	is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g.,  a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of such individual’s adjusted gross income.  In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

•	3% of the excess of the individual’s adjusted gross income over the applicable amount or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

Under current law, the applicable limitation is reduced by two thirds in taxable years beginning in 2008 and 2009.  For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial.  Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income.  The REMIC is required to report to each pass-through interest holder and to the IRS such holder’s allocable share, if any, of the REMIC’s non-interest expenses.  The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts.  Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

Excess Inclusions.  A portion of the income on a REMIC Residual Certificate, referred to in the Code as an “excess inclusion,” for any calendar quarter will be subject to federal income tax in all events.  Thus, for example, an excess inclusion:

•	may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

•
will be treated as “unrelated business taxable income” within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under “—Tax Exempt Investors” below; and

•
is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under “—Residual Certificate Payments—Non-U.S. Persons” below.

Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the “daily accruals” for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate.  For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the “Federal long term rate” in effect at the time the REMIC Residual Certificate is issued.  For this purpose, the “adjusted issue price” of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased—but not below zero—by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter.  The “federal long term rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.  Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.  First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.  Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.  Third, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.  The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer’s income tax below its tentative minimum tax computed only on excess inclusions.

Payments.  Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder’s adjusted basis in the REMIC Residual Certificate.  To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

Sale or Exchange of REMIC Residual Certificates.  If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the “wash sale” rules described in the next paragraph.  A holder’s adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased — but not below zero — by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder.  In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset.  The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year.  Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates.  The use of capital losses is limited.  However, REMIC Residual Certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.  In addition, a transfer of a REMIC Residual Certificate that is a “noneconomic residual interest” may be subject to different rules.  See “—Tax Related Restrictions on Transfers of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” below.

Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage pool,” as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of Code Section 1091.  In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder’s adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions.”  In general, subject to certain specified exceptions, a prohibited transaction means:

•	the disposition of a mortgage loan or CMBS,

•	the receipt of income from a source other than a mortgage loan or CMBS or certain other permitted investments,

•	the receipt of compensation for services, or

•	gain from the disposition of an asset purchased with the payments on the mortgage loans or CMBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax.  No trust fund for any series of certificates will accept contributions that would subject it to such tax.

In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  “Net income from foreclosure property” generally means income from foreclosure property other than qualifying income for a real estate investment trust.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

•
a breach of the related servicer’s, trustee’s or depositor’s obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

•	Morgan Stanley Capital I Inc.’s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates.  If a REMIC Residual Certificateholder’s adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess.  It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the “tax matters person” of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement.  Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax Exempt Investors

Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion.  See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above.

Residual Certificate Payments—Non-U.S. Persons

Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see “—Taxation of Owners of REMIC Regular Certificates—Non-U.S. Persons” above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax.  Amounts distributed to holders of REMIC Residual Certificates should qualify as “portfolio interest,” subject to the conditions described in “—Taxation of Owners of REMIC Regular Certificates” above, but only to the extent that the mortgage loans were originated after July 18, 1984.  Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties.  See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above.  If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID.  The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value.  See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above.  If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply.  Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates.  For special restrictions on the transfer of REMIC Residual Certificates, see “—Tax Related Restrictions on Transfers of REMIC Residual Certificates” below.  For a discussion of potential withholding tax on payments to certain foreign persons, see “—Taxation of Owners of REMIC Regular Certificates—Potential Withholding Tax Under Recent Legislation” above.

REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax Related Restrictions on Transfers of REMIC Residual Certificates

 Disqualified Organizations.  An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by “disqualified organizations.”  Further, a tax is imposed on the transfer of a residual interest in a REMIC to a “disqualified organization.”  The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated “excess inclusions” with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations.  The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent.  The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false.  A “disqualified organization” means:

(A)
the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

(B)	any organization, other than certain farmers’ cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on “unrelated business taxable income”; and

(C)	a rural electric or telephone cooperative.

A tax is imposed on a “pass-through entity” holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an “electing large partnership” as defined in Section 775 of the Code, are deemed to be disqualified organizations.  The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.  The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false.  For this purpose, a “pass-through entity” means:

•	a regulated investment company, real estate investment trust or common trust fund;

•	a partnership, trust or estate; and

•	certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.  Electing large partnerships — generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 — will be taxable on excess inclusion income as if all partners were disqualified organizations.

In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer.  The master servicer will grant consent to a proposed transfer only if it receives the following:

•
an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

•	a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

Noneconomic REMIC Residual Certificates.  The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.  A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC’s organizational documents,

•
the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

•
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A transferor is presumed not to have such knowledge if:

(1)
the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

(2)
the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

(3)	the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

(i)	the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate,

•	the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and

•
the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses.  For purposes of the computations under this “minimum transfer price” alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Internal Revenue Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate.  Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Internal Revenue Code for the month of such transfer and the compounding period used by the transferee; or

(ii)
(a) at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid.  For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors.  The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes.  This rule appears to apply to a transferee who is not a U.S. Person unless the transferee’s income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business.  A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual.  If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a U.S. Person.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement will prohibit transfer of a REMIC Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee.  Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Grantor Trust Funds

If a REMIC election is not made, Sidley Austin LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code.  In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund’s assets as described in this section of the prospectus.

a.           Single Class of Grantor Trust Certificates

Characterization.  The trust fund may be created with one class of grantor trust certificates.  In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and CMBS in the pool.  Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or CMBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder’s method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer.  Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.  Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income.  In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)—which amount will be adjusted for inflation—will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount and

•	80% of the amount of itemized deductions otherwise allowable for such taxable year.

Under current law, the applicable limitation is reduced by two thirds in taxable years beginning in 2008 and 2009.  For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or CMBS directly.  A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or CMBS directly.  If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and CMBS.  The mortgage loans and CMBS would then be subject to the “coupon stripping” rules of the Code discussed below under “—Stripped Bonds and Coupons.”

Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

•
A grantor trust certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or CMBS will be considered to represent “loans .  .  .  Secured by an interest in real property which is .  .  .  residential property” within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or CMBS represented by that grantor trust certificate are of a type described in that Code section;

•
a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or CMBS will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or CMBS will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or CMBS represented by that grantor trust certificate are of a type described in that Code section; and

•	A grantor trust certificate owned by a REMIC will represent “obligation[s]... which [are] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3).

Stripped Bonds and Coupons.  Certain trust funds may consist of government securities that constitute “stripped bonds” or “stripped coupons” as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code.  Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security.  As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer.  Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

Premium.  The price paid for a grantor trust certificate by a holder will be allocated to the holder’s undivided interest in each mortgage loan or CMBS based on each asset’s relative fair market value, so that the holder’s undivided interest in each asset will have its own tax basis.  A grantor trust certificateholder that acquires an interest in mortgage loans or CMBS at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loans with respect to the mortgage loans or CMBS were originated after September 27, 1985.  Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made.  Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate.  The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.  It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171.  A certificateholder that makes this election for a mortgage loan or CMBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or CMBS acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or mortgage loan.  If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate.  It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

The Internal Revenue Service has issued Amortizable Bond Premium Regulations.  The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code.  Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.  Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

Original Issue Discount.  The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder’s interest in those mortgage loans or CMBS meeting the conditions necessary for these sections to apply.  Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984.  Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender.  OID generally must be reported as ordinary gross income as it accrues under a constant interest method.  See “—Multiple Classes of Grantor Trust Certificates—Accrual of Original Issue Discount” below.

Market Discount.  A grantor trust certificateholder that acquires an undivided interest in mortgage loans or CMBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a “market discount.”  Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or CMBS allocable to the holder’s undivided interest over the holder’s tax basis in such interest.  Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase.  Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.  While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply.  Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods.  If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

•	the total remaining market discount and

•	A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount and

•
A fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.  Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income.  If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Election to Treat All Interest as OID.  The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994.  If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter.  Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires.  See “—Premium” in this prospectus.  The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

Anti Abuse Rule.  The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, CMBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b.	Multiple Classes of Grantor Trust Certificates

1.	Stripped Bonds and Stripped Coupons

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

Excess Servicing will be treated Under the Stripped Bond Rules.  If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount.  The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or CMBS being treated as having more than 100 basis points of interest stripped off.  See “—Non REMIC Certificates” and “Multiple Classes of Grantor Trust Certificates—Stripped Bonds and Stripped Coupons.”

Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or CMBS issued on the day the certificate is purchased for purposes of calculating any OID.  Generally, if the discount on a mortgage loan or CMBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code.  See “—Non REMIC Certificates” and “—Single Class of Grantor Trust Certificates—Original Issue Discount.”  However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or CMBS as market discount rather than OID if either:

•	the amount of OID with respect to the mortgage loans or CMBS is treated as zero under the OID de minimis rule when the certificate was stripped or

•	No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund’s mortgage loans or CMBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or CMBS.  Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or CMBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or CMBS would be included in the stated redemption price at maturity for the mortgage loan or CMBS for purposes of calculating income on the certificate under the OID rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans or CMBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment.  However, if the certificate is treated as an interest in discrete mortgage loans or CMBS, or if no prepayment assumption is used, then when a mortgage loan or CMBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or CMBS.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own Prepayment Assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates.  Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the IRS.  You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

Treatment of Certain Owners.  Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or CMBS of the type that make up the trust fund.  With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the mortgage loans or CMBS.  While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections.  Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) and “loans .  .  .  Secured by, an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans or CMBS and interest on such mortgage loans or CMBS qualify for such treatment.  Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.  Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be “obligation[s] .  .  .  which [are] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A).

2.            Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder’s interest in those mortgage loans or CMBS as to which the conditions for the application of those sections are met.  Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers — other than individuals — originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984.  Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of “teaser” rates on the mortgage loans or CMBS.  OID on each grantor trust certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The amount of OID required to be included in an owner’s income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or CMBS other than adjustable rate loans likely will be computed as described below under “—Accrual of Original Issue Discount.”  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986.  The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

Under the Code, the mortgage loans or CMBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset’s stated redemption price at maturity over its issue price.  The issue price of a mortgage loan or CMBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees.  The stated redemption price at maturity of a mortgage loan or CMBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments.  The accrual of this OID, as described below under “—Accrual of Original Issue Discount,” will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period.  The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued.  In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate.  No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

Accrual of Original Issue Discount.  Generally, the owner of a grantor trust certificate must include in gross income the sum of the “daily portions,” as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition.  In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations.  A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date.  This will be done, in the case of each full month accrual period, by

•
adding (1) the present value at the end of the accrual period—determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption—of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

•	subtracting from that total the “adjusted issue price” of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period.  The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.  With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received.  However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal.  Accordingly, if the mortgage loans or CMBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset—i.e., points—will be includible by the holder.  Other original issue discount on the mortgage loans or CMBS—e.g., that arising from a “teaser” rate—would still need to be accrued.

3.            Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans.  Additionally, the IRS has not issued guidance under the Code’s coupon stripping rules with respect to such instruments.  In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading “—Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans” and with the OID Regulations.  In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income.  Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues.  Furthermore, the addition of Deferred Interest to the grantor trust certificate’s principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c.           Sale or Exchange of a Grantor Trust Certificate

Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the grantor trust certificate.  Such adjusted basis generally will equal the seller’s purchase price for the grantor trust certificate, increased by the OID included in the seller’s gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller.  Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a “capital asset” within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year.  Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates.  The use of capital losses is limited.

It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a “conversion transaction.”  A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and:

•	the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

•	the grantor trust certificate is part of a straddle;

•	the grantor trust certificate is marketed or sold as producing capital gain; or

•	other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Grantor trust certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d.           Non-U.S. Persons

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be ‘‘portfolio interest’’ and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under ‘‘REMICs — Taxation of Owners of REMIC Regular Certificates — Non-U.S. Persons.’’

e.           Information Reporting and Backup Withholding

The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners.

The IRS has published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.  Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder.  The same requirements would be imposed on middlemen holding certificates on behalf of holders.  Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations section 1.671-5.

If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not “exempt recipients.”  In addition, upon the sale of a grantor trust certificate to, or through,  a broker, the broker must withhold at the above rate on the entire purchase price, unless either

•	the broker determines that the seller is an exempt recipient, or

•	the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

•	the broker determines that the seller is an exempt recipient or

•	the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner’s non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

Taxation of Classes of Exchangeable Certificates

General.

Solely for United States federal income tax purposes, the arrangement established to hold the depositable certificates will be classified as a trust (the “EC Trust”) and the holders of the exchangeable certificates will be treated as owning under Section 671 of the Code the interests in the depositable certificates that underlie their exchangeable certificates.

If an exchangeable certificate is related to a pro rata portion of one or more underlying depositable certificates, then the interests in each depositable certificate underlying the exchangeable certificate will be accounted for separately and will have the same consequences to the holder of the exchangeable certificate as if such interests in the underlying, depositable certificate were held outside the EC Trust.  Except as discussed below under “—Alternative Tax Consequences,” the remaining discussion is based on the assumption that each exchangeable certificate is related to a pro rata portion of one or more underlying certificates.

Acquisition and Disposition.

No gain or loss will be realized upon depositing in the EC Trust the depositable certificates underlying an exchangeable certificate.  Regardless of the value of the exchangeable certificate, at the time of deposit, each underlying depositable certificate will have the same basis as it did immediately before the deposit (that is, each depositable certificate will have a separate basis for federal income tax purposes, based on its acquisition cost, adjusted as necessary for accruals of discount and premium and payments on the depositable certificate).  If more than one underlying depositable certificate is acquired at the same time (including by acquiring an exchangeable certificate), then the initial cost of the depositable certificates must be determined by apportioning the aggregate cost for the depositable certificates (or the cost of the exchangeable certificate) among the individual depositable certificates based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable certificates underlying an exchangeable certificate from the EC Trust.  Regardless of the value of the exchangeable certificate at the time of withdrawal, each depositable certificate will have the same separate basis as it did immediately before the withdrawal.  If more than one underlying depositable certificate is disposed of at the same time (including by disposing of an exchangeable certificate) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable certificate will be determined by apportioning the aggregate sales proceeds from the depositable certificates (or the sales proceeds from the exchangeable certificate) among the individual depositable certificates based on their relative fair market values on the disposition date.

Alternative Tax Consequences.

If an exchangeable certificate represents disproportionate ownership of the principal and interest payable on the underlying depositable certificate, then the exchangeable certificate may be subject to special income tax consequences.  Specifically, if the depositor of an underlying depositable certificate separately disposes of such exchangeable certificate, then the depositor will be stripping the underlying “bond.”  In that case, the sale of the exchangeable certificate and its treatment in the hands of the new holder will be governed by Section 1286 of the Code.  In general, the exchangeable certificate will be treated as representing beneficial ownership of a newly issued discount bond.  If an exchangeable certificate is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the consequences will also be discussed in the prospectus supplement. Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

 General

Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans.  Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA.  However, such plans (collectively with ERISA Plans, “Plans”) may be subject to other applicable federal, state or local law (“Similar Law”) materially similar to ERISA and the Code.  Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Prohibited Transactions

General

Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  In some cases, a civil penalty may be assessed on non exempt prohibited transactions pursuant to Section 502(i) of ERISA.  Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

The United States Department of Department of Labor has issued a final regulation (29 C.F.R.  Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan.  This regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an “equity investment” will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan’s investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund.  In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or CMBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan.  In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant.  For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, “benefit plan investors” in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons.  “Benefit plan investors” are defined as ERISA Plans as well as entities whose underlying assets include plan assets by reason of plan investment in such entities.  To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter’s Exemption for Certificates

DOL has granted to a predecessor of Morgan Stanley & Co. LLC Prohibited Transaction Exemption (“PTE”) 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 62 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000), PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) and PTE 2007-05, Exemption Application No. D-11370, 72 Fed. Reg. 13130 (collectively, the “Exemption“) which exempts from the application of the prohibited transaction rules transactions relating to:

•
the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley & Co. LLC or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

•	the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

(1)
The acquisition of the certificates by an ERISA Plan is on terms — including the price for such certificates—that are at least as favorable to the investing ERISA Plan as they would be in an arm’s length transaction with an unrelated party;

(2)
The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., DBRS Limited or DBRS, Inc.;

(3)	The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

(4)
The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer’s services under the Agreement and reimbursement of the servicer’s reasonable expenses in connection therewith; and

(5)
The ERISA Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

The trust fund must also meet the following requirements:

•	the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

•
It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade.  Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

•
certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories by any of Fitch, Inc., Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., DBRS Limited or DBRS, Inc. for at least one year prior to the Plan’s acquisition of the Securities; and

•	certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of the Securities.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

•	the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

•	the Plan is not a plan with respect to which any member of the Restricted Group is the “plan sponsor” as defined in Section 3(16)(B) of ERISA;

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

•	an ERISA Plan’s investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group.

Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

•	that the certificates constitute “securities” for purposes of the Exemption and

•	that the general conditions and other requirements set forth in the Exemption would be satisfied.

Review by Plan Fiduciaries

Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment.  Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.  In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 — for certain transactions involving insurance company general accounts — may be available.  The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC is required to establish creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21, 2012.  Accordingly, depending on the standards established by the SEC, it is possible that certain classes of Certificates offered and sold prior to July 21, 2012 and specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of July 21, 2012, and that future classes of Certificates may not qualify, either.  The appropriate characterization of those Certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of Certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Certificates.  Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:  federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.  In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “residential mortgage-related securities” and “commercial mortgage-related securities.”  As so defined, “residential mortgage-related security” and “commercial mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.”  In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any of the Certificates will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks.  The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. §

742.4(b)(2).  The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, the OTS and the NCUA.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of the Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

PLAN OF DISTRIBUTION

The certificates offered hereby and by the supplements to this prospectus will be offered in series.  The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. LLC acting as underwriter with other underwriters, if any, named in the prospectus supplement.  In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc.  In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions.  The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. LLC acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase.  If Morgan Stanley & Co. LLC acts as agent in the sale of offered certificates, Morgan Stanley & Co. LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date.  The exact percentage for each series of certificates will be disclosed in the related prospectus supplement.  To the extent that Morgan Stanley & Co. LLC elects to purchase offered certificates as principal, Morgan Stanley & Co. LLC may realize losses or profits based upon the difference between its purchase price and the sales price.  The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. LLC and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. LLC and any underwriters may be required to make.

In the ordinary course of business, Morgan Stanley & Co. LLC and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.’s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

Offered certificates will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates.  Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. LLC and any other underwriters thereof.  This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.  Any underwriters and dealers participating in the purchaser’s offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

All or part of any Class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. LLC.  Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of commercial mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency engaged to rate such certificates will be offered hereby.  Any non investment grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

Legal Matters

Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Sidley Austin LLP, or such other counsel as may be specified in the related prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency engaged to rate such certificates.

Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the mortgage loans.  These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the mortgage loans and the credit quality of the guarantor, if any.  Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

Incorporation of Information by Reference

Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference.  Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered.  (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.)  Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.  Incorporated, 1585 Broadway, New York, New York 10036, Attention:  Cynthia Eckes, or by telephone at (212) 761 4000.  Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

Morgan Stanley Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates.  This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement.  For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto.  The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C.  20549.  Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.  The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s

Web site.  The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors’ rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates.  In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Glossary of Terms

The certificates will be issued pursuant to the Agreement.  You should also refer to the prospectus supplement and the Agreement for additional definitions.  If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

“Accrual Certificates” means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in “Distributions of Interest on the Certificates” in this prospectus.

“Agreement” means the Pooling Agreement or the Trust Agreement, as applicable.

“Amortizable Bond Premium Regulations” means final regulations issued by the IRS which deal with the amortizable bond premium.

“Assets” means the primary assets included in a trust fund.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

“Book-Entry Certificates” means Certificates which are in book-entry form.

“Cash Flow Agreements” means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

“Cede” means Cede & Company.

“CERCLA” means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Certificate Account” means one or more separate accounts for the collection of payments on the related assets.

“Certificate Balance” equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

“Certificate Owners” means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

“Certificateholder” means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

“Certificates” means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

“Closing Date” means the date the REMIC Regular Certificates were initially issued.

“CMBS” means commercial mortgage pass-through certificates or other commercial mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Loans” means the loans relating to the Commercial Properties.

“Commercial Properties” means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.  CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

“Contributions Tax” means a tax on the trust fund equal to 100% of the value of the contributed property.

“Credit Support” means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

“Crime Control Act” means the Comprehensive Crime Control Act of 1984.

“Cut-off Date” means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

“Debt Service Coverage Ratio” means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

“Deferred Interest” means interest deferred by reason of negative amortization.

“Definitive Certificate” means a fully registered physical certificate.

“Depositor” means Morgan Stanley Capital I Inc.

“Determination Date” means the close of business on the date specified in the related prospectus supplement.

“Disqualifying Condition” means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA’s Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

“Distribution Date” means each of the dates on which distributions to certificateholders are to be made.

“DOL” means the United States Department of Department of Labor.

“DTC” means the Depository Trust Company.

“Due Period” means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

“Environmental Hazard Condition” means any condition or circumstance that may give rise to an environmental claim.

“Equity Participations” means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plans” means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

“Excess Servicing” means servicing fees in excess of reasonable servicing fees.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLMC” means the Federal Home Loan Mortgage Corporation.

“FNMA” means the Federal National Mortgage Association.

“Government Securities” means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

(a) interest-bearing securities;

(b) non-interest-bearing securities;

(c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

(d) interest-bearing securities from which the right to payment of principal has been removed.

“Index” means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

“Indirect Participants” means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

“Insurance Proceeds” means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

“IRS” means the Internal Revenue Service.

“Liquidation Proceeds” means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

“Lockout Date” means the expiration of the Lockout Period.

“Lockout Period” means a period during which prepayments on a mortgage loan are prohibited.

“Market-to-Market Regulations” means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

“Master Servicer” means an entity as named in the prospectus supplement.

“Mortgage” means a mortgage, deed of trust or other similar security instrument.

“Mortgage Note” means a promissory note evidencing a respective mortgage loan.

“Mortgage Rate” means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

“Multifamily Loans” means the loans relating to the Multifamily Properties.

“Multifamily Properties” means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

“NCUA” means the National Credit Union Administration.

“Net Operating Income” means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

•	non-cash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on loans secured by the mortgaged property.

“Nonrecoverable Advance” means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

“Non-SMMEA Certificates” means Certificates not qualifying as “mortgage related securities” for purposes of SMMEA.

“Non-U.S.Person” means any person who is not a U.S. Person.

“OCC” means the Office of the Comptroller of the Currency.

“OID” means original issue discount.

“OID Regulations” means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

“OTS” means the Office of Thrift Supervision.

“Participants” means the participating organizations of DTC.

“Pass-Through Rate” means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

“Payment Lag Certificates” means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

“Permitted Investments” means United States government securities and other investment grade obligations specified in the Pooling Agreement.

“Plans” means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“Pooling Agreement” means the Agreement under which certificates of a series evidencing interests in a trust fund including mortgage loans will be issued.

“Pre-Issuance Accrued Interest” means interest that has accrued prior to the issue date.

“Prepayment Assumption” means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

“Prepayment Premium” means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

“Prohibited Transactions Tax” means the tax the Code imposes on REMICs equal to 100% of the net income derived from “prohibited transactions.”

“Purchase Price” means, with respect to any mortgage loan in a related trust fund and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

“RCRA” means the Resource Conservation and Recovery Act.

“Record Date” means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

“Refinance Loans” means mortgage loans made to refinance existing loans.

“Related Proceeds” means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

“Relief Act” means the Servicemembers Civil Relief Act, as amended.

“REMIC Certificates” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REMIC Provisions” means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Certificates” means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

“REMIC Regular Certificateholders” means holders of REMIC Regular Certificates.

“REMIC Regulations” means the REMIC regulations promulgated by the Treasury Department.

“REMIC Residual Certificates” means the sole class of residual interests in the REMIC.

“REMIC Residual Certificateholders” means holders of REMIC Regular Certificates.

“REO Extension” means the extension of time the IRS grants to sell the mortgaged property.

“REO Tax” means a tax on “net income from foreclosure property,” within the meaning of Section 857(b)(4)(B) of the Code.

“Restricted Group” means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or CMBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

“Retained Interest” means an interest in an asset which represents a specified portion of the interest payable.  The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

“RICO” means the Racketeer Influenced and Corrupt Organizations statute.

“Senior Certificates” means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

“Servicer Termination Event” means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

•	any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

•
any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

•
any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

“Servicing Standard” means:
A.           the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under “Description of Credit Support” and in the prospectus supplement;
B.           applicable law; and
C.           the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

“Similar Law” means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

 “SMMEA Certificates” means “mortgage related securities” for purposes of SMMEA.

“Special Servicer” means an entity as named in the prospectus supplement.

“Stripped ARM Obligations” means OID on grantor trust certificates attributable to adjustable rate loans.

“Stripped Bond Certificates” means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or CMBS, if a trust fund is created with two classes of grantor trust certificates.

“Stripped Coupon Certificates” means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or CMBS, if a trust fund is created with two classes of grantor trust certificates.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

“Subordinate Certificates” means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

“Subservicer” means third-party servicers.

“Subservicing Agreement” means a sub-servicing agreement between a master servicer and a Subservicer.

“Super-Premium Certificates” means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

“Title V” means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

“Trust Agreement” means the Agreement under which certificates of a series evidencing interests in a trust fund not including mortgage loans will be issued.

“U.S. Person” means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.  In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

“Value” means,

(a)      the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

(b)      the lesser of

•	the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

•	the sales price for that property; or

(c)      the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

“Warranting Party” means the person making representations and warranties.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below:*

Filing Fee for Registration Statement	$11,460
Legal Fees and Expenses	400,000
Accounting Fees and Expenses	200,000
Trustee’s Fees and Expenses (including counsel fees)	25,000
Blue Sky Fees and Expenses	0
NASD Fees	N/A
Costs of Printing and Engraving	100,000
Rating Agency Fees	400,000
Miscellaneous	35,000
Total	$1,171,460

*
All amounts are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a single series of commercial mortgage-backed securities in an aggregate principal amount assumed for these purposes to be equal to $100,000,000.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The governing document(s) for each series of the securities being registered will provide that no director, officer, employee or agent of the registrant is liable to the related trust or the related security holders, except for such person’s breach of a representation or warranty contained in such governing document(s) or such person’s own willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties thereunder.  Such governing document(s) may provide that, with the exceptions stated above, a director, officer, employee or agent of the registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal actions and claims relating to such document(s) and the related securities.

Any purchase agreement pursuant to which the registrant acquires mortgage assets for purposes of backing a series of the securities being registered, or any separate but related indemnification agreement, may provide under certain circumstances that each director of the registrant, each officer of the registrant that signed this Registration Statement or any amendment hereof, and certain controlling persons of the registrant, are entitled to be indemnified by the seller of those mortgage assets or an affiliate thereof against certain liabilities, including liabilities under the Securities Act of 1933, relating to those mortgage assets, including the discussion thereof in the prospectus and prospectus supplement for the related series of securities being registered.

Any underwriters who execute an underwriting agreement with respect to any of the securities being registered will agree to indemnify the registrant’s directors, its officers who signed this Registration Statement and its controlling persons against certain liabilities which might arise under the Securities Act of 1933 or the Securities Exchange Act of 1934 or other laws to the extent those liabilities arise in connection with the issuance of securities under this Registration Statement which are the subject of such underwriting agreement.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the General Corporation Law of the State of Delaware further: (i) provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of such Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; (ii) provides that indemnification and advancement of expenses provided for by, or granted pursuant to, such Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and (iii) empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under such Section 145.

The By-Laws of the registrant provide for the indemnification of the directors and officers of the registrant to the full extent permitted by Delaware law.

ITEM 16.  EXHIBITS.

EXHIBIT	DESCRIPTION OF DOCUMENT

1.1	Form of Underwriting Agreement.*
4.1	Form of Pooling and Servicing Agreement.**
5.1	Opinion of Sidley Austin LLP with respect to legality.
8.1	Opinion of Sidley Austin LLP with respect to certain tax matters (included in Exhibit 5.1 hereto).
10.1	Form of Mortgage Loan Purchase Agreement.*
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto).
24.1	Power of Attorney.***

*	Previously filed as part of this Registration Statement on Form S-3 (File No. 333-180779) filed with the Commission on June 1, 2012.

**	Previously filed as part of this Registration Statement on Form S-3 (File No. 333-180779) filed with the Commission on June 25, 2012.

***	Previously filed as part of this Registration Statement on Form S-3 (File No. 333-180779) filed with the Commission on April 17, 2012.

ITEM 17.  UNDERTAKINGS

A.  Undertakings in Connection with Registration Pursuant to Rule 415 (Item 512(a)(1), Item 512(a)(2) and Item 512(a)(3))

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, That:

(B)    Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(C)    Paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Undertaking in Respect of Determining Liability under the Securities Act of 1933 To Any Purchaser (Item 512(a)(5))

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)    Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

C.  Undertakings in Respect of Determining Liability of the Registrant under the Securities Act of 1933 to Any Purchaser in the Initial Distribution of the Securities (Item 512(a)(6))

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

D.  Filings Incorporating Subsequent Exchange Act Documents by Reference (Item 512(b))

The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.  Undertakings in Respect of Equity Offerings of Nonreporting Registrants (Item 512(f))

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

F.  Undertakings in Respect of Requests for Acceleration of Effective Date Pursuant to Rule 461 (Item 512(h))

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

G.  Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.  (Item 512(k))

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H.  Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site (Item 512(l))

The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in this Registration Statement.  In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Pre-Effective Amendment No. 3 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the  1st day of August , 2012.

MORGAN STANLEY CAPITAL I INC.

By:	/s/ Steven S. Stern
	Name:	Steven S. Stern
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 3 to Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE		DATE	TITLE

By:	/s/ Steven S. Stern	August 1 , 2012	President (principal executive officer) and Director**
Steven S. Stern

By:	*	August 1 , 2012	Director**
James Chung

By:	*	August 1 , 2012	Director**
Stephen W. Holmes

By:	*	August 1 , 2012	Treasurer (principal financial officer) and Controller
Anita Rios

*
Steven S. Stern by signing his name hereto, does sign this document on behalf of each of the persons identified above for whom he is an attorney-in-fact pursuant to a power of attorney duly executed by such person and previously filed with the Securities and Exchange Commission as Exhibit 24.1 to this Registration Statement.

**	Steven S. Stern, James Chung and Stephen W. Holmes constitute the entire board of directors of the registrant.

  EXHIBIT INDEX

EXHIBIT	DESCRIPTION OF DOCUMENT

1.1	Form of Underwriting Agreement.*
4.1	Form of Pooling and Servicing Agreement.**
5.1	Opinion of Sidley Austin LLP with respect to legality.
8.1	Opinion of Sidley Austin LLP with respect to certain tax matters (included in Exhibit 5.1 hereto).
10.1	Form of Mortgage Loan Purchase Agreement.*
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto).
24.1	Power of Attorney.***

*	Previously filed as part of this Registration Statement on Form S-3 (File No. 333-180779) filed with the Commission on June 1, 2012.

**	Previously filed as part of this Registration Statement on Form S-3 (File No. 333-180779) filed with the Commission on June 25, 2012.

***	Previously filed as part of this Registration Statement on Form S-3 (File No. 333-180779) filed with the Commission on April 17, 2012.